                                                     REGISTRATION NO. 333-39969
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ---------------

                      POST-EFFECTIVE AMENDMENT NO. 2
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ---------------

                         U.S.A. FLORAL PRODUCTS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                    5193                    52-2030697
     (STATE OR OTHER     (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
     JURISDICTION OF      CLASSIFICATION CODE NUMBER)   IDENTIFICATION NO.)
     INCORPORATION OR
      ORGANIZATION)

                      1025 THOMAS JEFFERSON STREET, N.W.
                                SUITE 600 WEST
                            WASHINGTON, D.C. 20007
                                (202) 333-0800
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ROBERT J. POIRIER
         CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         U.S.A. FLORAL PRODUCTS, INC.
                      1025 THOMAS JEFFERSON STREET, N.W.
                                SUITE 600 WEST
                            WASHINGTON, D.C. 20007
                                (202) 333-0800
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                               ---------------
                                   Copy to:

                             DAVID A. GERSON, ESQ.
                          MORGAN, LEWIS & BOCKIUS LLP
                               ONE OXFORD CENTRE
                              THIRTY-SECOND FLOOR
                        PITTSBURGH, PENNSYLVANIA 15219
                                (412) 560-3300

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.[X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]
                               ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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

PROSPECTUS

                               12,500,000 SHARES
                         U.S.A. FLORAL PRODUCTS, INC.
                                 COMMON STOCK

                               ----------------

  This Prospectus covers 12,500,000 shares of common stock, $.001 par value (the "Common Stock") which may be offered and issued by U.S.A. Floral Products, Inc. (the "Company" or "USA Floral") from time to time in connection with merger or acquisition transactions entered into by the Company. Between the initial filing on November 18, 1997 of the registration statement of which this Prospectus forms a part and the date of this Prospectus, the Company issued 4,437,044 shares of Common Stock covered by the registration statement, and accordingly 8,062,956 shares of Common Stock remain available pursuant to this registration statement as of the date of this Prospectus. It is expected that the terms of the acquisitions involving the issuance of securities covered by this Prospectus will be determined by direct negotiations with the owners or controlling businesses of the respective businesses or assets to be merged with or acquired by the Company, and that the shares of Common Stock issued will be valued at prices reasonably related to the market prices of Common Stock either at the time the terms of a merger or acquisition are agreed upon or at or about the time shares are delivered. No underwriting discounts or commissions will be paid, although finder's fees may be paid from time to time with respect to specific mergers or acquisitions. Any person receiving such fees may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

  The Company's Common Stock is approved for quotation on the Nasdaq National Market. As of May 7 1998, 14,350,028 shares of Common Stock were outstanding. On May 7, 1998, the closing price of the Common Stock on the Nasdaq National Market was $19.75 per share. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission ("Commission"). See "Additional Information."

  All expenses of this offering will be paid by the Company.

                               ----------------

    SEE "RISK FACTORS" BEGINNING ON PAGE  7 FOR INFORMATION THAT SHOULD BE
        CONSIDERED BY PROSPECTIVE INVESTORS.

                               ----------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURI-
    TIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
            UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

               The date of this Prospectus is May 8, 1998.

  NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                               ----------------

                               TABLE OF CONTENTS

                                   PAGE
                                   ----
Forward-Looking Statements........   2
Prospectus Summary................   3
Risk Factors......................   7
Businesses of the Company.........  15
Price Range of Common Stock.......  20
Dividend Policy...................  20
Capitalization....................  21
Selected Financial Data...........  22
Management's Discussion and
 Analysis of Financial Condition
 and Results of Operations........  23
Selected Financial Data of the
 Founding Companies...............  28

                                      PAGE
                                      ----
Management's Discussion and Analysis
 of Financial Condition and Results
 of Operations of the Founding
 Companies..........................   31
Business............................   46
Management..........................   56
Certain Relationships and Related-
 Party Transactions.................   63
Principal Stockholders..............   70
Description of Capital Stock........   71
Shares Eligible for Future Sale.....   73
Plan of Distribution................   73
Restrictions on Resale..............   74
Legal Matters.......................   74
Experts.............................   74
Additional Information..............   75
Index to Financial Statements.......  F-1

                          FORWARD-LOOKING STATEMENTS

  Certain statements contained in this Prospectus constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements generally can be identified by the use of forward-looking terminology such as "may," "will," "intend," "estimate," "anticipate," "believe," or "continue" or the negative thereof or variations thereon or similar terminology. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from possible future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions; changes in political, social and economic conditions and local regulations, particularly in Central America and South America; changes in, or failure to comply with, government regulations; demographic changes; changes in sales mix; ability to obtain floral products during periods of peak demand due to unusual circumstances or otherwise; changes in, or the failure to maintain, current pricing levels; any reduction in sales to or loss of any significant customers; competition; changes in business strategy or development plans; availability of capital sufficient to meet the Company's need for capital or on terms or at times acceptable to the Company; availability of qualified personnel; and various other factors referenced in this Prospectus. The Company assumes no obligation to update any forward-looking statements to reflect actual results or changes in the factors affecting such forward-looking statements.

  Forward-looking statements contained in this Prospectus address, among other things: (a) absence of combined operating history; (b) expectations regarding the Company's acquisition strategy, including the integration of acquired businesses; (c) the availability of resources to carry out the Company's planned acquisition program; (d) the availability of trained management personnel at the Operating Company (as defined herein) level; and (e) expectations regarding capital expenditures. See "Risk Factors" beginning on page 7 for a more detailed discussion of these and other factors which could cause actual results to differ materially from those expressed or implied by any forward-looking statements.

                               PROSPECTUS SUMMARY

  Simultaneously with the consummation of its initial public offering (the "IPO") on October 16, 1997, USA Floral acquired, in eight separate transactions, eight floral products businesses (collectively, the "Founding Companies") and in January (the "January Acquisitions") and April (the "April Acquisitions") 1998 acquired, in fourteen separate transactions, fourteen additional floral products businesses (collectively, the "Subsequent Acquisitions"). The Founding Companies and the Subsequent Acquisitions collectively are referred to in this Prospectus as the "Operating Companies." See "Businesses of the Company." Unless otherwise indicated, all references to the "Company" include the Operating Companies. The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and the financial statements, including the notes thereto, appearing elsewhere in this Prospectus.

                                  THE COMPANY

  USA Floral was founded in April 1997 to create a national consolidator and operator of floral products distribution businesses. The Company commenced operations on October 16, 1997, the date of the consummation of the IPO and the acquisition of the Founding Companies, and in January and April 1998 consummated the acquisitions of the Subsequent Acquisitions. The Company engages primarily in the importing and distribution of perishable floral products (including fresh-cut flowers, greens and potted plants) and the wholesale distribution of floral-related hardgoods (including vases and glassware, foam for flower arranging, tools and other supplies), provides pre-packaged floral bouquets and arrangements to retail florists and mass-market retailers and engages in brokerage services for wholesalers of both foreign and domestic cut flowers. The Company believes, based upon the experience of its management, that it is one of the largest integrated distributors of floral products in the United States. The Company has approximately 2,100 employees and serves thousands of customers nationwide from 56 facilities in 21 states and the District of Columbia, and also serves customers in the western provinces of Canada from four facilities.

  The floriculture industry, which includes cultivators, distributors and sellers of floral products, extends from growers, who produce perishable floral products, through importers, brokers, shippers and wholesalers who distribute and market fresh-cut flowers and greens, potted plants and floral-related hardgoods, to retail florists and mass-market distributors, who sell floral products to consumers. The distribution channel in the floriculture industry is highly fragmented and consists mainly of small, family-owned firms that operate from a single location or from a small number of outlets in a single region. While floral products have historically been sold at retail through a large number of traditional florists, who continue to serve the majority of consumers, the Company believes, based upon the experience of its management, that changes in consumer buying habits are causing more consumers to seek floral products from mass-market retailers such as supermarkets, discount retailers and chain stores. The Company believes that sales in the retail segment of the floriculture industry totaled approximately $15.0 billion in 1996, and that approximately 45% of retail sales are generated by mass- market retailers. Management believes that the growing consumer preference for more convenient floral products retailers, together with the potential efficiencies to be achieved from operating floral products businesses on a large scale, have well positioned the floriculture industry for consolidation and provide an attractive opportunity for the Company to build an integrated, nationwide floral products distributor that can serve the growing mass- market while continuing to meet the needs of the traditional florists for high quality products and services. See "Business--Industry Overview."

STRATEGY

  The Company's goal is to become the leading consolidator and operator of floral products distribution businesses. Key elements of the Company's strategy include the following:

  Pursue Strategic Acquisitions. The Company seeks to capitalize upon consolidation opportunities in the United States floral products industry by pursuing selective acquisitions in the distribution segment of the industry. To build upon and enhance its nationwide presence, the Company focuses upon opportunities that complement and complete its floral products offerings and in new geographic markets with above-average population growth and floral products consumption. The Company intends to implement an aggressive acquisition program utilizing a "hub and spoke" strategy for expansion into its targeted markets. As part of this strategy, the Company plans to continue to make acquisitions of established, high-quality local companies in targeted geographic areas, which can then serve as "hubs" for the acquisition of smaller, synergistic "spokes" in that locality or in surrounding markets. The Company believes that it can successfully integrate the operations of acquired spokes into its hubs, in order to leverage more effectively its sales, marketing and distribution capabilities. Robert J. Poirier, the Company's co-founder, Chairman of the Board, President and Chief Executive Officer, has over 22 years of experience in the floral products industry and has extensive relationships with wholesalers, importers, brokers and bouquet manufacturers. Mr. Poirier's industry knowledge is complemented by the acquisition expertise of Jonathan J. Ledecky, the Company's co-founder and Non-Executive Chairman of the Board. Mr. Ledecky has considerable experience consolidating private businesses into publicly-held entities. Mr. Ledecky has founded or co-founded two other publicly-held companies, U.S. Office Products Company and Consolidation Capital Corporation, each of which has implemented a consolidation strategy.

  Operate with Decentralized Management. The Company conducts its operations with a decentralized management approach through which individual management teams are responsible for the day-to-day operations of the Operating Companies as well as for helping to identify additional acquisition candidates in their respective locales. At the same time, the Company is building a Company-wide team of senior management to provide the Operating Companies with strategic oversight and guidance with respect to acquisitions, financing, marketing and operations. As part of this strategy, the Company seeks to foster a culture of cooperation and teamwork that emphasizes dissemination of "best practices" among its local management teams. The Company believes that stock ownership and incentive compensation will help to keep the objectives of local management aligned with those of the Company and that a decentralized management approach will result in better customer service by allowing local management the flexibility to implement policies and make decisions based on the needs of local customers.

  Achieve Operating Efficiencies. The Company believes that it will be able to increase operating efficiency and achieve certain synergies among its constituent businesses. In particular, with larger operational scale, the Company believes that it can increase distribution efficiencies by utilizing shipping and delivery capacity more efficiently. The Company will also seek to combine certain administrative functions, such as accounting and finance, insurance, employee benefits, strategic marketing and legal support, at the corporate level, and to institute a Company-wide management information system. The Company believes that increased scale and administrative integration will enable it not only to operate more efficiently, but also to obtain more favorable discounts and rebates on floral-related hardgoods and, to a lesser extent, realize savings on transportation and handling costs of fresh flowers. To date, the Company has achieved certain operating efficiencies in the cost of certain insurance coverages and in its communications systems. Further, the Operating Companies have realized some reductions in the costs of floral-related hardgoods purchases. There can be no assurance that such operating efficiencies or favorable impact will continue.

  Introduce New Products and Services. The Company believes that over time it will be able to develop and market high value-added products and services, such as "branded" flowers and bouquets specifically identified with quality and consistency. By utilizing its contacts with growers and leveraging its distribution efficiencies, the Company believes that it can establish specifications for fresh flowers and control product quality at each step in the distribution process, thereby building a brand identification that will command a premium price. The Company also intends to service retailers by providing pre-packaged fresh flowers and arrangements during periods of peak demand, as well as to market floral products through corporate account relationships and other means. See "Business--Strategy."

THE OPERATING COMPANIES

  USA Floral acquired the Founding Companies contemporaneously with the consummation of the IPO by utilizing proceeds of the IPO and through the issuance of its Common Stock. In January and April 1998, the Company consummated the acquisitions of the Subsequent Acquisitions by utilizing working capital, including borrowings under its Credit Facility, as defined herein, and through the issuance of its Common Stock. The Company has conducted operations on a combined basis since October 16, 1997. The Operating Companies consist of the following companies: The Roy Houff Company ("Houff"); CFX, Inc. ("CFX"); Bay State Florist Supply, Inc. ("Bay State"); Flower Trading Corporation ("Flower Trading"); United Wholesale Florists, Inc. and United Wholesale Florists of America, Inc. ("United Wholesale"); American Florist Supply, Inc. ("American Florist"); Monterey Bay Bouquet, Inc. and Bay Area Bouquets, Inc. ("Monterey Bay"); Alpine Gem Flower Shippers, Inc. ("Alpine Gem"); Continental Farms Limited ("Continental Farms") and Atlantic Bouquet Company Limited ("Atlantic Bouquet"); XL Group, Inc. ("XL Group"); Koehler & Dramm, Inc. ("Koehler & Dramm"); Everflora, Inc. ("Everflora") and Everflora Miami, Inc. ("Everflora Miami"); UltraFlora Corporation ("UltraFlora"); H&H Flowers, Inc. d/b/a La Fleurette ("La Fleurette"); Maxima Farms, Inc. ("Maxima"); Edfrancar, Inc. d/b/a Florafresh International ("Florafresh"); Elite Farms, Talent, Inc., and Anvacu, Inc. ("Elite"); David L. Jones Wholesale, Ltd. ("David L. Jones"); Selecta Farms, Inc. and Saint Ann Trading Corporation ("Selecta"); AFB Marketing, Inc. d/b/a Allan Stanley Greenhouses ("Allan Stanley"); Master Flowers Inc. d/b/a Sabana Farms ("Sabana"); and Pacific Floral Wholesale, Inc. ("Pacific") and Rose City Floral, Inc. ("Rose City" and together with Pacific, "Pacific Floral"). See "Business--The Operating Companies".

                                  RISK FACTORS

  See "Risk Factors" for a discussion of certain risks that should be considered in connection with an investment in the Common Stock offered hereby, including, without limitation, risks related to: (i) the absence of a combined operating history for any substantial period of time; (ii) management of growth and operating strategies; (iii) the Company's aggressive acquisition strategy;
(iv) the financing of acquisitions through the issuance of its Common Stock and incurrence of indebtedness; (v) internal growth strategy; (vi) seasonality and cyclicality, and expected fluctuations in quarterly operating results; (vii) weather and other factors; (viii) competition; (ix) dependence upon key personnel; (x) the valuations of the Operating Companies; (xi) the amortization of intangible assets; (xii) imported products and anti-dumping liability; and
(xiii) Year 2000 compliance.

                             THE ACQUISITIONS

  The Company consummated the acquisitions of the Operating Companies (the "Acquisitions" and each, an "Acquisition") pursuant to agreements that the Company entered into with the Operating Companies and their stockholders (or partners, as the case may be) (the "Acquisition Agreements" and each, an "Acquisition Agreement"). The aggregate consideration paid by the Company through May 6, 1998 to consummate the Acquisitions was approximately $218.5 million, which consisted of: (i) $116.2 million in cash paid to the stockholders (or partners, as the case may be) of the Operating Companies; and
(ii) $102.3 million fair value (based upon the prices of the Common Stock issued in the Acquisitions) of 6,090,028 shares of Common Stock issued to the stockholders (or partners, as the case may be) of the Operating Companies. The Company may be required to pay additional earn-out consideration pursuant to certain of the Acquisition Agreements. For the consideration paid to each Operating Company, see "Businesses of the Company--The Acquisitions."

                             SUMMARY FINANCIAL DATA

  Effective October 16, 1997, the Company acquired the Founding Companies simultaneously with the consummation of its IPO. Additionally, in January and April 1998 the Company consummated the acquisitions of the Subsequent Acquisitions. Audited financial statements for the January Acquisitions and Elite appear elsewhere in this Prospectus and these Acquisitions are referred to collectively as the "Audited Subsequent Acquisitions." The following summary financial data represent (i) the actual historical financial data for the Company and (ii) Pro Forma financial data which give effect to the consummation of the acquisitions of the Founding Companies and the Audited Subsequent Acquisitions as if they had been acquired and the IPO had occurred on January 1, 1997. The pro forma data are not necessarily indicative of operating results or financial position that would have been achieved had the events described above been consummated on such dates and should not be construed as representative of future operating results or financial position. The summary pro forma combined financial data should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements and the notes thereto and the historical financial statements of the Company, the Founding Companies and the Audited Subsequent Acquisitions and the notes thereto included elsewhere in this Prospectus.

                                    ACTUAL
                                 USA FLORAL(1)                 PRO FORMA(2)
                          --------------------------- ------------------------------
                          APRIL 22, 1997 THREE MONTHS                THREE MONTHS
                             THROUGH        ENDED      YEAR ENDED   ENDED MARCH 31,
                           DECEMBER 31,   MARCH 31,   DECEMBER 31, -----------------
                               1997          1998         1997       1997     1998
                          -------------- ------------ ------------ -------- --------
STATEMENT OF OPERATIONS
DATA:                               (IN THOUSANDS EXCEPT  PER SHARE DATA)
Net sales...............     $37,380       $100,520   $   372,258  $112,397 $112,958
Gross profit............      10,695         26,464       102,957    29,470   29,696
Selling, general and
 administrative expense.       9,791         18,540        79,721    20,159   21,681
Goodwill amortization...         275            746         3,733       933      933
Operating income........         629          7,178        19,503     8,378    7,082
Interest and other
 (income) expense, net..        (277)            96         2,450       578      396
Income before income
 taxes..................         906          7,082        17,053     7,800    6,686
Net income..............     $   416       $  3,952   $     9,299  $  4,447 $  3,696
                             =======       ========   ===========  ======== ========
Net income per share--
 Diluted................     $   .09       $    .31   $       .69  $    .33 $    .26
                             =======       ========   ===========  ======== ========
Net income per share--
 Basic..................     $   .09       $    .32   $       .69  $    .33 $    .27
                             =======       ========   ===========  ======== ========
Shares used in computing
 net income per share
 Diluted (3)............       4,824         12,928        13,568    13,518   14,037
 Basic (3)..............       4,734         12,360        13,470    13,470   13,470


                                                          AS OF MARCH 31, 1998
                                                          ----------------------
                                                                      PRO FORMA
                                                          ACTUAL(1)  COMBINED(4)
                                                          ---------  -----------
BALANCE SHEET DATA:                                          (IN THOUSANDS)
Working capital (deficit)................................ $(23,618)   $(26,558)
Total assets.............................................  232,557     241,236
Short-term debt..........................................   47,915      51,622
Total long-term debt.....................................      383         383
Stockholders' equity.....................................  139,969     143,669

--------

(1) Represents the historical statement of operations data from April 1997 (inception) to December 31, 1997 and for the three months ended March 31, 1998 and the financial position as of March 31, 1998 for the Company, which includes the Founding Companies subsequent to their acquisition on October 16, 1997 and the January Acquisitions subsequent to their respective acquisition dates.

(2) Represents statement of operations data for the Company as if the IPO and the acquisitions of the Founding Companies and the Audited Subsequent Acquisitions had been consummated as of January 1, 1997.

(3) For calculation of the shares used in computing pro forma net income per share see Note 5 to the Unaudited Pro Forma Combined Financial Statements included herein.

(4) Pro Forma Combined Balance Sheet Data assume that the Elite Acquisition was consummated on March 31, 1998.

                                 RISK FACTORS

  An investment in the shares of Common Stock offered hereby involves a high degree of risk. Prospective investors should consider carefully the following risk factors, in addition to the other information contained in this Prospectus, in evaluating an investment in the shares of Common Stock offered hereby.

ABSENCE OF COMBINED OPERATING HISTORY

  USA Floral was founded in April 1997 and has conducted operations since October 16, 1997. The Company acquired the Founding Companies simultaneously with the consummation of the IPO and consummated the acquisition of the Subsequent Acquisitions in January and April 1998. Prior to the Acquisitions, the Operating Companies were run independently, and the Company may not be able to integrate these businesses, or any future acquisitions, successfully on an economic basis. The Company's management group has been assembled only recently, and the management control structure is still in its formative stages. The pro forma combined financial results of the Company and the Operating Companies cover periods when the Company and the Operating Companies were not under common control or management and may not be indicative of the Company's future financial or operating results. Management of the individual Operating Companies will remain at the Operating Company level, in accordance with the Company's decentralized management philosophy. Currently, the full-time management employees of USA Floral include Robert J. Poirier, its Chairman of the Board, President and Chief Executive Officer, Raymond C. Anderson, its Chief Financial Officer, a Vice President of Administration, a Vice President of Marketing and a Controller; these employees are responsible for the Company's day-to-day management as a combined entity. Management may not be able to oversee the combined entity effectively or to implement effectively the Company's operating strategies. Any failure by the Company to implement its strategies or oversee effectively the combined entity could have a material adverse effect on the Company's business, financial condition and results of operations. See "Businesses of the Company," "Business--The Operating Companies" and "Management."

RISKS RELATED TO MANAGEMENT OF GROWTH AND OPERATING STRATEGIES

  The Company has experienced extremely rapid growth, primarily as a result of the consummation of the Acquisitions. Rapid growth has placed and will continue to place a severe strain on the Company's resources. Specifically, although the Company's pro forma combined 1997 revenues are more than twice those of the eight Founding Companies on a pro forma combined 1997 basis, the Company's management team at the USA Floral level has not materially increased in size since the IPO, nor has the Company yet implemented uniform Company-wide accounting and management information systems. De-emphasis on management at the USA Floral level parallels a key component of the Company's strategy, which is to operate on a decentralized basis, with local management retaining responsibility for day-to-day operations, profitability and the growth of the business. If proper overall business controls are not implemented, however, this decentralized operating strategy could result in inconsistent, inadequate or incorrect operating and financial practices at the Operating Companies and subsequently acquired businesses, which could materially and adversely affect the Company's business, financial condition and results of operations. See "Business--Strategy."

RISKS ASSOCIATED WITH ACQUISITION STRATEGY

  The Company intends to grow significantly through the acquisition of additional floral products businesses. This strategy will entail reviewing and potentially reorganizing acquired business operations, corporate infrastructure and systems and financial controls. Unforeseen expenses, difficulties, complications and delays frequently encountered in connection with the rapid expansion of operations could inhibit the Company's growth.

  On October 16, 1997, the Company entered into an agreement with various lenders, for whom Bankers Trust Company ("BT") is agent, which agreement establishes a $100.0 million revolving credit facility (the "Credit Facility" and such agreement, the "Credit Agreement"). The Credit Agreement contains certain covenants which will restrict the ability of the Company to engage in certain mergers, acquisitions and dispositions. Among other things, the Credit Agreement provides that: (i) the total consideration for any acquisition may not exceed $25.0 million unless not more than 10% of such amount is in cash (which covenant was waived in order to effect the Continental Farms Acquisition); and
(ii) for a group of acquisitions occurring within a six-month period, no less than one-third of the aggregate purchase price therefor may be in Common Stock. The Credit Agreement also contains various customary financial covenants, including ratios of total debt to earnings before interest, taxes, depreciation and amortization ("EBITDA") and EBITDA to fixed charges, each of which may limit the ability of the Company to pursue future acquisitions. As of May 6, 1998, the Company had outstanding indebtedness of $72.5 million under the Credit Facility. The Company is currently in discussions to increase the Credit Facility from $100.0 million to $150.0 million to fund future acquisitions and to modify certain provisions of the Credit Agreement. There can be no assurance that such increase will be obtained or that, if obtained, it will be on terms as favorable as those existing under the present Credit Agreement. In addition, the Company may also undertake other debt or equity financings in the future to meet its cash needs to fund acquisitions. There can be no assurance that either debt or equity financings will be undertaken in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

  There can be no assurance that the Company will maintain or accelerate its growth or anticipate all of the changing demands that expanding operations will impose on its management personnel, operational and management information systems and financial systems. The Company may not be able to identify, acquire or manage profitably additional businesses or to integrate successfully any acquired businesses into the Company without substantial costs, delays or other operational or financial difficulties. Any failure by the Company to do so could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business-- Strategy."

RISKS RELATED TO ACQUISITION FINANCING

  A significant portion of the Company's resources may be used for acquisitions. The timing, size and success of the Company's acquisition efforts and any associated capital commitments cannot be readily predicted. The Company currently intends to finance future acquisitions by using Common Stock, cash or a combination of Common Stock and cash. If the Common Stock does not maintain a sufficient per share market value, or if potential acquisition candidates are unwilling to accept Common Stock as part of the consideration for the sale of their businesses, the Company may be required to utilize more of its cash resources, if available, in order to maintain its acquisition program. If the Company does not have sufficient cash resources, its growth could be limited unless it is able to obtain additional capital through debt or equity financings. There can be no assurance that the Company will be able to obtain additional financing it may need for its acquisition program on terms that the Company deems acceptable. To the extent the Company uses Common Stock for all or a portion of the consideration to be paid for future acquisitions, dilution may be experienced by existing stockholders. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

RISKS RELATED TO INTERNAL GROWTH STRATEGY

  Key elements of the Company's strategy are to improve the profitability and to continue to expand the net sales of the Operating Companies and any subsequently acquired businesses. The Company's ability to increase net sales will be affected by various factors, including demand for and pricing and availability of floral products, the Company's ability to expand the range of products and services offered and the Company's ability to enter new markets successfully. Many of these factors are beyond the control of the Company, and the Company's strategies may not be successful, or the Company may be unable to generate cash flow adequate for its operations and to support internal growth.

SEASONALITY AND CYCLICALITY; FLUCTUATIONS IN QUARTERLY OPERATING RESULTS

  Unit sales of floral products have historically been seasonal, concentrated primarily in the first and second calendar quarters as a result of holidays such as Valentine's Day and Mother's Day. In particular, a significant portion of the Company's annual revenues is derived from sales of floral products for Valentine's Day. Historically, Valentine's Day sales have been relatively lower in those years when the holiday falls on a Saturday or Sunday, although in 1998 the Company's sales were marginally higher than pro forma 1997 sales. In 1999 Valentine's Day will be on a Sunday, which may result in lower sales than would otherwise be expected were the holiday to fall on a weekday. By contrast with the first and second calendar quarters, unit sales of floral products are significantly lower in the third and fourth calendar quarters, which have relatively few flower-giving holidays.

  The Company believes that the floriculture industry is influenced by general economic conditions and particularly by the level of personal discretionary spending, and thus that the industry tends to experience periods of decline and recession during economic downturns. The industry may experience sustained periods of decline in sales in the future, and any such decline may have a material adverse effect on the Company.

  The Operating Companies have in the past experienced quarterly variations in revenues, operating income (including operating losses), net income (including net losses) and cash flows; negative fluctuations have been particularly pronounced, and net losses have been incurred by certain of the Operating Companies, in the third and fourth calendar quarters. The Company expects to continue to experience such quarterly fluctuations in operating results (including possible net losses) due to the factors discussed above and may also experience quarterly fluctuations as a result of other factors, including an oversupply of, or diminishing price of, commodity floral products, the loss of a major customer, additional selling, general and administrative expenses to acquire and support new business and the timing and magnitude of required capital expenditures. The Company plans its operating expenditures based on revenue forecasts, and a revenue shortfall below such forecasts in any quarter would likely adversely affect the Company's operating results for that quarter. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Seasonality and Cyclicality; Fluctuations in Quarterly Operating Results."

WEATHER AND OTHER FACTORS

  The supply of perishable floral products is significantly dependent on weather conditions where the products are grown. Severe weather, including unexpected cold weather, may have an effect on the available supply of flowers at times of peak demand. For example, in order for a sufficient supply of roses to be available for sale on Valentine's Day, rose-growing regions must not suffer a freeze or other harsh conditions in the weeks leading up to the holiday. In addition, aberrations in weather patterns, such as those attributed to El Nino, and other factors, such as widespread disease affecting plants, may also have an effect on the available supply of flowers. Shortages or disruptions in the supply of fresh flowers or the inability of the Company to procure such materials from alternate sources at acceptable prices in a timely manner could lead to the loss of customers which in turn could result in a material adverse effect on the Company's business, financial condition and results of operations.

COMPETITION

  The distribution segment of the floriculture industry is highly competitive, with numerous distributors in each market. The Company competes with other importers, brokers, wholesalers and bouquet companies based upon price, credit terms, breadth of product offerings, product quality, customer service and location. In addition, the Company competes with other buyers and sellers of floral and floral-related products, such as garden centers and farm stores. To the extent that the Company is unable to compete successfully against its existing and future competitors, its business, operating results and financial condition would be materially adversely affected. While the Company believes that it competes effectively within its industry, additional competitors with greater resources than the Company may enter the industry and compete effectively against the Company. The Company may depend in part upon a trend toward consolidation in the floral products industry in order to execute effectively its acquisition and vertical integration strategy. This trend may not continue. If the Company's customers do not receive the Company's vertical integration strategy favorably, such customers have numerous alternative sources of supply. The Company is aware of one other publicly traded company which engages in a similar line of business and which the Company believes has a similar acquisition and vertical integration strategy. The existence of such a competitor may result in increased competition for suitable acquisition candidates and thereby increase the purchase prices required to be paid for such candidates.

DEPENDENCE ON KEY PERSONNEL

  The Company believes that its success will depend to a significant extent upon the efforts and abilities of Robert J. Poirier, its co-founder, Chairman of the Board, President and Chief Executive Officer, Jonathan J. Ledecky, its co-founder and Non-Executive Chairman of the Board, the Company's other executive officers and, due to the Company's decentralized operating strategy, senior management of the Operating Companies. Pursuant to the Company's Bylaws, the duties of the Non-Executive Chairman of the Board consist of presiding at meetings of the Board of Directors (the "Board") and stockholders of the Company, and do not include serving as an officer of the Company or performing any executive, supervisory or management functions or duties separate and apart from such individual's role as a director of the Company. While the Company has entered into employment agreements with Mr. Poirier and senior management of the Operating Companies, the Company cannot assure that such individuals will remain with the Company throughout the terms of the agreements or thereafter. The Company likely will depend on the senior management of any significant business it acquires in the future. If the Company loses the services of one or more of these key employees before the Company is able to attract and retain qualified replacement personnel, the Company's business could be adversely affected. See "Management." The Company does not maintain any policies of key person life insurance on the lives of its senior management personnel.

VALUATIONS OF THE OPERATING COMPANIES UNRELATED TO APPRAISALS OR ASSET VALUES

  Valuations of the Operating Companies were not established by independent appraisals but were determined through negotiations between the Company and representatives of each of the Operating Companies. The consideration paid for each of the Operating Companies, including Operating Companies whose stockholders or partners became affiliates of the Company, was based exclusively on these private negotiations between the Company and the representatives of each Operating Company, in which a variety of factors-- including, but not limited to, the financial performance of each Operating Company, its markets, its management and the interest of its owners in reaching agreement upon a possible transaction--played roles; the consideration paid does not necessarily bear any relationship to the net book value of the acquired assets. For example, valuations of the Operating Companies determined solely by appraisals of the acquired assets would have been less than the consideration paid by the Company for the Operating Companies. In particular, the aggregate purchase price paid in the acquisitions of the Operating Companies was approximately $148 million greater than the amount of that purchase price allocated to the tangible assets acquired for purposes of the Company's pro forma combined balance sheet as of March 31, 1998 reflecting the Elite Acquisition. The future performance of the Operating Companies may not be commensurate with the consideration paid to acquire the Operating Companies. See "--Amortization of Intangible Assets" and "Businesses of the Company--The Acquisitions."

AMORTIZATION OF INTANGIBLE ASSETS

  Approximately $142 million, or 61%, of the Company's total assets as of March 31, 1998 consist of goodwill (and $148 million, or 61%, of the Company's pro forma total assets reflecting the Elite Acquisition). Goodwill is an intangible asset that represents the difference between the aggregate purchase price for the net assets acquired and the amount of such purchase price allocated to such assets for purposes of the Company's pro forma balance sheet. The Company is required to amortize the goodwill from the Acquisitions over a period of time, with the amount amortized in a particular period constituting an expense that reduces the Company's net income for that period. In most cases, however, the amount amortized will not give rise to a deduction for tax purposes. In addition, the Company will be required to amortize the goodwill, if any, from any future acquisitions. A reduction in net income resulting from the amortization of goodwill may have an adverse impact upon the market price of the Common Stock.

  The Company plans to amortize goodwill associated with the acquisitions of the Operating Companies over a period of 40 years. The Company plans to evaluate continually whether events or circumstances have occurred that indicate that the remaining useful life of goodwill may warrant revision. Additionally, in accordance with the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," the Company will evaluate any potential goodwill impairments by reviewing the future cash flows of the respective acquired entity's operations and comparing these amounts with the carrying value of the associated goodwill.

RISKS ASSOCIATED WITH IMPORTED PRODUCTS; ANTI-DUMPING LIABILITY

  The majority of the perishable floral products distributed by the Company are of foreign origin. These products are imported principally from countries in Central America and South America, including Colombia, Ecuador, Costa Rica and Mexico. Floral product purchases from Central American and South American countries are denominated in U.S. Dollars and therefore the Company believes that any devaluation in foreign currencies would not adversely impact the cost of its floral product purchases. Notwithstanding the above, any civil or political unrest in such economies, to the extent that they negatively affect exports, could impact the Company's ability to obtain floral products at periods of peak demand or to obtain such products at favorable prices. The Company is subject to the import and export restrictions of various jurisdictions and is dependent to some extent upon general economic conditions in and political relations with a number of foreign countries. Although such restrictions and conditions have not had a material impact on the operations of the Company or the Operating Companies to date, there can be no assurance that such restrictions and conditions will not have a material adverse effect on the Company's business, financial condition and results of operations. One such factor, among others, is the imposition of anti-dumping duties upon certain imports of perishable floral products. "Dumping" is the practice whereby importers sell flowers in the United States at prices below the flowers' home market value. The U.S. Commerce Department investigates claims of dumping made by domestic growers. If the U.S. Commerce Department determines that an importer sold flowers for a price less than the home market value, then the U.S. Commerce Department will impose an anti-dumping duty upon the importer. The U.S. Commerce Department is currently conducting anti-dumping reviews related to the sales of certain flowers imported from Colombia. The U.S. Commerce Department has undertaken eleven reviews, the most recent being for the period ended February 28, 1998. As a result of such reviews, certain of the Operating Companies that import flowers have been subject to anti-dumping duties. Certain of the Operating Companies that import flowers impose a surcharge upon sales of flowers and maintain accruals to offset any final duty that may be imposed. The surcharge is imposed because, although "dumping," if any, is an activity that is purportedly engaged in by growers, not importers, any final duty assessed is paid by importers, rather than by growers. Because any liability will ultimately be paid by the importers, the Operating Companies maintain accruals for the possible liability to the extent described in their financial statements. In effect, the surcharge helps importers to generate the cash necessary to pay any finally-determined duties. The accrued balance may not be adequate to satisfy any duty that is assessed. In addition, the U.S. Commerce Department may initiate additional reviews at any time, and duties may be imposed on sales of flowers for which the importers have not maintained accruals.

HOLDING COMPANY STRUCTURE

  The Company is a holding company, the principal assets of which are the shares of the capital stock or partnership interests of its subsidiaries, the Operating Companies. As a holding company without independent means of generating operating revenues, the Company depends on dividends and other payments from the Operating Companies to fund its obligations and meet its cash needs. Expenses of the Company include salaries of its executive officers, insurance, professional fees and service of any indebtedness that may be outstanding from time to time. The Operating Companies may not make sufficient dividend or other payments to permit the

Company to fund its obligations or meet its cash needs, in whole or in part. See "Management--Summary Compensation Table."

ABSENCE OF CONTRACTUAL RELATIONSHIPS WITH CUSTOMERS

  Companies in the floral products industry generally do not enter into sales contracts with their customers requiring them to make purchases over any specific term. Instead, sales are generally evidenced by purchase orders or similar documentation limited to specific sales. As a result of these practices, the Company's customers generally have the right to terminate their relationships with the Company without penalty and with little or no notice. Accordingly, a customer from which the Company generates substantial revenue in one period may not be a substantial source of revenue in a subsequent period. If the Company's customers elect to reduce or cease purchases from the Company, the Company's business, financial condition and results of operations would be materially and adversely affected.

POTENTIAL CONFLICTS OF INTEREST

  The Company is subject to risks associated with potential conflicts of interest that may arise out of the interrelationships among certain directors of the Company or officers of the Operating Companies and related third-party entities with which the Operating Companies conduct business transactions. Dwight Haight, President of CFX and a director, owns a 25% interest in two farms, Miramonte and Mocari, located in Colombia, from which CFX purchases floral products. Mr. Haight also owned a 50% interest in La Fleurette, which was recently acquired by the Company. John T. Dickinson, President of American Florist and a director, has an ownership interest in a rose farm, Meadow Flowers, located in Ecuador, from which American Florist purchases roses.
John Vaughan, a director, has an ownership interest in certain Colombian farms from which Continental Farms purchases floral products.

  Jonathan J. Ledecky, the Non-Executive Chairman of the Board and a director of the Company, is also a director of Consolidation Capital Corporation, a company formed by Mr. Ledecky to pursue consolidation opportunities in a variety of industries. Vincent Eades, a director of the Company, is also a director of Consolidation Capital Corporation. As a director of the Company and Consolidation Capital Corporation. Mr. Ledecky and Mr. Eades each owes a duty of loyalty and a duty of care under Delaware law to both companies. These duties obligate each such individual to present certain business opportunities to the company to which he owes the duties before pursuing such opportunities himself. Mr. Ledecky and Mr. Eades may thus have conflicts of interest in determining to which of these entities, if any, a particular relevant business opportunity should be presented. In addition, Mr. Ledecky and John A. Quelch, each of whom is a director of both the Company and U.S. Office Products Company, may each face similar conflicts of interest between or among their respective potentially conflicting duties and obligations.

  For a more detailed description of these and certain other related-party transactions, see "Certain Relationships and Related-Party Transactions." While the Company intends to conduct all related-party transactions on terms no less favorable than those the Company could negotiate with an unrelated third party, the interests of such persons in their capacities with related third-party entities may come into conflict with the interests of such persons in their capacities with the Company. The Company believes that it is likely that additional related-party transactions will arise in the future as a result of future acquisitions.

POTENTIAL INFLUENCE OF EXISTING STOCKHOLDERS

  As of May 7, 1998, the Company's executive officers and directors beneficially own an aggregate of approximately 21.4% of the outstanding shares of Common Stock. The Company's officers and directors if acting together may be able to exercise significant control over the election of directors and matters requiring the approval of the stockholders of the Company. This concentration of ownership may also have the effect of delaying or preventing a change in control of the Company. See "Principal Stockholders."

SHARES ELIGIBLE FOR FUTURE SALE

  As of May 7, 1998, 14,350,028 shares of Common Stock were outstanding. The 5,750,000 shares sold in the IPO are freely tradeable without restriction or further registration under the Securities Act, unless acquired by an "affiliate" of the Company, as that term is defined in Rule 144 promulgated under the Securities Act ("Rule 144"); shares held by affiliates will be subject to resale limitations of Rule 144 described below. In addition, approximately 4,437,044 shares issued to non-affiliates in the Subsequent Acquisitions under this Prospectus may be sold in accordance with the provisions of Rule 145 promulgated under the Securities Act subject to contractual lock-up periods contained in the Acquisition Agreements for the acquisitions of the Subsequent Acquisitions. Further, 4,162,984 shares of Common Stock issued to the co-founders and initial investors of USA Floral and to the stockholders of the Founding Companies will be available for resale subject to compliance with Rule 144 as the holding provisions of Rule 144 are satisfied. Of those shares, 3,862,984 may be included in certain registration statements that may be filed by the Company, in accordance with piggyback registration rights granted pursuant to the Acquisition Agreements or pursuant to such rights granted to Mr. Ledecky and Mr. Poirier. Further, 2,290,537 shares of Common Stock are issuable upon the exercise of stock options that have been granted as of the date of this Prospectus, of which options to purchase 191,500 shares are currently exercisable. The Company has filed a registration statement on Form S-8 to register the issuance of the shares issuable upon the exercise of certain of such options. In addition, the 8,062,956 shares of Common Stock which remain available to be offered by this Prospectus generally will be freely tradeable after their issuance by persons not affiliated with the Company, subject to compliance with Rule 145 under the Securities Act and any contractual lock-up restrictions. Sales, or the availability for sale, of substantial amounts of the Common Stock in the public market could adversely affect prevailing market prices and the future ability of the Company to raise equity capital and to complete acquisitions in which all or a portion of the consideration is Common Stock.

DETERMINATION OF OFFERING PRICE

  The offering price for the Common Stock to be issued pursuant to this Prospectus will be based upon the Company's closing stock price at a date certain or the average closing stock price over a period of time determined by negotiations between the Company and the owners of the companies to be acquired. Any such negotiated price may bear no relationship to the price at which the Common Stock will trade after each respective acquisition and an active trading market may not be sustained subsequent to any future acquisition transactions.

POSSIBLE VOLATILITY OF STOCK PRICE

  The trading price of the Common Stock could be subject to significant fluctuations in response to activities of the Company or its competitors, variations in quarterly operating results, changes in market conditions and other events or factors. Such other factors may include, without limitation, the public markets' reaction (favorable or unfavorable) to announcements by the Company of a proposed acquisition or series of acquisitions. Moreover, the stock market in the past has experienced significant price and value fluctuations, which have not necessarily been related to corporate operating performance. The volatility of the market could adversely affect the market price of the Common Stock and the ability of the Company to raise equity in the public markets.

DILUTION TO NEW INVESTORS; VOTING POWER

  If the Company issues additional shares of Common Stock in the future, including shares which may be issued pursuant to option grants, earn-out arrangements and future acquisitions, purchasers of Common Stock may experience dilution in the net tangible book values per share of the Common Stock. In addition, because the stockholders do not have any preemptive right to purchase additional shares in the future, their voting power will be diluted by future issuance of shares.

CERTAIN ANTITAKEOVER PROVISIONS

  Certain provisions of the Company's Certificate of Incorporation and Bylaws and Delaware law may make a change in the control of the Company more difficult to effect, even if a change in control were in the stockholders' interest. Pursuant to the Certificate of Incorporation and Bylaws, the Board is divided into three classes of directors elected for staggered three-year terms. In addition, the Company is subject to the anti-takeover provisions of
Section 203 of the Delaware General Corporation Law, which prohibit the Company from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an "interested stockholder," unless the business combination is approved in a prescribed manner. See "Description of Capital Stock--Certain Provisions of Delaware Law and the Company's Certificate of Incorporation and Bylaws."

YEAR 2000 COMPLIANCE

  As a result of certain existing computer programs having been written using two digits rather than four digits to define the applicable year, date-sensitive software may be unable to process date information from and after January 1, 2000, or between years ending prior to December 31, 1999 and years commencing on or after January 1, 2000. For example, such date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failures or miscalculations causing disruptions of operations, including, among others, a temporary inability to process transactions, send invoices or engage in similar ordinary business activities. The Company is in the process of converting its computer systems to make them "Year 2000 compliant." Such conversion is being undertaken by internal personnel and through third-party consultants. The Company is currently unable to predict the extent to which its inability, in whole or in part, to make its date-sensitive software Year 2000 compliant, or to deal with vendors or customers whose date-sensitive software is not Year 2000 compliant, will affect its operations if such conversion is not timely completed or accurately completed. The failure of the Company or any significant vendor or customer to convert its systems timely or accurately may have a material adverse effect on the Company.

                           BUSINESSES OF THE COMPANY

USA FLORAL

  USA Floral was incorporated in Delaware in April 1997 as a holding company to acquire businesses in the floriculture industry. Prior to the IPO, the Company issued 2,400,000 shares of Common Stock for cash to its co-founders and initial investors, including 1,000,000 shares to Robert J. Poirier and 1,100,000 shares to Jonathan J. Ledecky. Mr. Poirier is the co-founder, Chairman of the Board, President and Chief Executive Officer of the Company, and Mr. Ledecky is its co-founder and Non-Executive Chairman of the Board. As of May 7, 1998, the co-founders of the Company owned beneficially in the aggregate approximately 16.3% of the outstanding Common Stock. See "Certain Relationships and Related-Party Transactions--Organization of USA Floral" and "Principal Stockholders."

THE ACQUISITIONS

  Simultaneously with the consummation of the IPO, USA Floral acquired in eight separate transactions all of the issued and outstanding capital stock of each of the Founding Companies, and in January and April, 1998 the Company consummated the Subsequent Acquisitions in fourteen separate transactions. The aggregate consideration paid for the Operating Companies was $218.5 million, which consisted of: (i) $116.2 million in cash paid to the stockholders (or partners, as the case may be) of the Operating Companies; and (ii) $102.3 million fair value (based upon the prices of the Common Stock issued in the Acquisitions) of 6,090,028 shares of Common Stock issued to the stockholders (or partners, as the case may be) of the Operating Companies. The Company may be required to pay additional earn-out consideration pursuant to the Acquisition Agreements with XL Group, La Fleurette, Maxima, David L. Jones, Allan Stanley, Sabana and Pacific Floral. The Company paid additional earn-out consideration in the form of 359,487 shares of Common Stock valued at $5.9 million pursuant to the UltraFlora Acquisition Agreement. The Company also assumed an estimated tax liability of Flower Trading of approximately $0.5 million and established, along with certain sellers in the Continental Farms and Atlantic Bouquet Acquisition, a $7.0 million escrow account (to which the Company contributed $3.5 million) to provide security against potential claims that may be asserted under the Continental Farms and Atlantic Bouquet Acquisition Agreement, which contribution will be returned to the Company to the extent (if any) that indemnifiable claims under the escrow are not made prior to its expiration. The purchase price for each Operating Company was determined based on negotiations between the Company and that Operating Company. The factors considered by the parties in determining the purchase price included, among other factors, cash flows, historical operating results, growth rates and business prospects of the Operating Companies. With the exception of the consideration paid to the stockholders (or partners, as the case may be) of each of the Operating Companies, the acquisition of each Founding Company was subject to substantially the same terms and conditions as those to which the acquisition of each other Founding Company was subject, and the acquisition of each Subsequent Acquisition was subject to substantially the same terms and conditions as those to which the acquisition of each other Subsequent Acquisition was subject. The following table contains information concerning the aggregate cash paid and Common Stock issued in connection with the Acquisitions:

                                    SHARES OF     VALUE OF SHARES OF     TOTAL
OPERATING COMPANY        CASH      COMMON STOCK      COMMON STOCK    CONSIDERATION
-----------------        ------    ------------   ------------------ -------------
                                     (IN MILLIONS, EXCEPT SHARES)
Houff................... $ 11.0           --            $  --           $ 11.0
CFX.....................    6.5       250,000              3.2             9.7
Bay State...............    6.0       495,550              6.4            12.4
Flower Trading..........    5.9(1)    160,000              2.1             8.0
United Wholesale........    4.8       268,500              3.5             8.3
American Florist........    4.8       141,749              2.4             7.2
Monterey Bay............    3.0       177,185              3.0             6.0
Alpine Gem..............    1.6       160,000              2.1             3.7
Continental Farms and
 Atlantic Bouquet.......   27.5     1,642,672             27.5            55.0(2)
XL Group................   11.3       660,938             11.0            22.3(3)
Koehler & Dramm.........    5.0       298,596              5.0            10.0
Everflora and Everflora     4.0       246,654              4.0             8.0
 Miami..................
UltraFlora..............    2.8       522,768(4)           8.6            11.4
La Fleurette............    1.6           --               --              1.6(5)
Maxima..................    5.3       233,418              5.3            10.6(6)
Florafresh..............    3.9       172,928              3.9             7.8
Elite...................    3.7       184,907              3.7             7.4
David L. Jones..........    2.2       179,020(7)           4.0             6.2(8)
Selecta.................    2.5       112,007              2.5             5.0
Allan Stanley...........    1.9        84,638              1.9             3.8(9)
Sabana..................    0.7        87,864              2.0             2.7(10)
Pacific Floral..........    0.2        10,634              0.2             0.4(11)
                         ------     ---------           ------          ------
  Total................. $116.2     6,090,028           $102.3          $218.5
                         ======     =========           ======          ======

--------
 (1) Does not include an estimated tax liability of approximately $0.5 million payable after consummation of the Flower Trading Merger, which was assumed by the Company.

 (2) Does not reflect $3.5 million deposited by the Company into an escrow account for potential contingent liabilities, which deposit will be returned to the Company to the extent (if any) that indemnifiable claims under the escrow are not made prior to its expiration.

 (3) The seller of XL Group entered into an earn-out arrangement pursuant to which he may receive additional consideration consisting of shares of Common Stock. The earn-out is based upon XL Group's earnings before interest and taxes for the year ending December 31, 1998 and in no event will be greater than $4.0 million. This amount is not included in the table above.

 (4) Of the 522,768 shares of Common Stock, 359,487 were issued pursuant to an earn-out arrangement based upon UltraFlora's earnings before interest and taxes for the year ended December 31, 1997.

 (5) The sellers of La Fleurette entered into an earn-out arrangement pursuant to which they may receive additional consideration consisting of shares of Common Stock. The earn-out is based upon La Fleurette's earnings before interest and taxes for the year ending June 30, 1998. This amount is not included in the table above.

 (6) The stockholder of Maxima entered into an earn-out arrangement pursuant to which it may receive additional consideration consisting of shares of Common Stock. The earn-out is based upon Maxima's earnings before interest and taxes for the year ending December 31, 1998 and in no event will be greater than $6.0 million. This amount is not included in the table above.

 (7) The issuance of shares of Common Stock is contingent upon receipt of favorable rulings from the securities commission of British Columbia, Alberta and Manitoba in response to applications filed by the Company requesting relief from certain provisions of the securities laws of the above provinces. In the event such relief is not granted, the Company will pay cash in lieu of issuing shares of Common Stock in the amount of $4.0 million, plus interest at the rate of 10% per annum from April 6, 1998.

 (8) The stockholders of David L. Jones entered into an earn-out arrangement pursuant to which they may receive additional consideration consisting of shares of Common Stock. The earn-out is based upon David L. Jones' earnings before interest and taxes for the year ending February 28, 1999 and in no event will be greater than $3.8 million. This amount is not included in the table above.

 (9) The stockholders of Allan Stanley entered into an earn-out arrangement pursuant to which they may receive additional consideration consisting of shares of Common Stock and cash. The earn-out is based upon Allan Stanley's earnings before interest and taxes for the year ending March 31, 1999 and in no event will be greater than $6.0 million. This amount is not included in the table above.

(10) The stockholders of Sabana entered into an earn-out arrangement pursuant to which they may receive additional consideration consisting of shares of Common Stock. The earn-out is based upon Sabana's earnings before interest and taxes for the year ending May 31, 1998 and in no event will be greater than $2.5 million. This amount is not included in the table above.

(11) The stockholder of Pacific Floral entered into an earn-out arrangement pursuant to which he may receive additional consideration consisting of shares of Common Stock. The earn-out is based upon Pacific Floral's earnings before interest and taxes for the year ending December 31, 1998 and in no event will be greater than $0.9 million. This amount is not included in the table above.

  The consummation of each Acquisition was contingent upon the satisfaction of customary closing conditions, including the absence of material adverse changes in the business, operations and financial condition of the Operating Companies and the Company and certification by the parties to each Acquisition Agreement that the representations and warranties made by such party in the Acquisition Agreement were true and correct as of the consummation of the Acquisition and that such party had performed its obligations under the Acquisition Agreement. The Acquisition Agreements further provided that the sellers of the Operating Companies will indemnify USA Floral against certain liabilities that may arise in connection with the Acquisitions. A portion of the consideration payable to the sellers of each of the Operating Companies has been escrowed, in the case of cash, or pledged, in the case of Common Stock, for a period of twelve months from the consummation of the underlying Acquisition, as security for the sellers' indemnification obligations.

  Pursuant to the Acquisition Agreements, options to purchase a number of shares of Common Stock, equal to a percentage, ranging from 4.5% to 6.25%, of the cash and Common Stock portion of the Acquisition consideration, were made available to certain employees of the Operating Companies. Pursuant to the La Fleurette Acquisition Agreement, Dwight Haight, a director of the Company, received options to purchase an additional 25,000 shares of Common Stock upon consummation of the La Fleurette Acquisition. In addition, the UltraFlora Acquisition Agreement provided that options to purchase a number of shares of Common Stock, equal to 6.25% of any earn-out consideration, shall be made available to employees of the subsidiary operating the UltraFlora operation. The options granted in conjunction with the acquisition of the Founding Companies have an exercise price of $13.00 per share. The options granted in conjunction with the acquisition of the Subsequent Acquisitions have varying exercise prices equal to the last sale price per share of the Common Stock on the closing date of each Acquisition. All options vest ratably over a four-year period, beginning on the anniversary of the date of the grant.

  With respect to the Founding Companies, the Acquisition Agreements provided that the stockholders of the Founding Companies will have the right, to the extent and under the circumstances specified in the Acquisition Agreements, to request that the Company register the shares of Common Stock received by the stockholders. See "Risk Factors--Shares Eligible for Future Sale."

 FOUNDING COMPANIES

  Houff. USA Floral acquired all of the outstanding stock of Houff in a reverse subsidiary merger for $11.0 million in cash.

  CFX. USA Floral acquired all of the outstanding stock of CFX in a reverse subsidiary merger for $9.7 million in cash (of which a portion represents the amount of CFX's accumulated adjustments account which was distributed to the stockholders of CFX immediately prior to the consummation of the CFX Acquisition) and 250,000 shares of Common Stock.

  Bay State. USA Floral acquired all of the outstanding stock of Bay State in a reverse subsidiary merger for $6.0 million in cash and 495,550 shares of Common Stock.

  Flower Trading. USA Floral acquired all of the outstanding stock of Flower Trading in a reverse subsidiary merger for $5.9 million in cash and 160,000 shares of Common Stock. In addition, the Company assumed an estimated tax liability of Flower Trading of approximately $0.5 million.

  United Wholesale. USA Floral acquired all of the outstanding stock of United Wholesale in a reverse subsidiary merger for $4.8 million in cash and 268,500 shares of Common Stock.

  American Florist. USA Floral acquired all of the outstanding stock of American Florist in a reverse subsidiary merger for $4.8 million in cash and a contingent payment of $2.4 million, based on American Florist's earnings before interest and taxes for the year ended December 31, 1997. The contingent payment was paid through the issuance of 141,749 shares of Common Stock.

  Monterey Bay. USA Floral acquired all of the outstanding stock of Monterey Bay in a reverse subsidiary merger for $2.5 million in cash and a contingent payment of $3.5 million, based on Monterey Bay's earnings before interest and taxes for the year ended December 31, 1997. Of the contingent payment, $0.5 million was paid in cash and $3.0 million was paid through the issuance of 177,185 shares of Common Stock.

  Alpine Gem. USA Floral acquired all of the outstanding stock of Alpine Gem in a reverse subsidiary merger for: (i) $1.6 million in cash; (ii) $42,000 in cash representing the amount of Alpine Gem's accumulated adjustments account, which was distributed to the stockholders of Alpine Gem immediately prior to the consummation of the Alpine Gem Acquisition; and (iii) 160,000 shares of Common Stock.

 SUBSEQUENT ACQUISITIONS

  Continental Farms and Atlantic Bouquet. The Company acquired all of the partnership interests in each of Continental Farms and Atlantic Bouquet for $27.5 million in cash and 1,642,672 shares of Common Stock. The Company also deposited $3.5 million into an escrow account to provide security against potential claims that may be asserted under the Continental Farms and Atlantic Bouquet Acquisition Agreement, which deposit will be returned to the Company to the extent (if any) that indemnifiable claims under the escrow are not made prior to its expiration.

  XL Group. The Company acquired all of the outstanding stock of XL Group in a forward subsidiary merger for $11.3 million in cash and 660,938 shares of Common Stock. In addition, the former stockholder of XL Group may receive a contingent payment of up to an additional $4.0 million based upon XL Group's earnings before interest and taxes for the year ending December 31, 1998. The contingent payment is payable in shares of Common Stock.

  Koehler & Dramm. The Company acquired all of the outstanding stock of Koehler & Dramm in a forward subsidiary merger for $5.0 million in cash and 298,596 shares of Common Stock.

  Everflora and Everflora Miami. The Company acquired all of the outstanding stock of Everflora and Everflora Miami in a forward subsidiary merger for $4.0 million in cash and 246,654 shares of Common Stock.

  UltraFlora. The Company acquired all of the outstanding stock of UltraFlora in a reverse subsidiary merger for $2.8 million in cash and 163,281 shares of Common Stock and additional consideration consisting of 359,487 shares of Common Stock valued at $5.9 million pursuant to the earn-out provision contained in the UltraFlora Acquisition Agreement.

  La Fleurette. The Company acquired all of the outstanding stock of La Fleurette in a reverse subsidiary merger for $1.6 million in cash. In addition, the former stockholders of La Fleurette may receive a contingent payment, based on La Fleurette's earnings before interest and taxes for the fiscal year ending June 30, 1998. The contingent payment is payable in shares of Common Stock.

  Maxima. The Company acquired all of the outstanding stock of Maxima for $5.3 million in cash and 233,418 shares of Common Stock. In addition, the former stockholder of Maxima may receive a contingent payment of up to $6.0 million, based on Maxima's earnings before interest and taxes for the fiscal year ending December 31, 1998. The contingent payment is payable in shares of Common Stock.

  Florafresh. The Company acquired all of the outstanding stock of Florafresh in a forward subsidiary merger for $3.9 million in cash and 172,928 shares of Common Stock.

  Elite. The Company acquired all of the partnership interests in Elite in a forward subsidiary merger for $3.7 million in cash and 184,907 shares of Common Stock.

  David L. Jones. The Company acquired all of the outstanding stock of David
L. Jones for $2.2 million in cash and 179,020 shares of Common Stock, subject to receipt of orders from certain Canadian securities commissions that the Common Stock will be freely tradeable. In the event such orders are not obtained by October 1998, the Company will pay the former stockholders of David L. Jones $4.0 million in cash, plus interest thereon at the annual rate of ten percent from April 6, 1998. In addition, the former stockholders of David L. Jones may receive a contingent payment of up to $3.8 million, based on David L. Jones' earnings before interest and taxes for the year ending February 28, 1999. The contingent payment is payable in shares of Common Stock.

  Selecta. The Company acquired all of the outstanding stock of Selecta for $2.5 million in cash and 112,007 shares of Common Stock.

  Allan Stanley. The Company acquired all of the outstanding stock of Allan Stanley in a forward subsidiary merger for $1.9 million in cash and 84,638 shares of Common Stock. In addition to the consideration set forth above, the former stockholders of Allan Stanley may receive a contingent payment of up to $6.0 million, based on Allan Stanley's earnings before interest and taxes for the fiscal year ending March 31, 1999. The contingent payment is payable in shares of Common Stock and cash.

  Sabana. The Company acquired all of the outstanding stock of Sabana in a forward subsidiary merger for $0.7 million in cash and 87,864 shares of Common Stock. In addition to the consideration set forth above, the former stockholders of Sabana may receive a contingent payment of up to $2.5 million, based on Sabana's earnings before interest and taxes for the fiscal year ending May 31, 1998. The contingent payment is payable in shares of Common Stock.

  Pacific Floral. The Company acquired all of the outstanding stock of each of Pacific and Rose City in a forward subsidiary merger for $0.2 million in cash and 10,634 shares of Common Stock. In addition to the consideration set forth above, the former stockholder of Pacific Floral may receive a contingent payment of up to $0.9 million, based on Pacific Floral's earnings before interest and taxes for the fiscal year ending December 31, 1998. The contingent payment is payable in shares of Common Stock.

                          PRICE RANGE OF COMMON STOCK

  The Common Stock has been quoted on the Nasdaq National Market since October 10, 1997. On May 7, 1998, the last sale price of the Common Stock was $19.75 per share. As of May 7, 1998, there were approximately 133 holders of record of the Common Stock. The following table sets forth the range of high and low bid prices for the Common Stock for the periods indicated. Such over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

                                                                  HIGH     LOW
                                                                 ------- -------
     1997
       Fourth Quarter (October 10, 1997 to December 31, 1997)... $21.250 $13.125
     1998
       First Quarter............................................ $24.563 $15.125
       Second Quarter (April 1, 1998 to May 7, 1998)............ $23.813 $18.000

                                DIVIDEND POLICY

  The Company does not anticipate paying any cash dividends on its Common Stock in the foreseeable future because it intends to retain its earnings, if any, to finance the expansion of its business and for general corporate purposes. Any payment of future dividends will be at the discretion of the Board and will depend upon, among other factors, the Company's earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions with respect to the payment of dividends and other considerations that the Board deems relevant. In addition, the Company's Credit Agreement includes restrictions on the ability of the Company to pay dividends without the consent of BT.

                                CAPITALIZATION

  The following table sets forth the capitalization of the Company at March 31, 1998, on an actual basis (which includes the Founding Companies and the January Acquisitions) and on a pro forma basis to reflect the consummation of the Elite Acquisition and the issuance of 184,907 shares of Common Stock in connection therewith. See "Selected Financial Data of the Operating Companies." This table should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements and the notes thereto included elsewhere in this Prospectus.

                                                         AS OF MARCH 31, 1998
                                                        -----------------------
                                                         ACTUAL  AS ADJUSTED(1)
                                                        -------- --------------
                                                            (IN THOUSANDS)
Short-term debt and current portion of long-term debt.. $ 47,915    $ 51,622
Long-term debt and capital lease obligations, less
 current portion.......................................      383         383
Stockholders' equity:
Common stock, $.001 par value per share, 100,000,000
 shares authorized; 12,606,191 shares issued and
 outstanding actual; 12,791,098 shares issued and
 outstanding pro forma as adjusted.....................       13          13
Additional paid-in capital.............................  135,588     139,288
Retained earnings......................................    4,368       4,368
                                                        --------    --------
   Total stockholders' equity..........................  139,969     143,669
                                                        --------    --------
       Total capitalization............................ $188,267    $195,674
                                                        ========    ========

--------

(1) Does not include: (i) 880,509 shares issued in connection with the acquisitions of the April Acquisitions (other than Elite) and other consideration which may be granted pursuant to earn-out arrangements, to be calculated with reference to the performance of certain of the April Acquisitions. See "Businesses of the Company--The Acquisitions," "Management--1997 Long-Term Incentive Plan," "Management--1997 Non-Employee Directors' Stock Plan," "Principal Stockholders" and Note 4 to the Consolidated Financial Statements of the Company; (ii) shares which may be issued to the stockholders of two of the Operating Companies pursuant to earn-out arrangements, to be calculated with reference to the performance of those Operating Companies through June 30, 1998 and December 31, 1998; (iii) shares of Common Stock equal to 15% of the shares of Common Stock outstanding from time to time that are reserved for issuance under the Company's 1997 Long-Term Incentive Plan, of which options to purchase (a) 1,977,922 shares of Common Stock were granted as of March 31, 1998 and 99,615 shares of Common Stock were granted in conjunction with the acquisitions of the April Acquisitions; (iv) 300,000 shares of Common Stock reserved for issuance under the Company's 1997 Non-Employee Directors' Stock Plan, of which options to purchase 63,000 are outstanding as of March 31, 1998; (v) 1,000,000 shares of Common Stock reserved for issuance under the Company's 1997 Employee Stock Purchase Plan; (vi) 150,000 shares of Common Stock reserved for issuance pursuant to agreements with employees of the Operating Companies; and (vii) 678,421 shares issued subsequent to March 31, 1998 pursuant to earn-out arrangements with the former owners of American Florist, Monterey Bay and UltraFlora.

                            SELECTED FINANCIAL DATA

  Effective October 16, 1997, the Company acquired the Founding Companies simultaneously with the consummation of its IPO. Additionally, in January and April 1998 the Company consummated the acquisitions of the Subsequent Acquisitions. Audited financial statements for the Audited Subsequent Acquisitions appear elsewhere in this Prospectus. The following summary financial data represent (i) the actual historical financial data for the Company, and (ii) Pro Forma financial data which give effect to the consummation of the acquisitions of the Founding Companies and the Audited Subsequent Acquisitions as if they had been acquired and the IPO had occurred on January 1, 1997. The pro forma data are not necessarily indicative of operating results or financial position that would have been achieved had the events described above been consummated on such dates and should not be construed as representative of future operating results or financial position. The summary pro forma combined financial data should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements and the notes thereto and the historical financial statements of the Company, the Founding Companies and the Audited Subsequent Acquisitions and the notes thereto included elsewhere in this Prospectus.

                                    ACTUAL
                                 USA FLORAL(1)                 PRO FORMA(2)
                          --------------------------- -------------------------------
                          APRIL 22, 1997 THREE MONTHS              THREE MONTHS ENDED
                             THROUGH        ENDED      YEAR ENDED      MARCH 31,
                           DECEMBER 31,   MARCH 31,   DECEMBER 31, ------------------
                               1997          1998         1997       1997     1998
                          -------------- ------------ ------------ -------- ---------
STATEMENT OF OPERATIONS
DATA:                                (IN THOUSANDS EXCEPT PER SHARE DATA)
Net sales...............     $37,380       $100,520   $   372,258  $112,397 $ 112,958
Gross profit............      10,695         26,464       102,957    29,470    29,696
Selling, general and
 administrative expense.       9,791         18,540        79,721    20,159    21,681
Goodwill amortization...         275            746         3,733       933       933
Operating income........         629          7,178        19,503     8,378     7,082
Interest and other
 (income) expense, net..        (277)            96         2,450       578       396
Income before income
 taxes..................         906          7,082        17,053     7,806     6,686
Net income..............     $   416       $  3,952   $     9,299  $  4,447 $   3,696
                             =======       ========   ===========  ======== =========
Net income per share--
 Diluted................     $   .09       $    .31   $       .69  $    .33 $     .26
                             =======       ========   ===========  ======== =========
Net income per share--
 Basic..................     $   .09       $    .32   $       .69  $    .33 $     .27
                             =======       ========   ===========  ======== =========
Shares used in computing
 net income per share
 Diluted (3)............       4,824         12,928        13,568    13,518    14,037
 Basic (3)..............       4,734         12,360        13,470    13,470    13,470


                                                           AS OF MARCH 31, 1998
                                                           ---------------------
                                                                      PRO FORMA
                                                            ACTUAL   COMBINED(4)
                                                           --------  -----------
BALANCE SHEET DATA:                                           (IN THOUSANDS)
Working capital (deficit)................................. $(23,618)  $(26,558)
Total assets..............................................  232,557    241,236
Short-term debt...........................................   47,915     51,622
Total long-term debt......................................      383        383
Stockholders' equity......................................  139,969    143,669

--------

(1) Represents the historical statement of operations data from April 1997 (inception) to December 31, 1997 and for the three months ended March 31, 1998 and the financial position as of March 31, 1998 for the Company, which includes the Founding Companies subsequent to their acquisition on October 16, 1997 and the January Acquisitions subsequent to their respective acquisition dates.

(2) Represents statement of operations data for the Company as if the IPO and the acquisitions of the Founding Companies and the Audited Subsequent Acquisitions had been consummated as of January 1, 1997.

(3) For calculation of the shares used in computing pro forma net income per share see Note 5 to the Unaudited Pro Forma Combined Financial Statements included herein.

(4) Pro Forma Combined Balance Sheet Data assume that the Elite Acquisition was consummated on March 31, 1998.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIALCONDITION AND RESULTS OF
                                OPERATIONS

GENERAL

  USA Floral was founded in April 1997 to create a national consolidator and operator of floral products distribution businesses. The Company engages primarily in the importing and distribution of perishable floral products (including fresh-cut flowers, greens and potted plants) and the wholesale distribution of floral-related hardgoods, including vases and glassware, foam for flower arranging, tools and other supplies, provides pre-packaged floral bouquets and arrangements to retail florists and mass-market retailers and engages in brokerage services for wholesalers of both foreign and domestic cut flowers.

  The Company commenced operations on October 16, 1997, the date of the consummation of the IPO and the acquisition of the Founding Companies in eight separate transactions. In January and April 1998 the Company consummated the acquisitions of the Subsequent Acquisitions in fourteen separate transactions. Prior to the acquisition of each Operating Company, each Operating Company was run independently. The Company intends to integrate these businesses, their operations and their administrative functions over a period of time. Such integration may present opportunities to reduce costs through the elimination of duplicate functions and through economies of scale and may necessitate additional costs and expenditures for corporate management and administration, corporate expenses related to being a public company, systems integration, employee relocation and severance and facilities expansion. These various costs and possible cost-savings may make comparison of future operating results with historical operating results difficult.

  The Company derives its revenues from the sale of perishable floral products and floral-related hardgoods. Sales of perishable products, which include cut flowers, bouquets and potted plants, accounted for approximately 90% of the Company's pro forma combined revenues in 1997. Sales of floral-related hardgoods, which include vases and glassware, foam for flower arranging, tools and other supplies, accounted for approximately 10% of the Company's pro forma combined revenues in 1997.

  Net sales are recognized upon the shipment of products to customers. Cost of sales generally includes the cost of perishable products and floral-related hardgoods plus the cost of in-bound freight. In addition, the cost of sales for bouquet companies also includes production costs. Although the Company generally does not enter into long-term contracts with its suppliers, it does conduct business on a fixed-price "standing order" basis with certain importers in order to insure an adequate supply of flowers during periods of peak demand. In general, the Operating Companies have been able to pass on most of their direct price increases to customers. Selling, general and administrative costs include warehouse and customer delivery expenses, employee salaries, telephone expenses, advertising and promotional expenses, wages and benefits, depreciation and occupancy costs.

  The Operating Companies operated historically as independent, privately-owned entities, and their results of operations reflect varying tax structures, including S and C corporations and partnerships, which have influenced the historical level of the sellers' compensation. As a result of varying practices regarding compensation to employee-sellers among the Operating Companies, the comparison of operating margins among the Operating Companies and from period to period in respect of a particular Operating Company would not be meaningful. Effective upon consummation of the Acquisitions, certain employee-sellers entered into employment agreements, and the aggregate compensation paid to the sellers of the Operating Companies was reduced. See "Pro Forma Results of Operations of the Operating Companies." This compensation differential has been reflected in the Unaudited Pro Forma Combined Statement of Operations.

RESULTS OF OPERATIONS

  The following discussion should be read in conjunction with the Consolidated Financial Statements for the Company and the related notes thereto appearing elsewhere in this Prospectus.

 Inception (April 22, 1997) through December 31, 1997

                                                              YEAR ENDED
                                                           DECEMBER 31, 1997
                                                        ------------------------
                                                        (DOLLARS IN THOUSANDS)
      Net Sales........................................ $     37,380      100.0%
      Cost of Sales....................................       26,685       71.4
      Selling, General and Administrative Expenses.....        9,791       26.2
      Goodwill Amortization............................          275        0.7
                                                        ------------ ----------
      Operating Income................................. $        629        1.7%
                                                        ============ ==========

  Net Sales. Net sales for the period from inception (April 22, 1997) through December 31, 1997 were $37.4 million. The Company had no significant revenues until October 16, 1997, the date of the Founding Company Acquisitions.

  Cost of Sales. Cost of sales for the period from inception through December 31, 1997 was $26.7 million. Cost of sales as a percentage of net sales was 71.4%, resulting in a gross profit margin of 28.6%.

  Selling, General and Administrative. Selling, general and administrative expenses were $9.8 million for the period from inception through December 31, 1997. Selling, general and administrative expenses for the period were 26.2% as a percentage of net sales.

  Operating Income. Operating income was $0.6 million for the period from inception through December 31, 1997. Operating income was negatively impacted by the additional expense of being a public company.

  Net Income. The Company had net income of $0.4 million for the period from inception through December 31, 1997, or $0.09 per share based upon 4,734,198 weighted average shares (basic) outstanding. The Company believes that net income for the period is not meaningful because the Company had no significant revenues until October 16, 1997. The Company believes that net income per share data for the period is also not meaningful as it reflects a weighted average of shares outstanding over the period which is significantly less than the number of shares outstanding on December 31, 1997.

 Three Months Ended March 31, 1998

                                                           THREE MONTHS ENDED
                                                             MARCH 31, 1998
                                                         -----------------------
                                                         (DOLLARS IN THOUSANDS)
      Net Sales......................................... $    100,520     100.0%
      Cost of Sales.....................................       74,056      73.7
      Selling, General and Administrative Expenses......       18,540      18.4
      Goodwill Amortization.............................          746       0.7
                                                         ------------ ---------
      Operating Income.................................. $      7,178       7.1%
                                                         ============ =========

  Net Sales. Net sales for the three months ended March 31, 1998 were $100.5 million.

  Cost of Sales. Cost of sales for the three months ended March 31, 1998 were $74.1 million. Cost of sales as a percentage of net sales was 73.7%, resulting in a gross profit margin of 26.3%.

  Selling, General and Administrative. Selling, general and administrative expenses were $18.5 million for the three months ended March 31, 1998. Selling, general and administrative expenses for the period were 18.4% as a percentage of net sales.

  Operating Income. Operating income was $7.2 million for the three months ended March 31, 1998.

  Net Income. The Company had a net income of $4.0 million for the three months ended March 31, 1998, or $0.32 per share based upon 12,360,000 weighted average shares (basic) outstanding and $0.31 per share based upon 12,928,000 weighted average shares (diluted) outstanding.

PRO FORMA RESULTS OF OPERATIONS INCLUDING THE AUDITED SUBSEQUENT ACQUISITIONS

  In January and April 1998 the Company consummated the acquisitions of the Subsequent Acquisitions.

  The following unaudited pro forma information presents the combined results of operations of the Company, the Audited Subsequent Acquisitions and the Founding Companies, as if they and the IPO occurred on January 1, 1997. The pro forma amounts give effect to certain adjustments, including amortization of intangible assets, reduction in salary, bonuses and benefits in connection with the transactions, anticipated compensation of the Company's management and associated costs of being a public company, and income taxes.

                                                   THREE MONTHS ENDED MARCH 31,
                                   YEAR ENDED      ------------------------------
                               DECEMBER 31, 1997        1997            1998
                               ------------------- --------------  --------------
      Net Sales............... $  372,258   100.0% $112,397 100.0% $112,958 100.0%
      Cost of Sales...........    269,301    72.4    82,927  73.8    83,262  73.7
      Selling, General and
       Administrative
       Expenses...............     79,721    21.4    20,159  17.9    21,681  19.2
      Goodwill amortization...      3,733     1.0       933   0.8       933   0.8
                               ---------- -------  -------- -----  -------- -----
      Operating Income........ $   19,503     5.2% $  8,378   7.5% $  7,082   6.3%
                               ========== =======  ======== =====  ======== =====

  The pro forma information does not purport to represent what the Company's results of operations actually would have been if such transactions had occurred on January 1, 1997 and is not necessarily representative of the Company's results of operations for any future period. Because the Audited Subsequent Acquisitions and the Founding Companies were not under common control or management, historical combined results may not be comparable to, or indicative of, future performance. See the Unaudited Pro Forma Combined Financial Statements and the related notes thereto, the historical financial statements of the Founding Companies, the Audited Subsequent Acquisition and the related notes thereto, and Note 14 to the historical financial statements of the Company, all of which appear elsewhere in this Prospectus.

 Three Months Ended March 31, 1998 Compared to Three Months Ended March 31,
1997

  Net Sales. Net sales increased to $113.0 million in the three months ended March 31, 1998 from $112.4 million in the three months ended March 31, 1997, an increase of $0.6 million, or 0.5%. The increase in sales was attributable to an increased volume of flowers sold during the Valentine's Day holiday primarily at the Operating Companies involved in bouquet manufacturing and distribution. The increased sales were partially offset by the absence of revenues associated with the shift of the Easter holiday from the first quarter 1997 to the second quarter 1998.

  Cost of Sales. Cost of sales increased to $83.3 million in the three months ended March 31, 1998 from $82.9 million in the three months ended March 31, 1997, an increase of $0.4 million, or 0.5%, primarily as a result of the increased sales. As a percentage of net sales, cost of sales remained relatively unchanged in the three months ended March 31, 1998 and 1997.

  Selling, General and Administrative. Selling, general and administrative expenses increased to $21.7 million in the three months ended March 31, 1998 from $20.2 million in the three months ended March 31, 1997, an increase of $1.5 million, or 7.4%. The increase is the result of increased selling, commissions and other costs associated with the increased sales at the Operating Companies involved in bouquet manufacturing and distribution, as well as increased expenses incurred at the Company.

  Operating Income. As a result of the factors discussed above, operating income decreased to $7.1 million in the three months ended March 31, 1998 from $8.4 million in the three months ended March 31, 1997, a decrease of $1.3 million, or 15.5%. As a percentage of net sales, operating income decreased to 6.3% in the three months ended March 31, 1998 from 7.5% in the three months ended March 31, 1997.

LIQUIDITY AND CAPITAL RESOURCES

  The Operating Companies' principal sources of liquidity have historically been cash flows from operating activities and, to a lesser extent, borrowings. To date, approximately $116.2 million has been used to fund the cash portion of the consideration paid in connection with the Acquisitions. As of March 31, 1998, the Company had cash and cash equivalents (on a pro forma combined basis, including Elite) of approximately $13.8 million. Although there can be no assurance of its ability to do so, the Company expects to fund its future cash requirements from funds generated from operations, from borrowed funds or from other sources.

  On October 16, 1997, the Company entered into the Credit Agreement, which establishes the $100.0 million Credit Facility, with a $85.0 million sub-limit for permitted acquisitions and a $15.0 million sub-limit for working capital purposes and letters of credit. The Credit Facility is provided by various lenders, for whom BT is the agent. Amounts outstanding under the Credit Facility bear interest, at the Company's option, at either BT's base rate plus an applicable margin of up to 0.625% or a Eurodollar rate plus an applicable margin of up to 1.875%. As of May 7, 1998, the interest rate on outstanding indebtedness was approximately 7.5%. The Company's obligations under the Credit Agreement are guaranteed by the direct and indirect domestic subsidiaries of the Company and by any applicable foreign subsidiaries. The Credit Facility is secured by a first priority pledge of all of the notes and capital stock owned by the Company and such guarantors, and a first priority security interest in all other assets of the Company and such guarantors. The Credit Agreement contains customary conditions to the initial borrowings and to all subsequent loans, including satisfactory documentation and capital structure, receipt of required consents, absence of material adverse effect, absence of material litigation, solvency, accuracy of representations and warranties and, as to the initial borrowings, satisfactory completion of due diligence by the lenders. The Credit Agreement contains customary covenants, including restrictions on other indebtedness, restrictions on mergers, acquisitions, dispositions and similar transactions within certain parameters (including an aggregate limit upon the cash consideration to be paid of $25.0 million, subject to certain exceptions, which limit was waived by BT in order to effect the Continental Farms Acquisition), sale-leaseback transactions and lease payments, dividends, voluntary prepayments and amendments of other debt, transactions with affiliates, investments, creation of liens, capital expenditures and material amendments of organization documents, as well as various financial covenants customary for transactions of this type, including ratios of total debt to EBITDA and EBITDA to fixed charges. To establish the Credit Facility, the Company paid a financing fee equal to 1.5% of the total amount of the Credit Facility, and is obligated to pay an annual administration fee of $75,000, and a commitment fee of 0.25% per year on the unused portion of the Credit Facility from and after the date on which the Credit Facility was entered into. As of May 7, 1998, the Company had outstanding indebtedness of $72.5 million under the Credit Facility. The Company is in discussions to increase the Credit Facility from $100.0 million to $150.0 million to fund future acquisitions and to modify certain provisions of the Credit Agreement. There can be no assurance that such increase will be obtained, or that, if obtained, it will be on terms as favorable as those existing under the present Credit Agreement. In addition, the Company may also undertake other debt or equity financings in the future to meet its cash needs and/or to fund acquisitions. There can be no assurance that either debt or equity financings will be undertaken in the future. See "Risk Factors--Risks Associated with Acquisition Strategy."

  The pro forma capital expenditures of the Company (excluding the Subsequent Acquisitions) for the twelve months ended December 31, 1997 were approximately $0.5 million. These capital expenditures were primarily for machinery, office equipment and computers, building additions and facility upgrades. The Company currently does not have any commitments to make significant capital expenditures in the next twelve months. Excluding capital requirements for future acquisitions, if any, which the Company cannot currently predict, the Company believes that funds generated from operations, together with the proceeds from the IPO and from borrowings under the Credit Facility, will be sufficient to finance its current operations and planned capital expenditure requirements at least through 1998. To the extent that the Company is successful in consummating future acquisitions, if any, it may be necessary to finance such acquisitions through the issuance of additional equity securities, incurrence of indebtedness, or a combination of both.

SEASONALITY AND CYCLICALITY; FLUCTUATIONS IN QUARTERLY OPERATING RESULTS

  Unit sales of floral products have historically been seasonal, concentrated primarily in the first and second calendar quarters as a result of holidays such as Valentine's Day and Mother's Day. In particular, a significant portion of the Company's revenues is derived from sales of floral products for Valentine's Day. Historically, Valentine's Day product sales have been relatively lower in those years when the holiday falls on a Saturday or Sunday, although in 1998 the Company's sales were marginally higher than Pro Forma 1997 sales. In 1999 Valentine's Day will be on a Sunday, which may result in lower sales than would otherwise be expected were the holiday to fall on a weekday. By contrast with the first and second calendar quarters, unit sales of floral products are significantly lower in the third and fourth calendar quarters, which have relatively few flower-giving holidays.

  The Company believes that the floriculture industry is influenced by general economic conditions and particularly by the level of personal discretionary spending and that the industry tends to experience periods of decline and recession during economic downturns. The industry may experience sustained periods of decline in sales in the future, and any such decline may have a material adverse effect on the Company.

  The Operating Companies have in the past experienced quarterly variations in revenues, operating income (including operating losses), net income (including net losses) and cash flows; negative fluctuations have been particularly pronounced, and net losses have been incurred by certain of the Operating Companies, in the third and fourth calendar quarters. The Company expects to continue to experience such quarterly fluctuations in operating results (including possible net losses) due to the factors discussed above, and may also experience quarterly fluctuations as a result of other factors, including an oversupply of, or diminishing price of, commodity floral products, the loss of a major customer, additional selling, general and administrative expenses to acquire and support new business and the timing and magnitude of required capital expenditures. The Company plans its operating expenditures based on revenue forecasts, and a revenue shortfall below such forecasts in any quarter would likely adversely affect the Company's operating results for that quarter. See "Risk Factors--Seasonality and Cyclicality; Fluctuations in Quarterly Operating Results."

  The following table sets forth the pro forma combined total net sales of the Company (including the Audited Subsequent Acquisitions) on a quarterly basis for the year ended December 31, 1997:

                                                1997 QUARTER
                                  ---------------------------------------------
                                   FIRST    SECOND    THIRD   FOURTH    TOTAL
                                  --------  -------  -------  -------  --------
                                               (IN THOUSANDS)
Net sales........................ $112,397  $99,362  $72,700  $87,799  $372,258
Percentage of annual net sales...     30.2%    26.7%    19.5%    23.6%    100.0%

               SELECTED FINANCIAL DATA OF THE FOUNDING COMPANIES

  The selected financial data of the Founding Companies are derived in part from the more detailed historical financial statements and notes thereto of the Founding Companies included elsewhere in this Prospectus. The balance sheet data as of December 31, 1995 and 1996, and the statement of operations data for each of the three years in the period ended December 31, 1996 and for the period January 1, 1997 through October 15, 1997, for Houff, CFX, Bay State and Flower Trading have been derived from audited financial statements. The balance sheet data as of December 31, 1995 and 1996 and the statement of operations data for each of the two years in the period ended December 31, 1996 and for the period January 1, 1997 through October 15, 1997 for American Florist, Monterey Bay and Alpine Gem have been derived from audited financial statements. The balance sheet data as of June 30, 1996 and 1997 and the statement of operations data for each of the three years in the period ended June 30, 1997 and for the period July 1, 1997 through October 15, 1997 for United Wholesale have been derived from the audited financial statements included elsewhere herein. The balance sheet data as of December 31, 1992, 1993 and 1994 and the statement of operations data for the year ended December 31, 1993, for Houff, CFX, Bay State and Flower Trading have been derived from unaudited financial statements. The balance sheet data as of December 31, 1992, 1993 and 1994 and the statement of operations data for each of the three years in the period ended December 31, 1994 for American Florist, Monterey Bay and Alpine Gem have been derived from unaudited financial statements. The balance sheet data as of June 30, 1993, 1994 and 1995 and the statement of operations data for each of the two years in the period ended June 30, 1994 for United Wholesale have been derived from unaudited financial statements.

  The selected individual financial data of the Founding Companies as of September 30, 1997, and for the nine months ended September 30, 1996 and 1997, and for the three months ended September 30, 1996 and 1997 for United Wholesale have been derived from unaudited financial statements.

  In the opinion of the Company, the unaudited financial statements of the Founding Companies reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations of the Founding Companies for those periods in accordance with generally accepted accounting principles. The following selected financial data of the Founding Companies should be read in conjunction with the historical financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Founding Companies" included elsewhere in this Prospectus. All Founding Companies have fiscal years ending December 31, with the exception of United Wholesale, whose fiscal year end is June 30.

                                                          NINE MONTHS ENDED  JANUARY 1,
                         FISCAL YEAR ENDED DECEMBER 31,     SEPTEMBER 30,      THROUGH
                         -------------------------------  ------------------ OCTOBER 15,
                          1993    1994    1995    1996       1996      1997     1997
                         ------- ------- ------- -------  --------  -------- -----------
STATEMENT OF OPERATIONS
DATA:                                           (IN THOUSANDS)
HOUFF
 Net sales.............. $32,406 $39,098 $41,531 $39,090  $ 30,068  $ 27,774   $29,373
 Cost of sales..........  21,707  26,683  27,899  25,537    19,839    18,003    19,017
 Selling, general and     10,091  11,617  12,695  12,789     9,478     8,559     9,192
  administrative
  expenses..............
 Operating income.......     608     798     937     764       751     1,212     1,164
 Net income.............     784     991   1,068     775       892     1,264     1,123
CFX
 Net sales.............. $26,736 $30,590 $32,096 $35,684  $ 27,695  $ 29,972   $31,436
 Cost of sales..........  19,976  23,839  24,328  28,190    21,469    23,222    24,378
 Selling, general and      6,137   6,266   6,773   8,956     6,991     5,210     6,517
  administrative
  expenses..............
 Operating income            623     485     995  (1,462)     (792)    1,540       541
  (loss)................
 Net income (loss)......     721     355   1,538  (1,247)     (620)    1,626       600
BAY STATE
 Net sales.............. $17,979 $19,203 $25,592 $30,563  $ 22,545  $ 22,373   $23,587
 Cost of sales..........  12,040  12,807  17,068  20,722    15,333    15,057    15,924
 Selling, general and      5,126   5,529   7,579   8,976     6,666     6,665     7,154
  administrative
  expenses..............
 Operating income.......     813     867     945     865       546       651       509
 Net income.............     938     958   1,119   1,033       670       703       719
FLOWER TRADING
 Net sales.............. $17,246 $18,478 $20,335 $20,313  $ 15,163  $ 16,838   $17,509
 Cost of sales..........  13,676  14,452  15,921  15,914    11,854    13,031    13,602
 Selling, general and      3,292   3,605   4,068   4,142     2,826     2,889     3,240
  administrative
  expenses..............
 Operating income.......     278     421     346     257       483       918       667
 Net income.............     196     301     130      62       294       464       397
AMERICAN FLORIST (1)
 Net sales..............     --  $ 6,293 $10,783 $11,679  $  8,759  $  9,563   $10,051
 Cost of sales..........     --    4,579   7,788   8,268     6,128     6,535     6,845
 Selling, general and        --    1,545   2,531   2,723     2,065     2,290     2,490
  administrative
  expenses..............
 Operating income.......     --      169     464     688       566       738       716
 Net income.............     --      132     423     683       557       791       699
MONTEREY BAY (2)
 Net sales.............. $ 2,615 $ 4,253 $ 6,903 $ 9,477  $  6,797  $  9,714   $10,175
 Cost of sales..........   2,259   3,773   5,959   8,285     5,851     7,895     8,384
 Selling, general and        301     458     910   1,113       760       896       875
  administrative
  expenses..............
 Operating income.......      55      22      34      79       186       923       916
 Net income.............      38      19      20      48       115       520       496
ALPINE GEM
 Net sales.............. $ 4,547 $ 7,252 $ 8,139 $ 9,334  $  7,192  $  8,136   $ 8,692
 Cost of sales..........   3,448   5,438   6,287   7,132     5,503     6,090     6,540
 Selling, general and        813   1,320   1,526   1,868     1,243     1,670     1,793
  administrative
  expenses..............
 Operating income.......     286     494     326     334       446       376       359
 Net income.............     315     524     373     388       476       421       406

                                                                 THREE MONTHS
                                                                     ENDED      JULY 1, 1997
                               FISCAL YEAR ENDED JUNE 30,        SEPTEMBER 30,    THROUGH
                         --------------------------------------- -------------  OCTOBER 15,
                          1993    1994    1995    1996    1997    1996   1997       1997
                         ------- ------- ------- ------- ------- ------ ------  ------------
                                                   (IN THOUSANDS)
UNITED WHOLESALE (3)
 Net sales.............. $18,508 $18,541 $17,985 $19,030 $19,673 $3,860 $4,213     $5,024
 Cost of sales..........  12,250  12,042  11,556  12,563  12,862  2,532  2,760      3,173
 Selling, general and      5,401   6,162   5,926   6,101   6,046  1,296  1,434      1,827
  administrative
  expenses..............
 Operating income.......     286     337     503     366     765     32     19         24
 Net income.............       6      54     187     144     482      4    (15)       (43)

--------
(1) American Florist commenced operations in April 1994; accordingly there were no historical operating results prior to that date.
(2) Monterey Bay commenced operations in March 1993; accordingly there were no historical operating results prior to that date.
(3) United Wholesale Florists of America, Inc., one of the two constituent corporations that compose United Wholesale, commenced operations in July 1992.

                                              AS OF FISCAL YEAR END DECEMBER 31,
                                              ----------------------------------
                                               1992   1993   1994   1995   1996
                                              ------ ------ ------ ------ ------
BALANCE SHEET DATA:                                     (IN THOUSANDS)
HOUFF
 Total assets................................ $5,874 $6,243 $8,169 $8,125 $7,276
 Debt........................................    --     --      76    --     450
 Equity......................................  2,095  2,159  2,285  1,974  2,006
CFX
 Total assets................................ $5,903 $5,826 $7,519 $7,342 $6,474
 Debt........................................    159     81    --     --      21
 Equity......................................  3,474  3,428  3,783  5,280  3,737
BAY STATE
 Total assets................................ $5,826 $6,076 $6,727 $7,657 $8,511
 Debt........................................    --     --     --     412    358
 Equity......................................  4,309  4,504  4,697  5,032  5,466
FLOWER TRADING
 Total assets................................ $3,232 $3,483 $3,662 $3,615 $3,651
 Debt........................................    --     126     51      8    391
 Equity......................................  1,456  1,693  1,994  2,124  1,470
AMERICAN FLORIST (1)
 Total assets................................    --     --  $1,878 $2,136 $2,438
 Debt........................................    --     --     --     598    598
 Equity......................................    --     --     532    650    628
MONTEREY BAY (2)
 Total assets................................    --  $  547 $  797 $1,101 $1,321
 Debt........................................    --      13     23     30     24
 Equity......................................    --     116    135    181    229
ALPINE GEM
 Total assets................................ $  686 $  872 $1,110 $1,269 $1,260
 Debt........................................    --     --     --     --     --
 Equity......................................    420    488    668    749    609
                                                AS OF FISCAL YEAR END JUNE 30,
                                              ----------------------------------
                                               1993   1994   1995   1996   1997
                                              ------ ------ ------ ------ ------
                                                        (IN THOUSANDS)
UNITED WHOLESALE (3)
 Total assets................................ $6,061 $5,968 $6,076 $6,789 $7,752
 Debt........................................  1,019    645  1,265    961    356
 Equity......................................  1,283  1,376  1,564  1,708  2,190

--------
(1) American Florist commenced operations in April 1994; accordingly there were no historical results prior to that date.

(2) Monterey Bay commenced operations in March 1993; accordingly there were no historical results prior to that date.

(3) United Wholesale Florists of America, Inc., one of the two constituent corporations that compose United Wholesale, commenced operations in July 1992.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
    FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE FOUNDING COMPANIES

  The following discussion should be read in conjunction with the Selected Financial Data of the Founding Companies and the historical financial statements of the Founding Companies and related notes thereto appearing elsewhere in this Prospectus. Comparisons for interim periods also include discussions of significant or unusual fluctuations for the period from October 1, 1997 to October 15, 1997 (except for United Wholesale, where the applicable period is July 1, 1997 to October 15, 1997).

FOUNDING COMPANIES

  Each of the Founding Companies (other than Flower Trading, Monterey Bay and one of the two corporations that compose United Wholesale) has elected to be treated as an S Corporation. As a result, no Founding Company (other than Flower Trading, Monterey Bay and one of the two corporations that compose United Wholesale) was subject to federal income taxes. Upon consummation of the Acquisitions, certain employee-stockholders entered into employment agreements and the aggregate compensation paid to stockholders of the Founding Companies was reduced. As a result of varying practices regarding compensation to employee-stockholders among the Founding Companies, the comparison of operating margins among the Founding Companies and from period to period in respect of a particular Founding Company may be difficult.

 HOUFF

  Founded in 1977, Houff is a wholesale distributor of perishable floral products and floral-related hardgoods. Perishable floral products, which include flowers, plants and other greenery, accounted for approximately 84% of sales, while floral-related hardgoods, which include products such as vases, ribbons and balloons, accounted for approximately 16% of sales in fiscal year 1996. Houff operates from seven locations in Illinois, Virginia and Arizona. Houff has approximately 280 employees and sells its products to approximately 3,000 customers.

  Houff experienced a number of facility changes during the three-year period ended December 31, 1996. In January 1994, Houff acquired a distressed wholesale distribution facility in Atlanta, Georgia, which Houff believed it could return to profitability. The Atlanta facility did not adequately meet Houff's financial performance expectations and was closed in October 1996. Houff also began a shipping business in January 1994 to provide shipping services for smaller wholesalers. This business was discontinued in February 1996 due to a declining customer base. In October 1995, Houff opened a new wholesale distribution facility in Phoenix, Arizona.

 Results of Operations

  The following table sets forth selected financial data and data as a percentage of net sales for the periods indicated.

                           YEAR ENDED DECEMBER 31,     NINE MONTHS ENDED SEPTEMBER 30,    JANUARY 1, 1997
                         ----------------------------  ---------------------------------      THROUGH
                             1995           1996            1996             1997        OCTOBER  15, 1997
                         -------------  -------------  ---------------- ---------------- -----------------
                                                        (IN THOUSANDS)
Net sales............... $41,531 100.0% $39,090 100.0%  $30,068  100.0%  $27,774  100.0% $  29,373   100.0%
Cost of sales...........  27,899  67.2   25,537  65.3    19,839   66.0    18,003   64.8     19,017    64.7
Selling, general and
 administrative
 expenses...............  12,695  30.6   12,789  32.7     9,478   31.5     8,559   30.8      9,192    31.3
                         ------- -----  ------- -----  -------- ------  -------- ------  --------- -------
Operating income........ $   937   2.3% $   764   2.0% $    751    2.5% $  1,212    4.4% $   1,164     4.0%
                         ======= =====  ======= =====  ======== ======  ======== ======  ========= =======

  Nine Months Ended September 30, 1997 Compared to Nine Months Ended September 30, 1996

  Net Sales. Net sales decreased to $27.8 million in the nine months ended September 30, 1997 from $30.1 million in the nine months ended September 30, 1996, a decrease of $2.3 million or 7.6%. This decrease primarily resulted from the closing of Houff's wholesale distribution facility in Atlanta, Georgia in October 1996, which accounted for $2.5 million in net sales in the nine months ended September 30, 1996, as well as decreased sales at the Oak Park, Illinois facility partially offset by increased sales in other locations.

  Cost of Sales. Cost of sales, which consists of perishable and hardgood products and in-bound freight costs, decreased to $18.0 million in the nine months ended September 30, 1997 from $19.8 million in the nine months ended September 30, 1996, a decrease of $1.8 million, or 9.3%. As a percentage of net sales, costs of sales decreased to 64.8% in the nine months ended September 30, 1997 from 66.0% in the nine months ended September 30, 1996. This decrease resulted primarily from a reduction in lower margin sales associated with the Atlanta, Georgia facility and the shipping business and management's ability to obtain more favorable pricing.

  Selling, General and Administrative. Selling, general and administrative expenses decreased to $8.6 million in the nine months ended September 30, 1997 from $9.5 million in the nine months ended September 30, 1996, a decrease of $0.9 million, or 9.7%. As a percentage of net sales, selling general and administrative expenses decreased to 30.8% in the nine months ended September 30, 1997 from 31.5% in the nine months ended September 30, 1996. This decrease resulted from the closing of Houff's wholesale distribution facility in Atlanta, Georgia in October 1996.

  Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

  Net Sales. Net sales decreased to $39.1 million in the year ended December 31, 1996 from $41.5 million in the year ended December 31, 1995, a decrease of $2.4 million, or 5.9%. The decrease in net sales resulted from the discontinuation of the shipping business in February 1996, which accounted for a decrease of $1.8 million, the closing of Houff's wholesale facility in Atlanta, Georgia in October 1996, which accounted for a decrease of $1.5 million, and a greater focus on higher margin, lower volume business, partially offset by increased sales attributable to a full year of operating results from the facility in Phoenix, Arizona, which commenced operations in October 1995.

  Cost of Sales. Cost of sales decreased to $25.5 million in the year ended December 31, 1996, from $27.9 million in the year ended December 31, 1995, a decrease of $2.4 million, or 8.5%, as a result of Houff's greater focus on higher margin, lower volume business. As a percentage of net sales, cost of sales decreased to 65.3% in the year ended December 31, 1996 from 67.2% in the year ended December 31, 1995. This decrease resulted primarily from a reduction in lower margin sales associated with the Atlanta, Georgia facility and the shipping business and Houff's ability to obtain more favorable pricing.

  Selling, General and Administrative. Selling, general and administrative expenses remained relatively flat at $12.8 million in the year ended December 31, 1996, compared to $12.7 million in the year ended December 31, 1995, an increase of $0.1 million, or 0.7%. As a percentage of net sales, selling, general and administrative expenses increased to 32.7% for the year ended December 31, 1996 from 30.6% for the year ended December 31, 1995. This increase resulted from costs associated with the closing of the Atlanta, Georgia facility, including a loss on disposition of fixed assets, the write-off of intangibles and the write-off of uncollectible accounts.

  Operating Income. As a result of the factors discussed above, operating income decreased to $0.8 million in the year ended December 31, 1996 from $0.9 million in the year ended December 31, 1995, a decrease of $0.2 million or 18.5%. As a percentage of net sales, operating income decreased to 2.0% in the year ended December 31, 1996 from 2.3% in the year ended December 31, 1995.

  Year Ended December 31, 1995 Compared to Year Ended December 31, 1994

  Net Sales. Net sales increased to $41.5 million in the year ended December 31, 1995 from $39.1 million in the year ended December 31, 1994, an increase of $2.4 million, or 6.2%. The increase in net sales resulted from increased revenues from the shipping business, increased sales for Valentine's Day in 1995, three months of revenues from the Phoenix, Arizona facility, which opened in October 1995, and increased sales at other facilities.

  Cost of Sales. Cost of sales increased to $27.9 million in the year ended December 31, 1995 from $26.7 million in the year ended December 31, 1994, an increase of $1.2 million, or 4.6%, primarily as a result of increased sales. As a percentage of net sales, cost of sales decreased to 67.2% for the year ended December 31, 1995 from 68.2% for the year ended December 31, 1994, due to management changes and the implementation of more aggressive purchasing and sales policies.

  Selling, General and Administrative. Selling, general and administrative expenses increased to $12.7 million in the year ended December 31, 1995, from $11.6 million in the year ended December 31, 1994, an increase of $1.1 million, or 9.3%. As a percentage of net sales, selling, general and administrative expenses increased to 30.6% in the year ended December 31, 1995 from 29.7% in the year ended December 31, 1994. This increase resulted from an increase in personnel and facilities costs attributable to the shipping business, the Atlanta, Georgia facility and the Phoenix, Arizona facility.

  Operating Income. As a result of the factors discussed above, operating income increased to $0.9 million in the year ended December 31, 1995 from $0.8 million in the year ended December 31, 1994, an increase of $0.1 million or 17.4%. As a percentage of net sales, operating income increased to 2.3% in the year ended December 31, 1995 from 2.0% in the year ended December 31, 1994.

 CFX

  Founded in 1974, CFX is an importer and distributor of perishable floral products which are imported from approximately 45 farms located primarily in Colombia and Ecuador and distributed throughout the United States. CFX's net sales are derived from the sale of perishable floral products and from handling charges. Approximately 85% of CFX's sales are to approximately 400 wholesale distributors and 15% are to the mass-market. For the year ended December 31, 1996, net sales to La Fleurette, a wholesale distributor then owned by stockholders of CFX, totaled $3.9 million. Approximately 43% of CFX's cost of sales in 1996 represented purchases from two Colombian farms in which the stockholders of CFX prior to the CFX Acquisition hold ownership interests. Neither the operations of La Fleurette nor the Colombian farms were acquired in connection with the CFX Acquisition, although the operations of La Fleurette subsequently were acquired by the Company in the Subsequent Acquisitions. The Company renegotiated, as necessary, all arrangements with related parties so that all continuing obligations of CFX thereunder are no greater than those the Company would agree to with unaffiliated third parties. See "Certain Relationships and Related-Party Transactions--CFX." CFX has approximately 114 employees. CFX imposes a surcharge upon certain flowers that are or may become subject to an anti-dumping duty and reserves that amount against the possibility that a duty will be imposed.

 Results of Operations

  The following table sets forth selected financial data and data as a percentage of net sales for the periods indicated.

                           YEAR ENDED DECEMBER 31,       NINE MONTHS ENDED SEPTEMBER 30,     JANUARY 1, 1997
                         -----------------------------   ----------------------------------      THROUGH
                             1995           1996              1996              1997        OCTOBER 15, 1997
                         -------------  --------------   ----------------- ---------------- ----------------
                                                        (IN THOUSANDS)
Net sales............... $32,096 100.0% $35,684  100.0%   $27,695   100.0%  $29,972  100.0%   $31,436   100.0%
Cost of sales...........  24,328  75.8   28,190   79.0     21,496    77.6    23,222   77.5     24,378    77.6
Selling, general and
 administrative
 expenses...............   6,773  21.1    8,956   25.1      6,991    25.2     5,210   17.4      6,517    20.7
                         ------- -----  -------  -----   --------  ------  -------- ------  --------- -------
Operating income........ $   995   3.1% $(1,462)  (4.1)% $   (792)  (2.8)% $  1,540    5.1% $     541     1.7%
                         ======= =====  =======  =====   ========  ======  ======== ======  ========= =======

  Nine Months Ended September 30, 1997 Compared to Nine Months Ended September 30, 1996

  Net Sales. Net sales increased to $30.0 million in the nine months ended September 30, 1997 from $27.7 million in the nine months ended September 30, 1996, an increase of $2.3 million, or 8.2%. This increase resulted primarily from obtaining higher prices for certain products and a fuel surcharge fee related to airline shipments that was added to customer invoices.

  Cost of Sales. Cost of sales, which consists primarily of payment for fresh-cut flowers, increased to $23.2 million in the nine months ended September 30, 1997 from $21.5 million in the nine months ended September 30, 1996, an increase of $1.7 million, or 8.0%, primarily as a result of the increase in sales and the imposition of a fuel surcharge related to airline shipments that was imposed by airlines beginning in April 1996. As a percentage of net sales, costs of sales decreased to 77.5% in the nine months ended September 30, 1997 from 77.6% in the nine months ended September 30, 1996.

  Selling, General and Administrative. Selling, general and administrative expenses decreased to $5.2 million in the nine months ended September 30, 1997 from $7.0 million in the nine months ended September 30, 1996, a decrease of $1.8 million, or 25.5%. This decrease resulted from decreased compensation to employee-stockholders, partially offset by increases in personnel costs. As a percentage of net sales, selling, general and administrative expenses decreased to 17.4% in the nine months ended September 30, 1997 from 25.2% in the nine months ended September 30, 1996. For the period October 1, 1997 through October 15, 1997 selling, general and administrative expenses were $1.3 million of which $1.0 million was a result of non-recurring bonuses paid to stockholders of the Company and $0.1 million was a result of one-time legal costs associated with the consummation of the CFX Acquisition.

  Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

  Net Sales. Net sales increased to $35.7 million in the year ended December 31, 1996 from $32.1 million in the year ended December 31, 1995, an increase of $3.6 million, or 11.2%. The increase in net sales resulted primarily from the availability and sale of higher quality flowers from a key supplier.

  Cost of Sales. Cost of sales increased to $28.2 million in the year ended December 31, 1996, from $24.3 million in the year ended December 31, 1995, an increase of $3.9 million, or 15.9%, primarily as a result of the increase in sales. As a percentage of net sales, cost of sales increased to 79.0% in the year ended December 31, 1996 from 75.8% in the year ended December 31, 1995. The increase resulted from an adjustment due to under-accrual for anti-dumping liability in a prior period and from lower cost of sales in 1995 due to an adjustment in that period for an over-accrual of anti-dumping liability.

  Selling, General and Administrative. Selling, general and administrative expenses increased to $9.0 million in the year ended December 31, 1996, from $6.8 million in the year ended December 31, 1995, an increase of $2.2 million, or 32.2%. This increase primarily resulted from increased compensation and increased expenses associated with CFX's customer promotion programs. As a percentage of net sales, selling, general and administrative expenses increased to 25.1% in the year ended December 31, 1996 from 21.1% in the year ended December 31, 1995. Selling, general and administrative expenses include compensation paid to employee-stockholders totaling $3.0 million in the year ended December 31, 1996 and $1.4 million in the year ended December 31, 1995.

  Operating Income. As a result of the factors discussed above, operating income decreased to ($1.5) million in the year ended December 31, 1996 from $1.0 million in the year ended December 31, 1995, a decrease of $2.5 million, or 246.9% As a percentage of net sales, operating income decreased to (4.1%) in the year ended December 31, 1996 from 3.1% in the year ended December 31, 1995.

  Year Ended December 31, 1995 Compared to Year Ended December 31, 1994

  Net Sales. Net sales increased to $32.1 million in the year ended December 31, 1995 from $30.6 million in the year ended December 31, 1994, an increase of $1.5 million, or 4.9%. This increase primarily resulted from the availability and sale of higher quality products from a key supplier.

  Cost of Sales. Cost of sales increased to $24.3 million in the year ended December 31, 1995, from $23.8 million in the year ended December 31, 1994, an increase of $0.5 million, or 2.1%, primarily as a result of increased sales. As a percentage of net sales, cost of sales decreased to 75.8% in the year ended December 31, 1995 from 77.9% in the year ended December 31, 1994, primarily from an adjustment due to over-accrual for anti-dumping liability in a prior period.

  Selling, General and Administrative. Selling, general and administrative expenses increased to $6.8 million in the year ended December 31, 1995 from $6.3 million in the year ended December 31, 1994, an increase of $0.5 million, or 8.1%. This increase primarily resulted from an increase in personnel costs as well as increased contributions to CFX's profit sharing plan. As a percentage of net sales, selling, general and administrative expenses increased to 21.1% in the year ended December 31, 1995 from 20.5% in the year ended December 31, 1994. Selling, general and administrative expenses include compensation paid to stockholder-employees totaling $1.4 million in the year ended December 31, 1995 and $1.3 million in the year ended December 31, 1994.

  Operating Income. As a result of the factors discussed above, operating income increased to $1.0 million in the year ended December 31, 1995 from $0.5 million in the year ended December 31, 1994, an increase of $0.5 million, or 105.2% As a percentage of net sales, operating income increased to 3.1% in the year ended December 31, 1995 from 1.6% in the year ended December 31, 1994.

  BAY STATE

  Founded in 1952, Bay State is a wholesale distributor of perishable floral products and floral-related hardgoods, operating from six locations in Massachusetts, New York, New Hampshire, Connecticut and Rhode Island. Bay State purchases floral products from domestic growers, brokers, importers and shippers and sells them to both retail florists and mass marketers. Perishable products accounted for approximately 70% of sales, while hardgoods accounted for approximately 30% of sales in 1996. Bay State has approximately 213 employees. Bay State's results of operations have been impacted in recent years by its acquisition of a distressed wholesale distributor in Providence, Rhode Island in 1995 and a wholesale distributor in Clifton Park, New York in 1996.

 Results of Operations

  The following table sets forth selected financial data and data as a percentage of net sales for the periods indicated.

                           YEAR ENDED DECEMBER 31,     NINE MONTHS ENDED SEPTEMBER 30,    JANUARY 1, 1997
                         ----------------------------  ---------------------------------      THROUGH
                             1995           1996            1996             1997        OCTOBER 15, 1997
                         -------------  -------------  ---------------- ---------------- ----------------
                                                        (IN THOUSANDS)
Net sales............... $25,592 100.0% $30,563 100.0%  $22,545  100.0%  $22,373  100.0% $  23,587   100.0%
Cost of sales...........  17,068  66.7   20,722  67.8    15,333   68.0    15,057   67.3     15,924    67.5
Selling, general and
 administrative
 expenses...............   7,579  29.6    8,976  29.4     6,666   29.6     6,665   29.8      7,154    30.3
                         ------- -----  ------- -----  -------- ------  -------- ------  --------- -------
Operating income........ $   945   3.7% $   865   2.8% $    546    2.4% $    651    2.9% $     509     2.2%
                         ======= =====  ======= =====  ======== ======  ======== ======  ========= =======

  Nine Months Ended September 30, 1997 Compared to Nine Months Ended September 30, 1996

  Net Sales. Net sales decreased to $22.4 million in the nine months ended September 30, 1997 from $22.5 million in the nine months ended September 30, 1996, a decrease of $0.2 million, or 0.8%, due to a reduction in sales to a supermarket chain in the nine months ended September 30, 1997. The supermarket chain, which accounted for $0.7 million of net sales in the nine months ended September 30, 1997 and $2.3 million of net sales in the nine months ended September 30, 1996, was acquired in late 1996 by another supermarket chain which operates its own wholesale distribution facility. The reduction in sales to this customer was offset by increased sales to existing customers and sales to new customers, including new supermarket customers.

  Cost of Sales. Cost of sales, which consists of the cost of perishable and hardgood products and in-bound freight costs, decreased to $15.1 million in the nine months ended September 30, 1997 from $15.3 million in the nine months ended September 30, 1996, a decrease of $0.3 million, or 1.8%. As a percentage of net sales, cost of sales decreased to 67.3% in the nine months ended September 30, 1997 from 68.0% in the nine months ended September 30, 1996. This decrease primarily resulted from management's ability to obtain more favorable prices and better inventory management.

  Selling, General and Administrative. Selling, general and administrative expenses remained consistent at $6.7 million in the nine months ended September 30, 1997 and 1996. As a percentage of net sales, selling, general and administrative expenses increased to 29.8% in the nine months ended September 30, 1997 from 29.6% in the nine months ended September 30, 1996.

  Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

  Net Sales. Net sales increased to $30.6 million in the year ended December 31, 1996 from $25.6 million in the year ended December 31, 1995, an increase of $5.0 million, or 19.4%. This increase resulted primarily from the acquisition of a wholesale distributor in Clifton Park, New York in 1996, which accounted for $2.5 million in net sales in 1996, increased sales from the Providence, Rhode Island facility, which accounted for $1.5 million of the increase, and increased sales from other locations.

  Cost of Sales. Cost of sales increased to $20.7 million in the year ended December 31, 1996 from $17.1 million in the year ended December 31, 1995, an increase of $3.7 million, or 21.4%, primarily as a result of increased sales. As a percentage of net sales, cost of sales increased to 67.8% in the year ended December 31, 1996 from 66.7% in the year ended December 31, 1995.

  Selling, General and Administrative. Selling, general and administrative expenses increased to $9.0 million in the year ended December 31, 1996 from $7.6 million in the year ended December 31, 1995, an increase of $1.4 million, or 18.4%. This increase resulted primarily from costs and expenses associated with the new Clifton Park, New York facility and the growth of the Providence, Rhode Island facility. As a percentage of net sales, selling, general and administrative expenses decreased to 29.4% in the year ended December 31, 1996 from 29.6% in the year ended December 31, 1995. Selling, general and administrative expenses include compensation paid to employee-stockholders totaling $0.8 million in the year ended December 31, 1996 and in the year ended December 31, 1995.

  Operating Income. As a result of the factors discussed above, operating income decreased by $80,000 to $0.9 million in the year ended December 31, 1996 from the year ended December 31, 1995, a decrease of 8.5%. As a percentage of net sales, operating income decreased to 2.8% in the year ended December 31, 1996 from 3.7% in the year ended December 31, 1995.

  Year Ended December 31, 1995 Compared to Year Ended December 31, 1994

  Net Sales. Net sales increased to $25.6 million in the year ended December 31, 1995 from $19.2 million in the year ended December 31, 1994, an increase of $6.4 million, or 33.3%. This increase resulted primarily from the acquisition of a wholesale distributor in Providence, Rhode Island in 1995.

  Cost of Sales. Cost of sales increased to $17.1 million in the year ended December 31, 1995 from $12.8 million in the year ended December 31, 1994, an increase of $4.3 million, or 33.3%, primarily as a result of increased sales. As a percentage of net sales, cost of sales were 66.7% in the year ended December 31, 1995 and the year ended December 31, 1994.

  Selling, General and Administrative. Selling, general and administrative expenses increased to $7.6 million in the year ended December 31, 1995 from $5.5 million in the year ended December 31, 1994, an increase of $2.1 million, or 37.1%. This increase resulted primarily from costs associated with the opening of the Providence, Rhode Island facility and increased sales efforts at the Cromwell, Connecticut facility. As a percentage of net sales, selling general and administrative expenses increased to 29.6% in the year ended December 31, 1995 from 28.8% in the year ended December 31, 1994. Selling, general and administrative expenses include compensation paid to employee-stockholders totaling $0.8 million in the year ended December 31, 1995 and $0.7 million in the year ended December 31, 1994.

  Operating Income. As a result of the factors discussed above, operating income increased by $78,000 to $0.9 million in the year ended December 31, 1995 from the year ended December 31, 1994. As a percentage of net sales, operating income decreased to 3.7% in the year ended December 31, 1995 from 4.5% in the year ended December 31, 1994.

 FLOWER TRADING

  Founded in 1977, Flower Trading is an importer and distributor of perishable floral products which are imported from farms located primarily in Colombia and Ecuador and are distributed throughout the United States to approximately 400 wholesale distributors. Flower Trading has approximately 47 employees.

  Flower Trading's net sales consist of sales of perishable floral products and handling charges related to preparing products for shipment. Flower Trading's cost of sales includes a "box fee" paid by Flower Trading on purchases from Colombia. The box fees are paid to a broker with established relationships in Colombia to procure flowers from various suppliers; the broker is affiliated with a current Flower Trading stockholder. The broker's services include arranging for a consistent, reliable, ample supply of quality flowers and consolidating and arranging for shipments with common carriers to provide Flower Trading with savings on shipping and handling costs.

  Approximately 25% of Flower Trading's cost of sales in the year ended December 31, 1996 was paid to affiliated entities. These entities were not acquired in connection with the Flower Trading Acquisition. Flower Trading imposes a surcharge upon certain flowers that are or may become subject to an anti-dumping liability and reserves that amount against the possibility that a duty will be imposed.

 Results of Operations

  The following table sets forth selected financial data and data as a percentage of net sales for the periods indicated.

                                                            NINE MONTHS ENDED
                           YEAR ENDED DECEMBER 31,            SEPTEMBER 30,           JANUARY 1, 1997
                         ----------------------------  ----------------------------       THROUGH
                             1995           1996           1996           1997       OCTOBER 31, 1997
                         -------------  -------------  -------------  -------------  ----------------
                                             (IN THOUSANDS)
Net sales............... $20,335 100.0% $20,313 100.0% $15,163 100.0% $16,838 100.0% $  17,509   100.0%
Cost of sales...........  15,921  78.3   15,914  78.3   11,854  78.2   13,031  77.4     13,602    77.7
Selling, general and
 administrative
 expenses...............   4,068  20.0    4,142  20.4    2,826  18.6    2,889  17.1      3,240    18.5
                         ------- -----  ------- -----  ------- -----  ------- -----  --------- -------
Operating Income........ $   346   1.7% $   257   1.3% $   483   3.2% $   918   5.5% $     667     3.8%
                         ======= =====  ======= =====  ======= =====  ======= =====  ========= =======

  Nine Months Ended September 30, 1997 Compared to Nine Months Ended September 30, 1996

  Net Sales. Net sales increased to $16.8 million in the nine months ended September 30, 1997 from $15.2 million in the nine months ended September 30, 1996, an increase of $1.7 million, or 11.0%. The increase resulted primarily from an increased volume of sales, increased revenues at Valentine's Day and a fuel surcharge fee that was added to customer invoices.

  Cost of Sales. Cost of sales, which primarily consists of the cost of purchasing fresh-cut flowers, increased to $13.0 million in the nine months ended September 30, 1997 from $11.9 million in the nine months ended September 30, 1996, an increase of $1.2 million, or 9.9%. The increase resulted from the imposition of a fuel surcharge related to airline shipments that was imposed by airlines beginning in April 1996, and increases in direct purchase costs, sales commission and freight costs associated with the increased sales. As a percentage of net sales, cost of sales decreased to 77.4% in the nine months ended September 30, 1997 from 78.2% in the nine months ended September 30, 1996, due to management's efforts to obtain more favorable prices.

  Selling, General and Administrative. Selling, general and administrative expenses increased to $2.9 million in the nine months ended September 30, 1997 from $2.8 million in the nine months ended September 30, 1996, an increase of $0.1 million, or 2.2%. As a percentage of net sales, selling, general and administrative expenses decreased to 17.1% in the nine months ended September 30, 1997 from 18.6% in the nine months ended September 30, 1996. This decrease resulted primarily from spreading fixed costs over increased sales. For the period October 1, 1997 through October 15, 1997 selling, general and administrative costs were $0.4 million of which $0.2 million were one-time legal and other costs and expenses associated with the consummation of the Flower Trading Acquisition.

  Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

  Net Sales. Net sales were $20.3 million in the year ended December 31, 1996 and in the year ended December 31, 1995. Net sales remained at the same level due to an increase attributable to a fuel surcharge that was added to customer invoices, offset by a decrease in anti-dumping duties collected.

  Cost of Sales. Cost of sales remained relatively constant at $15.9 million in the year ended December 31, 1996 and in the year ended December 31, 1995. Cost of sales increased due to a fuel surcharge that airlines imposed beginning in April 1996, the imposition by U.S. Customs of a higher percentage anti-dumping duty, and a negotiated lower margin with growers, due to the decreased volume of flowers sold, which was offset by decreased volume of flowers sold. As a percentage of net sales, cost of sales were 78.3% in the year ended December 31, 1996 and in the year ended December 31, 1995.

  Selling, General and Administrative. Selling, general and administrative expenses were $4.1 million in the year ended December 31, 1996 and the year ended December 31, 1995. As a percentage of net sales, selling, general and administrative expenses increased to 20.4% in the year ended December 31, 1996 from 20.0% in the year ended December 31, 1995.

  Operating Income. As a result of the factors discussed above, operating income decreased by $89,000 in the year ended December 31, 1996 from the year ended December 31, 1995, a decrease of 25.7%. As a percentage of net sales, operating income decreased to 1.3% in the year ended December 31, 1996 from 1.7% in the year ended December 31, 1995.

  Year Ended December 31, 1995 Compared to Year Ended December 31, 1994

  Net Sales. Net sales increased to $20.3 million in the year ended December 31, 1995 from $18.5 million in the year ended December 31, 1994, an increase of $1.9 million, or 10.0%. The increase resulted from an increase in the volume of flowers sold, and an increase in handling charges and anti-dumping duties.

  Cost of Sales. Cost of sales increased to $15.9 million in the year ended December 31, 1995 from $14.5 million in the year ended December 31, 1994, an increase of $1.5 million, or 10.2%, primarily as a result of increased sales. As a percentage of net sales, cost of sales increased to 78.3% in the year ended December 31, 1995 from 78.2% in the year ended December 31, 1994.

  Selling, General and Administrative. Selling, general and administrative expenses increased to $4.1 million in the year ended December 31, 1995 from $3.6 million in the year ended December 31, 1994, an increase of $0.5 million, or 12.8%. This increase resulted from increased compensation expense and related benefits. As a percentage of net sales, selling, general and administrative expenses increased to 20.0% in the year ended December 31, 1995 from 19.5% in the year ended December 31, 1994.

  Operating Income. As a result of the factors discussed above, operating income decreased to $0.3 million in the year ended December 31, 1995 from $0.4 million in the year ended December 31, 1994, a decrease of $0.1 million, or 17.8%. As a percentage of net sales, operating income decreased to 1.7% in the year ended December 31, 1995 from 2.3% in the year ended December 31, 1994.

 UNITED WHOLESALE

  Founded in 1947, United Wholesale is a wholesale distributor of perishable floral products and floral-related hardgoods operating from thirteen locations in Arkansas, Alabama, Mississippi, Oklahoma, Tennessee and Texas. United Wholesale purchases floral products from domestic growers, importers, brokers and shippers and sells them to approximately 3,500 customers, including both retail florists, and mass-market retailers. Perishable products accounted for approximately 69% of sales, while hardgoods accounted for approximately 31% of sales in fiscal 1997. United Wholesale has approximately 180 employees. United Wholesale has expanded to 13 locations through acquisitions of wholesale distributors.

  In 1991, United Wholesale began to operate a bouquet manufacturing business. This business was discontinued at the end of 1994 due to operating losses.

 Results of Operations

  The following table sets forth selected financial data and data as a percentage of net sales for the periods indicated.

                                                                         THREE MONTHS ENDED
                                    YEAR ENDED JUNE 30,                     SEPTEMBER 30,           JULY 1, 1997
                         -------------------------------------------  --------------------------      THROUGH
                             1995           1996           1997           1996          1997      OCTOBER 15, 1997
                         -------------  -------------  -------------  ------------  ------------  ----------------
                                                   (IN THOUSANDS)
Net Sales............... $17,985 100.0% $19,030 100.0% $19,673 100.0% $3,860 100.0% $4,213 100.0% $  5,024   100.0%
Cost of Sales...........  11,556  64.3   12,563  66.0   12,862  65.4   2,532  65.6   2,760  65.5     3,173    63.2
Selling, General and
 Administrative
 Expenses...............   5,926  32.9    6,101  32.1    6,046  30.7   1,296  33.6   1,434  34.0     1,827    36.4
                         ------- -----  ------- -----  ------- -----  ------ -----  ------ -----  -------- -------
Operating Income........ $   503   2.8% $   366   1.9% $   765   3.9% $   32   0.8% $   19   0.5% $     24     0.4%
                         ======= =====  ======= =====  ======= =====  ====== =====  ====== =====  ======== =======

  Three Months Ended September 30, 1997 Compared to Three Months Ended September 30, 1996

  Net Sales. Net sales increased to $4.2 million in the three months ended September 30, 1997 from $3.9 million in the year ended September 30, 1996, an increase of $0.4 million, or 9.1%, as a result of increased sales at United Wholesale's Mississippi facilities due to reduced competition.

  Cost of Sales. Cost of sales, which consists of the cost of perishable and hardgood products and in-bound freight costs, increased to $2.8 million in the three months ended September 30, 1997 from $2.5 million in the three months ended September 30, 1996, an increase of $0.2 million, or 9.0%, primarily as a result of increased sales. As a percentage of net sales, cost of sales decreased to 65.5% in the three months ended September 30, 1997 from 65.6% in the three months ended September 30, 1996.

  Selling, General and Administrative. Selling, general and administrative expenses increased to $1.4 million in the three months ended September 30, 1997 from $1.3 million in the three months ended September 30, 1996, an increase of $0.1 million, or 10.6%. As a percentage of net sales, selling, general and administrative expenses increased to 34.0% in the three months ended September 30, 1997 from 33.6% in the three months ended September 30, 1996.

  Year Ended June 30, 1997 Compared to Year Ended June 30, 1996

  Net Sales. Net sales increased to $19.7 million in the year ended June 30, 1997 from $19.0 million in the year ended June 30, 1996, an increase of $0.6 million, or 3.4%, as a result of increased sales at United Wholesale's Mississippi facilities due to reduced competition.

  Cost of Sales. Cost of sales, which consists of the cost of perishable and hardgood products and in-bound freight costs, increased to $12.9 million in the year ended June 30, 1997 from $12.6 million in the year ended June 30, 1996, an increase of $0.3 million, or 2.4%, primarily as a result of increased sales. As a percentage of net sales, cost of sales decreased to 65.4% in the year ended June 30, 1997 from 66.0% in the year ended June 30, 1996. This decrease resulted from savings obtained through a group buying program and reductions in in-bound freight costs.

  Selling, General and Administrative. Selling, general and administrative expenses decreased to $6.0 million in the year ended June 30, 1997 from $6.1 million in the year ended June 30, 1996, a decrease of $0.1 million, or 0.9%. As a percentage of net sales, selling, general and administrative expenses decreased to 30.7% in the year ended June 30, 1997 from 32.1% in the year ended June 30, 1996. This decrease resulted primarily from spreading fixed costs over increased sales.

  Operating Income. As a result of the factors discussed above, operating income increased to $0.8 million in the year ended June 30, 1997 from $0.4 million in the year ended June 30, 1996, an increase of $0.4 million, or 109.0%. As a percentage of net sales, operating income increased to 3.9% in the year ended June 30, 1997 from 1.9% in the year ended June 30, 1996.

  Year Ended June 30, 1996 Compared to Year Ended June 30, 1995

  Net Sales. Net sales increased to $19.0 million in the year ended June 30, 1996 from $18.0 million in the year ended June 30, 1995, an increase of $1.0 million, or 5.8%. This increase resulted primarily from increased sales at United Wholesale's Mobile, Alabama facility, which increased its emphasis on sales of perishables, and its Tulsa, Oklahoma facility, which increased its customer base by beginning a policy of extending credit to customers.

  Cost of Sales. Cost of sales increased to $12.6 million in the year ended June 30, 1996 from $11.6 million in the year ended June 30, 1995, an increase of $1.0 million, or 8.7%, primarily as a result of operational difficulties at the Memphis, Tennessee location, particularly with respect to inventory management. As a percentage of net sales, cost of sales increased to 66.0% in the year ended June 30, 1996 from 64.3% in the year ended June 30, 1995.

  Selling, General and Administrative. Selling, general and administrative expenses increased to $6.1 million in the year ended June 30, 1996 from $5.9 million in the year ended June 30, 1995, an increase of $0.2 million, or 3.0%. As a percentage of net sales, selling, general and administrative expenses decreased to 32.1% in the year ended June 30, 1996 from 32.9% in the year ended June 30, 1995. This decrease resulted primarily from spreading fixed costs over increased sales.

  Operating Income. As a result of the factors discussed above, operating income decreased to $0.4 million in the year ended June 30, 1996 from $0.5 million in the year ended June 30, 1995, a decrease of $0.1 million, or 27.2%. As a percentage of net sales, operating income decreased to 1.9% in the year ended June 30, 1996 from 2.8% in the year ended June 30, 1995.

 AMERICAN FLORIST

  Founded in 1994, American Florist is a wholesale distributor of perishable floral products and floral-related hardgoods located in Massachusetts. In April 1994, American Florist acquired the wholesale distribution business of Johnson's Roses, which was founded in 1927. American Florist purchases floral products from foreign and domestic growers, importers, brokers and shippers and sells them to both retail florists and mass-market retailers in Maine, Massachusetts, Vermont and New Hampshire. American Florist also manufactures floral bouquets for distribution to supermarkets. American Florist has approximately 75 employees.

 Results of Operations

  The following table sets forth selected financial data and data as a percentage of net sales for the periods indicated.

                                                            NINE MONTHS ENDED        JANUARY 1,
                            YEAR ENDED DECEMBER 31,           SEPTEMBER 30,         1997 THROUGH
                          ----------------------------  --------------------------   OCTOBER 15,
                              1995           1996           1996          1997          1997
                          -------------  -------------  ------------  ------------  -------------
                                                    (IN THOUSANDS)
 Net sales............... $10,783 100.0% $11,679 100.0% $8,759 100.0% $9,563 100.0% $10,051 100.0%
 Cost of sales...........   7,788  72.2    8,268  70.8   6,128  70.0   6,535  68.3    6,845  68.1
 Selling, general and
  administrative
  expenses...............   2,531  23.5    2,723  23.3   2,065  23.6   2,290  23.9    2,490  24.8
                          ------- -----  ------- -----  ------ -----  ------ -----  ------- -----
 Operating income........ $   464   4.3% $   688   5.9% $  566   6.4% $  738   7.7% $   716   7.1%
                          ======= =====  ======= =====  ====== =====  ====== =====  ======= =====

  Nine Months Ended September 30, 1997 Compared to Nine Months Ended September 30, 1996

  Net Sales. Net sales increased to $9.6 million in the nine months ended September 30, 1997 from $8.8 million in the nine months ended September 30, 1996, an increase of $0.8 million, or 9.2%. This increase resulted from increased sales to existing customers and sales to new customers.

  Cost of Sales. Cost of sales, which consists of the cost of perishable and hardgood products and in-bound freight costs, increased to $6.5 million in the nine months ended September 30, 1997 from $6.1 million in the nine months ended September 30, 1996, an increase of $0.4 million, or 6.6%, primarily as a result of increased sales. As a percentage of net sales, cost of sales decreased to 68.3% in the nine months ended September 30, 1997 from 70.0% in the nine months ended September 30, 1996, due to management's ability to obtain more favorable prices, improved inventory management and reduced freight costs.

  Selling, General and Administrative. Selling, general and administrative expenses increased to $2.3 million in the nine months ended September 30, 1997 from $2.1 million in the nine months ended September 30, 1996, an increase of $0.2 million, or 10.9%. As a percentage of net sales, selling, general and administrative expenses increased to 23.9% in the nine months ended September 30, 1997 from 23.6% in the nine months ended September 30, 1996, primarily as a result of additional personnel costs.

  Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

  Net Sales. Net sales increased to $11.7 million in the year ended December 31, 1996 from $10.8 million in the year ended December 31, 1995, an increase of $0.9 million, or 8.3%. This increase resulted from an increased focus on bouquet sales to mass-market retailers, improved quality of products and the addition of floral-related hardgoods to American Florist's product line.

  Cost of Sales. Cost of sales increased to $8.3 million in the year ended December 31, 1996 from $7.8 million in the year ended December 31, 1995, an increase of $0.5 million, or 6.2%, primarily as a result of increased sales. As a percentage of net sales, cost of sales decreased to 70.8% in the year ended December 31, 1996 from 72.2% in the year ended December 31, 1995, due to management's efforts to obtain more favorable product prices.

  Selling, General and Administrative. Selling, general and administrative expenses increased to $2.7 million in the year ended December 31, 1996 from $2.5 million in the year ended December 31, 1995, an increase of $0.2 million, or 7.6%. As a percentage of net sales, selling, general and administrative expenses decreased to 23.3% in the year ended December 31, 1996 from 23.5% in the year ended December 31, 1995, primarily as a result of additional personnel.

  Operating Income. As a result of the factors discussed above, operating income increased to $0.7 million in the year ended December 31, 1996 from $0.5 million in the year ended December 31, 1995, an increase of $0.2 million or 48.3%. As a percentage of net sales, operating income increased to 5.9% in the year ended December 31, 1996 from 4.3% in the year ended December 31, 1995.

  Year Ended December 31, 1995 Compared to Year Ended December 31, 1994

  Net Sales. Net sales increased to $10.8 million in the year ended December 31, 1995 from $6.3 million in the year ended December 31, 1994, an increase of $4.5 million, or 71.3%. This increase primarily resulted from a full year of operations in 1995 compared to eight months of operations in 1994.

  Cost of Sales. Cost of sales increased to $7.8 million in the year ended December 31, 1995 from $4.6 million in the year ended December 31, 1994, an increase of $3.2 million, or 70.1%, primarily as a result of increased sales. As a percentage of net sales, cost of sales decreased to 72.2% in the year ended December 31, 1995 from 72.8% in the year ended December 31, 1994, due to management's efforts to obtain more favorable prices.

  Selling, General and Administrative. Selling, general and administrative expenses increased to $2.5 million in the year ended December 31, 1995 from $1.5 million in the year ended December 31, 1994, an increase of $1.0 million, or 63.8%. This increase primarily resulted from a full year of operations in 1995 compared to eight months of operations in 1994. As a percentage of net sales, selling, general and administrative expenses decreased to 23.5% in the year ended December 31, 1995 from 24.6% in the year ended December 31, 1994.

  Operating Income. As a result of the factors discussed above, operating income increased to $0.5 million in the year ended December 31, 1995 from $0.2 million in the year ended December 31, 1994, an increase of $0.3 million or 174.6%. As a percentage of net sales, operating income increased to 4.3% in the year ended December 31, 1995 from 2.7% in the year ended December 31, 1994.

 MONTEREY BAY

  Founded in 1993, Monterey Bay, located in Watsonville, California, is a manufacturer and wholesale distributor of fresh-cut flower bouquets, consisting of specialty California grown and imported flowers. Monterey Bay purchases flowers from nearly 150 domestic growers and 12 importers and distributes them to a supermarket and a discount retailer, each of which has numerous locations throughout the Western United States. In February 1995, Monterey Bay acquired a bouquet manufacturer that distributed bouquets to the discount retailer, and Monterey Bay began producing bouquets for that discount retailer. Monterey Bay has approximately 75 employees.

 Results of Operations

  The following table sets forth selected financial data and data as a percentage of net sales for the periods indicated.

                                                         NINE MONTHS ENDED        JANUARY 1,
                          YEAR ENDED DECEMBER 31,          SEPTEMBER 30,         1997 THROUGH
                         --------------------------  --------------------------   OCTOBER 15,
                             1995          1996          1996          1997          1997
                         ------------  ------------  ------------  ------------  -------------
                                                  (IN THOUSANDS)
Net sales............... $6,903 100.0% $9,477 100.0% $6,797 100.0% $9,714 100.0% $10,175 100.0%
Cost of sales...........  5,959  86.3   8,285  87.4   5,851  86.1   7,895  81.3    8,384  82.4
Selling, general and
 administrative
 expenses...............    910  13.2   1,113  11.7     760  11.2     896   9.2      875   8.6
                         ------ -----  ------ -----  ------ -----  ------ -----  ------- -----
Operating income........ $   34   0.5% $   79   0.8% $  186   2.7% $  923   9.5% $   916   9.0%
                         ====== =====  ====== =====  ====== =====  ====== =====  ======= =====

  Nine Months Ended September 30, 1997 Compared to Nine Months Ended September 30, 1996

  Net Sales. Net sales increased to $9.7 million in the nine months ended September 30, 1997 from $6.8 million in the nine months ended September 30, 1996, an increase of $2.9 million, or 42.9%. The increase reflected an increased volume of sales.

  Cost of Sales. Cost of sales, which primarily consists of fresh cut flowers, production, labor and distribution costs, increased to $7.9 million in the nine months ended September 30, 1997 from $5.9 million in the nine months ended September 30, 1996, an increase of $2.0 million, or 34.9%, primarily as a result of the increased sales. As a percentage of net sales, cost of sales decreased to 81.3% in the nine months ended September 30, 1997 from 86.1% in the nine months ended September 30, 1996. This decreased resulted primarily from better prices obtained through higher volume purchases of both perishable products and packaging materials.

  Selling, General and Administrative. Selling, general and administrative expenses increased to $0.9 million in the nine months ended September 30, 1997 from $0.8 million in the nine months ended September 30, 1996, an increase of $0.1 million, or 17.9%. The increase was attributable to increased sales. As a percentage of net sales, selling, general and administrative expenses decreased to 9.2% in the nine months ended September 30, 1997 from 11.2% in the nine months ended September 30, 1996.

  Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

  Net Sales. Net sales increased to $9.5 million in the year ended December 31, 1996 from $6.9 million in the year ended December 31, 1995, an increase of $2.6 million, or 37.3%. This increase resulted primarily from increased purchases from existing stores of both of Monterey Bay's customers due to Monterey Bay's focus on service and quality, and expansion into new stores.

  Cost of Sales. Cost of sales increased to $8.3 million in the year ended December 31, 1996 from $6.0 million in the year ended December 31, 1995, an increase of $2.3 million, or 39.0%, primarily as a result of increased sales. As a percentage of net sales, cost of sales increased to 87.4% in the year ended December 31, 1996 from 86.3% in the year ended December 31, 1995.

  Selling, General and Administrative. Selling, general and administrative expenses increased to $1.1 million in the year ended December 31, 1996 from $0.9 million in the year ended December 31, 1995, an increase of $0.2 million, or 22.3%. As a percentage of net sales, selling, general and administrative expenses decreased to 11.7% for the year ended December 31, 1996 from 13.2% for the year ended December 31, 1995. This decrease resulted primarily from spreading fixed costs over increased net sales. Selling, general and administrative expenses include compensation paid to employee-stockholders totaling $0.3 million in both the year ended December 31, 1996 and the year ended December 31, 1995.

  Operating Income. As a result of the factors discussed above, operating income increased by $45,000 in the year ended December 31, 1996 from the year ended December 31, 1995, an increase of 132.4%. As a percentage of net sales, operating income increased to 0.8% in the year ended December 31, 1996 from 0.5% in the year ended December 31, 1995.

  Year Ended December 31, 1995 Compared to Year Ended December 31, 1994

  Net Sales. Net sales increased to $6.9 million in the year ended December 31, 1995 from $4.3 million in the year ended December 31, 1994, an increase of $2.7 million, or 62.3%. This increase resulted primarily from the acquisition of a bouquet manufacturer that produced bouquets for a discount retailer in February 1995 and Monterey Bay's focus on improving quality and service.

  Cost of Sales. Cost of sales increased to $6.0 million in the year ended December 31, 1995 from $3.8 million in the year ended December 31, 1994, an increase of $2.2 million, or 57.9%, primarily as a result of the increase in sales. As a percentage of sales, cost of sales decreased to 86.3% in the year ended December 31, 1995 from 88.7% in the year ended December 31, 1994. This decrease resulted primarily from favorable prices obtained through volume purchasing.

  Selling, General and Administrative. Selling, general and administrative expenses increased to $0.9 million in the year ended December 31, 1995 from $0.5 million in the year ended December 31, 1994, an increase of $0.5 million, or 98.7%. This increase primarily resulted from the addition of personnel. As a percentage of net sales, selling, general and administrative expenses increased to 13.2% in the year ended December 31, 1995 from 10.8% in the year ended December 31, 1994. Selling, general and administrative expenses include compensation paid to employee-stockholders totaling $0.3 million in the year ended December 31, 1995 and $0.2 million in the year ended December 31, 1994.

  Operating Income. As a result of the factors discussed above, operating income increased to $34,000 in the year ended December 31, 1995 from $22,000 in the year ended December 31, 1994, an increase of $12,000, or 54.5%. As a percentage of net sales, operating income was 0.5% in the year ended December 31, 1995 and the year ended December 31, 1994.

 ALPINE GEM

  Founded in 1978, Alpine Gem is a broker and shipper of perishable floral products. Alpine Gem purchases flowers from approximately 250 growers and sells flowers on consignment for approximately 18 growers. Alpine Gem distributes flowers to nearly 750 customers, primarily wholesalers, located throughout the United States. Alpine Gem has approximately 20 employees. Alpine Gem has one location in Montana and one location in California.

 Results of Operations

  The following table sets forth selected financial data and data as a percentage of net sales for the periods indicated.

                                                                                          JANUARY 1,
                          YEAR ENDED DECEMBER 31,     NINE MONTHS ENDED SEPTEMBER 30,    1997 THROUGH
                         --------------------------  ----------------------------------  OCTOBER 15,
                             1995          1996            1996              1997            1997
                         ------------  ------------  ----------------  ----------------  ------------
                                                      (IN THOUSANDS)
Net sales............... $8,139 100.0% $9,334 100.0%   $7,192   100.0%   $8,136   100.0% $8,692 100.0%
Cost of sales...........  6,287  77.2   7,132  76.4     5,503    76.5     6,090    74.7   6,540  75.2
Selling, general and
 administrative
 expenses...............  1,526  18.7   1,868  20.0     1,243    17.3     1,670    20.5   1,793  20.6
                         ------ -----  ------ -----  -------- -------  -------- -------  ------ -----
Operating income........ $  326   4.0% $  334   3.6% $    446     6.2% $    376     4.6% $  359   4.2%
                         ====== =====  ====== =====  ======== =======  ======== =======  ====== =====

  Nine Months Ended September 30, 1997 Compared to Nine Months Ended September 30, 1996

  Net Sales. Net sales increased to $8.2 million in the nine months ended September 30, 1997 from $7.2 million in the nine months ended September 30, 1996, an increase of $1.0 million, or 13.3%, primarily from sales resulting from improved promotion of goods and marketing of additional varieties of products.

  Cost of Sales. Cost of sales, which primarily consists of the cost of fresh-cut flowers, increased to $6.1 million in the nine months ended September 30, 1997 from $5.5 million in the nine months ended September 30, 1996, an increase of $0.6 million, or 10.7%, primarily as a result of increased sales. As a percentage of net sales, cost of sales decreased to 74.7% in the nine months ended September 30, 1997 from 76.5% in the nine months ended September 30, 1996.

  Selling, General and Administrative. Selling, general and administrative expenses increased to $1.7 million in the nine months ended September 30, 1997 from $1.2 million in the nine months ended September 30, 1996, an increase of $0.4 million, or 34.4%, primarily as a result of increased sales, marketing and lease expenses. As a percentage of net sales, selling, general and administrative expenses increased to 20.5% in the nine months ended September 30, 1997 from 17.3% the nine months ended September 30, 1996.

  Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

  Net Sales. Net sales increased to $9.3 million in the year ended December 31, 1996 from $8.1 million in the year ended December 31, 1995, an increase of $1.2 million, or 14.7%. This increase resulted primarily from increased marketing efforts directed at increasing the variety of available products.

  Cost of Sales. Cost of sales increased to $7.1 million in the year ended December 31, 1996 from $6.3 million in the year ended December 31, 1995, an increase of $0.8 million, or 13.4%. This increase resulted primarily from increased sales. As a percentage of net sales, cost of sales decreased to 76.4% in the year ended December 31, 1996 from 77.2% in the year ended December 31, 1995, as a result of increased sales of products with a higher value to purchasers, for which Alpine Gem was able to charge a premium.

  Selling, General and Administrative. Selling, general and administrative expenses increased to $1.9 million in the year ended December 31, 1996 from $1.5 million in the year ended December 31, 1995, an increase of $0.3 million, or 22.4%. As a percentage of net sales, selling, general and administrative expenses increased to 20.0% in the year ended December 31, 1996 from 18.7% in the year ended December 31, 1995.

  Operating Income. Operating income was $0.3 million in the year ended December 31, 1996 and the year ended December 31, 1995. As a percentage of net sales, operating income decreased to 3.6% in the year ended December 31, 1996 from 4.0% in the year ended December 31, 1995.

  Year Ended December 31, 1995 Compared to Year Ended December 31, 1994

  Net Sales. Net sales increased to $8.1 million in the year ended December 31, 1995 from $7.3 million in the year ended December 31, 1994, an increase of $0.9 million, or 12.2%. This increase resulted primarily from the use of independent sales representatives to sell products, as well as entry into the Florida market. Alpine Gem subsequently discontinued its Florida operations.

  Cost of Sales. Cost of sales increased to $6.3 million in the year ended December 31, 1995 from $5.4 million in the year ended December 31, 1994, an increase of $0.8 million, or 15.6%. This increase resulted primarily from Alpine Gem's entry into the Florida market. As a percentage of net sales, cost of sales increased to 77.2% in the year ended December 31, 1995 from 75.0% in the year ended December 31, 1994.

  Selling, General and Administrative. Selling, general and administrative expenses increased to $1.5 million in the year ended December 31, 1995 from $1.3 million in the year ended December 31, 1994, an increase of $0.2 million, or 15.6%. As a percentage of net sales, selling general and administrative expenses increased to 18.7% in the year ended December 31, 1995 from 18.2% in the year ended December 31, 1994.

  Operating Income. As a result of the factors discussed above, operating income decreased to $0.3 million in the year ended December 31, 1995 from $0.5 million in the year ended December 31, 1994, a decrease of $0.2 million, or 34.0%. As a percentage of net sales, operating income decreased to 4.0% in the year ended December 31, 1995 from 6.8% in the year ended December 31, 1994.

                                   BUSINESS

OVERVIEW

  USA Floral was founded in April 1997 to create a national consolidator and operator of floral products distribution businesses. The Company commenced operations on October 16, 1997, the date of the consummation of the IPO and the acquisition of the Founding Companies. In January and April 1998, the Company consummated the acquisition of the Subsequent Acquisitions. The Company engages primarily in the importing and distribution of perishable floral products (including fresh-cut flowers, greens and potted plants) and the wholesale distribution of floral-related hardgoods (including vases and glassware, foam for flower arranging, tools, and other supplies), provides pre-packaged floral bouquets and arrangements to retail florists and mass-market retailers and engages in brokerage and shipping services for wholesalers of both foreign and domestic cut flowers. The Company believes, based upon the experience of its management, that it is one of the largest integrated distributors of floral products in the United States. The Company has approximately 2,100 employees and serves thousands of customers nationwide from 56 facilities in 21 states and the District of Columbia, and also serves customers in the western provinces of Canada from four facilities.

INDUSTRY OVERVIEW

  The floriculture industry produces, distributes and markets fresh-cut flowers and greens, potted plants and floral-related hardgoods such as vases and glassware, foam for flower arranging, and tools and supplies. Through a network of importers, brokers, shippers and wholesalers, flowers are brought from growing regions throughout the United States and in countries around the world to consumers who purchase from retail florists and mass-market distributors such as supermarkets and discount stores.

  Fresh flowers are grown commercially at farms around the world. Principal sources of supply for the United States market are growers in Colombia and Ecuador in South America, Costa Rica and Mexico in Central America, Holland in Europe, and to a lesser extent Australia and New Zealand in the Pacific Rim. Central America and South America are the predominant sources of supply for flowers imported into the United States. Domestic sources of supply include farms in California and the Pacific Northwest, as well as Hawaii for tropical varieties and the Northeast for greens that are particularly in demand during the winter holidays. While a limited number of growers operate large, integrated farms, both foreign and domestic growers are typically small businesses operating in a highly fragmented environment.

  Flowers grown abroad arrive at United States ports of entry, principally Miami, Florida, by air each day. Flowers imported into the United States primarily consist of roses, carnations, chrysanthemums and alstromeria, each of which is imported in a number of varieties. Importers of floral products receive these flowers, generally on consignment, and facilitate their passage through United States customs inspection and clearance procedures. Once the flowers have cleared customs, the importers often pre-cool the flowers at their own facilities to help preserve them as they move through the distribution channel. Typically, flowers spend only one or two days in customs clearance and pre-cooling.

  Importers, for foreign flowers, and brokers, for both foreign and domestic flowers, match the available flower supply with demand from wholesalers and bouquet companies. The flowers are shipped to shippers and wholesalers from importers' facilities at ports of entry or from domestic growers on refrigerated trucks, usually arriving at the wholesaler within one to three days. Shipments of perishable floral products are broken down into lots sized to meet customer requirements, and then sent to wholesalers, bouquet companies and mass-market retailers. Wholesalers then market and supply fresh flowers and floral products hardgoods to traditional retail florists and mass-market retailers, as well as to bouquet manufacturers.

  Bouquet manufacturers, which have emerged over the past decade to provide pre-packaged products to mass-market retailers, obtain flowers from importers, as well as directly from growers, and, to a lesser extent, from wholesalers and shippers. Bouquet manufacturers employ mass-production techniques in order to replicate cost-effectively a particular floral product design for widespread distribution. They wrap cut flowers in plastic sleeves and produce floral arrangements, which are packaged in shipping containers, for sale through mass-market retailers such as supermarkets and discount retailers and chain stores.

  At each stage of the distribution chain, the pricing of cut flowers varies with quality and freshness. As days pass from the time of first cutting, fresh products that remain unsold decline in price, until they are ultimately sold or discarded. Because the freshest, highest-quality flowers command the highest prices, the distribution system effectively rewards the growers that produce the best flowers, the importers and brokers that clear and match flowers with buyers most efficiently, and the wholesalers and bouquet companies that store and preserve flowers most effectively and bring the best products to market most quickly.

  The distribution channel in the floriculture industry is highly fragmented and consists mainly of small, family-owned firms that operate from a single location or from a small number of outlets in a single region. While floral products have historically been sold at retail through a large number of traditional florists, who continue to serve the majority of consumers, the Company believes, based upon the experience of its management, that changes in consumer buying habits are causing more consumers to seek floral products from mass-market retailers such as supermarkets, discount retailers and chain stores. The Company believes that sales in the retail segment of the floriculture industry totaled approximately $15.0 billion in 1996, and that approximately 45% of retail sales were generated by mass-market retailers. Management believes that the growing consumer preference for more convenient floral products retailers, together with the potential efficiencies to be achieved from operating floral products businesses on a large scale, have well positioned the floriculture industry for consolidation and provide an attractive opportunity for the Company to build an integrated, nationwide floral products distributor that can serve the growing mass-market while continuing to meet the needs of the traditional florists for high quality products and services.

STRATEGY

  The Company believes that it is a leading consolidator in the highly fragmented floral products industry and is therefore uniquely positioned to create a new industry operating model that streamlines distribution, improves product quality and provides better service to retailers, particularly in the mass-market. To attain its goals, the Company's strategy is to (i) acquire profitable floral products businesses in each segment of the distribution channel, (ii) empower decentralized local management to stay close to customers and generate new ideas for Company-wide dissemination, (iii) achieve operating efficiencies by combining certain functions at the corporate level and (iv) introduce new products and services to the traditional retail florist, the mass-market supplier and the consumer, including "brand-name" flowers and express services for certain pre-packaged products.

  Pursue Strategic Acquisitions. The Company seeks to capitalize upon consolidation opportunities in the U.S. floral products industry by pursuing selective acquisitions in all components of the distribution segment of the industry. To build upon and enhance its nationwide presence, the Company focuses upon opportunities that complement and complete its floral products offerings and in new geographic markets with above-average population growth and floral products consumption. The Company has begun to implement an aggressive acquisition program utilizing a "hub and spoke" strategy for expansion into its targeted markets. As part of this strategy, the Company plans to continue to make acquisitions of established, high-quality local companies in targeted geographic areas, which can then serve as "hubs" for the acquisition of smaller, synergistic "spokes" in that locality or in surrounding markets. The Company believes that it can successfully integrate the operations of acquired spokes into its hubs, in order to leverage more effectively its sales, marketing and distribution capabilities. Robert J. Poirier, the Company's co-founder, Chairman of the Board, President and Chief Executive Officer, has over 22 years of experience in the floral products industry, with extensive relationships with wholesalers, importers, brokers and bouquet manufacturers. Mr. Poirier's industry knowledge is complemented by the acquisition expertise of Jonathan J. Ledecky, the Company's co-founder and Non-Executive Chairman of the Board. Mr. Ledecky has considerable experience consolidating private businesses into publicly-held entities. Mr. Ledecky has founded or co-founded two other publicly-held companies, U.S. Office Products Company and Consolidation Capital Corporation, each of which has implemented a consolidation strategy.

  Operate with Decentralized Management. The Company conducts its operations through a decentralized management approach through which individual management teams are responsible for the day-to-day operations of the Operating Companies as well as for helping to identify additional acquisition candidates in their respective locales. At the same time, the Company is building a Company-wide team of senior management to provide the Operating Companies with strategic oversight and guidance with respect to acquisitions, financing, marketing and operations. As part of this strategy, the Company intends to foster a culture of cooperation and teamwork that emphasizes dissemination of "best practices" among its local management teams. The Company believes that stock ownership and incentive compensation will help to keep the objectives of local management aligned with those of the Company, and that a decentralized management approach will result in better customer service by allowing local management the flexibility to implement policies and make decisions based on the needs of local customers.

  Achieve Operating Efficiencies. The Company believes that it will be able to increase operating efficiency and achieve certain synergies among its constituent businesses. In particular, with larger operational scale, the Company believes that it can increase distribution efficiencies by utilizing shipping and delivery capacity more efficiently. The Company will also seek to combine certain administrative functions, such as accounting and finance, insurance, employee benefits, strategic marketing and legal support, at the corporate level, and to institute a Company-wide management information system. The Company believes that increased scale and administrative integration will enable it not only to operate more efficiently, but also to obtain more favorable discounts and rebates on floral-related hardgoods and, to a lesser extent, realize savings on transportation and handling costs of fresh flowers. To date, the Company has achieved certain operating efficiencies in the cost of its property and casualty insurance coverage and in its communications systems. Further, the Operating Companies have realized some reductions in the costs of the floral-related hardgoods purchases. There can be no assurance that such operating efficiencies or favorable impact will continue.

  Introduce New Products and Services. The Company believes that over time it will be able to develop and market high-value added products and services, such as "branded" flowers and bouquets specifically identified with quality and consistency. By utilizing its contacts with growers and leveraging its distribution, the Company believes that it can establish specifications for fresh flowers and control product quality at each step in the distribution process, thereby building a brand identification that will command a premium price. The Company also intends to service retailers by providing pre-packaged fresh flowers and arrangements during periods of peak demand, as well as to market floral products through corporate account relationships and other means.

THE OPERATING COMPANIES

  The Company acquired the Founding Companies contemporaneously with the consummation of the IPO, through the application of a portion of the proceeds therefrom and the issuance of Common Stock. In January and April 1998, the Company consummated the acquisition of the Subsequent Acquisitions by utilizing cash, including borrowings under the Credit Facility and the issuance of Common Stock. The Company has conducted operations on a combined basis since October 16, 1997.

 FOUNDING COMPANIES

  Houff. Founded in 1977, Houff is a wholesale distributor of perishable floral products and floral-related hardgoods, operating from seven locations in Illinois, Virginia and Arizona. Houff purchases floral products from domestic growers, importers, brokers and shippers and sells them to approximately 3,000 customers, including retail florists and mass-market retailers. Houff has approximately 280 employees. Houff's revenues for the period January 1, 1997 to October 15, 1997 were $29.4 million.

  CFX. Founded in 1974, CFX is an importer and distributor of perishable floral products located in Miami, Florida. CFX imports flowers from approximately 45 farms located primarily in Colombia and Ecuador, and distributes them throughout the United States to approximately 475 customers, including wholesale distributors and mass-market retailers. CFX has approximately 114 employees. CFX's revenues for the period January 1, 1997 to October 15, 1997 were $31.4 million.

  Bay State. Founded in 1952, Bay State is a wholesale distributor of perishable floral products and floral-related hardgoods, operating from six locations in Massachusetts, New York, New Hampshire, Connecticut and Rhode Island. Bay State purchases floral products from domestic growers, importers, brokers and shippers and sells them to approximately 3,000 customers, including retail florists and mass-market retailers. Bay State has approximately 213 employees. Bay State's revenues for the period January 1, 1997 to October 15, 1997 were $23.6 million.

  Flower Trading. Founded in 1977, Flower Trading is an importer and distributor of perishable floral products, located in Miami, Florida. Flower Trading imports flowers from farms located primarily in Colombia, Ecuador, Guatemala and Peru and distributes them throughout the United States to approximately 140 wholesale distributors. Flower Trading has approximately 47 employees. Flower Trading's revenues for the period January 1, 1997 to October 15, 1997 were $17.5 million.

  United Wholesale. Founded in 1947, United Wholesale is a wholesale distributor of perishable floral products and floral-related hardgoods, operating from 13 locations in Arkansas, Alabama, Mississippi, Oklahoma, Tennessee and Texas. United Wholesale purchases floral products from domestic growers, importers, brokers and shippers and sells them to approximately 3,500 customers, including retail florists and mass- marketers. United Wholesale has approximately 180 employees. United Wholesale's revenues for the period July 1, 1997 to October 15, 1997 were $5.0 million.

  American Florist. Founded in 1994, American Florist, which does business under the name "Johnson's Roses," is a wholesale distributor of perishable floral products and floral-related hardgoods, located in Woburn, Massachusetts. American Florist purchases floral products from foreign and domestic growers, importers, brokers and shippers and sells them to approximately 520 customers, including retail florists and mass-market retailers in Maine, Massachusetts, Vermont and New Hampshire. American Florist also provides pre-packaged fresh cut floral bouquets to retail florists and mass-market retailers. American Florist has approximately 75 employees. American Florist's revenues for the period January 1, 1997 to October 15, 1997 were $10.1 million.

  Monterey Bay. Founded in 1993, Monterey Bay, located in Watsonville, California, is a manufacturer of fresh-cut flower bouquets, consisting of specialty California-grown and imported flowers. Monterey Bay purchases flowers from 10 importers and nearly 150 domestic growers and distributes them to a supermarket and a discount retailer, each of which has numerous locations throughout the western United States. Monterey Bay has approximately 75 employees. Monterey Bay's revenues for the period January 1, 1997 to October 15, 1997 were $10.1 million.

  Alpine Gem. Founded in 1978, Alpine Gem is a broker of perishable floral products, operating from one location in Montana and one location in California. Alpine Gem purchases flowers from approximately 250 growers, principally located in the United States, and sells flowers on consignment for approximately 15 growers. Alpine Gem distributes flowers to nearly 750 customers, primarily wholesalers, located throughout the United States. Alpine Gem has approximately 20 employees. Alpine Gem's revenues for the period January 1, 1997 to October 15, 1997 were $8.7 million.

 SUBSEQUENT ACQUISITIONS

  Continental Farms and Atlantic Bouquet. Continental Farms and Atlantic Bouquet were under common ownership prior to their acquisition. Founded in 1987, Continental Farms is an importer and broker of perishable floral products from Central and South America. Continental Farms is located in Miami, Florida and sells fresh-cut floral products on consignment to approximately 600 customers, including retail florists and mass-market retailers. Continental Farms has approximately 100 employees. Founded in 1994, Atlantic Bouquet is a bouquet manufacturer located in Miami, Florida. Atlantic Bouquet receives fresh-cut floral products from several importers, including Continental Farms, and uses them to manufacture bouquets and arrangements. Atlantic Bouquet distributes bouquets and arrangements throughout the United States to approximately 25 supermarket chains. Atlantic Bouquet has approximately 170 employees. Continental Farms and Atlantic Bouquet's combined revenues in 1997 were $62.5 million.

  XL Group. Founded in 1986, XL Group is an importer and distributor of fresh-cut floral products located in Miami, Florida. XL Group imports fresh-cut floral products from farms located primarily in Costa Rica, Ecuador and Colombia and distributes them throughout the United States to approximately 350 wholesale distributors and supermarkets. XL Group has approximately 95 employees. XL Group's annual revenues in 1997 were $32.3 million.

  Koehler & Dramm. Founded in 1955, Koehler & Dramm is a regional floral products wholesaler serving retailers throughout the upper Midwest United States. Koehler & Dramm purchases floral products from domestic growers and importers, brokers and shippers and sells them to approximately 3,000 customers. Koehler & Dramm is headquartered in Minneapolis, Minnesota and has a branch operation in Kansas City, Missouri. Koehler & Dramm has approximately 120 employees. Koehler & Dramm's revenues for the fiscal year ended July 31, 1997 were $21.2 million.

  Everflora and Everflora Miami. Everflora and Everflora Miami are both importers and brokers of perishable floral products. Everflora and Everflora Miami were both founded by Peter Unverdorben in 1985 and 1986, respectively. Everflora, headquartered in Creskill, New Jersey, purchases the majority of its products from suppliers in Europe and sells various types of flowers to wholesalers across the United States along with accompanying hard goods. Everflora Miami, headquartered in Miami, Florida, sells various types of flowers primarily imported from Central America and South America. Everflora and Everflora Miami employ approximately 86 people. Their combined revenues in 1997 were $20.3 million.

  UltraFlora. Founded in 1986, UltraFlora, headquartered in Miami, Florida, imports fresh-cut floral products primarily from Colombia and distributes them to approximately 35 mass-market retailers throughout the United States and Canada. UltraFlora has approximately 31 employees. UltraFlora's annual revenues in 1997 were $17.1 million.

  La Fleurette. Founded in 1982, La Fleurette assembles and sells floral bouquets and other arrangements to supermarkets. La Fleurette purchases the majority of the fresh-cut flowers used in its bouquets from importers and sells them to approximately 26 supermarkets. La Fleurette currently employs approximately 76 people at its headquarters in Miami, Florida. La Fleurette's annual revenues in 1997 were $17.7 million.

  Maxima. Founded in 1991, Maxima is an importer, distributor and broker of fresh-cut flowers throughout the United States, Europe and Canada. Maxima, headquartered in Miami, Florida, purchases the majority of its products from suppliers in Colombia and distributes them to its 350 customers. Maxima has approximately 36 employees. Maxima's annual revenues in 1997 were $14.4 million.

  Florafresh. Founded in 1986, Florafresh, headquartered in Miami, Florida, imports and distributes fresh-cut floral products primarily from growers in Colombia and distributes them throughout the United States primarily to major supermarket chains and other mass-market retailers. Florafresh has approximately 44 employees. Florafresh's annual revenues in 1997 were $15.9 million.

  Elite. Founded in 1992, Elite is an importer and distributor of perishable floral products located in Miami, Florida. Elite imports flowers from Costa Rica, Ecuador and Colombia and distributes them throughout the

United States to approximately 225 customers. Elite has approximately 23 employees. Elite's annual revenues in 1997 were $12.0 million.

  David L. Jones. Founded in 1939, David L. Jones is a regional floral products wholesaler servings its 8,000 customers located throughout western Canada. David L. Jones is headquartered in Vancouver, British Columbia and has branch operations in Calgary and Edmonton, Alberta and Winnigpeg, Manitoba. David L. Jones has approximately 240 employees at its four locations. David L. Jones' annual revenues in 1997 were Cdn. $31.5 million.

  Selecta. Founded in 1982, Selecta is an importer and distributor of perishable floral products. Operating from its headquarters in Miami, Florida and its branch office in Colombia, Selecta purchases its products primarily from farms located in Colombia and Ecuador and serves over 450 customers nationwide. Selecta has approximately 26 employees. Selecta's annual revenues in 1997 were $14.5 million.

  Allan Stanley. Founded in 1992, Allan Stanley is a wholesale distributor and manufacturer of floral bouquets and other arrangements, located in Carlsbad, California. Allan Stanley purchases solely from vendors located in the United States and sells its goods to two primary customers located in California but also sells to customers located in Nevada, Arizona, New Mexico and Colorado. Allan Stanley employs approximately 77 people. Allan Stanley's annual revenues for the fiscal year ended August 31, 1997 were $10.9 million.

  Sabana. Founded in 1973, Sabana is an importer and distributor of fresh-cut flowers, located in Miami, Florida. Sabana imports fresh-cut floral products from farms located in Bogota, Colombia and distributes them throughout the United States to over 300 wholesale accounts. Sabana has approximately 14 employees. Sabana's annual revenues in 1997 were $8.8 million.

  Pacific Floral. Pacific and Rose City were under common ownership prior to their acquisition. Pacific and Rose City are both regional floral products wholesalers serving retailers in and around Portland, Oregon. Pacific and Rose City were founded in 1990 and 1992, respectively. Pacific sells its products primarily to florists while Rose City's customers base consists solely of grocery store chains. Pacific and Rose City have approximately 44 employees at their headquarters in Portland, Oregon. Pacific and Rose City's combined annual revenues in 1997 were $3.2 million.

COMPANY PRODUCTS AND SERVICES

  Through the Operating Companies, the Company provides a full range of interrelated floral products and services, including importing, brokerage, wholesaling and bouquet manufacturing.

  Importing. Through CFX, Flower Trading, Continental Farms, XL Group, Everflora, Everflora Miami UltraFlora, Maxima, Elite, Selecta, Sabana and Florafresh, the Company imports fresh flowers, including roses, carnations, chrysanthemums and alstromeria, from abroad, principally from Colombia and Ecuador. The Company imports flowers daily principally through the United States port of entry in Miami, Florida. These Operating Companies assist in clearing each shipment through United States customs, transferring the flowers to their own facilities for pre-cooling and then acting as intermediaries to link their available stocks of flowers with wholesalers throughout the country. To a limited extent, Alpine Gem also imports flowers grown in the Pacific Rim.

  Brokerage. Through Alpine Gem, the Company serves as a broker for domestic flowers, linking flowers grown primarily in California with wholesalers throughout the United States. Alpine Gem obtains information about maturing fresh flowers in California fields from a network of nearly 100 growers. At the same time, Alpine Gem gauges wholesaler demand for domestic flowers through contacts with wholesale distributors across the country. When matches are made, Alpine Gem obtains the flowers from the growers, breaks them down and repackages them to suit customer requirements and arranges delivery from the grower or from Alpine Gem to the wholesaler or bouquet company by refrigerated trucks operated by third-party shippers. To a lesser extent, CFX, Flower Trading, Continental Farms, Everflora Miami and Maxima also serve as brokers.

  Wholesaling. Wholesalers sell imported and domestic perishable floral products and floral-related hardgoods directly to thousands of retail florists as well as to mass-market retailers. The Company operates as a wholesaler in Illinois, Virginia and Arizona through Houff; in Massachusetts, Connecticut, New York, New Hampshire and Rhode Island through Bay State; in Arkansas, Alabama, Mississippi, Oklahoma, Tennessee and Texas through United Wholesale; in Massachusetts, Vermont, New Hampshire and Maine through American Florist; in Minnesota, Missouri, Wisconsin, Iowa, North Dakota, South Dakota, Kansas and Nebraska through Koehler & Dramm; in California, Nevada, Arizona, New Mexico and Colorado through Allan Stanley; in Portland, Oregon through Pacific Floral and in the western provinces of Canada through David L. Jones. Certain of the Operating Companies have multiple branches within a region in order to provide customers with timely and complete service.

  Upon receipt of shipments of flowers from suppliers, the Company's wholesalers process incoming flowers (i.e., break bulk, hydrate, re-cut stems and repackage to suit customer demand) to facilitate further distribution to retailers. In some cases, these wholesalers will also prepare specific arrangements to meet customer needs. Most of the Company's wholesale facilities are able to make deliveries to each of their retail customers once per day, and in some cases twice per day.

  Bouquet Manufacturing and Distribution. Through Monterey Bay, American Florist, Atlantic Bouquet, La Fleurette, Florafresh and Allan Stanley, the Company takes fresh flowers obtained from growers or importers and creates pre-packaged bunches or arrangements for distribution to retail florists and mass-market retailers, and primarily to a large supermarket chain and a large chain discount retailer. Ultraflora and Florafresh also distribute bouquets.

SALES AND MARKETING

  The Operating Companies each employ a dedicated sales force to market floral products directly to entities at the next level of the distribution chain. Sales and marketing are conducted primarily on a one-to-one basis by telephone calls to established accounts. The Operating Companies employ an aggregate of approximately 460 salespersons. Most of these employees are compensated on a commission basis or through other incentive-based compensation programs that encourage employees to build existing business as well as generate new customer relationships.

  In addition, the Company's wholesalers typically maintain limited "showroom" space, for walk-in business from trade customers, in which hardgoods such as vases and ribbons are displayed for sale. Trade customers can also examine and select fresh flowers from the wholesalers' on-site coolers.

  The Company believes that the nationwide scope and significant scale that it can attain through its acquisition strategy will create opportunities, over time, to promote high-quality, brand-name products, principally through direct sales techniques and retail promotions. In addition, the Company intends to seek corporate account opportunities to market products to selected audiences of employees and corporate purchasing personnel.

SOURCES OF SUPPLY

  The Company primarily imports fresh flowers from abroad, principally from Colombia and Ecuador; and to a lesser extent, it purchases fresh flowers grown in the United States, principally from California. Although the Company does not generally enter into contracts with its suppliers, it actively manages relationships with a large number of growers, importers and brokers to obtain high-quality flowers in amounts and at times needed. In addition, when appropriate the Company enters into standing order arrangements with certain importers, which provide for fixed quantity purchases on a fixed price basis throughout the year with higher quantities at that price during peak demand periods, to ensure an adequate supply of flowers during periods of peak demand. The Company believes that it has good relationships with its suppliers and that the large number of current and potential suppliers should continue to make perishable floral products available to the Company as needed. The

Company sources its hardgood products from a number of suppliers. The Company believes that it has good relationships with its suppliers, and that alternative sources of supply are readily available if necessary.

CUSTOMERS

  The Operating Companies have thousands of customers, consisting of other wholesalers and bouquet manufacturers, traditional florists and mass-market retailers. Certain other participants in the floriculture industry, including wire services such as Florists' Transworld Delivery Association ("FTD") and order aggregators such as 1-800-FLOWERS (both of which rely upon traditional retail florists such as those supplied by the Company to fulfill their orders), are also indirect customers for the Company's products through the demand that their orders generate at retail florists. The Company generally does not enter into long-term sales contracts with its customers. The Company's sales are generally evidenced by a purchase order or other sales documentation limited to a specific sale. No single customer accounted for more than 5% of the Company's pro forma combined 1997 revenues. To a limited extent, the Operating Companies have historically been suppliers to and customers of each other; the Company expects that these relationships will continue in the future, and that the Company's strategy of fostering cooperation and teamwork may yield new opportunities for the Operating Companies and any subsequently acquired companies to pursue business together.

COMPETITION

  The distribution segment of the floriculture industry is highly competitive, with numerous distributors in each market. The Company competes with other importers, brokers, wholesalers and bouquet companies based upon price, credit terms, breadth of product offerings, product quality, customer service and location. In addition, the Company competes with other buyers and sellers of floral and floral-related products, such as garden centers and farm stores. To the extent that the Company is unable to compete successfully against its existing and future competitors, its business, operating results and financial condition would be materially adversely affected. While the Company believes that it competes effectively within its industry, additional competitors with greater resources than the Company may enter the industry and compete effectively against the Company. Moreover, the Company may depend in part upon a trend toward consolidation in the floral products industry in order to execute effectively its acquisition and vertical integration strategy. This trend may not continue. If the Company's customers do not receive the Company's vertical integration strategy favorably, such customers have numerous alternative sources of supply. The Company is aware of at least one other publicly traded company which engages in a similar line of business and which the Company believes has a similar acquisition and vertical integration strategy. The existence of such a competitor may result in increased competition for suitable acquisition candidates and thereby increase the purchase prices required to be paid for such candidates.

FACILITIES

  The Company's corporate offices are located in leased space in Washington, D.C. at 1025 Thomas Jefferson Street, N.W., Suite 600 West, Washington, D.C. 20007. The telephone number of its principal executive offices is (202) 333-0800.

  In addition to its corporate offices, the Company maintained the following facilities as of May 7, 1998:

                                                                             OWNED OR
COMPANY                    LOCATION               PRINCIPAL USE               LEASED
-------                    --------               -------------              --------
Houff................... Chicago, IL  Headquarters and Distribution Facility  Owned
                         Chicago, IL  Distribution Facility                   Owned
                         Normal, IL   Distribution Facility                   Owned
                         Wheeling, IL Distribution Facility                   Owned
                         Phoenix, AZ  Distribution Facility                   Owned
                         Norfolk, VA  Distribution Facility                   Owned
                         Richmond, VA Distribution Facility                   Leased

                                                                                   OWNED OR
COMPANY                       LOCATION                  PRINCIPAL USE               LEASED
-------                       --------                  -------------              --------
CFX..................... Miami, FL          Headquarters, Sales Office,             Leased
                                             Distribution Facility
Bay State............... Waltham, MA        Headquarters and Distribution Facility  Leased
                         Springfield, MA    Distribution Facility                   Leased
                         Cromwell, CT       Distribution Facility                   Leased
                         Manchester, NH     Distribution Facility                   Leased
                         Clifton Park, NY   Distribution Facility                   Leased
                         Providence, RI     Distribution Facility                   Leased
Flower Trading.......... Miami, FL          Headquarters, Sales Office,             Leased
                                             Distribution Facility
United Wholesale........ Little Rock, AR    Headquarters                            Leased
                         Little Rock, AR    Distribution Facility                   Leased
                         Fort Smith, AR     Distribution Facility                   Leased
                         Mobile, AL         Distribution Facility                   Leased
                         Jackson, MS        Distribution Facility                   Owned
                         Tupelo, MS         Distribution Facility                   Leased
                         Oklahoma City, OK  Distribution Facility                   Owned
                         Tulsa, OK          Distribution Facility                   Leased
                         Jackson, TN        Distribution Facility                   Owned
                         Memphis, TN        Distribution Facility                   Owned
                         Amarillo, TX       Distribution Facility                   Leased
                         Longview, TX       Distribution Facility                   Leased
                         Texarkana, TX      Distribution Facility                   Leased
                         Tyler, TX          Distribution Facility                   Leased
American Florist........ Woburn, MA         Headquarters and Distribution Facility  Leased
Monterey Bay............ Watsonville, CA    Headquarters and Bouquet                Leased
                                             Manufacturing Facility
Alpine Gem.............. Thompson Falls, MT Headquarters and Sales Office           Leased
                         Watsonville, CA    Sales Office and Distribution Facility  Leased
Continental Farms and
 Atlantic Bouquet....... Miami, FL          Headquarters                            Owned
                         Miami, FL          Bouquet Manufacturing Facility          Owned
XL Group................ Miami, FL          Headquarters and Distribution Facility  Leased
Koehler & Dramm......... Minneapolis, MN    Headquarters and Distribution Facility  Leased
                         Kansas City, MO    Distribution Facility                   Leased
Everflora and Everflora
 Miami.................. Creskill, NJ       Headquarters and Distribution Facility  Leased
                         Miami, FL          Headquarters and Distribution Facility  Leased
UltraFlora.............. Miami, FL          Headquarters and Distribution Facility  Leased
La Fleurette............ Miami, FL          Headquarters, Sales Office and          Leased
                                             Bouquet Manufacturing Facility

                                                                                           OWNED OR
COMPANY                          LOCATION                       PRINCIPAL USE               LEASED
-------                          --------                       -------------              --------
Maxima.................. Miami, FL                 Headquarters                             Leased
                         Los Angeles, CA           Sales Office and Distribution Facility   Leased
Florafresh.............. Miami, FL                 Headquarters and Distribution Facility   Owned
Elite................... Miami, FL                 Headquarters and Distribution Facility   Leased
David L. Jones.......... Burnaby, British Columbia Headquarters                             Leased
                         Edmonton, Alberta         Branch                                   Owned
                         Calgary, Alberta          Branch                                   Owned
                         Winnipeg, Manitoba        Branch                                   Owned
Selecta................. Miami, FL                 Headquarters and Distribution Facility   Leased
Allan Stanley........... Oceanside, CA             Headquarters, Distribution Facility and  Leased
                                                    Bouquet Manufacturing Facility
Sabana.................. Miami, FL                 Headquarters and Distribution Facility   Leased
Pacific Floral.......... Portland, OR              Headquarters and Distribution Facility   Leased
                         Portland, OR              Headquarters and Distribution Facility   Leased

  The Company believes that its facilities are adequate for the Company's current operations.

EMPLOYEES

  As of May 7, 1998, the Company employed approximately 2,100 people. Approximately 1,280 employees were engaged in operations, 460 were engaged in sales, and 360 were engaged in a variety of administrative and managerial functions. Approximately 15 delivery personnel employed by Houff are members of Illinois Local 703 of the International Brotherhood of Teamsters, and are employed pursuant to a collective bargaining agreement. The Company believes that its relations with all of its employees are good.

LEGAL PROCEEDINGS

  The Company is not a party to any material legal proceedings.

                                  MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

  The following table sets forth certain information concerning each of the executive officers and directors of the Company as of May 7, 1998:

NAME                 AGE                   POSITION WITH THE COMPANY
-----                ----                  -------------------------
Robert J. Poirier     46  Chairman of the Board, President and Chief Executive Officer
Jonathan J. Ledecky   40  Non-Executive Chairman of the Board
Raymond C. Anderson   32  Chief Financial Officer
Raymond R. Ashmore    53  President of United Wholesale and a Director
Jeffrey E. Brothers   39  President of Monterey Bay and a Director
John T. Dickinson     37  President of American Florist and a Director
John Q. Graham, Jr.   49  President of Alpine Gem and a Director
Dwight Haight         50  President of CFX and a Director
Roy O. Houff          56  Chief Executive Officer of Houff and a Director
Gustavo Moreno        44  President of Flower Trading Corporation and a Director
William W. Rudolph    65  President of Bay State and a Director
John Vaughan          63  Director
Vincent W. Eades      39  Director
Edward J. Mathias     56  Director
John A. Quelch        46  Director

  Robert J. Poirier co-founded the Company in April 1997 and has since served as its Chairman of the Board, President and Chief Executive Officer. Mr. Poirier served as Vice President of 1-800-FLOWERS from 1993 until March 1997, and was most recently responsible for that company's florist network operations, consisting of 2,500 independent retail florists. From 1989 to 1993, Mr. Poirier served as Group Director of FTD. Mr. Poirier has been employed in the floral products industry for 22 years, and has extensive experience at all levels of the floral distribution channel.

  Jonathan J. Ledecky co-founded the Company in April 1997 and has since served as its Non-Executive Chairman of the Board. Mr. Ledecky founded U.S. Office Products Company, a publicly-held supplier of a broad range of office products and business services, in October 1994 and has served since then as its Chairman of the Board and, until November 5, 1997, as its Chief Executive Officer. Since its inception, U.S. Office Products Company has acquired and integrated over 190 companies. In February 1997, Mr. Ledecky founded, and currently serves as Chairman and Chief Executive Officer of, Consolidation Capital Corporation, a company that will seek to build consolidated enterprises with national market reach through the acquisition and integration of businesses in fragmented industries. Mr. Ledecky also currently serves as a director of UniCapital Corporation, a company formed to create a national consolidator and operator of equipment leasing and specialty finance businesses serving the commercial market. Prior to founding U.S. Office Products Company, Mr. Ledecky served from 1989 to 1991 as the President of The Legacy Fund, Inc., and from 1991 to September 1994 as President and Chief Executive Officer of Legacy Dealer Capital Fund, Inc., a wholly-owned subsidiary of Steelcase, Inc., the nation's largest manufacturer of office furniture products.

  Raymond C. Anderson has been the Chief Financial Officer of the Company since July 1997. From May 1997 until September 1, 1997, Mr. Anderson served as the President and Chief Operating Officer of Houff. From

April 1995 until May 1997, Mr. Anderson served as the Vice President-Finance of Houff. From 1991 until April 1995, Mr. Anderson was associated with the Tax Division of Arthur Andersen & Co. Mr. Anderson is the son-in-law of Roy O. Houff, a director of the Company.

  Raymond R. Ashmore has served as President of the Company's United Wholesale operating unit since the United Wholesale Acquisition and as a director of the Company since appointment to the Board at its meeting in November 1997. Prior to its acquisition by the Company, Mr. Ashmore served as President of United Wholesale since 1983.

  Jeffrey E. Brothers has served as President of the Company's Monterey Bay operating unit since the Monterey Bay Acquisition and as a director of the Company since appointment to the Board at its meeting in November 1997. Prior to its acquisition by the Company, Mr. Brothers served as President of Monterey Bay since February 1993. From 1985 until January 1993, Mr. Brothers was President of Brothers, Inc., a wholesale flower distributor.

  John T. Dickinson has served as President of the Company's American Florist operating unit since the American Florist Acquisition and as a director of the Company since appointment to the Board at its meeting in November 1997. Prior to its acquisition by the Company, Mr. Dickinson served as President of American Florist since 1994. Prior to 1994, Mr. Dickinson served in a number of sales and marketing positions for General Electric Company, most recently as an area sales manager.

  John Q. Graham, Jr. has served as President of the Company's Alpine Gem operating unit since the Alpine Gem Acquisition and as a director of the Company since appointment to the Board at its meeting in November 1997. Prior to its acquisition by the Company, Mr. Graham served as President of Alpine Gem since 1978.

  Dwight Haight has served as President of the Company's CFX operating unit since the CFX Acquisition and as a director of the Company since appointment to the Board at its meeting in November 1997. Prior to its acquisition by the Company, Mr. Haight served as President of CFX since 1974. Mr. Haight also owned 50% of La Fleurette, a bouquet manufacturer with which CFX conducts business, which was recently acquired by the Company.

  Roy O. Houff has served as Chief Executive Officer of the Company's Houff operating unit since the Houff Acquisition and as a director of the Company since appointment to the Board at its meeting in November 1997. Prior to its acquisition by the Company, Mr. Houff served as Chief Executive Officer of Houff since May 1997, and served as President of Houff from 1977 until May 1997.

  Gustavo Moreno has served as President of the Company's Flower Trading operating unit since the Flower Trading Acquisition and as a director of the Company since appointment to the Board at its meeting in November 1997. Prior to its acquisition by the Company, Mr. Moreno served as President of Flower Trading since 1977.

  William W. Rudolph has served as President of the Company's Bay State operating unit since the Bay State Acquisition and as a director of the Company since appointment to the Board at its meeting in November 1997. Prior to its acquisition by the Company, Mr. Rudolph served in an executive capacity with Bay State since 1962, most recently as President of Bay State since 1990.

  John Vaughan has been a director of the Company since appointment to the Board in February 1998. He is a co-founder of Continental Farms and Atlantic Bouquet and served as the Chairman of the Board of each entity until its acquisition by the Company. Mr. Vaughan is also a founder, past president and director of ASOCOLFLORES, the largest association of flower growers in Latin America.

  Vincent W. Eades has been a director of the Company since July 1997 and is also a director of UniCapital Corporation and Consolidation Capital Corporation. From April 1995 to the present, Mr. Eades has served as the Senior Vice President of Sales and Marketing for Starbucks Coffee Co. Inc. For more than eleven years prior to April 1995, Mr. Eades was associated with Hallmark Cards Inc., most recently as a General Manager.

  Edward J. Mathias has been a director of the Company since July 1997. Mr. Mathias is also a director of U.S. Office Products Company, The Fortress Group, Inc., Condor Technology Solutions, Inc. and Sirrom Capital Corporation. Mr. Mathias has served as Managing Director of the Carlyle Group, a Washington, D.C. based merchant bank since 1993. From 1971 to 1993, Mr. Mathias was with T. Rowe Price Associates, Inc., an investment management organization, most recently as a Managing Director.

  John A. Quelch has been a director of the Company since July 1997. Dr. Quelch is also a director of UniCapital Corporation, U.S. Office Products Company, Pentland Group plc and WPP Group plc, a marketing services company that includes Ogilvy & Mather, J. Walter Thompson and Hill & Knowlton. Dr. Quelch is the Sebastian S. Kresge Professor of Marketing at the Harvard Business School.

COMMITTEES OF THE BOARD OF DIRECTORS

  The Company's Board of Directors has established an Audit Committee and a Compensation Committee.

  The responsibilities of the Audit Committee include recommending to the Board the independent public accountants to be selected to conduct the annual audit of the books and records of the Company, reviewing the proposed scope of such audit and approving the audit fees to be paid, reviewing accounting and financial controls of the Company with the independent public accountants and the Company's financial and accounting staff, and reviewing and approving transactions between the Company and its directors, officers and affiliates. Messrs. Eades and Quelch are the members of the Audit Committee.

  The Compensation Committee provides a general review of the Company's compensation plans and policies to ensure that they meet corporate objectives. As described below, the Company's existing plans with respect to executive compensation are largely based upon contractual commitments set forth in employment agreements that are in effect. See "--Executive Compensation Summary Compensation Table." The responsibilities of the Compensation Committee also include administering the 1997 Long-Term Incentive Plan, including selecting the officers and salaried employees to whom awards will be granted, and serving as the nominating committee for elections to the Board. Messrs. Ledecky and Mathias are the members of the Compensation Committee.

DIRECTOR COMPENSATION

  Directors who are not currently receiving compensation as officers, employees or consultants of the Company are entitled to receive an annual retainer fee of $25,000, plus reimbursement of expenses for each meeting of the Board and each committee meeting that they attend in person. In addition, non-employee directors receive certain formula grants of non-qualified stock options under the 1997 Non-Employee Directors' Stock Plan. See "--Executive Compensation Summary Compensation Table--1997 Non-Employee Directors' Stock Plan."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Compensation Committee are Messrs. Ledecky and Mathias.

 EXECUTIVE COMPENSATION SUMMARY COMPENSATION TABLE

  The following table sets forth information regarding compensation of the Company's Chief Executive Officer and other executive officers whose compensation is required to be disclosed (the "Named Executive Officers") of the Company for the year ended December 31, 1997.

                                                                                  LONG TERM
                                                                                 COMPENSATION
                                                         ANNUAL COMPENSATION        AWARDS
                                                         ----------------------- ------------
                                                                                  SECURITIES
                                                                                  UNDERLYING
   NAME AND PRINCIPAL POSITION                      YEAR SALARY($)     BONUS($)   OPTIONS(#)
   ---------------------------                      ---- ------------  --------- ------------
   Robert J. Poirier............................... 1997     $160,000    $     0   110,000
   Chairman of the Board, President
    and Chief Executive Officer
   Raymond C. Anderson............................. 1997     $150,000    $     0    50,000
   Chief Financial Officer

 OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth certain information with respect to the grant of options to the Named Executive Officers during 1997 and the value of options held at December 31, 1997.

                                                                             POTENTIAL REALIZABLE
                                                                               VALUE AT ASSUMED
                                                                                ANNUAL RATES OF
                           NUMBER OF                                              STOCK PRICE
                          SECURITIES    % OF TOTAL                             APPRECIATION FOR
                          UNDERLYING  OPTIONS GRANTED EXERCISE OR               OPTION TERM (3)
                            OPTIONS    TO EMPLOYEES   BASE PRICE  EXPIRATION ---------------------
NAME                      GRANTED (#) IN FISCAL YEAR    ($/SH)       DATE      5% ($)    10% ($)
----                      ----------- --------------- ----------- ---------- --------- -----------
Robert J. Poirier (1)...    110,000        13.8%        $13.00     10/2007     899,319   2,279,051
Raymond C. Anderson (2).     50,000         6.2%         $8.00     10/2007     658,781   1,285,932

--------
(1) Options to purchase 60,000 shares are immediately exercisable. All other options will vest in 25% annual installments over four years commencing on the first anniversary date of grant.
(2) All options vest in 25% annual installments over four years commencing on the first anniversary date of grant.
(3) The potential realizable value is based on the assumed annual rates of stock price appreciation being applied to the above exercise prices. Such information is shown for informational purposes and does not represent an estimate or prediction of the Company's future stock price.

 AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE TABLE

  The following table summarizes the value at December 31, 1997 of all shares subject to options granted to the Named Executed Officers of the Company to the extent not then exercised, and information concerning option exercises, if any, during fiscal 1997.

                                              NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                          SHARES             UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS
                         ACQUIRED          OPTIONS AT FISCAL YEAR END          AT FISCAL YEAR END (1)
                            ON     VALUE   -------------------------------    -------------------------
                         EXERCISE REALIZED EXERCISABLE      UNEXERCISABLE     EXERCISABLE UNEXERCISABLE
NAME                       (#)      ($)        (#)               (#)              ($)          ($)
----                     -------- -------- -------------    --------------    ----------- -------------
Robert J. Poirier.......     0       $0             60,000            50,000   $165,000     $137,500
Raymond C. Anderson.....     0       $0                  0            50,000         $0     $387,500

--------
(1) The price of the Common Stock at December 31, 1997 was $15.75 per share.

 1997 LONG-TERM INCENTIVE PLAN

  The Company's 1997 Long-Term Incentive Plan (the "Incentive Plan") provides officers (including directors who also serve as officers), key employees, consultants and other service providers with additional incentives by enabling such persons to increase their ownership interests in the Company. The maximum number of shares of Common Stock that may be subject to outstanding awards may not be greater than that number of shares equal to 15% of the number of shares of Common Stock outstanding from time to time. Awards may be settled in cash, shares, other awards or other property, as determined by the Compensation Committee. The number of shares reserved or deliverable under the Incentive Plan and the annual per-participant limit on the number of shares as to or with reference to which awards may be granted are subject to adjustment in the event of stock splits, stock dividends and certain other corporate events.

  Individual awards under the Incentive Plan may take the form of one or more of: (i) either incentive stock options ("ISOs") or non-qualified stock options ("NQSOs," and together with ISOs, "Options"); (ii) stock appreciation rights ("SARs"); (iii) restricted or deferred stock; (iv) dividend equivalents; (v) bonus shares and awards in lieu of Company obligations to pay cash compensation; and (vi) other awards the value of which is based in whole or in part upon the value of the Common Stock. Upon a change of control of the Company (as defined in the Incentive Plan), certain conditions and restrictions relating to an award with respect to the exercisability or settlement of such award will lapse.

  The Compensation Committee will administer the Incentive Plan and generally select the individuals who will receive awards. In addition, the Compensation Committee will determine the type and number of awards and the terms and conditions of those awards (including exercise prices, vesting and forfeiture conditions, performance conditions and periods during which awards will remain outstanding). The Incentive Plan also provides that no participant may be granted in any calendar year awards which may be settled by delivery of more than 750,000 shares and limits payments under cash-settled awards in any calendar year to an amount equal to the fair market value of that number of shares.

  The Company generally will be entitled to a tax deduction equal to the amount of compensation realized by a participant through awards under the Incentive Plan, except that (i) no deduction is permitted in connection with ISOs if the participant holds the shares acquired upon exercise for the required holding periods, and (ii) deductions for some awards could be limited under the $1.0 million deductibility cap of Section 162(m) of the Internal Revenue Code. This limitation, however, should not apply to awards granted under a plan during a grace period of up to three years following the Offering, and should not apply to certain options, SARs and performance-based awards granted thereafter if the Company complies with certain requirements under Section 162(m).

  The Incentive Plan will remain in effect until terminated by the Board. The Incentive Plan may be amended by the Board without the consent of the stockholders of the Company, except that any amendment, although effective when made, will be subject to stockholder approval if required by any federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted.

 1997 NON-EMPLOYEE DIRECTORS' STOCK PLAN

  The Company's 1997 Non-Employee Directors' Stock Plan (the "Directors' Plan"), provides for the automatic grant to each non-employee director of (i) an option (an "Initial Grant") to purchase 21,000 shares on the later of the date on which the non-employee director is elected to the Board or the effective date of the registration statement relating to the IPO, and (ii) an option to purchase 6,000 shares on the day after each annual meeting of the Company's stockholders. A total of 300,000 shares are reserved for issuance under the Directors' Plan. The number of shares reserved, as well as the number to be subject to automatically granted options, will be adjusted in the event of stock splits, stock dividends and certain other corporate events.

  Options granted under the Directors' Plan will have an exercise price per share equal to the fair market value of a share at the date of grant. Options will expire at the earlier of 10 years from the date of grant or one year after termination of service as a director. Options will vest and become exercisable ratably, 50% six months after the date of initial grant and 50% one year after the date of initial grant. In the event of a change in control of the Company (as defined in the Directors' Plan) prior to normal vesting, all options not already exercisable would become fully vested and exercisable under the Directors' Plan. A non-employee director's death would also cause immediate vesting of his or her non-vested options. In addition, the Directors' Plan permits non-employee directors to elect to receive, in lieu of cash directors' fees, nonforfeitable shares or nonforfeitable credits representing "deferred shares" settleable at future dates, as elected by the director. The number of shares or "deferred shares" received will be equal to the number of shares which, at the date the fees would otherwise be payable, will have an aggregate fair market value equal to the amount of such fees. Each "deferred share" will be settled by delivery of a share of Common Stock at such time as may have been elected by the director prior to the deferral.

  The Directors' Plan will remain in effect until terminated by the Board or until no shares of Common Stock are available for issuance under the Directors' Plan. The Directors' Plan may be amended by the Board without the consent of the stockholders of the Company, except that any amendment, although effective when made, will be subject to stockholder approval if required by any federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted.

 1997 EMPLOYEE STOCK PURCHASE PLAN

  The Company's 1997 Employee Stock Purchase Plan (the "Purchase Plan") permits eligible employees of the Company and its subsidiaries (generally all full-time employees who have completed one year of service) to purchase shares of Common Stock at a discount. Employees who elect to participate will have amounts withheld through payroll deduction during purchase periods. At the end of each purchase period, accumulated payroll deductions will be used to purchase stock at a price equal to 85% of the market price at the beginning of the period or the end of the period, whichever is lower. Stock purchased under the Purchase Plan will be subject to a one-year holding period. The Company has reserved 1,000,000 shares of Common Stock for issuance under the Purchase Plan.

  The Purchase Plan will remain in effect until terminated by the Board or until no shares of Common Stock are available for issuance under the Purchase Plan. The Purchase Plan may be amended by the Board without the consent of the stockholders of the Company, except that any amendment, although effective when made, will be subject to stockholder approval if required by any federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted.

EMPLOYMENT AGREEMENTS

  Effective as of April 22, 1997 and as amended August 6, 1997, USA Floral entered into a two-year employment agreement with Robert J. Poirier, pursuant to which USA Floral agreed to employ Mr. Poirier as Chairman of the Board, President and Chief Executive Officer for a term of two years at an annual base salary of $160,000. In addition, pursuant to the agreement, Mr. Poirier:
(i) was granted an option on October 9, 1997 to purchase 110,000 shares of Common Stock at an exercise price equal to the IPO price of $13.00 per share, which was fully vested and immediately exercisable as to 60,000 shares, and which shall vest and become exercisable with respect to 12,500 additional shares on each of the first four anniversaries of the date of the grant; and
(ii) is to be granted an immediately exercisable option in October 1998 to purchase an additional 60,000 shares at an exercise price equal to the then current market value per share. The agreement also includes a two-year post-employment non-competition provision. The agreement provides that Mr. Poirier will be eligible to participate in an incentive bonus program, which is to be established by the Board. If Mr. Poirier is terminated without cause, he is entitled to receive his base salary, plus benefits, for the two-year period following the termination, and all unvested options become fully vested.

  Upon consummation of the IPO, the Company entered into a two-year employment agreement with Raymond C. Anderson, the Company's Chief Financial Officer, providing for a base salary of $150,000 for a term of two years, plus a bonus based upon the performance of the Company. The agreement also includes a two-year post-employment non-competition provision. In addition, Mr. Anderson was granted options on October 9, 1997 to purchase 50,000 shares of Common Stock with an exercise price equal to $8.00 per share. If Mr. Anderson is terminated without cause, he is entitled to receive accelerated vesting of options to purchase shares of Common Stock then held by him, as well as his base salary plus benefits for the greater of (i) the remainder of the term or (ii) twelve months.

  The Company, through its wholly-owned subsidiaries, has entered into employment agreements with certain of the individuals principally responsible for management of the Operating Companies. Described below are those employment agreements of individuals who are directors of the Company. Each of the agreements described below provides that the employee (i) will receive a specified base salary, (ii) will be employed for a two-year period, (iii) agrees to not compete with the Company for two years following termination of employment and (iv) is eligible for an annual bonus of up to 100% of base salary based in part on the performance of the applicable Operating Company and in part upon the performance of the Company. Roy O. Houff's employment agreement with Houff provides that Mr. Houff will be employed for a two-year period with a base salary of $150,000. Dwight Haight's employment agreement with CFX provides that Mr. Haight will be employed for a two-year period with a base salary of $216,000. William W. Rudolph's employment agreement with Bay State provides that Mr. Rudolph will be employed for a two-year period with a base salary which was equal to his current salary through December 31, 1997 and a base salary of $150,000 beginning January 1, 1998. Jeffrey Brothers' employment agreement with Monterey Bay provides that Mr. Brothers will be employed for a two-year period with a base salary of $170,000. In addition, Mr. Brothers was granted options to purchase 50,000 shares of Common Stock with an exercise price equal to the initial public offering price of $13.00 per share. John Q. Graham, Jr.'s employment agreement with Alpine Gem provides that Mr. Graham will be employed for a two-year period with a base salary of $80,000. In addition, Mr. Graham was granted options to purchase 50,000 shares of Common Stock with an exercise price equal to the initial public offering price of $13.00 per share. Raymond R. Ashmore's employment agreement with United Wholesale provides that Mr. Ashmore will be employed for a two-year period with a base salary of $150,000. John T. Dickinson's employment agreement with American Florist provides that Mr. Dickinson will be employed for a two-year period with a base salary of $150,000. In addition, Mr. Dickinson was granted options to purchase 50,000 shares of Common Stock, with an exercise price equal to the initial public offering price of $13.00 per share. Gustavo Moreno's employment agreement with Flower Trading provides that Mr. Moreno will be employed for a two-year period with a base salary of $270,000.

             CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

  Set forth below is a description of certain transactions and relationships between the Company and certain persons who are officers, directors and principal stockholders of the Company. In addition, set forth below is certain information regarding transactions and relationships prior to the Acquisitions between certain of the Operating Companies and their respective officers, directors and principal stockholders.

ORGANIZATION OF USA FLORAL

  The Company was founded as a holding company to acquire businesses in the floral products distribution industry. Prior to the IPO, USA Floral issued 2,400,000 shares of Common Stock for cash to its co-founders and initial investors, including 1,000,000 shares to Robert J. Poirier and 1,100,000 shares to Jonathan J. Ledecky. Mr. Poirier is the co-founder, Chairman of the Board, President and Chief Executive Officer of USA Floral and Mr. Ledecky is its co-founder and Non-Executive Chairman of the Board. For information regarding certain employment arrangements between the Company and certain directors, officers and key employees, see "Management--Employment Agreements."

THE ACQUISITIONS

  Simultaneously with the consummation of the IPO, USA Floral acquired in eight separate transactions all of the issued and outstanding capital stock of each of the Founding Companies, and in January and April 1998 the Company consummated the acquisitions of the Subsequent Acquisitions in fourteen separate transactions. The aggregate consideration paid for the Operating Companies was $218.5 million, which consisted of: (i) $116.2 million in cash paid to the stockholders (or partners, as the case may be) of the Operating Companies and (ii) $102.3 million fair value (based upon the prices of the Common Stock issued in the Acquisitions) of 6,090,028 shares of Common Stock issued to the stockholders (or partners, as the case may be) of the Operating Companies. The Company may be required to pay additional earn-out consideration pursuant to the Acquisition Agreements with XL Group, La Fleurette, Maxima, David L. Jones, Allan Stanley, Sabana and Pacific Floral. The Company paid additional earn-out consideration in the form of 359,487 shares of Common Stock valued at $5.9 million pursuant to the UltraFlora Acquisition Agreement. The Company also assumed an estimated tax liability of Flower Trading of approximately $0.5 million and established, along with certain sellers in the Continental Farms and Atlantic Bouquet Acquisition, a $7.0 million escrow account (to which the Company contributed $3.5 million) to provide security against potential claims that may be asserted under the Continental Farms and Atlantic Bouquet Acquisition Agreement, which contribution will be returned to the Company to the extent (if any) that indemnifiable claims under the escrow are not made prior to its expiration. The purchase price for each Operating Company was determined based on negotiations between the Company and that Operating Company. The factors considered by the parties in determining the purchase price included, among other factors, cash flows, historical operating results, growth rates and business prospects of the Operating Companies. With the exception of the consideration paid to the stockholders (or partners, as the case may be) of each of the Operating Companies, the acquisition of each Founding Company was subject to substantially the same terms and conditions as those to which the acquisition of each other Founding Company was subject and the acquisition of each Subsequent Acquisition was subject to substantially the same terms and conditions as those to which the acquisition of each other Subsequent Acquisition was subject. The following table contains information concerning the aggregate cash paid and Common Stock issued in connection with the
Acquisitions:

                                    SHARES OF     VALUE OF SHARES OF     TOTAL
OPERATING COMPANY        CASH      COMMON STOCK      COMMON STOCK    CONSIDERATION
-----------------        ------    ------------   ------------------ -------------
                                     (IN MILLIONS, EXCEPT SHARES)
Houff................... $ 11.0           --            $  --           $ 11.0
CFX.....................    6.5       250,000              3.2             9.7
Bay State...............    6.0       495,550              6.4            12.4
Flower Trading..........    5.9(1)    160,000              2.1             8.0
United Wholesale........    4.8       268,500              3.5             8.3
American Florist........    4.8       141,749              2.4             7.2
Monterey Bay............    3.0       177,185              3.0             6.0
Alpine Gem..............    1.6       160,000              2.1             3.7
Continental Farms and
 Atlantic Bouquet.......   27.5     1,642,672             27.5            55.0(2)
XL Group................   11.3       660,938             11.0            22.3(3)
Koehler & Dramm.........    5.0       298,596              5.0            10.0
Everflora and Everflora     4.0       246,654              4.0             8.0
 Miami..................
UltraFlora..............    2.8       522,768(4)           8.6            11.4
La Fleurette............    1.6           --               --              1.6(5)
Maxima..................    5.3       233,418              5.3            10.6(6)
Florafresh..............    3.9       172,928              3.9             7.8
Elite...................    3.7       184,907              3.7             7.4
David L. Jones..........    2.2       179,020(7)           4.0             6.2(8)
Selecta.................    2.5       112,007              2.5             5.0
Allan Stanley...........    1.9        84,638              1.9             3.8(9)
Sabana..................    0.7        87,864              2.0             2.7(10)
Pacific Floral..........    0.2        10,634              0.2             0.4(11)
                         ------     ---------           ------          ------
  Total................. $116.2     6,090,028           $102.3          $218.5
                         ======     =========           ======          ======

--------

 (1) Does not include an estimated tax liability of approximately $0.5 million payable after consummation of the Flower Trading Merger, which was assumed by the Company.

 (2) Does not reflect $3.5 million deposited by the Company into an escrow account for potential contingent liabilities, which deposit will be returned to the Company to the extent (if any) that indemnifiable claims under the escrow are not made prior to its expiration.

 (3) The seller of XL Group entered into an earn-out arrangement pursuant to which he may receive additional consideration consisting of shares of Common Stock. The earn-out is based upon XL Group's earnings before interest and taxes for the year ending December 31, 1998 and in no event will be greater than $4.0 million. This amount is not included in the table above.

 (4) Of the 522,768 shares of Common Stock, 359,487 were issued pursuant to an earn-out arrangement based upon UltraFlora's earnings before interest and taxes for the year ended December 31, 1997.

 (5) The sellers of La Fleurette entered into an earn-out arrangement pursuant to which they may receive additional consideration consisting of shares of Common Stock. The earn-out is based upon La Fleurette's earnings before interest and taxes for the year ending June 30, 1998. This amount is not included in the table above.

 (6) The stockholder of Maxima entered into an earn-out arrangement pursuant to which it may receive additional consideration consisting of shares of Common Stock. The earn-out is based upon Maxima's 1998 earnings before interest and taxes for the year ending December 31, 1998 and in no event will be greater than $6.0 million. This amount is not included in the table above.

 (7) The issuance of shares of Common Stock is contingent upon receipt of favorable rulings from the securities commission of British Columbia, Alberta and Manitoba in response to applications filed by the Company requesting relief from certain provisions of the securities laws of the above provinces. In the event such relief is not granted, the Company will pay cash in lieu of issuing shares of Common Stock in the amount of $4.0 million, plus interest at the rate of 10% per annum from April 6, 1998.


 (8) The stockholders of David L. Jones entered into an earn-out arrangement pursuant to which they may receive additional consideration consisting of shares of Common Stock. The earn-out is based upon David L. Jones' earnings before interest and taxes for the year ending February 28, 1999 and in no event will be greater than $3.8 million. This amount is not included in the table above.

 (9) The stockholders of Allan Stanley entered into an earn-out arrangement pursuant to which they may receive additional consideration consisting of shares of Common Stock and cash. The earn-out is based upon Allan Stanley's earnings before interest and taxes for the year ending March 31, 1999 and in no event will be greater than $6.0 million. This amount is not included in the table above.

(10) The stockholders of Sabana entered into an earn-out arrangement pursuant to which they may receive additional consideration consisting of shares of Common Stock. The earn-out is based upon Sabana's earnings before interest and taxes for the year ending May 31, 1998 and in no event will be greater than $2.5 million. This amount is not included in the table above.

(11) The stockholder of Pacific Floral entered into an earn-out arrangement pursuant to which he may receive additional consideration consisting of shares of Common Stock. The earn-out is based upon Pacific Floral's earnings before interest and taxes for the year ending December 31, 1998 and in no event will be greater than $0.9 million. This amount is not included in the table above.

  The consummation of each Acquisition was contingent upon the satisfaction of customary closing conditions, including the absence of material adverse changes in the business, operations and financial condition of the Operating Companies and the Company and certification by the parties to each Acquisition Agreement that the representations and warranties made by such party in the Acquisition Agreement were true and correct as of the consummation of the Acquisition and that such party had performed its obligations under the Acquisition Agreement. The Acquisition Agreements further provided that the sellers of the Operating Companies will indemnify the Company against certain liabilities that may arise in connection with the Acquisitions. A portion of the consideration payable to the sellers of each of the Operating Companies has been escrowed, in the case of cash, or pledged, in the case of Common Stock, for a period of twelve months from the consummation of the underlying Acquisition, as security for the sellers' indemnification obligations.

  Pursuant to the Acquisition Agreements, options to purchase a number of shares of Common Stock, equal to a percentage, ranging from 4.5% to 6.25% of the cash and Common Stock portion of the Acquisition consideration, were made available to certain employees of the Operating Companies. In addition, pursuant to the La Fleurette Acquisition Agreement, Dwight Haight, a director of the Company, received options to purchase 25,000 shares of Common Stock upon consummation of the La Fleurette Acquisition. Also, the UltraFlora Acquisition Agreement provided that options to purchase a number of shares of Common Stock, equal to 6.25% of any earn-out consideration, shall be made available to employees of the subsidiary operating the UltraFlora operation.

  The options granted in conjunction with the acquisition of the Founding Companies have an exercise price of $13.00 per share. The options granted in conjunction with the acquisition of the Subsequent Acquisitions have varying exercise prices equal to the last sale price per share of the Common Stock on the closing date of each such Acquisition. All options vest ratably over a four-year period, beginning on the anniversary of the date of the grant.

  With respect to the Founding Companies, the Acquisition Agreements provided that the stockholders of the Founding Companies will have the right, to the extent and under the circumstances specified in the Acquisition Agreements, to register the shares of Common Stock received by the stockholders. See "Risk Factors--Shares Eligible for Future Sale."

FOUNDING COMPANIES

 HOUFF

  USA Floral acquired all of the outstanding stock of Houff in a reverse subsidiary merger for $11.0 million in cash. In connection with the Houff Merger, Roy O. Houff, the Chief Executive Officer and sole stockholder of Houff, became a director of the Company upon appointment to the Board at its meeting in November 1997. Mr. Houff entered into a two-year covenant not to compete with the Company and its subsidiaries and a two-year employment agreement with the subsidiary of the Company that operates the Houff business after the Houff Acquisition.

  Mr. Houff is the sole stockholder of RHI Industries, Inc. ("RHI Industries"). Houff paid management fees, vehicle lease payments and health insurance premiums to RHI Industries, which payments totaled $0.9 million for the period January 1, 1997 through October 15, 1997. All payments to RHI Industries terminated upon consummation of the Acquisition. Houff leased six of its seven facilities from Mr. Houff. Lease payments totaled $0.4 million for the period January 1, 1997 through October 15, 1997. The properties owned by Mr. Houff were acquired by Houff prior to the Houff Acquisition and the lease arrangement was thereupon terminated.

 CFX

  USA Floral acquired all of the outstanding stock of CFX in a reverse subsidiary merger for $9.8 million in cash (of which a portion represents the amount of CFX's accumulated adjustments account, which was distributed to the stockholders of CFX immediately prior to the consummation of the CFX Acquisition) and 250,000 shares of Common Stock. In connection with the CFX Acquisition, Dwight Haight, the President of CFX, became a director of the Company upon appointment to the Board at its meeting in November 1997. Mr. Haight received approximately $2.8 million in cash and 118,750 shares of Common Stock for his shares of capital stock of CFX. Mr. Haight entered into a two-year covenant not to compete with the Company and its affiliates (subject to certain exceptions) and a two-year employment agreement with CFX after the CFX Acquisition.

  Mr. Haight owns 25% of two farms, Miramonte and Mocari, both of which are located in Colombia. CFX purchases flowers from these farms on a consignment basis, which purchases totaled $12.0 million in the year ended December 31, 1996 and $13.3 million for the period January 1, 1997 through October 15, 1997. Mr. Haight also owned 50% of La Fleurette which was recently acquired by the Company, a bouquet manufacturer with which CFX conducts business. Sales to and purchases from La Fleurette for the period January 1, 1997 to October 15, 1997 totaled $2.67 million. CFX provides management services to La Fleurette, for which services La Fleurette paid fees totaling $0.4 million for the period January 1, 1997 to October 15, 1997. All arrangements with related parties are on terms substantially similar to those the Company would realize in agreements with unaffiliated third parties in arm's-length transactions. Mr. Haight owns 50% of Floraltech, Inc., an entity that manages CFX's Colombian business activities. CFX paid $0.2 million to Floraltech, Inc. for the period January 1, 1997 to October 15, 1997. The CFX Acquisition Agreement provides that, upon consummation of the Acquisition, CFX will acquire the stock of Floraltech, Inc. for a nominal consideration. Mr. Haight owns 50% of Flying High Venture, from which entity CFX leases its facility in Miami, Florida. Lease payments to Flying High Venture totaled $0.2 million for the period January 1, 1997 to October 15, 1997. In connection with Flying High Venture's financing of the acquisition of the real property, CFX guaranteed an industrial revenue bond and a term loan to Flying High Venture. CFX's guaranty obligation under the industrial revenue bond is secured by a pledge of all of the assets of CFX. As of October 15, 1997, the outstanding principal balance of the industrial revenue bond and the term loan in the aggregate was $3.5 million. Interest on the industrial revenue bond and the term loan accrues at an effective annual rate of 7.48% and 9.44%, respectively. From time to time prior to the CFX Acquisition, CFX advanced funds to Mr. Haight. All amounts due to CFX from Mr. Haight were repaid to CFX upon consummation of the CFX Acquisition.

 BAY STATE

  USA Floral acquired all of the outstanding stock of Bay State in a reverse subsidiary merger for $6.0 million in cash and 495,550 shares of Common Stock. In connection with the Bay State Acquisition, William W. Rudolph, the President of Bay State, became a director of the Company upon appointment to the Board at its meeting in November 1997. Mr. Rudolph received approximately $0.5 million in cash and 43,000 shares of Common Stock for his shares of capital stock of Bay State. Mr. Rudolph entered into a two-year covenant not to compete with the Company and its affiliates (subject to certain exceptions) and a two-year employment agreement with the subsidiary of the Company that operates the Bay State business after the Bay State Acquisition.

  Mr. Rudolph owns 8.7% of Cromwell Floral Properties LLC ("Cromwell"), which is the owner of a building in Cromwell, Connecticut from which Bay State operates a wholesale distribution facility. Bay State made rental payments to Cromwell in the amount of $0.1 million for the period January 1, 1997 to October 15, 1997. Mr. Rudolph also owns 8.7% of Massachusetts Floral Properties LLC ("MFP"), which is the owner of a building in Waltham, Massachusetts from which Bay State operates its headquarters and wholesale facility. Bay State has leased the Waltham, Massachusetts property from MFP for an annual rental fee of $0.2 million since October 16, 1997. Bay State also leases a building in Springfield, Massachusetts from MFP which it operates as a wholesale distribution facility for an annual rental fee of $0.03 million. The Company believes that the terms of each of these leases do not exceed the rate that the Company would obtain from an unaffiliated third party.

  Pursuant to a deferred compensation arrangement entered into between Bay State and Mr. Rudolph in July 1976 and amended in August 1984 and March 1997, Mr. Rudolph is to receive deferred compensation of $35,000 per year for the ten years following the termination of his employment with Bay State.

 FLOWER TRADING

  USA Floral acquired all of the outstanding stock of Flower Trading in a reverse subsidiary merger for $5.9 million in cash and 160,000 shares of Common Stock. In addition, the Company assumed an estimated tax liability of Flower Trading of approximately $0.5 million. In connection with the Flower Trading Acquisition, Gustavo Moreno, the President of Flower Trading, became a director of the Company upon appointment to the Board at its meeting in November 1997. Mr. Moreno received approximately $0.8 million in cash and 22,400 shares of Common Stock for his shares of capital stock of Flower Trading. Mr. Moreno entered into a two-year covenant not to compete with the Company and its affiliates (subject to certain exceptions) and a two-year employment agreement with the subsidiary of the Company that operates the Flower Trading business after the Acquisition.

  Flower Trading previously owned a 75% interest in UltraFlora, which was transferred to Seacross Trading Inc. prior to the Flower Trading Acquisition and which was recently acquired by the Company. Flower Trading provides handling services to UltraFlora. For the period from January 1, 1997 to October 15, 1997, UltraFlora paid Flower Trading $0.3 million for such services.

 UNITED WHOLESALE

  USA Floral acquired all of the outstanding stock of United Wholesale in a reverse subsidiary merger for $4.8 million in cash and 268,500 shares of Common Stock. In connection with the United Wholesale Acquisition, R. Raymond Ashmore, the President of United Wholesale, became a director of the Company upon appointment to the Board at its meeting in November 1997. Mr. Ashmore received approximately $1.0 million in cash and 98,625 shares of Common Stock for his shares of capital stock of United Wholesale. Mr. Ashmore entered into a two-year covenant not to compete with the Company and its affiliates and a two-year employment agreement with the subsidiary of the Company that operates the United Wholesale business after the United Wholesale Acquisition.

  Mr. Ashmore owns 33% of United Properties, an entity from which United Wholesale leases eight of its facilities. Lease payments made by United Wholesale to United Properties in the year ended June 30, 1997 totaled $0.2 million. United Wholesale leases its corporate headquarters from a partnership in which United Properties has a 50% interest. Lease payments to the United Properties affiliate totaled $0.1 million for the year ended June 30, 1997. The Company was granted a five-year option to purchase the property leased from the affiliated entity. The Company believes that all properties are leased on terms no less favorable than those that the Company could obtain from an unaffiliated third party.

  United Wholesale made advances to Mr. Ashmore totaling $34,000 in the year ended June 30, 1997 and to United Properties totaling $1.1 million as of June 30, 1997. Upon consummation of the United Wholesale Acquisition, Mr. Ashmore and United Properties repaid the balance of these advances.

 AMERICAN FLORIST

  USA Floral acquired all of the outstanding stock of American Florist in a reverse subsidiary merger for $4.8 million in cash. In connection with the American Florist Acquisition, John T. Dickinson, the President of American Florist, became a director of the Company upon appointment to the Board at its meeting in November 1997. Mr. Dickinson is the sole stockholder of American Florist. Mr. Dickinson entered into a two-year covenant not to compete with the Company and its affiliates and a two-year employment agreement with the subsidiary of the Company that operates the American Florist business after the American Florist Acquisition. Mr. Dickinson received options to purchase 50,000 shares of Common Stock at an exercise price per share of $13.00. In addition, Mr. Dickinson received a contingent payment of $2.4 million, based on American Florist's earnings before interest and taxes for the year ended December 31, 1997. The contingent payment was payable by the issuance of 141,749 shares of Common Stock.

 Mr. Dickinson has an ownership interest in a rose farm in Ecuador ("Meadow Flowers"). Mr. Dickinson's spouse is the sole stockholder of Farm Direct Flowers, Inc., which has a 13.5% interest in Meadow Flowers. American Florist purchases roses, as well as other types of flowers, from Meadow Flowers; for the period January 1, 1997 through October 15, 1997 purchases from Meadow Flowers totaled approximately $0.2 million. The Company believes that the terms of the purchases made from Meadow Flowers are no less favorable than those the Company could obtain from an unaffiliated third party.

 MONTEREY BAY

  USA Floral acquired all of the outstanding stock of Monterey Bay in a reverse subsidiary merger for $2.5 million in cash. In connection with the Monterey Bay Acquisition, Jeffrey Brothers, the President of Monterey Bay, became a director of the Company upon appointment to the Board at its meeting in November 1997. Mr. Brothers received $1.0 million in cash for his shares of capital stock of Monterey Bay. Mr. Brothers entered into a two-year covenant not to compete with the Company and its affiliates and a two-year employment agreement with the subsidiary of the Company that operates the Monterey Bay business after the Monterey Bay Acquisition. Mr. Brothers received options to purchase 50,000 shares of Common Stock at an exercise price per share of $13.00. The stockholders of Monterey Bay, including Mr. Brothers, received a contingent payment of $3.5 million, based on Monterey Bay's earnings before interest and taxes for the year ended December 31, 1997. Of the contingent payment, $0.5 million was paid in cash and the remainder was payable by the issuance of 177,185 shares of Common Stock.

  Jeffrey Brothers has a 40% interest in the entity that owns the property which Monterey Bay leases. Monterey Bay's lease payments totaled $0.1 million for the period January 1, 1997 to October 15, 1997. The lease, which terminates December 31, 1999, provides for monthly rental payments of $12,000.

 ALPINE GEM

  USA Floral acquired all of the outstanding stock of Alpine Gem for (i) $1.6 million in cash; (ii) S Corporation distributions of approximately $42,000; and (iii) 160,000 shares of Common Stock. In connection with the Alpine Gem Acquisition, John Q. Graham, Jr., became a director of the Company upon appointment to the Board at its meeting in November 1997. Mr. Graham received $0.8 million in cash and 80,000 shares of Common Stock for his shares of capital stock of Alpine Gem. Mr. Graham entered into a two-year covenant not to compete with the Company and its affiliates and a two-year employment agreement with the subsidiary of the Company that operates the business after the Alpine Gem Acquisition. Mr. Graham received options to purchase 50,000 shares of Common Stock at an exercise price per share equal to the initial public offering price of $13.00 per share.

SUBSEQUENT ACQUISITIONS

 CONTINENTAL FARMS AND ATLANTIC BOUQUET

  The Company acquired all of the partnership interests of Continental Farms and Atlantic Bouquet on January 28, 1998 for $27.5 million in cash and 1,642,672 in shares of Common Stock. In connection with the acquisition of the partnerships, John Vaughan, the grantor of one of three irrevocable trusts which held partnership interests in Continental Farms and Atlantic Bouquet, became a director of the Company upon appointment to the Board at its meeting in February 1998. Certain farms, which are owned by the Vaughan family, are significant supply sources for floral products. Upon the consummation of the Acquisition, the Company entered into a flower supply agreement with Lewis Marketing Ltd. ("Lewis Marketing"), an exclusive sales distributor of the Vaughan-owned farms, to continue Lewis Marketing's commercial relationship with the Company. The Company believes that the terms of the agreement with Lewis Marketing are no less favorable than those the Company could obtain from an unaffiliated third party. The total consideration paid by Continental Farms and Atlantic Bouquet to Lewis Marketing in 1997 was $12.1 million. The Company established, along with certain sellers in the Continental Farms and Atlantic Bouquet Acquisition, a $7.0 million escrow account (to which the Company contributed $3.5 million) to provide security against potential claims that may be asserted under the Continental Farms and Atlantic Bouquet Acquisition Agreement, which contribution will be returned to the Company the extent (if any) that indemnifiable claims under the escrow are not made prior to its expiration.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of May 7, 1998, by: (i) each person (or group of affiliated persons) known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock; (ii) each Named Executive Officer of the Company; (iii) each director of the Company; and (iv) all of the Company's directors and executive officers as a group. Each stockholder possesses sole voting and investment power with respect to the shares listed, unless otherwise noted.

                                                                 SHARES OWNED
                                                               -----------------
NAME AND ADDRESS OF BENEFICIAL OWNER                            NUMBER   PERCENT
------------------------------------                           --------- -------
Jonathan J. Ledecky (1)....................................... 1,310,000   9.1
 c/o U.S.A. Floral Products, Inc.
 1025 Thomas Jefferson Street, N.W.
 Suite 600 West
 Washington, D.C. 20007
Robert J. Poirier (2)......................................... 1,060,000   7.4
 c/o U.S.A. Floral Products, Inc.
 1025 Thomas Jefferson Street, N.W.
 Suite 600 West
 Washington, D.C. 20007
Pilgrim Baxter & Associates, Ltd. (3).........................   866,000   6.0
 825 Duportail Road
 Wayne, PA 19087
Raymond C. Anderson...........................................       --     *
Vincent W. Eades (4)..........................................    15,500    *
Edward J. Mathias (5).........................................   110,500    *
John A. Quelch (6)............................................    35,500    *
Raymond R. Ashmore............................................   100,125    *
Jeffrey E. Brothers...........................................    70,874    *
John T. Dickinson.............................................   141,749   1.0
John Q. Graham, Jr............................................    80,000    *
Dwight Haight.................................................   118,750    *
Roy O. Houff..................................................       --     *
Gustavo Moreno................................................    22,400    *
William W. Rudolph............................................    42,955    *
John Vaughan..................................................       --     *
All directors and executive officers, as a group (7).......... 3,108,353  21.4

--------
*Less than 1%

(1) Includes 100,000 shares which may be acquired within 60 days of May 7, 1998 pursuant to the exercise of options.

(2) Includes 60,000 shares which may be acquired within 60 days of May 7, 1998 pursuant to the exercise of options. Also includes 200,000 shares held by trusts for the benefit of Mr. Poirier's spouse and children. Mr. Poirier disclaims beneficial ownership of all shares held by such trusts.

(3) Based upon information contained in a report on Schedule 13G filed by such stockholder with the Securities and Exchange Commission on February 17, 1998.

(4) Includes 10,500 shares which may be acquired within 60 days of May 7, 1998 pursuant to the exercise of options.

(5) Includes 10,500 shares which may be acquired within 60 days of May 7, 1998 pursuant to the exercise of options. Also includes 50,000 shares owned by Mr. Mathias' daughter. Mr. Mathias disclaims beneficial ownership of his daughter's shares.

(6) Includes 10,500 shares which may be acquired within 60 days of May 7, 1998 pursuant to the exercise of options.

(7) Includes an aggregate of 191,500 shares which may be acquired within 60 days of May 7, 1998 pursuant to the exercise of options.

                         DESCRIPTION OF CAPITAL STOCK

  The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $.001 per share. The following summary description of the capital stock of the Company does not purport to be complete and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Company's Certificate of Incorporation and Bylaws, copies of which have been filed as exhibits to the registration statement of which this Prospectus forms a part, and to the applicable provisions of the General Corporation Law of the State of Delaware (the "DGCL").

COMMON STOCK

  The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to the rights of any holders of Preferred Stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available. See "Dividend Policy." In the event of a liquidation, dissolution or winding up of the Company, holders of the Common Stock are entitled to share ratably in the distribution of all assets remaining after payment of liabilities, subject to the rights of any holders of preferred stock of the Company. The holders of Common Stock have no preemptive rights to subscribe for additional shares of the Company and no right to convert their Common Stock into any other securities. In addition, there are no redemption or sinking fund provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are, and the shares of Common Stock offered hereby will be, fully paid and nonassessable.

CERTAIN PROVISIONS OF DELAWARE LAW AND THE COMPANY'S CERTIFICATE OF
INCORPORATION

  The Company is subject to the provisions of Section 203 of the DGCL. Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior to the proposed business combination has owned 15% or more of the corporation's voting stock.

  The Company's Certificate of Incorporation and Bylaws divide the Board into three classes, each class to be as nearly equal in number of directors as possible. At each annual meeting of stockholders, directors in each class will be elected for three-year terms to succeed the directors of that class whose terms are expiring. Messrs. Ashmore, Haight, Houff and Rudolph are Class I directors whose terms expire in 1998. Messrs. Brothers, Dickinson, Graham, Moreno and Vaughan are Class II directors whose terms expire in 1999. Messrs. Poirier, Ledecky, Eades, Mathias and Quelch are Class III directors whose terms expire in 2000. In accordance with the Delaware General Corporation Law, directors serving on classified boards of directors may only be removed from office for cause. These provisions could, under certain circumstances, operate to delay, defer or prevent a change in control of the Company.

  The Company's Certificate of Incorporation provides that liability of directors of the Company is eliminated to the fullest extent permitted under
Section 102(b)(7) of the DGCL. As a result, no director of the Company will be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for any wilful or negligent payment of an unlawful dividend, stock purchase or redemption; or (iv) for any transaction from which the director derived an improper personal benefit.

REGISTRATION RIGHTS

  Pursuant to the Founding Company Acquisition Agreements, the Company granted to the recipients of Common Stock in the Founding Company Acquisitions the right to include all or a portion of the shares of Common Stock held by them in any registration by the Company under the Securities Act of shares of Common Stock, other than a registration on Form S-4 or Form S-8 or their then equivalents, and other than a "shelf" registration of securities for sale by the Company. Such a registration will be at the expense of the Company, other than underwriting discounts and commissions, which will be borne by the sellers of the shares. The Company has also granted such registration rights to Messrs. Poirier and Ledecky on substantially the same terms.

TRANSFER AGENT AND REGISTRAR

  The Transfer Agent and Registrar for the Common Stock is American Stock Transfer & Trust Company.

                        SHARES ELIGIBLE FOR FUTURE SALE

  As of May 7, 1998, 14,350,028 shares of Common Stock were outstanding. The 5,750,000 shares sold in the IPO are freely tradeable without restriction or further registration under the Securities Act, unless acquired by an "affiliate" of the Company, as that term is defined in Rule 144; shares held by affiliates will be subject to resale limitations of Rule 144 described below. In addition, approximately 4,437,044 shares issued to non-affiliates in the Subsequent Acquisitions may be sold in accordance with the provisions of Rule 145 promulgated under the Securities Act, subject to contractual lock-up periods contained in the Acquisition Agreements for the Subsequent Acquisitions. Further, 4,162,984 shares of Common Stock issued to the co-founders and initial investors of USA Floral and to the stockholders of the Founding Companies will be available for resale subject to compliance with Rule 144. Of those shares, 3,862,984 may be included in certain registration statements that may be filed by the Company, in accordance with piggyback registration rights granted pursuant to the Acquisition Agreements or pursuant to such rights granted to Mr. Ledecky and Mr. Poirier. Further, 2,290,537 shares of Common Stock are issuable upon the exercise of stock options that have been granted as of the date of this Prospectus, of which options to purchase 191,500 shares are currently exercisable. The Company has filed a registration statement on Form S-8 to register the issuance of the shares issuable upon the exercise of certain of such options. In addition, the 8,062,956 shares of Common Stock which remain available by this Prospectus generally will be freely tradeable after their issuance by persons not affiliated with the Company subject to compliance with Rule 145 of the Securities Act and any contractual restrictions; see "Restrictions on Resale" below. Sales, or the availability for sale, of substantial amounts of the Common Stock in the public market could adversely affect prevailing market prices and the future ability of the Company to raise equity capital and to complete acquisitions in which all or a portion of the consideration is Common Stock.

  In general, under Rule 144 as currently in effect, a stockholder who has beneficially owned for at least one year shares privately acquired directly or indirectly from the Company or from an affiliate of the Company, and persons who are affiliates of the Company who have acquired the shares in registered transactions, will be entitled to sell within any three-month period a number of shares that does not exceed the greater of: (i) one percent of the outstanding shares of Common Stock; or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements relating to the manner and notice of sale and the availability of current public information about the Company.

  The offering price for the Common Stock to be issued pursuant to this Prospectus will be based upon the Company's closing stock price at a date certain or the average closing stock price over a period of time determined by negotiations between the Company and the owners of the companies to be acquired. The negotiated price may bear no relationship to the price at which the Common Stock will trade after the respective acquisition and an active trading market may not be sustained subsequent to any future acquisition transactions. The trading price of the Common Stock could be subject to significant fluctuations in response to activities of the Company's competitors, variations in quarterly operating results, changes in market conditions and other events or factors. Moreover, the stock market in the past has experienced significant price and value fluctuations, which have not necessarily been related to corporate operating performance. The volatility of the market could adversely affect the market price of the Common Stock and the ability of the Company to raise equity in the public markets.

                             PLAN OF DISTRIBUTION

  The Company will issue the Common Stock from time to time in connection with merger or acquisition transactions entered into by the Company. It is expected that the terms of such acquisitions will be determined by direct negotiations with the owners or controlling persons of the businesses, assets or securities to be acquired by the Company. No underwriting discounts or commissions will be paid, although finder's fees may be paid from time to time with respect to specific mergers or acquisitions. Any person receiving such fees may be deemed to be an underwriter within the meaning of the Securities Act.

                            RESTRICTIONS ON RESALE

  Affiliates of entities acquired by the Company who do not become affiliates of the Company may not resell Common Stock registered under the Registration Statement to which this Prospectus relates except pursuant to an effective registration statement under the Securities Act covering such shares, or in compliance with Rule 145 promulgated under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. Generally, Rule 145 permits such affiliates to sell such shares immediately following the acquisition in compliance with certain volume limitations and manner of sale requirements. Under Rule 145, sales by such affiliates during any three-month period cannot exceed the greater of (i) one percent of the shares of Common Stock of the Company outstanding and (ii) the average weekly reported volume of trading of such shares of Common Stock on all national securities exchanges during the four calendar weeks preceding the proposed sale. These restrictions will cease to apply under most other circumstances if the affiliate has held the Common Stock for at least one year, provided that the person or entity is not then an affiliate of the Company. Individuals who are not affiliates of the entity being acquired and do not become affiliates of the Company will not be subject to resale restrictions under Rule 145 and, unless otherwise contractually restricted, may resell Common Stock immediately following the acquisition without an effective registration statement under the Securities Act. The ability of affiliates to resell shares of Common Stock under Rule 145 will be subject to the Company having satisfied its Exchange Act reporting requirements for specified periods prior to the time of sale. In addition, the Company generally includes contractual restrictions on resale in the definitive agreements pursuant to which it effects its acquisitions of entities, and intends to include such restrictions in future agreements as and to the extent that it deems appropriate.

                                 LEGAL MATTERS

  The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Morgan, Lewis & Bockius LLP, Pittsburgh, Pennsylvania.

                                    EXPERTS

  The financial statements of USA Floral as of December 31, 1997 and for the period April 22, 1997 (inception) to December 31, 1997 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

  The financial statements of Houff, Bay State, Flower Trading, American Florist, Monterey Bay and Alpine Gem as of December 31, 1996 and for each of the two years in the period ended December 31, 1996 and for the period January 1, 1997 through October 15, 1997 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

  The financial statements of United Wholesale as of June 30, 1996 and 1997 and for each of the three years in the period ended June 30, 1997 and for the period July 1, 1997 through October 15, 1997 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

  The financial statements of CFX as of December 31, 1996 and for the year then ended and for the period January 1, 1997 through October 15, 1997 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

  The financial statements of CFX for the year ended December 31, 1995 included in this Prospectus have been so included in reliance on the report of Madsen, Sapp, Mena, Rodriguez & Co., P.A., independent accountants, given on the authority of said firm as experts in auditing and accounting.

  The financial statements of Continental Farms as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

  The financial statements of XL Group as of December 31, 1997 and for the year then ended included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

  The financial statements of Koehler & Dramm as of July 31, 1997 and for the year then ended included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

  The financial statements of LaFleurette as of June 30, 1997 and for the year then ended included in this Prospectus have been so included in reliance on the report of Madsen, Sapp, Mena, Rodriguez & Co., P.A., independent accountants, given on the authority of said firm as experts in auditing and accounting.

  The financial statements with respect to Elite Farms included in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

  The financial statements of Everflora and UltraFlora as of December 31, 1997 and for the year then ended included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                            ADDITIONAL INFORMATION

  The Company has filed with the Commission a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act and the rules and regulations promulgated thereunder, covering the Common Stock offered hereby. This Prospectus omits certain information contained in the Registration Statement, and reference is made to the Registration Statement, and the exhibits and schedules thereto for further information with respect to the Company and the Common Stock offered hereby. Statements contained in this Prospectus as to the contents of any contract, agreement or other document filed as an exhibit to the Registration Statement are not necessarily complete, and in each instance, reference is made to the exhibit for a more complete description of the matter involved, each such statement being qualified in its entirety by such reference. The Registration Statement may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission maintained at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials may be obtained from the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, registration statements and certain other filings made with the Commission through its Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system are publicly available through the Commission's site on the Internet's World Wide Web, located at http://www.sec.gov. The Registration Statement, including all exhibits thereto and amendments thereof, has been filed with the Commission through EDGAR.

  The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at the addresses set forth above or through the Commission's EDGAR system via the Internet at the website set forth above.

                          U.S.A. FLORAL PRODUCTS, INC.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
REGISTRANT
  U.S.A. FLORAL PRODUCTS, INC.
    Report of Independent Accountants.....................................  F-4
    Consolidated Balance Sheet............................................  F-5
    Consolidated Statement of Operations..................................  F-6
    Consolidated Statement of Stockholders' Equity........................  F-7
    Consolidated Statement of Cash Flows..................................  F-8
    Notes to Consolidated Financial Statements............................  F-9
  U.S.A. FLORAL PRODUCTS, INC. UNAUDITED PRO FORMA COMBINED FINANCIAL
   STATEMENTS
    Introduction to Unaudited Pro Forma Combined Financial Statements..... F-23
    Unaudited Pro Forma Combined Balance Sheet............................ F-24
    Unaudited Pro Forma Combined Statement of Operations.................. F-25
    Notes to Unaudited Pro Forma Combined Financial Statements............ F-28
FOUNDING COMPANIES
 ALPINE GEM FLOWER SHIPPERS, INC.
    Report of Independent Accountants..................................... F-33
    Balance Sheet......................................................... F-34
    Statement of Operations............................................... F-35
    Statement of Stockholders' Equity..................................... F-36
    Statement of Cash Flows............................................... F-37
    Notes to Financial Statements......................................... F-38
 THE ROY HOUFF COMPANY
    Report of Independent Accountants..................................... F-40
    Balance Sheet......................................................... F-41
    Statement of Operations............................................... F-42
    Statement of Stockholder's Equity..................................... F-43
    Statement of Cash Flows............................................... F-44
    Notes to Financial Statements......................................... F-45
 BAY STATE FLORIST SUPPLY, INC.
    Report of Independent Accountants..................................... F-50
    Balance Sheet......................................................... F-51
    Statement of Operations............................................... F-52
    Statement of Stockholders' Equity..................................... F-53
    Statement of Cash Flows............................................... F-54
    Notes to Financial Statements......................................... F-55
 MONTEREY BAY BOUQUET, INC.
    Report of Independent Accountants..................................... F-60
    Combined Balance Sheet................................................ F-61
    Combined Statement of Operations...................................... F-62
    Combined Statement of Stockholders' Equity............................ F-63
    Combined Statement of Cash Flows...................................... F-64
    Notes to Combined Financial Statements................................ F-65

                                                                      PAGE
                                                                     ------
 FLOWER TRADING CORPORATION
    Report of Independent Accountants.................................  F-70
    Consolidated Balance Sheet........................................  F-71
    Consolidated Statement of Operations..............................  F-72
    Consolidated Statement of Stockholders' Equity....................  F-73
    Consolidated Statement of Cash Flows..............................  F-74
    Notes to Consolidated Financial Statements........................  F-75
 UNITED WHOLESALE FLORISTS, INC.
    Report of Independent Accountants.................................  F-81
    Combined Balance Sheet............................................  F-82
    Combined Statement of Operations..................................  F-83
    Combined Statement of Stockholders' Equity........................  F-84
    Combined Statement of Cash Flows..................................  F-85
    Notes to Combined Financial Statements............................  F-86
 AMERICAN FLORIST SUPPLY, INC.
    Report of Independent Accountants.................................  F-92
    Balance Sheet.....................................................  F-93
    Statement of Operations...........................................  F-94
    Statement of Stockholders' Equity.................................  F-95
    Statement of Cash Flows...........................................  F-96
    Notes to Financial Statements.....................................  F-97
 CFX, INC.
    Report of Independent Accountants................................. F-102
    Independent Auditors' Report...................................... F-103
    Balance Sheet..................................................... F-104
    Statement of Operations........................................... F-105
    Statement of Stockholders' Equity................................. F-106
    Statement of Cash Flows........................................... F-107
    Notes to Financial Statements..................................... F-108

 AUDITED SUBSEQUENT ACQUISITIONS
 -------------------------------
 CONTINENTAL FARMS LIMITED and ATLANTIC BOUQUET COMPANY LIMITED
    Report of Independent Certified Public Accountants................ F-114
    Consolidated Balance Sheet........................................ F-115
    Consolidated Statement of Operations.............................. F-116
    Consolidated Statement of Stockholders' Equity
     and Partners' Capital............................................ F-117
    Consolidated Statement of Cash Flows.............................. F-118
    Notes to Financial Statements..................................... F-119
 XL GROUP, INC.
    Report of Independent Certified Public Accountants................ F-126
    Balance Sheet..................................................... F-127
    Statement of Operations........................................... F-128
    Statement of Stockholder's Equity................................. F-129
    Statement of Cash Flows........................................... F-130
    Notes to Financial Statements..................................... F-131
 KOEHLER & DRAMM, INC.
    Report of Independent Accountants................................. F-135
    Balance Sheet..................................................... F-136
    Consolidated Statement of Operations.............................. F-137
    Consolidated Statement of Stockholders' Equity.................... F-138
    Consolidated Statement of Cash Flows.............................. F-139
    Notes to Consolidated Financial Statements........................ F-140

                                                                           PAGE
                                                                           -----
 H&H FLOWERS, INC.
    Independent Auditors' Report.......................................... F-144
    Balance Sheet......................................................... F-145
    Statement of Income and Accumulated Deficit........................... F-146
    Statement of Cash Flows............................................... F-147
    Notes to Financial Statements......................................... F-148
 ELITE FARMS
    Report of Independent Certified Public Accountants.................... F-152
    Balance Sheets........................................................ F-153
    Statements of Income.................................................. F-154
    Statements of Changes in Venturers' Capital........................... F-155
    Statements of Cash Flows.............................................. F-156
    Notes to Financial Statements......................................... F-157
 EVERFLORA, INC. and EVERFLORA MIAMI, INC.
    Report of Independent Certified Public Accountants.................... F-162
    Combined Balance Sheet................................................ F-163
    Combined Statement of Operations...................................... F-164
    Combined Statement of Stockholder's Equity............................ F-165
    Combined Statement of Cash Flows...................................... F-166
    Notes to Combinued Financial Statements............................... F-167
 ULTRAFLORA CORPORATION
    Report of Independent Certified Public Accountants.................... F-171
    Balance Sheet......................................................... F-172
    Statement of Operations............................................... F-173
    Statement of Stockholders' Equity..................................... F-174
    Statement of Cash Flows............................................... F-175
    Notes to Financial Statements......................................... F-176

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
 and Stockholders of
 U.S.A. Floral Products, Inc.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of U.S.A. Floral Products, Inc. and its subsidiaries at December 31, 1997, and the results of their operations and their cash flows for the period April 22, 1997 (inception) through December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ Price Waterhouse LLP

Price Waterhouse LLP
Washington, D.C.
February 24, 1998

                          U.S.A. FLORAL PRODUCTS, INC.

                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                       DECEMBER 31,  MARCH 31,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (UNAUDITED)
ASSETS
Current assets:
 Cash and cash equivalents............................   $ 15,582    $ 13,392
 Accounts receivable, net.............................     18,505      41,985
 Inventory............................................      4,937       9,867
 Due from related parties.............................      1,153         --
 Prepaid income taxes.................................         52         --
 Prepaid expenses.....................................        959       2,346
                                                         --------    --------
  Total current assets................................     41,188      67,590
Property and equipment, net...........................      8,726      15,497
Due from related parties..............................        994         --
Deferred income taxes.................................        394         698
Goodwill, net.........................................     52,569     141,842
Restricted Cash.......................................        --        3,526
Deferred financing costs, net.........................      1,696       1,676
Other assets..........................................      1,681       1,728
                                                         --------    --------
  Total assets........................................   $107,248    $232,557
                                                         ========    ========
LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
 Short-term debt......................................   $    290     $47,915
 Accounts payable and accrued expenses................     12,734      28,196
 Due to stockholders..................................      6,060      11,927
 Income taxes payable.................................      1,008       3,170
 Due to related parties...............................         36         --
                                                         --------    --------
  Total current liabilities...........................     20,128      91,208
Long-term debt........................................        309         383
Deferred income taxes.................................         97           6
Other.................................................        549         991
                                                         --------    --------
  Total liabilities...................................     21,083      92,588
                                                         --------    --------
Commitments and contingencies
Stockholders' equity:
 Common stock, $0.001 par value; 100,000 shares autho-
  rized;
  9,594 and 12,606 shares issued and outstanding......          9          13
 Additional paid-in capital...........................     85,740     135,588
 Retained earnings....................................        416       4,368
                                                         --------    --------
  Total stockholders' equity..........................     86,165     139,969
                                                         --------    --------
  Total liabilities and stockholders' equity..........   $107,248    $232,557
                                                         ========    ========

   The accompanying notes are an integral part of these financial statements.

                          U.S.A. FLORAL PRODUCTS, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                           APRIL 22, 1997 TO THREE MONTHS ENDED
                                           DECEMBER 31, 1997   MARCH 31, 1998
                                           ----------------- ------------------
                                                                (UNAUDITED)
Net sales.................................      $37,380           $100,520
Cost of sales.............................       26,685             74,056
                                                -------           --------
 Gross profit.............................       10,695             26,464
Selling, general and administrative ex-
 penses...................................        9,791             18,540
Goodwill amortization.....................          275                746
                                                -------           --------
 Income from operations...................          629              7,178
Other (income) expense:
 Interest expense.........................            8                681
 Interest income..........................         (248)              (270)
 Other, net...............................          (37)              (315)
                                                -------           --------
Income before income taxes................          906              7,082
Provision for income taxes................          490              3,130
                                                -------           --------
Net income................................      $   416           $  3,952
                                                =======           ========
Net income per share:
 Basic....................................      $  0.09           $   0.32
                                                =======           ========
 Diluted..................................      $  0.09           $   0.31
                                                =======           ========
Weighted average number of common shares
 Basic....................................        4,734             12,360
                                                =======           ========
 Diluted..................................        4,824             12,928
                                                =======           ========


   The accompanying notes are an integral part of these financial statements.

                          U.S.A. FLORAL PRODUCTS, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                 (IN THOUSANDS)

                                COMMON STOCK  ADDITIONAL              TOTAL
                                -------------  PAID-IN   RETAINED STOCKHOLDERS'
                                SHARES AMOUNT  CAPITAL   EARNINGS    EQUITY
                                ------ ------ ---------- -------- -------------
Issuance of Common Stock for
 initial capitalization
 of the Company (April 22,
 1997).........................  2,400  $ 2     $   398   $  --     $    400
Issuance of 5,750 shares of
 Common Stock
 in initial public offering
 (October 16, 1997)............  5,750    6      66,571      --       66,577
Exercise of stock options......    110  --        1,430      --        1,430
Issuance of 1,334 shares of
 Common Stock
 for business acquisitions.....  1,334    1      17,341      --       17,342
Net income.....................    --   --          --       416         416
                                ------  ---    --------   ------    --------
Balance at December 31, 1997...  9,594    9      85,740      416      86,165
Issuance of 3,012 shares of
 Common Stock
 for business acquisitions (un-
 audited)......................  3,012    4      49,848      --       49,852
Net income (unaudited).........    --   --          --     3,952       3,952
                                ------  ---    --------   ------    --------
Balance at March 31, 1998 (un-
 audited)...................... 12,606  $13    $135,588   $4,368    $139,969
                                ======  ===    ========   ======    ========



   The accompanying notes are an integral part of these financial statements.

                       U.S.A. FLORAL PRODUCTS, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                 (IN THOUSANDS)

                                           APRIL 22, 1997 TO THREE MONTHS ENDED
                                           DECEMBER 31, 1997   MARCH 31, 1998
                                           ----------------- ------------------
                                                                (UNAUDITED)
Cash flows from operating activities:
 Net income...............................     $    416           $  3,952
 Adjustments to reconcile net income to
  net cash
  used in operating activities:
  Depreciation and amortization...........          290                568
  Amortization of goodwill................          275                746
  Amortization of deferred financing
   costs..................................           73                 90
  Loss on disposal of property and equip-
   ment...................................           (9)               (16)
  Deferred income taxes...................           43               (163)
  Change in operating assets and liabili-
   ties:
   Accounts receivable....................         (214)            (7,121)
   Inventory..............................        1,299             (1,272)
   Due from related parties...............          781              3,323
   Prepaid expenses and other current as-
    sets..................................         (112)              (477)
   Other assets...........................          238                484
   Income taxes payable...................         (312)             1,757
   Other liabilities......................          (45)               253
   Accounts payable and accrued expenses..       (3,495)             1,111
                                               --------           --------
   Net cash provided by (used in) operat-
    ing activities:                                (772)             3,235
                                               --------           --------
Cash flows from investing activities:
 Purchases of property and equipment......         (543)              (585)
 Payments for purchase of founding compa-
  nies, net of cash acquired..............      (39,819)           (47,332)
 Deferred acquisition costs...............         (647)               199
 Increase in Restricted Cash..............           --             (3,526)
                                               --------           --------
   Net cash used in investing activities:       (41,009)           (51,244)
                                               --------           --------
Cash flows from financing activities:
 Proceeds from credit facility, net.......           --             47,500
 Increase in deferred financing costs.....       (1,769)               (70)
 Repayments on long-term debt.............       (5,700)            (1,611)
 Principal payments on capital lease obli-
  gations.................................           (8)                --
 Payments to stockholders.................       (3,679)                --
 Increase in due to stockholders..........          659                 --
 Repayments of notes payable..............         (547)                --
 Proceeds from initial public offering,
  net.....................................       66,577                 --
 Proceeds from the exercise of stock op-
  tions...................................        1,430                 --
 Proceeds from the issuance of Common
  Stock...................................          400                 --
                                               --------           --------
   Net cash provided by financing activi-
    ties..................................       57,363             45,819
                                               --------           --------
Net increase (decrease) in cash and cash
 equivalents..............................     $ 15,582           $ (2,190)
Cash and cash equivalents--beginning of
 period...................................           --           $ 15,582
                                               --------           --------
Cash and cash equivalents--end of period..     $ 15,582           $ 13,392
                                               ========           ========
See Note 12 for supplemental cashflow in-
 formation.

   The accompanying notes are an integral part of these financial statements.

                          U.S.A FLORAL PRODUCTS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

NOTE 1 BUSINESS AND ORGANIZATION

  U.S.A. Floral Products, Inc., a Delaware corporation, ("USA Floral" or the "Company") was founded in April 1997 to create a nationwide distributor of floral products. USA Floral acquired eight U.S. businesses in the floral industry (the "Founding Companies") subsequent to the initial public offering ("IPO") of its Common Stock in October 1997. These financial statements include the net expenses incurred by USA Floral since inception (April 22, 1997) and the results of operations of the Founding Companies subsequent to their acquisition effective October 16, 1997. The Company intends to continue to acquire, through merger or purchase, similar companies to expand its national operations. See Note 14 for companies purchased subsequent to December 31, 1997.

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Principles of Consolidation

  The consolidated financial statements include the accounts of USA Floral and its subsidiary companies, all of which are wholly owned. All significant intercompany profits, transactions and balances have been eliminated in consolidation.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  Revenue is recognized upon shipment of product.

 Cash Equivalents

  The Company considers all highly liquid debt instruments purchased with a maturity of three months or less at date of purchase to be cash equivalents.

 Inventory

  Inventory is stated at the lower of cost or market. Cost is determined on a first-in, first-out basis.

 Property and Equipment

  Property and equipment are carried at cost. Depreciation is provided using straight-line and accelerated methods over the estimated useful lives of the related assets. Leasehold improvements are amortized over the shorter of their respective lease terms or estimated useful lives. The useful lives used in computing depreciation, based on the Company's estimate of service life of the classes of property, are as follows:

       Buildings and improvements..................................     30 years
       Furniture fixtures and equipment............................ 5 to 7 years
       Computer equipment and software............................. 3 to 5 years
       Vehicles....................................................      5 years

                         U.S.A. FLORAL PRODUCTS, INC.

                       (IN THOUSANDS, EXCEPT SHARE DATA)

 Goodwill

  Goodwill, which represents costs in excess of net assets of businesses acquired, is being amortized over forty years using the straight-line method. The Company continually reviews goodwill to assess recoverability from estimated future results of operations, using estimates of undiscounted cash flows of the acquired businesses. Any required provisions for impairment would be made in the period the impairment is first determined, and would be based on the fair value of the related businesses. Accumulated amortization at December 31, 1997 was $275.

 Fair Value of Financial Instruments

  The carrying amount of cash and cash equivalents, accounts receivable/payable, accrued expenses and short-term debt approximates fair value because of the short-term nature of these instruments. The estimated fair value of non-current debt approximates its carrying value due to its stated interest rate approximating market rates for debt with similar terms and average maturities.

 Concentration of Credit Risk

  Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. Receivables are not collateralized and accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss.

 Concentration of Supply Risk

  The supply of perishable floral products is significantly dependent on weather conditions where the products are grown. The Company currently purchases the majority of its perishable floral products from farms located in South America, principally Columbia and Ecuador. Shortages or disruptions in the supply of fresh flowers or the inability of the Company to procure such material from alternative sources at acceptable prices in a timely manner, could lead to loss of customers.

 Income Taxes

  The provision for income taxes is based on income recognized for financial statement purposes and includes the effects of temporary differences between such income and that recognized for tax return purposes. The Company and its subsidiaries file a consolidated U.S. federal income tax return.

 Stock-based Compensation

  The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for its employee stock options. Under APB 25, because the exercise price of employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recorded. In the event that stock options are issued at an exercise price below the market price, compensation expense is recorded ratably over the vesting period for the options issued at a discount. Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (Statement 123), requires the Company to make certain disclosures as if the fair value based method of accounting had been applied to the Company's stock option grants.

                         U.S.A. FLORAL PRODUCTS, INC.

                       (IN THOUSANDS, EXCEPT SHARE DATA)

 Earnings Per Share

  Basic earnings per share excludes dilution and is determined by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflect the potential dilution that could occur if outstanding stock options were exercised. Diluted earnings per share is determined by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period plus the incremental shares that would have been outstanding upon the assumed exercise of dilutive stock options.

NOTE 3 ACQUISITION OF FOUNDING COMPANIES

  Effective October 16, 1997, USA Floral acquired all the outstanding capital stock of the Founding Companies. The Founding Companies include: The Roy Houff Company, CFX, Inc., Bay State Florist Supply, Inc., Flower Trading Corporation, United Wholesale Florists, Inc. and United Wholesale Florists of America, Inc., American Florist Supply, Inc., Monterey Bay Bouquet, Inc. and Bay Area Bouquets, Inc. and Alpine Gem Flower Shippers, Inc. The acquisitions were accounted for using the purchase method of accounting with USA Floral being treated as the accounting acquiror.

  The following table sets forth the consideration paid (the "Purchase Consideration") (a) in cash and (b) in shares of Common Stock to the common stockholders of each of the Founding Companies, the fair value of the net assets acquired and resulting goodwill. For purposes of computing the purchase price for accounting purposes, the value of shares is based upon the initial public offering price of $13.00. The total Purchase Consideration also reflects the contingent consideration related to earn out arrangements included in the definitive agreements for American Florist and Monterey Bay. These arrangements provide for the Company to pay additional consideration, based on 1997 earnings before interest and taxes, of $500 in cash and $5,400 in shares of Common Stock, calculated by reference to the average closing price of the Common Stock for the ten trading days prior to December 31, 1997. The 318,934 shares of U.S.A. Floral Common Stock to be issued pursuant to these arrangements are included as outstanding for purposes of earnings per share calculations.

  The purchase price has been allocated to each Founding Company's assets and liabilities acquired based on their respective carrying values, with the exception of acquired properties at certain of the entities, as these carrying values are deemed to represent fair market value of these assets and liabilities. The fair market value of acquired properties was determined by an independent valuation by a third party.

                                    SHARES OF                          NET
                                     COMMON   VALUE OF     TOTAL      ASSETS
                             CASH     STOCK    SHARES  CONSIDERATION ACQUIRED GOODWILL
                            ------- --------- -------- ------------- -------- --------
   Roy Houff............... $11,006       --  $   --      $11,006    $ 3,454  $ 7,552
   CFX, Inc................   6,521   250,000   3,250       9,771      1,229    8,542
   Bay State...............   6,045   495,550   6,442      12,487      4,156    8,331
   Flower Trading..........   5,920   160,000   2,080       8,000      1,273    6,727
   United Wholesale........   4,788   268,500   3,491       8,279      2,298    5,981
   American Florist........   4,800   141,749   2,400       7,200        249    6,951
   Monterey Bay............   3,000   177,185   3,000       6,000        705    5,295
   Alpine Gem..............   1,600   160,000   2,080       3,680        215    3,465
                            ------- --------- -------     -------    -------  -------
     Total................. $43,680 1,652,984 $22,743     $66,423    $13,579  $52,844
                            ======= ========= =======     =======    =======  =======

  The following unaudited pro forma summary presents the combined results of operations of the Company and the Founding Companies, as if the acquisitions and USA Floral's IPO occurred at the beginning of 1997.

                         U.S.A. FLORAL PRODUCTS, INC.

                       (IN THOUSANDS, EXCEPT SHARE DATA)

The pro forma amounts give effect to certain adjustments including amortization of intangibles, reduction in salary, bonuses and benefits in connection with the transactions, anticipated compensation of USA Floral's management, associated costs of being a public company and income taxes. The pro forma summary does not purport to represent what USA Floral's results of operations would actually have been if such transactions had occurred on January 1, 1997 and are not necessarily representative of USA Floral's results of operations for any future period. Since the Founding Companies were not under common control or management, historical combined results may not be comparable to, or indicative of, future performance.

                                                                  YEAR ENDED
                                                               DECEMBER 31, 1997
                                                               -----------------
                                                                  (UNAUDITED)
       Net sales..............................................     $184,124
       Operating income.......................................        7,431
       Net income.............................................        4,454
       Earning per share--diluted and basic...................     $   0.50

NOTE 4 STOCKHOLDER'S EQUITY

 Common Stock

  The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $0.001 per share.

  In connection with the organization and initial capitalization of USA Floral, on April 22, 1997 the Company issued 2,000,000 shares of Common Stock at $0.001 per share. Subsequently, the Company issued 300,000 shares on April 23, 1997 at $1.00 per share, on May 8, 1997 issued 25,000 shares at $1.00 per share, on May 10, 1997 issued 25,000 shares at $1.00 per share and on May 25, 1997 issued 50,000 shares at $1.00 per share.

  In connection with its IPO, the Company issued 5,750,000 shares for $13.00 per share, before costs and expenses of the offering, on October 13, 1997. Also on October 13, 1997, the Non-Executive Chairman of the Board of USA Floral exercised 110,000 stock options and the Company issued 110,000 shares for $13.00 per share.

 Stock Option Plans

  The Company's Board of Directors has adopted and the Company's stockholders have approved the Company's 1997 Long-Term Incentive Plan (the "Incentive Plan"). The maximum number of shares of Common Stock that may be subject to outstanding awards may not be greater than that number of shares equal to fifteen percent (15%) of the outstanding shares from time to time, which number of shares is reserved for issuance. The terms of the option awards were established by the Compensation Committee of the Company's Board of Directors (the "Committee") and awards may be settled in cash, shares, other awards or other property, as determined by the Committee.

  Under the Incentive Plan, the Company granted stock options to purchase approximately 875,000 shares of Common Stock to key employees of the Company at the initial public offering price upon consummation of the IPO and options to purchase 125,000 shares of Common Stock to other key employees at $8.00 per share. Compensation expense is being recorded over the four year vesting period for the options issued at a discount.

  The Company's Board of Directors has adopted and the Company's stockholders have approved the 1997 Non-Employee Directors' Stock Plan (the "Directors' Plan"), which provides for the automatic grant to each

                         U.S.A. FLORAL PRODUCTS, INC.

                       (IN THOUSANDS, EXCEPT SHARE DATA)

nonemployee director of an option to purchase 21,000 shares on the date elected or on the effective date of the Offering. Thereafter nonemployee directors will receive an option to purchase 6,000 shares on the day after each annual meeting of the Company's stockholders. A total of 300,000 shares are reserved for issuance under the Directors' Plan, and options to purchase 63,000 options were issued on the date of the IPO.

  Options granted under the Directors' Plan will have an exercise price per share equal to the fair market value of a share at the date of grant. Options will expire at the earlier of 10 years from the date of grant or 90 days after termination of service as a director. Options will vest and become exercisable ratably, 50% six months after the date of initial grant and 50% one year after the date of initial grant. In the event of a change in control of the Company prior to normal vesting, all options not already exercisable would become fully vested and exercisable.

  The Incentive Plan and the Directors' Plan provide for the granting of either incentive stock options or nonqualified stock options to purchase shares of the Company's Common Stock and for other stock-based awards to officers, directors and key employees responsible for the direction and management of the Company and to non-employee consultants and independent contractors.

  Information relating to stock options during 1997 is as follows:

                                                  WEIGHTED AVERAGE     TOTAL
                                        OPTIONS    EXERCISE PRICE  CONSIDERATION
                                       ---------  ---------------- -------------
   Granted...........................  1,073,856       $12.64         $13,569
   Exercised.........................   (110,000)       13.00          (1,430)
   Forfeited.........................     (2,214)       13.00             (29)
                                       ---------                      -------
   Shares under option at December
    31, 1997.........................    961,642        12.59         $12,110
                                       =========                      =======
   Shares exercisable at December 31,
    1997.............................    160,000        13.00         $ 2,080
                                       =========                      =======

  All outstanding options are nonqualified options. From October 16, 1997 to December 31, 1997, compensation expense of $36 was recognized related to stock options issued below the market price on the date of the grant. Generally the Company issues stock options at exercise prices equal to fair market value of the common stock on the date of grant.

  Pro forma information regarding net income and earnings per share is required by Statement 123, and has been determined as if the Company accounted for its employee stock options under the fair value method of Statement 123. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions for 1997:

       Risk-free interest rate........................................     6.00%
       Dividend yield.................................................     0.00%
       Volatility factor..............................................     40.0%
       Weighted average expected life................................. 7.5 years

  The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

                         U.S.A. FLORAL PRODUCTS, INC.

                       (IN THOUSANDS, EXCEPT SHARE DATA)

  For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma net earnings and earnings per share under Statement 123 for the period April 22, 1997 to December 31, 1997 are shown below. These pro forma disclosures are not representative of the effects on reported net income and net income per share for future years, because the Company's first option grants were made in the fourth quarter of this year, the options vest over four years and additional awards may be made in future years.

       Net income--as reported........................................... $  416
       Net income--pro forma............................................. $   95
       Income per share--as reported (basic and diluted)................. $ 0.09
       Income per share--pro forma (basic and diluted)................... $ 0.02
       Weighted average fair value of options granted during the year.... $ 9.55

  In January 1998, options to purchase an additional 971,000 shares were granted at market prices prevailing at the date of grant. Of these, options for 409,000 shares were granted to the Company's management at prices ranging from $15.75-$18.87 per share, and options for 562,000 shares were granted to management and employees of the companies acquired in January 1998 (see Note
14) at prices ranging from $17.37-$19.00 per share.

NOTE 5 ALLOWANCE FOR DOUBTFUL ACCOUNTS

                                     BALANCE OF
                                      FOUNDING
                                      COMPANIES
                                         AT      CHARGED TO         BALANCE AT
                                     OCTOBER 15, COSTS AND  WRITE- DECEMBER 31,
                           INCEPTION    1997      EXPENSES   OFFS      1997
                           --------- ----------- ---------- ------ ------------
   For the period October
    16, 1997 through
    December 31, 1997.....    --        $711         49      (161)     $599

NOTE 6 INVENTORY

  Inventory consists of the following finished goods:

                                                        DECEMBER 31,  MARCH 31,
                                                            1997        1998
                                                        ------------ -----------
                                                                     (UNAUDITED)
       Perishables.....................................    $  523      $1,662
       Hardgoods.......................................     4,414       8,205
                                                           ------      ------
                                                           $4,937      $9,867
                                                           ======      ======

NOTE 7 PROPERTY AND EQUIPMENT

  Property and equipment consist of the following:

                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------
       Buildings...................................................    $2,121
       Leasehold improvements......................................     1,188
       Computer equipment..........................................     2,089
       Furniture, fixtures and equipment...........................     2,700
       Vehicles....................................................       321
       Other.......................................................        37
                                                                       ------
                                                                        8,456
       Accumulated depreciation and amortization...................      (291)
                                                                       ------
                                                                        8,165
       Land........................................................       561
                                                                       ------
                                                                       $8,726
                                                                       ======

  Depreciation expense for the period April 22, 1997 to December 31, 1997 was $291.

                         U.S.A. FLORAL PRODUCTS, INC.

                       (IN THOUSANDS, EXCEPT SHARE DATA)

NOTE 8 CREDIT FACILITY

  On October 16, 1997 the Company entered into a Credit Agreement ("Agreement") with various lending institutions and Bankers Trust Company, as agent, (the "Bank") for a $100,000 credit facility. The Agreement provides for a revolving credit facility with a $75,000 ($85,000 at March 31, 1998) limit on acquisition loans and a $25,000 ($15,000 at March 31, 1998) limit on working capital loans. The proceeds of the credit facility will be used to finance acquisitions and fund related working capital requirements. The revolving credit facility requires payment of interest quarterly at 1.50% above LIBOR (London Inter Bank Offering Rate) on balances outstanding. The Company paid on closing a financing fee of $1,769, which has been deferred and will be amortized over the life of the Agreement; during the period October 16, 1997 to December 31, 1997, the Company amortized $73 of the deferred financing fee. In addition, a commitment fee of 0.25% is charged on the unused portion of the revolving credit facility on a quarterly basis. Commitment fees charged for the period were $56. At December 31, 1997, no borrowings were outstanding under the Agreement, which expires October 16, 2002. At December 31, 1997, a letter of credit of $3,900 was outstanding. During the year, the Company paid $14 in fees related to outstanding letters of credit.

  The credit facility is collateralized by receivables, inventories, equipment and certain real property. Under the terms of the Agreement, the Company is required to maintain certain financial ratios and other financial conditions. The Agreement prohibits the Company from incurring additional indebtedness, limits certain investments, advances or loans and restricts substantial asset sales, capital expenditures and cash dividends. At December 31, 1997 the Company was in compliance with all loan covenants.

  In connection with the acquisitions consummated in January 1998 (see Note 14--Subsequent Events), the Company borrowed $47,500 under the revolving credit facility. The interest rate on the borrowings varied from 6.5% to 7.25%. The Company obtained a waiver letter from the Bank with respect to certain covenants under the Agreement in order to effect certain recent acquisitions (see Note 14.)

NOTE 9 INCOME TAXES

  The components of income tax expense (benefit) from continuing operations for the period April 22, 1997 to December 31, 1997 are:

       Current:
        Federal........................................................... $450
        State.............................................................   80
                                                                           ----
                                                                            530
                                                                           ----
       Deferred:
        Federal...........................................................  (34)
        State.............................................................   (6)
                                                                           ----
                                                                            (40)
                                                                           ----
                                                                           $490
                                                                           ====

                         U.S.A. FLORAL PRODUCTS, INC.

                       (IN THOUSANDS, EXCEPT SHARE DATA)

  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of December 31, 1997 are as follows:

       Deferred tax assets:
         Allowance for doubtful accounts.................................. $189
         Inventory capitalization.........................................   54
         Anti-dumping accrual.............................................   64
         Inventory reserves...............................................   52
         Net operating loss carryforward for state tax purposes...........   35
                                                                           ----
           Total deferred tax assets......................................  394
       Deferred tax liability
         Accumulated depreciation.........................................   97
                                                                           ----
           Net deferred tax assets........................................ $297
                                                                           ====

  A reconciliation between the statutory federal income tax rate and the effective rate of income tax expense for the period April 22, 1997 to December 31, 1997 follows:

       Statutory federal income tax rate.................................... 34%
       Increase in taxes resulting from:
         State tax, net of federal benefit..................................  6%
         Non-deductible goodwill amortization............................... 12%
         Other..............................................................  2%
                                                                             ---
                                                                             54%
                                                                             ===

NOTE 10 RELATED PARTY TRANSACTIONS

  The Company receives and purchases flowers from farms partially owned by, and/or persons related to, directors and senior management of USA Floral. Approximately 13% of the cost of sales in 1997 represented purchases from related entities, which are made on terms similar to those with outside third parties in arms-length transactions. The Company also pays representative fees to related entities for flowers shipped from Colombia. These related entities ensure that the Company has a reliable source of fresh-cut flowers in Colombia. The entities also provide each of the Company's suppliers with technical expertise to improve and maintain the yield, quality and durability of fresh-cut flowers. In addition, due to the large number of suppliers in Colombia, the Company requires the service of the entities to consolidate the shipments of flowers with a common carrier, and generate the paperwork necessary to complete the shipment of flowers. Representative fees for the period October 16, 1997 to December 31, 1997 were approximately $21.

  The Company sells flowers to two bouquet manufacturers owned by directors and senior management of USA Floral. Sales were approximately $448 to these affiliates for the period October 16, 1997 to December 31, 1997.

  The Company leases offices and warehouse facilities from entities owned and/or related to directors and senior management of USA Floral. All such transactions are conducted at rates intended by the parties to be representative of market rates. Rent for the period October 16, 1997 to December 31, 1997 was approximately $219.

                         U.S.A. FLORAL PRODUCTS, INC.

                       (IN THOUSANDS, EXCEPT SHARE DATA)

NOTE 11 COMMITMENTS AND CONTINGENCIES

 Lease Commitments

  The Company leases warehouse and office facilities in a number of locations under noncancelable operating leases. The aggregate future minimum rentals (exclusive of real estate taxes and expenses) are as follows:

       Year ending December 31,:
       1998............................................................. $2,207
       1999.............................................................  1,913
       2000.............................................................  1,642
       2001.............................................................    938
       2002.............................................................    739
       Thereafter.......................................................  1,116
                                                                         ------
                                                                         $8,555
                                                                         ======

  The Company is also the lessor under several minor capital leases for which, in the aggregate, the capitalized lease obligation approximates $300.

 Legal Matters

  The Company is involved in various legal matters in the normal course of business. In the opinion of the Company's management, these matters are not anticipated to have a material adverse effect on the financial position, results of operations or cash flows of the Company.

 Anti-Dumping

  In 1986, the U.S. Department of Commerce (the "DOC") imposed an antidumping-duty deposit ("ADD") ranging from 1% to 50% on the importation of certain flowers, pending the imposition of a final duty rate based on annual reviews of the flower growers' margins. Since that time, the DOC has undertaken ten reviews, the last one for the period ending February 28, 1997. As a result of those reviews, the Company's importation of flowers from its suppliers has been subject to antidumping duties. The ADDs from the second and fourth review are awaiting final liquidation from the DOC. Final determinations have been published for the fifth through seventh reviews but judicial appeals are pending. The eighth review was liquidated at the cash deposit rate. The ninth review is pending final determination and the tenth review is in process.

  Included in accrued expenses is approximately $1,082 as of December 31, 1997, of estimated antidumping duty imposed by the DOC. The antidumping duty is subject to change upon the DOC's final review of all open antidumping periods as well as various legal appeals. The Company believes its accrual to be adequate, but cannot presently determine the effect, if any, of an adverse determination by the DOC regarding the ADDs.

                         U.S.A. FLORAL PRODUCTS, INC.

                       (IN THOUSANDS, EXCEPT SHARE DATA)

NOTE 12 SUPPLEMENTAL CASH FLOW INFORMATION

  Supplemental disclosure of cash flow information:

                                            APRIL 22, 1997 TO THREE MONTHS ENDED
                                            DECEMBER 31, 1997   MARCH 31, 1998
                                            ----------------- ------------------
 Cash paid during the period for interest.       $   100           $   152
                                                 =======           =======
 Cash paid during the period for income
  taxes...................................       $   225           $   772
                                                 =======           =======
Supplemental disclosure of non-cash trans-
 actions:
 Business acquisitions:
  Cash paid for business acquisitions.....       $43,679           $52,100
  Less: cash acquired.....................         3,861             4,768
                                                 -------           -------
  Cash paid for business acquisitions,
   net....................................        39,818            47,332
  Issuance of common stock for business
   acquisitions...........................        22,743            56,142
                                                 -------           -------
                                                  62,561           103,474
  Fair value of net assets acquired, net
   of cash................................         9,717            13,398
                                                 -------           -------
                                                 $52,844           $90,076
                                                 =======           =======

NOTE 13 QUARTERLY INFORMATION (UNAUDITED)

  The Company became a public company with its IPO in October 1997. Quarterly information for the fourth quarter of 1997, which includes the net expense incurred by USA Floral and the results of operations of the Founding Companies subsequent to their acquisition effective October 16, 1997, are as follows:

                                                                     (UNAUDITED)
       Net sales....................................................   $37,382
       Operating income.............................................       742
       Net income...................................................       529
       Income per share--basic and diluted..........................   $   .06

NOTE 14 SUBSEQUENT EVENTS (UNAUDITED)

  In January 1998, USA Floral consummated the acquisition of the following six companies (referred to collectively as the "January 1998 Class"):

    Continental Farms Limited ("Continental Farms") and Atlantic Bouquet Company Limited ("Atlantic Bouquet"), each a Florida limited partnership headquartered in Miami, Florida. Prior to their acquisition, Continental Farms and Atlantic Bouquet were under common ownership. Continental Farms is an importer and broker of floral products from South America and Latin America and Atlantic Bouquet is a bouquet manufacturer. Both companies distribute their products throughout the United States and Canada.

    XL Group, Inc. ("XL Group") imports fresh cut floral products from Costa Rica, Ecuador and distributes these products to wholesalers and supermarkets throughout the United States. The XL Group is located in Miami, Florida.

    Koehler & Dramm, Inc. ("Koehler & Dramm") is a regional wholesale florist company serving retailers throughout the upper Midwest United States. Koehler & Dramm is headquartered in Minneapolis, Minnesota and has a branch operation in Kansas City, Missouri.

    Everflora, Inc. ("Everflora") and Everflora Miami, Inc. ("Everflora Miami") are importers/brokers of perishable floral products. Everflora, headquartered in Creskill, New Jersey, sells various types of flowers to wholesalers across the United States. Everflora Miami, headquartered in Miami, Florida, sells various types of flowers and bouquets, primarily imported from Central America and South America.

                         U.S.A. FLORAL PRODUCTS, INC.

    H&H Flowers, Inc. ("H&H Flowers"), which does business under the name of "La Fleurette," assembles and sells floral bouquets and other arrangements to the supermarket industry primarily throughout the eastern United States. H&H Flowers is headquartered in Miami, Florida. A member of the Board of Directors of USA Floral was a stockholder in H&H Flowers.

    UltraFlora Corporation ("UltraFlora") imports and sells floral bouquets and other arrangements to the mass-market industry throughout the eastern United States. UltraFlora is headquartered in Miami, Florida. A member of the Board of Directors of USA Floral was a stockholder in UltraFlora.

  The following table sets forth the consideration paid (the "Purchase Consideration") (a) in cash and (b) in shares of Common Stock to the common stockholders of each of the January 1998 Class, the estimated fair value of the net assets acquired and resulting goodwill. For purposes of computing the purchase price for accounting purposes, the value of shares is based upon an average share price calculated using the purchase contract formula, which incorporates the share price at the date of the letter of intent, the date of the definitive agreement and the average daily share price between the two aforementioned events. The total Purchase Consideration also reflects the contingent consideration related to earn-out arrangements included in the definitive agreement for UltraFlora, which provides for the Company to pay additional consideration, based on 1997 earnings before interest and taxes, of approximately $5,900 in shares of Common Stock, calculated by reference to the average closing price of the Common Stock for each trading day during the thirty calendar day period ending December 31, 1997. The estimated resultant 359,487 shares will be issued when all amounts have been finalized.

  The contingent consideration related to earn-out arrangements included in the definitive agreement for XL Group, Inc. has not been included in the Purchase Consideration. This arrangement provides for the Company to pay additional consideration, based on 1998 earnings before interest and taxes, of up to $4,000 in shares of Common Stock, calculated by reference to the average closing price of the Common Stock for each trading day during the thirty calendar day period ending December 31, 1998. The contingent consideration related to earn-out arrangements included in the definitive agreement for H&H Flowers also has not been included in the Purchase Consideration. This arrangement provides for the Company to pay additional consideration, without limit, based on earnings before interest and taxes for the twelve month period ending June 30, 1998, in shares of Common Stock, calculated by reference to the average closing price of the Common Stock for each trading day during the thirty calendar day period ending June 30, 1998.

  The purchase price has been allocated to each company's assets and liabilities based on their respective carrying values, with the exception of acquired properties at one of the entities, as these carrying values are deemed to represent fair market value of these assets and liabilities. The fair market value of acquired properties was estimated and will be determined via an independent valuation by a third party. The allocation of the purchase price is preliminary, but the Company does not anticipate that the final allocation of purchase price will differ significantly from that as described above.

                         U.S.A. FLORAL PRODUCTS, INC.

                                     SHARES OF                          NET
                                      COMMON   VALUE OF     TOTAL      ASSETS
                              CASH     STOCK    SHARES  CONSIDERATION ACQUIRED  GOODWILL
                             ------- --------- -------- ------------- --------  --------
   Continental Farms and
    Atlantic
    Bouquet................  $27,500 1,642,672 $27,500    $ 55,000    $ 5,359   $49,641
   XL Group, Inc...........   11,250   660,938  11,000      22,250      5,525    16,725
   Koehler & Dramm.........    5,000   298,596   5,000      10,000      3,544     6,456
   Everflora and Everflora,
    Miami..................    4,000   246,654   4,000       8,000      2,889     5,111
   H & H Flowers, d/b/a La
    Fluerette..............    1,600       --      --        1,600       (710)    2,310
   UltraFlora..............    2,750   522,768   8,642      11,392      1,559     9,833
                             ------- --------- -------    --------    -------   -------
     Total.................  $52,100 3,371,628 $56,142    $108,242    $18,166   $90,076
                             ======= ========= =======    ========    =======   =======

  The following unaudited pro forma summary presents the combined results of operations of the Company, the January 1998 Class and the Founding Companies, as if the acquisitions and USA Floral's IPO occurred at January 1, 1997. The pro forma amounts give effect to certain adjustments including amortization of intangibles, reduction in salary, bonuses and benefits in connection with the transactions, anticipated compensation of USA Floral's management, associated costs of being a public company and income taxes. The pro forma summary does not purport to represent what USA Floral's results of operations would actually have been if such transactions in fact had occurred on January 1, 1997 and are not necessarily representative of USA Floral's results of operations for any future period. Since the January 1998 Class and the Founding Companies were not under common control or management, historical combined results may not be comparable to, or indicative of, future performance.

                                                                  YEAR ENDED
                                                               DECEMBER 31, 1997
                                                               -----------------
                                                                  (UNAUDITED)
       Net sales..............................................     $360,241
       Operating income.......................................       18,432
       Net income.............................................        8,859
       Net income per share--basic and diluted................     $    .67

  Additionally, in April 1998, USA Floral consummated the acquisition of the following eight companies (referred to collectively as the "April 1998 Class"):

  . David L. Jones Wholesale, Ltd., one of the largest wholesale floral and import companies in Canada with offices in Vancouver, Edmonton, Calgary and Winnipeg;

  . Edfrancar, Inc., d/b/a Florafresh International, is a Miami-based bouquet manufacturer, distributor and importer servicing major retail chains such as Albertson's, Winn-Dixie, Food Lion and K-Mart;

  . AFB Marketing Inc., d/b/a Allan Stanley Greenhouses, headquartered in
    Carlsbad, California, is a bouquet manufacturer and distributor serving California, Nevada, Arizona, New Mexico and Colorado;

  . Pacific Floral Wholesale, Inc. and Rose City Floral, Inc., are regional floral distributors serving the Portland, Oregon area;

  . Master Flowers Inc., d/b/a Sabana Farms, is a Miami-based regional importer of fresh-cut floral products serving over 300 national wholesale accounts;

  . Maxima Farms, Inc. is an importer and broker of fresh-cut flowers to over 450 customers in the United States, Europe and Canada with offices in Florida and California;

  . Selecta Farms, Inc. and Saint Ann Trading Corporation are Miami-based importers of fresh-cut flowers from international growers serving over 450 customers nationwide;

  . Elite Farms, Talent, Inc. and Anvacu, Inc., are importers of fresh-cut flowers located in Miami serving over 200 customers on a nationwide basis.

                         U.S.A. FLORAL PRODUCTS, INC.

  Aggregate consideration paid for the acquisition of the April 1998 Class was approximately $44 million (excluding potential additional consideration under earn-out arrangements of $19 million), comprising cash of $20 million and approximately 1,065,500 shares of Common Stock with a value of $24 million. Revenues for the eight companies for their latest respective fiscal year end aggregated approximately $102 million. Goodwill arising from these acquisitions, which will be accounted for as purchases, is expected to approximate $35 million, excluding earnout arrangements.

NOTE 15--UNAUDITED INTERIM FINANCIAL STATEMENTS

  In the opinion of management, the Company has made all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position of the Company at March 31, 1998 and the results of its operations and its cash flows for the three months ended March 31, 1998, as presented in the accompanying unaudited interim financial statements.

                   [This page intentionally left blank]

                         U.S.A. FLORAL PRODUCTS, INC.

                      INTRODUCTION TO UNAUDITED PRO FORMA

                         COMBINED FINANCIAL STATEMENTS

  The following unaudited pro forma combined financial statements give effect to certain acquisitions completed through April 8, 1998 by U.S.A. Floral Products, Inc. ("USA Floral"). Specifically, they give effect to the acquisition of Continental Farms Limited and Atlantic Bouquet Company Limited ("Continental"), XL Group, Inc. ("XL Group"), Koehler & Dramm, Inc. ("Koehler & Dramm"), Everflora, Inc. and Everflora Miami, Inc. ("Everflora"), H&H Flowers, Inc. ("H&H Flowers") and UltraFlora Corporation ("UltraFlora"), all of which were consummated in January 1998, and Elite Farms ("Elite"), consummated in April 1998. Audited financial statements for all of these acquired businesses as of their respective fiscal year ends appear elsewhere in this Registration Statement, and collectively they are referred to as the "Audited Subsequent Acquisitions."

  The unaudited pro forma combined balance sheets gives effect to the acquisition of Elite as if it had occurred as of the Company's most recent balance sheet date, March 31, 1998.

  The unaudited pro forma combined statement of operations gives effect to (i) USA Floral's initial public offering of Common Stock on October 13, 1997 as if such offering had occurred on January 1, 1997; (ii) the acquisition, effective October 16, 1997, of the Founding Companies, which were business combinations accounted for under the purchase method of accounting, as if such acquisitions had been consummated on January 1, 1997; and (iii) the acquisition of the Audited Subsequent Acquisitions, which were business combinations accounted for under the purchase method of accounting, as if such acquisitions had been consummated on January 1, 1997.

  The pro forma statement of operations for the year ended December 31, 1997 includes (i) the audited financial statements of USA Floral for the period April 1997 to December 31, 1997 which include the operating results of the Founding Companies subsequent to October 16, 1997; (ii) the audited financial statements of the Founding Companies for the period January 1, 1997 to the acquisition date of October 15, 1997, except that unaudited financial information for the period January 1, 1997 to October 15, 1997 is included for United Wholesale, whose fiscal year end was June 30; (iii) the audited financial statements of Continental, XL Group, Everflora, UltraFlora and Elite for the year ended December 31, 1997; and (iv) unaudited financial statements for Koehler & Dramm whose fiscal year end is July 31, and for H&H Flowers whose fiscal year end is June 30.

  The pro forma adjustments are based on preliminary estimates, available information and certain assumptions that management deems appropriate, and may be revised as additional information becomes available. The pro forma financial data presented herein does not purport to represent what USA Floral's financial position or results of operations would actually have been if such transactions in fact had occurred on those dates and are not necessarily representative of USA Floral's financial position or results of operations for any future period. The unaudited pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Registration Statement.

  These unaudited pro forma combined financial statements do not give effect to the acquisitions of, and do not include results of operations of, Edfrancar, Inc., d/b/a Florafresh International ("Florafresh"), AFB Marketing Inc., d/b/a Allan Stanley Greenhouses ("Allan Stanley"), Pacific Floral Wholesale, Inc. and Rose City Floral, Inc. ("Rose City"), Master Flowers Inc., d/b/a Sabana Farms ("Sabana"), Maxima Farms, Inc., ("Maxima"), Selecta Farms, Inc. and Saint Ann Trading Corporation ("Selecta") and David L. Jones Wholesale, Ltd. ("David L. Jones") (collectively the "Other April Acquisitions"), all of which were consummated in April 1998. The aggregate consideration paid for the Other April Acquisitions was $36 million, (excluding potential earn-out arrangements of $19 million), comprising cash of $16 million and approximately 880,500 shares of Common Stock with a value of $20 million . These acquisitions are being accounted for under the purchase method of accounting, and are expected to result in goodwill aggregating $29 million, again excluding earn-out arrangements. Aggregate revenues for the Other April Acquisitions, based on unaudited financial information for their most recent fiscal year ends, approximated $90 million.

                          U.S.A. FLORAL PRODUCTS, INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                              MARCH 31, 1998

                                 (IN THOUSANDS)

                                                           PRO FORMA
                                            USA           ADJUSTMENTS  PRO FORMA
                                           FLORAL  ELITE  (SEE NOTE 3) COMBINED
                                          -------- ------ ------------ ---------
ASSETS
Cash and cash equivalents................ $ 13,392 $  405    $  --     $ 13,797
Accounts receivable, net.................   41,985  1,596       --       43,581
Inventory................................    9,867              --        9,867
Due from related parties.................      --               --          --
Prepaid expenses and other...............    2,346     38       --        2,384
                                          -------- ------    ------    --------
  Total current assets...................   67,590  2,039                69,629
Property and equipment, net..............   15,497    197                15,694
Due from related parties.................      --     --                    --
Deferred income taxes....................      698    --                    698
Goodwill, net............................  141,842    --      6,432     148,274
Restricted cash..........................    3,526    --                  3,526
Deferred financing costs, net............    1,676    --        --        1,676
Other assets.............................    1,728     11                 1,739
                                          -------- ------    ------    --------
  Total assets........................... $232,557 $2,247    $6,432    $241,236
                                          ======== ======    ======    ========
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Short-term debt.......................... $ 47,915 $    7    $3,700    $ 51,622
Accounts payable and accrued expenses....   28,196  1,122       150      29,468
Due to stockholders......................   11,927    --        --       11,927
Income taxes payable.....................    3,170    --        --        3,170
Due to related parties...................      --     --        --          --
                                          -------- ------    ------    --------
  Total current liabilities..............   91,208  1,129     3,850      96,187
Long-term debt...........................      383    --                    383
Deferred income taxes....................        6    --                      6
Other....................................      991    --                    991
                                          -------- ------    ------    --------
  Total liabilities......................   92,588  1,129     3,850      97,567
                                          -------- ------    ------    --------
Stockholders' equity:
 Common stock............................       13    --        --           13
 Additional paid-in capital..............  135,588  1,118     2,582     139,288
 Retained earnings.......................    4,368    --        --        4,368
                                          -------- ------    ------    --------
  Total stockholders' equity.............  139,969  1,118     2,582     143,669
                                          -------- ------    ------    --------
  Total liabilities and stockholders'
   equity................................ $232,557 $2,247    $6,432    $241,236
                                          ======== ======    ======    ========


        See notes to unaudited pro forma combined financial statements.

                         U.S.A. FLORAL PRODUCTS, INC.

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1997

                  (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                       AUDITED SUBSEQUENT ACQUISITIONS
                                       -------------------------------------------------------------------
                                                                                                             PRO FORMA
                     USA    FOUNDING   CONTINENTAL   XL     KOEHLER                         H&H             ADJUSTMENTS
                   FLORAL   COMPANIES     FARMS     GROUP   & DRAMM  ULTRAFLORA EVERFLORA FLOWERS   ELITE   (SEE NOTE 4)
                   -------  ---------  ----------- -------  -------  ---------- --------- -------  -------  ------------
Net sales........  $37,380  $146,744     $62,494   $32,329  $22,685   $17,140    $20,693  $20,776  $12,017    $   --
Cost of sales....   26,685   104,991      44,774    24,443   15,882    13,399     15,091   18,629    9,121     (3,714)
                   -------  --------     -------   -------  -------   -------    -------  -------  -------    -------
 Gross profit....   10,695    41,753      17,720     7,886    6,803     3,741      5,602    2,147    2,896      3,714
Selling, general
and administra-
tive.............    9,791    36,320      12,820     7,284    5,425     2,328      4,575    2,034    2,117     (2,972)
Goodwill amorti-
zation...........      275       --          --        --       --        --         --       --       --       3,458
                   -------  --------     -------   -------  -------   -------    -------  -------  -------    -------
 Income from op-
 erations........      629     5,433       4,900       602    1,378     1,413      1,027      113      779      3,228
Other (income)
expense:
 Interest ex-
 pense...........        8       435          57       --         4         3         11       51       14      3,205
 Interest income.     (248)     (340)       (458)      (40)     --        (23)       --        (3)      (2)       338
 Other, net......      (37)     (366)        (58)       (4)     (63)      --         --       --       (34)       --
                   -------  --------     -------   -------  -------   -------    -------  -------  -------    -------
Income before in-
come taxes.......      906     5,704       5,359       646    1,437     1,433      1,016       65      801       (315)
Provision for in-
come taxes.......      490       960         --        --       551       558        --       --                5,195
                   -------  --------     -------   -------  -------   -------    -------  -------  -------    -------
Net income.......  $   416  $  4,744     $ 5,359   $   646  $   886   $   875    $ 1,016  $    65  $   801    $(5,510)
                   =======  ========     =======   =======  =======   =======    =======  =======  =======    =======
Net income per
share, basic
and diluted......  $  0.09
                   =======
Weighted average
shares
outstanding:
 Basic...........    4,734
                   =======
 Diluted.........    4,824
                   =======
Pro forma net in-
come per share,
basic and dilut-
ed...............
Shares used in
computing pro
forma net income
per share
(see Note 5):
 Basic...........
 Diluted.........
                    PRO FORMA
                     FOUNDING
                    COMPANIES
                   AND AUDITED
                    SUBSEQUENT
                   ACQUISITIONS
                   ------------
Net sales........    $372,258
Cost of sales....     269,301
                   ------------
 Gross profit....     102,957
Selling, general
and administra-
tive.............      79,721
Goodwill amorti-
zation...........       3,733
                   ------------
 Income from op-
 erations........      19,503
Other (income)
expense:
 Interest ex-
 pense...........       3,788
 Interest income.        (776)
 Other, net......        (562)
                   ------------
Income before in-
come taxes.......      17,053
Provision for in-
come taxes.......       7,754
                   ------------
Net income.......    $  9,299
                   ============
Net income per
share, basic
and diluted......
Weighted average
shares
outstanding:
 Basic...........
 Diluted.........
Pro forma net in-
come per share,
basic and dilut-
ed...............    $   0.69
                   ============
Shares used in
computing pro
forma net income
per share
(see Note 5):
 Basic...........      13,470
                   ============
 Diluted.........      13,568
                   ============

        See notes to unaudited pro forma combined financial statements.

                         U.S.A. FLORAL PRODUCTS, INC.

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                FOR THE THREE MONTHS ENDED MARCH 31, 1997

                  (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                                PRO FORMA
                                              AUDITED SUBSEQUENT ACQUISITIONS                                    FOUNDING
                               -----------------------------------------------------------------                COMPANIES
                                                                                                   PRO FORMA   AND AUDITED
                     FOUNDING  CONTINENTAL   XL    KOEHLER                         H&H            ADJUSTMENTS   SUBSEQUENT
                     COMPANIES    FARMS    GROUP   & DRAMM  ULTRAFLORA EVERFLORA FLOWERS  ELITE   (SEE NOTE 4) ACQUISITIONS
                     --------- ----------- ------  -------  ---------- --------- -------  ------  ------------ ------------
Net sales..........   $54,789    $20,507   $9,076  $6,062     $5,135    $6,007   $6,951   $3,870    $   --       $112,397
Cost of sales......    40,230     14,946    6,939   4,203      4,331     4,346    6,035    2,983     (1,086)       82,927
                      -------    -------   ------  ------     ------    ------   ------   ------    -------      --------
 Gross profit......    14,559      5,561    2,137   1,859        804     1,661      916      887      1,086        29,470
Selling, general
and administrative.    11,192      3,247    1,912   1,423        577     1,091      565      562       (410)       20,159
Goodwill amortiza-
tion...............       --         --       --      --         --        --       --       --         933           933
                      -------    -------   ------  ------     ------    ------   ------   ------    -------      --------
 Income from opera-
 tions.............     3,367      2,314      225     436        227       570      351      325        563         8,378
Other (income) ex-
pense:
 Interest expense..       143         25      --        1          3        14        9        5        774           974
 Interest income...       (94)      (105)     --      --          (2)      --        (3)     --          84          (120)
 Other, net........      (191)       (14)      (4)    (63)       --        --       --        (4)       --           (276)
                      -------    -------   ------  ------     ------    ------   ------   ------    -------      --------
Income before in-
come taxes.........     3,509      2,408      229     498        226       556      345      324       (295)        7,800
Provision for in-
come taxes.........       566        --       --      191         85       --       --       --       2,511         3,353
                      -------    -------   ------  ------     ------    ------   ------   ------    -------      --------
Net income.........   $ 2,943    $ 2,408   $  229  $  307     $  141    $  556   $  345   $  324    $(2,806)     $  4,447
                      =======    =======   ======  ======     ======    ======   ======   ======    =======      ========
Pro forma net in-
come per share, ba-
sic and diluted....                                                                                              $   0.33
                                                                                                                 ========
Shares used in com-
puting pro forma
net income per
share (see Note 5):
 Basic.............                                                                                                13,470
                                                                                                                 ========
 Diluted...........                                                                                                13,518
                                                                                                                 ========

        See notes to unaudited pro forma combined financial statements.

                         U.S.A. FLORAL PRODUCTS, INC.

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                FOR THE THREE MONTHS ENDED MARCH 31, 1998

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                              AUDITED SUBSEQUENT ACQUISITIONS                                PRO FORMA
                               --------------------------------------------------------------   PRO FORMA     AUDITED
                        USA    CONTINENTAL   XL   KOEHLER                        H&H           ADJUSTMENTS   SUBSEQUENT
                       FLORAL     FARMS    GROUP  & DRAMM ULTRAFLORA EVERFLORA FLOWERS ELITE   (SEE NOTE 4) ACQUISITIONS
                      -------- ----------- ------ ------- ---------- --------- ------- ------  ------------ ------------
Net sales...........  $100,520   $3,709    $2,264  $ 663     $511      $888     $465   $3,938     $ --        $112,958
Cost of sales.......    74,056    2,696     1,676    450      440       719      415    2,993      (183)        83,262
                      --------   ------    ------  -----     ----      ----     ----   ------     -----       --------
 Gross profit.......    26,464    1,013       588    213       71       169       50      945       183         29,696
Selling, general and
administrative......    18,540    1,174       505    376      123       221      122      701       (81)        21,681
Goodwill amortiza-
tion................       746      --        --     --       --        --       --       --        187            933
                      --------   ------    ------  -----     ----      ----     ----   ------     -----       --------
 Income from opera-
 tions..............     7,178     (161)       83   (163)     (52)      (52)     (72)     244        77          7,082
Other (income) ex-
pense:
 Interest expense...       681        3       --     --       --          1        4        1       307            997
 Interest income....     (270)     (36)       (2)    --        (2)       (2)     --       --         60           (252)
 Other, net.........     (315)     (16)       (1)    (5)      --        --       --       (12)      --            (349)
                      --------   ------    ------  -----     ----      ----     ----   ------     -----       --------
Income before income
taxes...............     7,082     (112)       86   (158)     (50)      (51)     (76)     255      (290)         6,686
Provision for income
taxes...............     3,130      --        --     --       (20)      --       --       --       (120)         2,990
                      --------   ------    ------  -----     ----      ----     ----   ------     -----       --------
Net income..........  $  3,952   $ (112)   $   86  $(158)    $(30)     $(51)    $(76)  $  255     $(170)      $  3,696
                      ========   ======    ======  =====     ====      ====     ====   ======     =====       ========
Net income per
share, basic........  $   0.32
                      ========
Net income per
share, diluted......  $   0.31
                      ========
Weighted average
shares outstanding:
 Basic..............    12,360
                      ========
 Diluted............    12,928
                      ========
Pro forma net income
per share, basic....                                                                                          $   0.27
                                                                                                              ========
Pro forma net income
per share, diluted..                                                                                          $   0.26
                                                                                                              ========
Shares used in com-
puting pro forma
net income per share
(see Note 5):
 Basic..............                                                                                            13,470
                                                                                                              ========
 Diluted............                                                                                            14,037
                                                                                                              ========

        See notes to unaudited pro forma combined financial statements.

                         U.S.A. FLORAL PRODUCTS, INC.

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

NOTE 1--ACQUISITION OF FOUNDING COMPANIES

  U.S.A. Floral Products, Inc. ("USA Floral") was founded in April 1997 to create a national consolidator and operator of floral products distribution businesses. Effective October 16, 1997 USA Floral acquired all of the outstanding capital stock of the Founding Companies concurrently with the closing of its IPO. These business combinations were accounted for under the purchase method of accounting.

  The following table sets forth the consideration paid and to be paid in cash and in shares of Common Stock to the common stockholders of each of the Founding Companies, the allocation of the consideration to net assets acquired and resulting goodwill. For purposes of computing the estimated purchase price for financial accounting purposes, the value of Common Stock is based upon the initial public offering price of $13.00 per share.

                                 SHARES OF  VALUE                  NET
                                  COMMON     OF        TOTAL      ASSETS
                         CASH(1)   STOCK   SHARES  CONSIDERATION ACQUIRED GOODWILL
                         ------- --------- ------- ------------- -------- --------
Houff................... $11,006       --  $   --     $11,006    $ 3,454  $ 7,552
CFX.....................   6,521   250,000   3,250      9,771      1,229    8,542
Bay State...............   6,045   495,550   6,442     12,487      4,156    8,331
Flower Trading..........   5,920   160,000   2,080      8,000      1,273    6,727
United Wholesale........   4,788   268,500   3,491      8,279      2,298    5,981
American Florist........   4,800   141,749   2,400      7,200        249    6,951
Monterey Bay............   3,000   177,185   3,000      6,000        705    5,295
Alpine Gem..............   1,600   160,000   2,080      3,680        215    3,465
                         ------- --------- -------    -------    -------  -------
  Total................. $43,680 1,652,984 $22,743    $66,423    $13,579  $52,844
                         ======= ========= =======    =======    =======  =======

--------
(1) Does not include S Corporation distributions paid to owners of CFX, Inc.

  The unaudited pro forma combined statements of operations for the year ended December 31, 1997 and for the three months ended March 31, 1997 give effect to the acquisition of the Founding Companies as if they had been consummated on January 1, 1997.

NOTE 2--AUDITED SUBSEQUENT ACQUISITIONS

  In January 1998 USA Floral acquired the outstanding capital stock of the Continental, XL Group, Koehler & Dramm, Everflora, H&H Flowers and UltraFlora. In April 1998, USA Floral acquired the outstanding capital stock of Elite. These business combinations were accounted for under the purchase method of accounting.

  The following table sets forth the consideration paid in cash and in shares of Common Stock to the stockholders of each of these acquisitions, the allocation of the consideration to net assets acquired and resulting goodwill. The purchase price includes contingent consideration of approximately $5,900 in shares of Common Stock related to an earn-out arrangement for UltraFlora, which is based on 1997 earnings before interest and taxes. The total purchase consideration does not reflect contingent consideration related to earn-out arrangements included in the Definitive Agreements for H&H Flowers and XL Group. The arrangements provide for the Company to pay additional consideration, based on earnings before interest and taxes for the twelve months ending June 30, 1998 for H&H Flowers and the twelve months ending December 31, 1998 for XL Group, in Common Stock.

                                 SHARES OF  VALUE                  NET
                                  COMMON     OF        TOTAL      ASSETS
                         CASH(1)   STOCK   SHARES  CONSIDERATION ACQUIRED  GOODWILL
                         ------- --------- ------- ------------- --------  --------
Continental Farms....... $27,500 1,642,672 $27,500   $ 55,000    $ 5,359   $49,641
XL Group................  11,250   660,938  11,000     22,250      5,525    16,725
Everflora...............   4,000   246,654   4,000      8,000      2,889     5,111
H&H Flowers.............   1,600       --      --       1,600       (710)    2,310
UltraFlora..............   2,750   522,768   8,642     11,392      1,559     9,833
Koehler & Dramm.........   5,000   298,596   5,000     10,000      3,544     6,456
Elite...................   3,700   184,907   3,700      7,400        968     6,432
                         ------- --------- -------   --------    -------   -------
  Total................. $55,800 3,566,535 $59,842   $115,642    $19,134   $96,508
                         ======= ========= =======   ========    =======   =======

--------
(1) Does not include S Corporation distributions paid to owners of Continental Farms.

                         U.S.A. FLORAL PRODUCTS, INC.

                       (IN THOUSANDS, EXCEPT SHARE DATA)

  The unaudited pro forma combined balance sheet gives effect to the acquisition of Elite as if it were consummated on March 31, 1998. The unaudited pro forma combined statements of operations for the year ended December 31, 1997 and for the three months ended March 31, 1997 and 1998 give effect to the Audited Subsequent Acquisitions as if they had been consummated on January 1, 1997.

NOTE 3--UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS

  The following table summarizes unaudited pro forma combined balance sheet adjustments for the acquisition of Elite:

                                                                        TOTAL
                                                                      PRO FORMA
                                                                     ADJUSTMENTS
                                                                     -----------
ASSETS
Cash and cash equivalents...........................................   $   --
Due from related parties............................................       --
                                                                       -------
  Total current assets..............................................
Property and equipment..............................................       --
Goodwill, net.......................................................     6,432
Restricted cash.....................................................       --
Other assets........................................................       --
                                                                       -------
  Total assets......................................................   $ 6,432
                                                                       =======
LIABILITIES AND STOCKHODLERS' EQUITY
Short-term debt.....................................................   $ 3,700
Due to related parties..............................................       150
Accounts payable and accrued expenses...............................       --
                                                                       -------
  Total current liabilities.........................................     3,850
Long-term debt......................................................       --
Deferred income taxes...............................................       --
                                                                       -------
  Total liabilities.................................................     3,850
Stockholders' equity:
 Common stock.......................................................       --
 Additional paid-in capital.........................................     2,582
 Retained earnings..................................................       --
                                                                       -------
  Total stockholders' equity........................................     2,582
                                                                       -------
  Total liabilities and stockholders' equity........................   $ 6,432
                                                                       =======

  The above adjustment records the purchase of Elite by USA Floral, various purchase price adjustments and the recording of incremental debt necessary to fund the acquisition.

                         U.S.A. FLORAL PRODUCTS, INC.

                       (IN THOUSANDS, EXCEPT SHARE DATA)

NOTE 4--UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS
COMPANY

  The following tables summarize unaudited pro forma combined statements of operations adjustments. The tables for the year ended December 31, 1997 and the three months ended March 31, 1997 include pro forma adjustments related to the acquisitions of the Founding Companies, the January Acquisitions and the acquisition of Elite. The table for the three months ended March 31, 1998 includes pro forma adjustments related to the January Acquisitions and the acquisition of Elite.

                                                  YEAR ENDED DECEMBER 31, 1997
                          ---------------------------------------------------------------------------------------
                                                                                                       PRO FORMA
                           (A)      (B)     (C)     (D)    (E)     (F)      (G)    (H)   (I)    (J)   ADJUSTMENTS
                          ------  -------  -----  -------  ----  -------  -------  ----  ----  -----  -----------
Cost of sales...........  $  --   $   --   $ --   $(3,714) $--      $--   $   --   $--   $--   $ --     $(3,714)
Selling, general and ad-
 ministrative...........  (2,339)     --     --       (72)  --       --       --   (506) (778)   723     (2,972)
Goodwill amortization...     --     3,458    --       --    --       --       --    --    --     --       3,458
                          ------  -------  -----  -------  ----  -------  -------  ----  ----  -----    -------
 Income from operations.   2,339   (3,458)   --     3,786   --       --       --    506   778   (723)     3,228
Other (income) expense:
 Interest expense.......     --       --    (325)     --    (50)   3,580      --    --    --     --       3,205
 Interest income........     --       --     --       --     50      288      --    --    --     --         338
                          ------  -------  -----  -------  ----  -------  -------  ----  ----  -----    -------
Income before income
 taxes..................   2,339   (3,458)   325    3,786   --    (3,868)     --    506   778   (723)      (315)
Provision for income
 taxes..................     --       --     --       --    --       --     5,195         --     --       5,195
                          ------  -------  -----  -------  ----  -------  -------  ----  ----  -----    -------
Net income..............  $2,339  $(3,458) $ 325  $ 3,786  $--   $(3,868) $(5,195) $506   778   (723)   $(5,510)
                          ======  =======  =====  =======  ====  =======  =======  ====  ====  =====    =======
                                                THREE MONTHS ENDED MARCH 31, 1997
                          ---------------------------------------------------------------------------------------
                                                                                                       PRO FORMA
                           (A)      (B)     (C)     (D)    (E)     (F)      (G)    (H)   (I)    (J)   ADJUSTMENTS
                          ------  -------  -----  -------  ----  -------  -------  ----  ----  -----  -----------
Cost of sales...........     --       --     --    (1,086)  --       --       --    --    --     --      (1,086)
Selling, general and ad-
 ministrative...........    (450)     --     --       (18)  --       --       --    --   (213)   271       (410)
Goodwill amortization...     --       933    --       --    --       --       --    --    --     --         933
                          ------  -------  -----  -------  ----  -------  -------  ----  ----  -----    -------
 Income from operations.     450     (933)   --     1,104   --       --       --    --    213   (271)       563
Other (income) expense:
 Interest expense.......     --       --    (109)     --    (12)     895      --    --    --     --         774
 Interest income........     --       --     --       --     12       72      --    --    --     --          84
                          ------  -------  -----  -------  ----  -------  -------  ----  ----  -----    -------
Income before income
 taxes..................     450     (933)   109    1,104   --      (967)     --    --    213   (271)      (295)
Provision for income
 taxes..................     --              --       --    --       --     2,511   --    --     --       2,511
                          ------  -------  -----  -------  ----  -------  -------  ----  ----  -----    -------
Net income..............    $450    $(933)  $109   $1,104  $--     $(967) $(2,511)  --   $213  $(271)   $(2,806)
                          ======  =======  =====  =======  ====  =======  =======  ====  ====  =====    =======
                                                THREE MONTHS ENDED MARCH 31, 1998
                          ---------------------------------------------------------------------------------------
                                                                                                       PRO FORMA
                           (A)      (B)     (C)     (D)    (E)     (F)      (G)    (H)   (I)    (J)   ADJUSTMENTS
                          ------  -------  -----  -------  ----  -------  -------  ----  ----  -----  -----------
Cost of sales...........     --       --     --      (183)  --       --       --          --     --        (183)
Selling, general and ad-
 ministrative...........     177      --     --       --    --       --       --   (258)  --     --         (81)
Goodwill amortization...     --       187    --       --    --       --       --          --     --         187
                          ------  -------  -----  -------  ----  -------  -------  ----  ----  -----    -------
 Income from operations.    (177)    (187)   --       183   --       --       --    258   --     --          77
Other (income) expense:
 Interest expense.......     --       --     --       --     (2)     309      --    --    --     --         307
 Interest income........     --       --     --       --      2       58      --    --    --     --          60
                          ------  -------  -----  -------  ----  -------  -------  ----  ----  -----    -------
Income before income
 taxes..................    (177)    (187)   --       183   --      (367)     --    258   --     --        (290)
Provision for income
 taxes..................     --       --     --       --    --       --      (120)  --    --     --        (120)
                          ------  -------  -----  -------  ----  -------  -------  ----  ----  -----    -------
Net income..............   $(177)   $(187)  $--      $183  $--     $(367)    $120  $258  $--    $--       $(170)
                          ======  =======  =====  =======  ====  =======  =======  ====  ====  =====    =======

(a) Reflects the reduction in salaries, bonuses and benefits to the former owners of the Operating Companies to which they have agreed to prospectively, net of an increase in expenses associated with USA Floral management and administration required by the Subsequent Acquisitions.

                         U.S.A. FLORAL PRODUCTS, INC.

                       (IN THOUSANDS, EXCEPT SHARE DATA)

(b) Reflects the amortization of goodwill to be recorded as a result of these acquisitions over a 40-year estimated life as if these acquisitions had occurred on January 1, 1997.

(c) Reflects the elimination of interest expense on debt repaid with proceeds from the initial public offering.

(d) Reflects the reduction in cost of sales and selling, general and administrative expenses attributable to a reduction in the price of products and services provided under contracts with affiliated entities, to which USA Floral and the affiliated entities have agreed to prospectively.

(e) Reflects the elimination of interest income and interest expense on related party payables and receivables between the Founding Companies and the January acquisitions.

(f) Reflects (i) the elimination of interest income earned on Offering proceeds assumed to be utilized in the purchase of the January acquisitions; and (ii) an increase in interest expense and related fees associated with necessary debt incurred to fund the January Acquisitions and the Elite acquisition, assuming the $100 million credit facility was established on January 1, 1997.

(g) Reflects the incremental provision for federal and state income taxes assuming all entities were subject to federal and state income tax and relating to other statements of operations' adjustments and for income taxes on S-Corporation income, assuming a combined federal and state corporate income tax rate of 40% and the non-deductibility of goodwill arising from the purchase on non-partnership interests.

(h) Reflects the elimination of legal costs incurred by the Operating Companies in connection with the acquisitions.

(i) Reflects: (i) adjustment for the elimination of rental lease expense associated with the purchase of real estate and real estate taxes associated with this real estate; (ii) increase in rental expense as a result of distribution of real estate prior to the acquisitions of the Founding Companies and a related decrease in depreciation expense and real estate taxes; and (iii) the renegotiation of lease terms with related parties to arms length.

(j) Reflects: (i) an increase in expenses of $310 associated with USA Floral management and the costs of being a public entity of $290; and (ii) compensation expense of $123 associated with the issuance of 125,000 stock options with an exercise price below the initial public offering price which vest over four years.

                         U.S.A. FLORAL PRODUCTS, INC.

NOTE 5 SHARES USED IN COMPUTING PRO FORMA NET INCOME PER SHARE

  The shares used in computing pro forma net income per share is calculated as follows:

                                                      THREE MONTHS ENDED MARCH 31,
                           ACTUAL      YEAR ENDED     -----------------------------
                           SHARES   DECEMBER 31, 1997         1997           1998
                          --------- ----------------- -------------- --------------
Issued on formation of
 USA Floral.............  2,400,000     2,400,000          2,400,000      2,400,000
Issued to owners of
 Founding Companies.....  1,652,984     1,652,984          1,652,984      1,652,984
Issued in IPO...........  5,750,000     5,750,000          5,750,000      5,750,000
Issued on exercise of
 option.................    110,000       110,000            110,000        110,000
Issued to owners of Au-
 dited Recent Acquisi-
 tions..................  3,556,535     3,556,535          3,556,535      3,556,535
                                       ----------     -------------- --------------
Weighted average shares
 outstanding-basic......               13,469,519         13,469,519     13,469,519
Dilution attributable to
 unexercised options....                   98,671             48,077        567,004
                                       ----------     -------------- --------------
Weighted average shares
 outstanding-diluted....               13,568,190         13,517,596     14,036,523
                                       ==========     ============== ==============

  The above shares do not include (i) shares which may be issued under the earn-out arrangements for XL Group and H&H Flowers as discussed in Note 2 of the Notes to the Unaudited Proforma Combined Financial Statements, (ii) shares issued in connection with USA Floral's acquisition of the Other April Acquisitions (see the introduction to the unaudited pro forma combined financial statements) and (iii) any shares which may be issued under earn-out arrangements related to the Other April Acquisitions.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders of
 Alpine Gem Flower Shippers, Inc.

  In our opinion, the accompanying balance sheet and the related statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Alpine Gem Flower Shippers, Inc. at December 31, 1996, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1996 and for the period January 1, 1997 through October 15, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ Price Waterhouse LLP

Price Waterhouse LLP
Washington, DC
December 12, 1997

                        ALPINE GEM FLOWER SHIPPERS, INC.

                                 BALANCE SHEET
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                   DECEMBER 31,
                                                                       1996
                                                                   ------------
ASSETS
Current assets:
 Cash and cash equivalents........................................    $    1
 Accounts receivable..............................................     1,215
 Prepaid expenses and other current assets........................        18
                                                                      ------
  Total current assets............................................     1,234
Equipment, net....................................................        26
                                                                      ------
  Total assets....................................................    $1,260
                                                                      ======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
 Accounts payable.................................................    $  469
 Commissions payable..............................................       168
 Accrued expenses.................................................        14
                                                                      ------
  Total liabilities...............................................       651
                                                                      ------
Commitments and contingencies
Stockholders' equity:
 Common stock, no par value; 50,000 shares authorized; 20,000
  shares issued and outstanding...................................       727
 Retained earnings (accumulated deficit)..........................      (118)
                                                                      ------
  Total stockholders' equity......................................       609
                                                                      ------
  Total liabilities and stockholders' equity......................    $1,260
                                                                      ======


   The accompanying notes are an integral part of these financial statements.

                        ALPINE GEM FLOWER SHIPPERS, INC.

                            STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                                   YEAR ENDED     JANUARY 1, 1997
                                                  DECEMBER 31,        THROUGH
                                                  --------------    OCTOBER 15,
                                                   1995    1996        1997
                                                  ------  ------  ---------------
 Net sales......................................  $8,139  $9,334      $8,692
 Cost of sales..................................   6,287   7,132       6,540
                                                  ------  ------      ------
   Gross margin.................................   1,852   2,202       2,152
 Selling, general and administrative expenses...   1,526   1,868       1,793
                                                  ------  ------      ------
   Operating income.............................     326     334         359
 Other (income) expense:
  Interest income...............................     (35)    (41)        (28)
  Other, net....................................     (12)    (13)        (19)
                                                  ------  ------      ------
 Net income.....................................  $  373  $  388      $  406
                                                  ======  ======      ======
 Unaudited pro forma information:
  Pro forma net income before provision for in-
   come taxes...................................  $  373  $  388      $  406
  Provision for income taxes....................     149     155         162
                                                  ------  ------      ------
  Pro forma income (see Note 2).................  $  224  $  233      $  244
                                                  ======  ======      ======


   The accompanying notes are an integral part of these financial statements.

                        ALPINE GEM FLOWER SHIPPERS, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                        COMMON STOCK
                                        -------------
                                                        RETAINED
                                                        EARNINGS       TOTAL
                                                      (ACCUMULATED STOCKHOLDERS'
                                        SHARES AMOUNT   DEFICIT)      EQUITY
                                        ------ ------ ------------ -------------
Balance at December 31, 1994........... 20,000  $727     $ (59)        $ 668
 Net income............................    --    --        373           373
 Dividends paid........................    --    --       (292)         (292)
                                        ------  ----     -----         -----
Balance at December 31, 1995........... 20,000   727        22           749
 Net income............................    --    --        388           388
 Dividends paid........................    --    --       (528)         (528)
                                        ------  ----     -----         -----
Balance at December 31, 1996........... 20,000   727      (118)          609
 Net income............................    --    --        406           406
 Dividends paid........................    --    --       (365)         (365)
                                        ------  ----     -----         -----
Balance at October 15, 1997............ 20,000  $727     $ (77)        $ 650
                                        ======  ====     =====         =====


   The accompanying notes are an integral part of these financial statements.

                        ALPINE GEM FLOWER SHIPPERS, INC.

                            STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                  YEAR ENDED     JANUARY 1, 1997
                                                 DECEMBER 31,        THROUGH
                                                 --------------    OCTOBER 15,
                                                  1995    1996        1997
                                                 ------  ------  ---------------
Cash flows from operating activities:
 Net income....................................  $  373  $  388       $ 406
 Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation.................................      13      27           8
  Change in operating assets and liabilities:
   Accounts receivable.........................    (266)   (145)       (317)
   Prepaid expenses and other current assets...      (5)      1          (9)
   Accounts payable and accrued expenses.......      79     131         906
                                                 ------  ------       -----
    Net cash provided by operating activities..     194     402         994
                                                 ------  ------       -----
Cash flows used in investing activities:
 Purchases of property and equipment...........      (3)    (40)         (5)
 Proceeds from disposal of property and equip-
  ment.........................................     --        5         --
                                                 ------  ------       -----
    Net cash used in investing activities......      (3)    (35)         (5)
                                                 ------  ------       -----
Cash flows used in financing activities:
 Proceeds from short-term loan from stockhold-
  ers..........................................     --      --          100
 Repayment of short-term loan from stockhold-
  ers..........................................     --      --         (100)
 Stockholder dividends.........................    (292)   (528)       (365)
                                                 ------  ------       -----
    Net cash used in financing activities......    (292)   (528)       (365)
                                                 ------  ------       -----
Net increase (decrease) in cash and cash equiv-
 alents........................................    (101)   (161)        624
Cash and cash equivalents--beginning of period.     263     162           1
                                                 ------  ------       -----
Cash and cash equivalents--end of period.......  $  162  $    1       $ 625
                                                 ======  ======       =====

   The accompanying notes are an integral part of these financial statements.

                       ALPINE GEM FLOWER SHIPPERS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                (IN THOUSANDS)

NOTE 1 BUSINESS ORGANIZATION

  Founded in 1972, Alpine Gem Flower Shippers, Inc. (the "Company") is a broker and shipper of perishable floral products, operating from two locations in Montana and California. The Company distributes primarily to wholesalers throughout the United States.

  Effective October 16, 1997, the Company merged with U.S.A. Floral Products, Inc. ("USA Floral") (the "Merger"). All outstanding shares of the Company were exchanged for cash and shares of USA Floral Common Stock concurrent with the consummation of the initial public offering of the Common Stock of USA Floral. These financial statements are those of the Company prior to the Merger and do not reflect any purchase accounting adjustments or other transactions related to the Merger.

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company recognizes revenue from product sales when the goods are shipped to its customers.

 Cash Equivalents

  For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of approximately three months or less at date of purchase to be cash equivalents.

 Property and Equipment

  Property and equipment are carried at cost. Depreciation is provided using accelerated methods over the estimated useful lives of the related assets (five to seven years).

 Fair Value of Financial Instruments

  The carrying amount of cash and cash equivalents, accounts receivable/payable, notes receivable and accrued expenses approximates fair value because of the short maturity of these instruments.

 Concentration of Credit Risk

  Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. Receivables are not collateralized and accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss.

 Income Taxes

  The Company has elected to be treated as a cash basis S Corporation for federal and state income taxes and, accordingly, any liabilities for income taxes are the direct responsibility of the stockholders.

                       ALPINE GEM FLOWER SHIPPERS, INC.

  There are differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities primarily related to accounts receivable and accounts payable. At December 31, 1996 the Company's net assets for financial reporting purposes exceeds the tax basis by approximately $860.

  The unaudited pro forma income tax information included in the Statement of Operations is presented in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as if the Company had been subject to federal and state income taxes for the entire periods presented.

NOTE 3 EQUIPMENT

  Equipment consist of the following:

                                                                    DECEMBER 31,
                                                                        1996
                                                                    ------------
   Equipment.......................................................     $163
   Accumulated depreciation........................................     (137)
                                                                        ----
                                                                        $ 26
                                                                        ====

  Depreciation expense for the years ended December 31, 1995, 1996 and the period January 1, 1997 through October 15, 1997 was $13, $27 and $8, respectively.

NOTE 4 RELATED PARTY TRANSACTIONS

  The Company rented office space from the stockholders of Alpine Gem for the years ended 1995, 1996 and the period January 1, 1997 through October 15, 1997; total rental payments were $18, $18 and $15, respectively.

  In March 1997 the Company borrowed $100 from the stockholders which was repaid in full in May 1997.

NOTE 5 COMMITMENTS AND CONTINGENCIES

 Lease Commitments

  The Company occupies premises under two noncancelable operating leases which expire on December 31, 1998 and June 30, 2000. Future minimum rental payments under these leasing arrangements are as follows:

   For the period from October 16, 1997 to December 31, 1997.............. $ 27
   For the years ending December 31:
   1998...................................................................  129
   1999...................................................................   18
   2000...................................................................    9
                                                                           ----
     Total minimum lease payments as of October 15, 1997.................. $183
                                                                           ====

  Rental expense for the years ended December 31, 1995, 1996 and the period January 1, 1997 through October 15, 1997 was $82, $179 and $110, respectively.

 Legal Matters

  The Company is involved in various legal matters in the normal course of business. In the opinion of the Company's management, these matters are not anticipated to have a material adverse effect on the financial position or results of operations or cash flows of the Company.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of The Roy Houff Company

  In our opinion, the accompanying balance sheet and the related statements of operations, of stockholder's equity and of cash flows present fairly, in all material respects, the financial position of The Roy Houff Company at December 31, 1996, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1996 and for the period January 1, 1997 through October 15, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ Price Waterhouse LLP

Price Waterhouse LLP
Washington, D.C.
November 26, 1997

                             THE ROY HOUFF COMPANY

                                 BALANCE SHEET
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                   DECEMBER 31,
                                                                       1996
                                                                   ------------
ASSETS
Current assets:
 Cash and cash equivalents........................................    $  210
 Accounts receivable, net.........................................     3,604
 Inventory........................................................     1,118
 Prepaid expenses and other current assets........................       211
 Advances to stockholder..........................................        88
                                                                      ------
  Total current assets............................................     5,231
Property and equipment, net.......................................     2,045
                                                                      ------
  Total assets....................................................    $7,276
                                                                      ======
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
 Bank line of credit..............................................    $  400
 Notes payable--current...........................................       120
 Accounts payable.................................................     3,519
 Accrued expenses.................................................       657
 Due to related parties...........................................       124
                                                                      ------
  Total current liabilities.......................................     4,820
Notes payable, net of current maturities..........................       450
                                                                      ------
  Total liabilities...............................................     5,270
                                                                      ------
Commitments and contingencies
Stockholder's equity:
 Common stock, no par value; 10,000 shares authorized; 50 shares
  issued and outstanding..........................................       425
 Retained earnings................................................     1,581
                                                                      ------
  Total stockholder's equity......................................     2,006
                                                                      ------
  Total liabilities and stockholder's equity......................    $7,276
                                                                      ======

   The accompanying notes are an integral part of these financial statements.

                             THE ROY HOUFF COMPANY

                            STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                               YEAR ENDED
                                              DECEMBER 31,     JANUARY 1,  1997
                                             ----------------      THROUGH
                                              1995     1996    OCTOBER 15, 1997
                                             -------  -------  ----------------
Net sales................................... $41,531  $39,090      $29,373
Cost of sales...............................  27,899   25,537       19,017
                                             -------  -------      -------
  Gross margin..............................  13,632   13,553       10,356
Selling, general and administrative ex-
 penses.....................................  12,695   12,789        9,192
                                             -------  -------      -------
  Operating income..........................     937      764        1,164
Other (income) expense:
 Interest expense...........................      84      110           61
 Interest income............................     (76)     (39)         (14)
 Other, net.................................    (151)     (95)         (23)
                                             -------  -------      -------
Income before provision for income taxes....   1,080      788        1,140
Provision for income taxes..................      12       13           17
                                             -------  -------      -------
Net income.................................. $ 1,068  $   775      $ 1,123
                                             =======  =======      =======
Unaudited pro forma information:
 Pro forma net income before provision for
  income taxes.............................. $ 1,080  $   788      $ 1,140
 Provision for income taxes.................     432      315          456
                                             -------  -------      -------
 Pro forma income (see Note 2).............. $   648  $   473      $   684
                                             =======  =======      =======


   The accompanying notes are an integral part of these financial statements.

                             THE ROY HOUFF COMPANY

                       STATEMENT OF STOCKHOLDER'S EQUITY
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                             COMMON STOCK               TOTAL
                                             ------------- RETAINED STOCKHOLDERS'
                                             SHARES AMOUNT EARNINGS    EQUITY
                                             ------ ------ -------- -------------
 Balance at December 31, 1994...............   50    $425   $1,860     $2,285
  Net income................................  --      --     1,068      1,068
  Dividends paid............................  --      --    (1,379)    (1,379)
                                              ---    ----   ------     ------
 Balance at December 31, 1995...............   50     425    1,549      1,974
  Net income................................  --      --       775        775
  Dividends paid............................  --      --      (743)      (743)
                                              ---    ----   ------     ------
 Balance at December 31, 1996...............   50     425    1,581      2,006
  Net income................................  --      --     1,123      1,123
  Dividends paid............................  --      --      (842)      (842)
                                              ---    ----   ------     ------
 Balance at October 15, 1997................   50    $425   $1,862     $2,287
                                              ===    ====   ======     ======






   The accompanying notes are an integral part of these financial statements.

                             THE ROY HOUFF COMPANY

                            STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                 YEAR ENDED
                                                DECEMBER 31,     JANUARY 1, 1997
                                               ----------------      THROUGH
                                                1995     1996    OCTOBER 15, 1997
                                               -------  -------  ----------------
 Cash flow from operating activities:
  Net income.................................  $ 1,068  $   775       $1,123
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Depreciation and amortization............      546      687          490
    Loss on disposal of fixed assets.........      123      144           11
    Change in operating assets and liabili-
     ties:
     Accounts receivable.....................     (147)     497         (179)
     Inventory...............................     (295)      84         (158)
     Prepaid expenses and other current as-
      sets...................................      (46)     (33)          48
     Accounts payable and accrued expenses...      344     (254)        (404)
                                               -------  -------       ------
      Net cash provided by operating activi-
       ties..................................    1,593    1,900          931
                                               -------  -------       ------
 Cash flows from investing activities:
  Purchases of property and equipment........   (1,043)    (640)        (211)
  Proceeds from disposal of property and
   equipment.................................      --        30          --
                                               -------  -------       ------
      Net cash used in investing activities..   (1,043)    (610)        (211)
                                               -------  -------       ------
 Cash flows from financing activities:
  Advances to stockholder....................     (365)     (13)         120
  Advances from (repayments to) stockholder..      840      237          (32)
  Due from/to related parties................     (226)      (4)         (93)
  Borrowings (repayments) under line of
   credit agreement (net)....................      322     (530)          10
  Proceeds from notes payable................       75       23          --
  Payments of notes payable..................     (249)    (117)         --
  Stockholder dividends......................   (1,379)    (743)        (842)
                                               -------  -------       ------
      Net cash used in financing activities..     (982)  (1,147)        (837)
                                               -------  -------       ------
 Net increase (decrease) in cash and cash
  equivalents................................     (432)     143         (117)
 Cash and cash equivalents--beginning of pe-
  riod.......................................      499       67          210
                                               -------  -------       ------
 Cash and cash equivalents--end of period....  $    67  $   210       $   93
                                               =======  =======       ======
 Supplemental disclosure of cash flow infor-
  mation:
  Cash paid during the period for interest...  $    84  $    93       $   61
                                               =======  =======       ======
  Cash paid during the period for income tax-
   es........................................  $    12  $    13       $   13
                                               =======  =======       ======


   The accompanying notes are an integral part of these financial statements.

                             THE ROY HOUFF COMPANY

                         NOTES TO FINANCIAL STATEMENTS
                                (IN THOUSANDS)

NOTE 1 BUSINESS ORGANIZATION

  Founded in 1977, The Roy Houff Company (the "Company") is a distributor of perishable floral products and floral related hardgoods, operating from seven locations in Illinois, Virginia and Arizona. The Company purchases floral products from importers, brokers and shippers and sells them to retail florists and mass marketers.

  The Company and its stockholder entered into a definitive agreement with U.S.A. Floral Products, Inc. ("USA Floral") pursuant to which the Company merged with USA Floral effective October 16, 1997 (the "Merger"). All outstanding shares of the Company were exchanged for cash concurrent with the consummation of the initial public offering of the common stock of USA Floral. These financial statements are those of the Company prior to the Merger and do not reflect any purchase accounting adjustments or other transactions related to the Merger (see Note 11).

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  Revenue is recognized upon shipment of product.

 Cash Equivalents

  For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less at date of purchase to be cash equivalents.

 Inventory

  Inventory is stated at the lower of cost or market. Cost is determined on a first-in, first-out basis (FIFO).

 Property and Equipment

  Property and equipment are carried at cost. Depreciation is provided using straight-line and accelerated methods over the estimated useful lives of the related assets (five years). Leasehold improvements are amortized over the shorter of their respective lease terms or estimated useful lives.

 Intangible Assets

  Intangible assets at December 31, 1995 consisted of goodwill acquired in the purchase of the Atlanta branch being amortized over five years. In 1996 the remaining goodwill balance was written off in connection with the disposition of the Atlanta branch as discussed in Note 10.

                             THE ROY HOUFF COMPANY

 Fair Value of Financial Instruments

  The carrying amount of cash and cash equivalents, accounts receivable/payable, current notes payable, accrued expenses and short-term debt approximates fair value because of the short-term nature of these instruments. The estimated fair value of non-current notes payable approximates its carrying value due to its stated interest rate approximating market rates for debt with similar terms and average maturities.

 Concentration of Credit Risk

  Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. Receivables are not collateralized and accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss.

 Income Taxes

  The Company has elected to be treated as an S Corporation for federal and state income taxes and accordingly, any liabilities for income taxes are the direct responsibility of the stockholder. The Company is liable only for Illinois state replacement tax.

  There are differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. At December 31, 1996 the tax bases of the Company's net assets exceed their respective financial reporting bases by approximately $535.

  The unaudited pro forma income tax information included in the Statement of Operations is presented in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as if the Company had been subject to federal and state income taxes for the entire periods presented.

NOTE 3 ALLOWANCE FOR DOUBTFUL ACCOUNTS

                                        BALANCE AT CHARGED TO         BALANCE AT
                                        BEGINNING  COSTS AND  WRITE-    END OF
                                        OF PERIOD   EXPENSES   OFFS     PERIOD
                                        ---------- ---------- ------  ----------
   Year ended December 31, 1995........    $233       $163    $(135)     $261
   Year ended December 31, 1996........    $261       $280    $(275)     $266
   January 1, 1997 through October 15,
    1997...............................    $266       $ 78    $ (66)     $278

NOTE 4 INVENTORY

  Inventory consists of the following finished goods:

                                                                    DECEMBER 31,
                                                                        1996
                                                                    ------------
   Perishables.....................................................    $  147
   Hardgoods.......................................................       971
                                                                       ------
                                                                       $1,118
                                                                       ======

                             THE ROY HOUFF COMPANY

NOTE 5 PROPERTY AND EQUIPMENT

  Property and equipment consist of the following:

                                                                    DECEMBER 31,
                                                                        1996
                                                                    ------------
   Leasehold improvements..........................................    $1,420
   Computer equipment..............................................       650
   Furniture, fixtures and equipment...............................     2,436
   Vehicles........................................................        17
                                                                       ------
                                                                        4,523
   Accumulated depreciation and amortization.......................    (2,478)
                                                                       ------
                                                                       $2,045
                                                                       ======

  Depreciation expense for the years ended December 31, 1995 and 1996 and the period January 1, 1997 through October 15, 1997 was $526, $609, and $490, respectively.

NOTE 6 CREDIT FACILITIES

 Line of Credit

  At December 31, 1996, the Company had a line of credit facility of $1,450 of which $400 was borrowed. Advances on the line of credit are payable on demand and bear interest at prime (8.25% as of December 31, 1996) and are unsecured. Upon consummation of the Merger, all outstanding borrowings on the credit line were paid in full (See Note 11).

 Bank Term Note Payable

  During 1996 the Company borrowed $600 under a term note that requires payments of $120 per year through 2001. The note bears interest at the bank's prime rate (8.25% at December 31, 1996) and is secured by certain equipment. Upon consummation of the Merger, the bank term note was paid in full (See Note
11).

 Notes Payable to Related Parties

  Included in amounts shown as Due to Related Parties is an unsecured demand note which bears interest at the greater of 10% or prime. The balance of this note was $120 as of December 31, 1996. This note was paid in full in 1997.

NOTE 7 EMPLOYEE BENEFIT PLAN

  The Company has established an employee savings plan under the provisions of section 401(k) of the Internal Revenue Code. Substantially all employees are eligible to participate in the plan. Employees can contribute up to 15% of their gross wages to the plan. The Company is liable for matching contributions of 50% of participants' contributions up to a certain amount per participant. For the years ended December 31, 1995 and 1996, and the period January 1, 1997 through October 15, 1997, Company contributions to the plan were approximately $22, $23, and $24, respectively.

                             THE ROY HOUFF COMPANY

NOTE 8 RELATED PARTY TRANSACTIONS

  Salaries for several officers of the Company are paid through an entity owned by the Company's sole stockholder. In turn, the related entity charges the Company a management fee based on net sales. Management fees paid to the related entity were approximately $563, $567, and $440 for the years ended December 31, 1995 and 1996, and the period January 1, 1997 through October 15, 1997, respectively (See Note 11).

  The Company also leases vehicles from the related entity. Total lease payments were approximately $208, $71, and $309 for the years ended December 31, 1995 and 1996, and the period January 1, 1997 through October 15, 1997, respectively (See Note 11).

  The Company also purchases its health insurance through the related entity. Premiums paid by the Company were approximately $323, $293, and $165 for the years ended December 31, 1995 and 1996, and the period January 1, 1997 through October 15, 1997, respectively (See Note 11).

  The Company leases its corporate office and six branch facilities under operating leases with its sole stockholder. Rent expense under these operating leases for the years ended December 31, 1995 and 1996 and the period January 1, 1997 through October 15, 1997 was approximately $364, $481, and $399, respectively (See Note 11).

  At December 31, 1996, the Company had receivables of $88 from the sole stockholder of the Company. Interest income related to this receivable was $15, $15, and $5 for the years ended December 31, 1995 and 1996 and the period January 1, 1997 through October 15, 1997, respectively (See Note 11).

NOTE 9 COMMITMENTS AND CONTINGENCIES

 Lease Commitments

  The Company leases its warehouse and office facilities in Richmond, VA under a noncancelable operating lease. The aggregate future minimum rentals (exclusive of real estate taxes and expenses) are as follows:

   For the period October 16, 1997 to December 31, 1997................... $ 14
   For the years ending December 31:
     1998.................................................................   67
     1999.................................................................   69
     2000.................................................................   71
     2001.................................................................   36
                                                                           ----
                                                                           $257
                                                                           ====

 Legal Matters

  The Company is involved in various legal matters in the normal course of business. In the opinion of the Company's management, these matters are not anticipated to have a material adverse effect on the financial position or results of operations of the Company.

                             THE ROY HOUFF COMPANY

NOTE 10 CLOSING OF THE ATLANTA BRANCH

  During October 1996, the Company closed its branch in Atlanta, Georgia. To the extent possible, remaining inventories and certain equipment were transferred to other branches. The operations of the Atlanta branch, which are reflected in the accompanying statement of operations for 1996, follow:

  Net sales........................................................... $ 2,690
  Cost of sales.......................................................  (1,997)
                                                                       -------
    Gross margin......................................................     693
  Selling, general and administrative expenses:
   Operating expenses.................................................    (960)
   Write-off of intangibles...........................................     (78)
   Loss on disposition of fixed assets................................    (127)
                                                                       -------
  Net loss............................................................ $  (472)
                                                                       =======

NOTE 11 SUBSEQUENT EVENTS

  As discussed in Note 1, the Company merged with USA Floral effective October 16, 1997. The management fee, lease payment and health insurance premium arrangements with a related party as described in Note 8 were terminated upon consummation of the Merger. Additionally, the properties owned by the sole stockholder were acquired by the Company at the time of the Merger and the related lease arrangement described in Note 8 was terminated. All amounts due from the sole stockholder were repaid to the Company upon consummation of the Merger, all outstanding bank debt was paid in full and the credit facilities were terminated.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Bay State Florist Supply, Inc.

  In our opinion, the accompanying balance sheet and the related statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Bay State Florist Supply, Inc. at December 31, 1996, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1996, and for the period January 1, 1997 through October 15, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ Price Waterhouse LLP

Price Waterhouse LLP
Washington, DC
January 6, 1998

                         BAY STATE FLORIST SUPPLY, INC.

                                 BALANCE SHEET
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                   DECEMBER 31,
                                                                       1996
                                                                   ------------
ASSETS
Current assets:
 Cash and cash equivalents........................................    $  791
 Accounts receivable, net.........................................     3,413
 Inventory........................................................     1,701
 Due from related parties.........................................       559
 Prepaid expenses and other current assets........................       165
                                                                      ------
  Total current assets............................................     6,629
Property and equipment, net.......................................     1,505
Cash surrender value of life insurance............................       364
Other assets......................................................        13
                                                                      ------
  Total assets....................................................    $8,511
                                                                      ======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Note payable to bank.............................................    $  200
 Current maturities of long-term debt.............................        50
 Accounts payable.................................................     1,701
 Accrued expenses.................................................       336
                                                                      ------
  Total current liabilities.......................................     2,287
Note payable, net of current maturities...........................       358
Other long-term liabilities.......................................       400
                                                                      ------
  Total liabilities...............................................     3,045
                                                                      ------
Commitments and contingencies (Note 6)
Stockholders' equity:
 Common stock $0.01 par value; 500,000 shares authorized; 461,840 shares
  issued and outstanding..........................................         5
 Additional paid-in capital.......................................       376
 Retained earnings................................................     5,561
 Less: Treasury stock.............................................      (476)
                                                                      ------
  Total stockholders' equity......................................     5,466
                                                                      ------
  Total liabilities and stockholders' equity......................    $8,511
                                                                      ======


   The accompanying notes are an integral part of these financial statements.

                         BAY STATE FLORIST SUPPLY, INC.

                            STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                                                    JANUARY 1,
                                                    YEAR ENDED         1997
                                                   DECEMBER 31,       THROUGH
                                                  ----------------  OCTOBER 15,
                                                   1995     1996       1997
                                                  -------  -------  -----------
Net sales........................................ $25,592  $30,563    $23,587
Cost of sales....................................  17,068   20,722     15,924
                                                  -------  -------    -------
  Gross margin...................................   8,524    9,841      7,663
Selling, general and administrative expenses.....   7,579    8,976      7,154
                                                  -------  -------    -------
  Operating income...............................     945      865        509
Other (income) expense:
 Interest expense................................      16       33         80
 Interest income.................................     (48)     (35)       (68)
 Other, net......................................    (229)    (247)      (268)
                                                  -------  -------    -------
 Income before income taxes......................   1,206    1,114        765
Provision for income taxes.......................      87       81         46
                                                  -------  -------    -------
Net income....................................... $ 1,119  $ 1,033    $   719
                                                  =======  =======    =======
Unaudited pro forma information:
 Pro forma net income before provision for income
  taxes.......................................... $ 1,206  $ 1,114    $   765
 Provision for income taxes......................     482      446        306
                                                  -------  -------    -------
 Pro forma income (see Note 2)................... $   724  $   668    $   459
                                                  =======  =======    =======





   The accompanying notes are an integral part of these financial statements.

                         BAY STATE FLORIST SUPPLY, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                          COMMON STOCK  ADDITIONAL                        TOTAL
                         --------------  PAID-IN   RETAINED  TREASURY STOCKHOLDERS'
                         SHARES  AMOUNT  CAPITAL   EARNINGS   STOCK      EQUITY
                         ------- ------ ---------- --------  -------- -------------
Balance at December 31,
 1994................... 461,840  $  5     $376    $ 4,738    $(422)     $ 4,697
 Net income.............     --    --       --       1,119      --         1,119
 Dividends paid.........     --    --       --        (730)     --          (730)
 Repurchase of stock....     --    --       --                  (54)         (54)
                         -------  ----     ----    -------    -----      -------
Balance at December 31,
 1995................... 461,840     5      376      5,127     (476)       5,032
 Net income.............     --    --       --       1,033      --         1,033
 Dividends paid.........     --    --       --        (599)     --          (599)
                         -------  ----     ----    -------    -----      -------
Balance at December 31,
 1996................... 461,840     5      376      5,561     (476)       5,466
 Net income.............     --    --       --         719      --           719
 Dividends paid.........     --    --       --      (1,006)     --        (1,006)
                         -------  ----     ----    -------    -----      -------
Balance at October 15,
 1997................... 461,840  $  5     $376    $ 5,274    $(476)     $ 5,179
                         =======  ====     ====    =======    =====      =======






   The accompanying notes are an integral part of these financial statements.

                         BAY STATE FLORIST SUPPLY, INC.

                            STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                  YEAR ENDED     JANUARY 1, 1997
                                                 DECEMBER 31,    THROUGH OCTOBER
                                                 --------------        15,
                                                  1995    1996        1997
                                                 ------  ------  ---------------
Cash flows from operating activities:
 Net income....................................  $1,119  $1,033      $   719
 Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation and amortization................     149     154          171
  Change in operating assets and liabilities:
   Accounts receivable.........................    (919)   (323)         129
   Inventory...................................    (116)   (304)        (817)
   Prepaid expenses and other current assets...     (54)     34           65
   Accounts payable accrued expenses and other
    liabilities................................     681     274        1,154
   Due from/to related parties.................      47     (73)         223
                                                 ------  ------      -------
    Net cash provided by operating activities..     907     795        1,644
                                                 ------  ------      -------
Cash flows from investing activities:
 Purchases of property and equipment...........    (219)   (320)        (221)
 Cash surrender value of life insurance........     (49)    (26)         (30)
                                                 ------  ------      -------
   Net cash used in investing activities.......    (268)   (346)        (251)
                                                 ------  ------      -------
Cash flows from financing activities:
 Proceeds from issuance of long-term debt......     --      200          --
 Payments of long-term debt....................     (87)    (54)         (37)
 Purchase of treasury stock....................     (54)    --           --
 Stockholder dividends.........................    (730)   (599)      (1,006)
                                                 ------  ------      -------
    Net cash used in financing activities......    (871)   (453)      (1,043)
                                                 ------  ------      -------
Net increase (decrease) in cash and cash equiv-
 alents........................................    (232)     (4)         350
Cash and cash equivalents-beginning of period..   1,027     795          791
                                                 ------  ------      -------
Cash and cash equivalents-end of period........  $  795  $  791      $ 1,141
                                                 ======  ======      =======
Supplemental disclosure of cash flow informa-
 tion:
 Cash paid during the period for interest......  $   16  $   33      $    35
 Note payable issued for covenant not to com-
  pete.........................................  $  --   $  --       $   100

   The accompanying notes are an integral part of these financial statements.

                        BAY STATE FLORIST SUPPLY, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                (IN THOUSANDS)

NOTE 1 BUSINESS ORGANIZATION

  Founded in 1952, Bay State Florist Supply, Inc. (the "Company") is a wholesale distributor of perishable floral products and floral related hardgoods, operating from six locations in Massachusetts, New York, New Hampshire, Connecticut and Rhode Island. The Company purchases floral products from domestic growers, importers, brokers and shippers and sells them to retail florists and mass marketer retailers throughout the United States.

  Effective October 16, 1997, the Company merged with and into U.S.A Floral Products, Inc. ("USA Floral") (the "Merger"). All outstanding shares of the Company were exchanged for cash and shares of USA Floral Common Stock concurrent with the consummation of an initial public offering of the Common Stock of USA Floral. These financial statements are those of the Company prior to the Merger and do not reflect any purchase accounting adjustments or other transactions related to the Merger (see Note 13).

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

 Revenue Recognition

  The Company recognizes revenue upon shipment of product.

 Cash Equivalents

  For purposes of the statement of cash flows, the Company considers all highly liquid short-term investments with maturities of less than three months at date of purchase to be cash equivalents.

 Inventory

  Inventory is valued at the lower of average cost or market, cost being determined on a first-in, first-out basis.

 Property and Equipment

  Property and equipment are stated at cost. Replacements and improvements are capitalized, while repairs and maintenance costs are charged to expense as incurred. Depreciation is provided using an accelerated method for federal income tax reporting purposes and the straight-line method for financial statement reporting purposes over the estimated useful lives of the related assets (3 to 40 years). Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life.

 Fair Value of Financial Instruments

  The carrying amount of cash and cash equivalents, accounts receivable/payable, notes receivable/payable, insurance receivable, accrued expenses and short-term debt approximates fair value because of the short maturity of these instruments. The estimated fair value of long-term debt and other long-term liabilities approximates its carrying value. Additionally, interest rates on outstanding debt are at rates which approximate market rates for debt with similar terms and average maturities.

                        BAY STATE FLORIST SUPPLY, INC.

 Concentration of Credit Risk

  Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. Receivables are not collateralized and accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss. The Company, from time to time, advances funds to related parties on an unsecured basis.

 Income Taxes

  The Company has elected to be treated as an S Corporation for federal and state income taxes and, accordingly, any liabilities for income taxes are the direct responsibility of the stockholders. No provision for federal income tax is required. The Commonwealth of Massachusetts, which is the Company's principal place of business, imposes a corporate level state income tax on certain S Corporations for which provision has been made.

  There are no material differences between the financial statements carrying amounts and the tax bases of existing assets and liabilities.

  The unaudited pro forma income tax information included in the Statement of Operations is presented in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as if the Company had been subject to federal income taxes for the entire periods presented.

NOTE 3 ALLOWANCE FOR DOUBTFUL ACCOUNTS

                                          BALANCE AT CHARGED TO         BALANCE
                                          BEGINNING  COSTS AND  WRITE-  AT END
                                          OF PERIOD   EXPENSES   OFFS  OF PERIOD
                                          ---------- ---------- ------ ---------
   Year ended December 31, 1995..........    $60        $71      $(71)    $60
   Year ended December 31, 1996..........    $60        $57      $(57)    $60
   Period ended October 15, 1997.........    $60        $31      $(11)    $80

NOTE 4 INVENTORY

  Inventory consists of the following finished goods:

                                                                    DECEMBER 31,
                                                                        1996
                                                                    ------------
   Perishable.....................................................     $  165
   Non-perishable, net............................................      1,536
                                                                       ------
    Total.........................................................     $1,701
                                                                       ======

  Perishable goods consist of assorted flowers and green plants. Non-perishable goods consist of assorted silk flowers, vases, baskets and accessories.

                        BAY STATE FLORIST SUPPLY, INC.

NOTE 5 PROPERTY AND EQUIPMENT

  Property and equipment consist of the following:

                                                                    DECEMBER 31,
                                                                        1996
                                                                    ------------
   Land...........................................................    $   393
   Buildings......................................................        939
   Building improvements..........................................        911
   Furniture, fixtures and equipment..............................        919
   Motor vehicles.................................................        184
                                                                      -------
                                                                        3,346
   Accumulated depreciation and amortization......................     (1,841)
                                                                      -------
                                                                      $ 1,505
                                                                      =======

  Depreciation expense for the years ended December 31, 1995 and 1996 was $149 and $154, respectively, and $160 for the period January 1, 1997 through October 15, 1997.

NOTE 6 COMMITMENTS AND CONTINGENCIES

 Lease Commitments

  The Company leases office space, vehicles and equipment under operating leases. Future minimum lease payments under such leases at October 15, 1997 are as follows:

   For the period October 16, 1997 to December 31, 1997..................  $ 53
   For the year ending December 31, 1998.................................   451
   1999..................................................................   180
   2000..................................................................    90
   2001..................................................................     4
                                                                           ----
    Total future minimum payments........................................  $778
                                                                           ====

  Rental expense under operating leases during 1995 and 1996 was $298 and $365, respectively, and $536 for the period January 1, 1997 through October 15, 1997.

 Legal Matters

  The Company is involved in various legal matters in the normal course of business. In the opinion of the Company's management, these matters are not anticipated to have a material adverse effect on the financial position or results of operations or cash flows of the Company.

                        BAY STATE FLORIST SUPPLY, INC.

NOTE 7 CREDIT FACILITIES

  Short-term debt consists of the following:

                                                                  DECEMBER 31,
                                                                      1996
                                                                  ------------
   Revolving line of credit; due May 31, 1998; interest on out-
    standing balance at the bank's prime rate per annum; $1,000 borrowing maximum; limited to eligible accounts receivable
    and inventory, as defined...................................      $200
                                                                      ====
   Long-term debt consists of the following:
   Note payable, interest on outstanding balance at the bank's
    prime rate plus 0.5% per annum..............................      $408
   Less: Current maturities.....................................        50
                                                                      ----
                                                                      $358
                                                                      ====

  As further discussed in Note 9, Related Party Transactions, this note payable represents an unsecured note, the proceeds of which were provided to a separate affiliated entity, Cromwell Properties LLC (the "LLC"), to purchase a building in Cromwell, Connecticut. The Company has a corresponding receivable classified as Due from Related Parties in the financial statements. Subsequent to October 15, 1997, in connection with the Merger, the above line of credit and note payable were paid in full and the related party receivable was collected (see Note 13).

  Interest expense incurred for the years ended December 31, 1995 and 1996 was $16 and $33, respectively, and $80 for the period January 1, 1997 through October 15, 1997.

  In January 1997, the Company entered into a non-compete agreement with an unrelated third party which requires annual principal and interest payments of $19 for a period of eight years. In connection with this agreement, the Company recorded an asset and a related liability in the amount of $100, representing the present value of the required payments under the agreement. Related amortization and interest expense were $11 and $7, respectively, for the period January 1, 1997 through October 15, 1997.

NOTE 8 EMPLOYEE BENEFIT PLAN

  The Company has a 401(k) savings plan ("Plan") covering substantially all employees. Under the Plan, the Company matches 50% of employee contributions up to the first 6% of an employee's compensation contributed to the plan. The Company's contributions to the Plan were approximately $41 and $56 for 1995 and 1996, respectively, and $51 for the period January 1, 1997 through October 15, 1997. Additionally, the Company, at its discretion, may make additional contributions (considered profit sharing contributions). The Company's goal is to contribute 3% of net income to the Plan through the 401(k) match or the discretionary contribution. No discretionary contributions were made in 1995 or 1996 or for the period January 1, 1997 through October 15, 1997.

NOTE 9 RELATED PARTY TRANSACTIONS

  At December 31, 1996, the Company held a note payable to BankBoston, the proceeds of which were provided to an affiliated LLC and used to purchase a building in Cromwell, Connecticut. The Company leases this building from the LLC on a month-to-month basis. Rental expense paid to the LLC under this lease was $108 and $108 for 1995 and 1996, respectively, and $86 for the period January 1, 1997 through October 15, 1997. Included in Due from Related Parties is a corresponding receivable from the LLC for amounts provided to it (see
Note 13).

                        BAY STATE FLORIST SUPPLY, INC.

  Additionally, the Company is acting as Guarantor for a $75 loan from BayBank, N.A. to a director of the Company. The loan arrangement, executed on June 5, 1996, is payable in 60 monthly installments of $1.25 at the bank's prime rate plus 1.5% per annum. Additionally, the director had pledged his shares in the Company (approximately 13%) as consideration for this guaranty. In connection with the Merger, the guarantee was released and the loan was repaid by the director.

NOTE 10 OTHER INCOME/OTHER EXPENSE

                                                   YEAR ENDED
                                                    DECEMBER     JANUARY 1, 1997
                                                       31,       THROUGH OCTOBER
                                                   ------------        15,
                                                   1995   1996        1997
                                                   -----  -----  ---------------
   Finance charges...............................  $(139) $(176)      $(139)
   Real estate rental income, net................  $ (35) $ (23)      $ (32)
   Other (income) expense, net...................  $ (55) $ (48)      $ (97)
                                                   -----  -----       -----
   Total other (income)..........................  $(229) $(247)      $(268)
                                                   =====  =====       =====

NOTE 11 STOCK SPLIT

  In March 1997 the Company approved (i) a 40-for-1 stock split; (ii) an increase in number of authorized shares from 200,000 to 500,000; and (iii) a decrease in par value from $10.00 to $0.01.

  Accordingly, all share data presented in these financial statements has been restated to give retroactive effect to the stock split and articles amendment.

NOTE 12 DEFERRED COMPENSATION ARRANGEMENTS

  The Company has entered into deferred compensation arrangements with three officers which require monthly payments to each officer (or a designated beneficiary) for a period of ten years following retirement. The Company has recorded the present value of these future payments as a long-term liability and has purchased life insurance policies on these individuals to provide a funding mechanism for these liabilities.

NOTE 13 SUBSEQUENT EVENTS

  In conjunction with the Merger, the amounts Due From Related Parties were repaid and the proceeds were used to pay the outstanding balance of the Note Payable described in Note 7. In addition, all other bank debt was repaid.

  Additionally, the terms of the lease described in Note 9 were amended so that all continuing obligations thereunder are intended to be no less favorable to the Company than those that Bay State could obtain with unaffiliated third parties.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Monterey Bay Bouquet, Inc. and
 Bay Area Bouquets, Inc.

  In our opinion, the accompanying combined balance sheet and the related combined statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Monterey Bay Bouquet, Inc. and Bay Area Bouquet, Inc. (the Company) at December 31, 1996, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1996 and for the period January 1, 1997 through October 15, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ Price Waterhouse LLP

Price Waterhouse LLP
Washington, DC
November 14, 1997

                         MONTEREY BAY BOUQUET, INC. AND
                            BAY AREA BOUQUETS, INC.

                             COMBINED BALANCE SHEET
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                   DECEMBER 31,
                                                                       1996
                                                                   ------------
ASSETS
Current assets:
 Cash and cash equivalents........................................    $   19
 Accounts receivable..............................................       909
 Inventory........................................................       126
 Prepaid expenses and other current assets........................         9
                                                                      ------
  Total current assets............................................     1,063
Property and equipment, net.......................................       144
Other assets:
 Cash surrender value--life insurance.............................        73
 Intangibles......................................................        41
                                                                      ------
  Total assets....................................................    $1,321
                                                                      ======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Credit line payable..............................................    $   49
 Current maturities of long-term debt.............................         6
 Accounts payable.................................................       783
 Accrued expenses.................................................       167
 Notes payable to officers and stockholders.......................        10
 Income taxes payable.............................................        12
                                                                      ------
  Total current liabilities.......................................     1,027
Long-term debt, net of current maturities.........................        24
Growers contract--related party...................................        41
                                                                      ------
  Total liabilities...............................................     1,092
                                                                      ------
Commitments and contingencies
Stockholders' equity:
 Common stock, Monterey Bay Bouquet, Inc., no par value, 1,000,000
  shares authorized; 102,502 shares issued and outstanding........        78
 Common stock, Bay Area Bouquet, Inc., no par value; 1,000 shares
  authorized; 100 shares issued and outstanding...................        25
 Retained earnings................................................       126
                                                                      ------
  Total stockholders' equity......................................       229
                                                                      ------
  Total liabilities and stockholders' equity......................    $1,321
                                                                      ======


    The accompanying notes are an integral part of these combined financial statements.

                         MONTEREY BAY BOUQUET, INC. AND
                            BAY AREA BOUQUETS, INC.

                        COMBINED STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                                  YEAR ENDED     JANUARY 1, 1997
                                                 DECEMBER 31,        THROUGH
                                                 --------------    OCTOBER 15,
                                                  1995    1996        1997
                                                 ------  ------  ---------------
Net sales....................................... $6,903  $9,477      $10,175
Cost of sales...................................  5,959   8,285        8,384
                                                 ------  ------      -------
 Gross margin...................................    944   1,192        1,791
Selling, general and administrative expenses....    910   1,113          875
                                                 ------  ------      -------
Operating income................................     34      79          916
Other (income) expense:
 Interest expense...............................     13      15           13
 Other, net.....................................     (9)     (8)          (6)
                                                 ------  ------      -------
Income before provision for income taxes........     30      72          909
Provision for income taxes......................     10      24          413
                                                 ------  ------      -------
Net income...................................... $   20  $   48      $   496
                                                 ======  ======      =======


    The accompanying notes are an integral part of these combined financial statements.

                         MONTEREY BAY BOUQUET, INC. AND
                            BAY AREA BOUQUETS, INC.

                   COMBINED STATEMENT OF STOCKHOLDERS' EQUITY
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                           COMMON STOCK               TOTAL
                                          -------------- RETAINED STOCKHOLDERS'
                                          SHARES  AMOUNT EARNINGS    EQUITY
                                          ------- ------ -------- -------------
Balance at December 31, 1994............. 102,502  $ 78    $ 58       $136
 Net income..............................     --    --       20         20
 Issuance of common stock, Bay Area Bou-
  quets, Inc.............................     100    25     --          25
                                          -------  ----    ----       ----
Balance at December 31, 1995............. 102,602   103      78        181
 Net income..............................     --    --       48         48
                                          -------  ----    ----       ----
Balance at December 31, 1996............. 102,602   103     126        229
 Net income..............................     --    --      496        496
                                          -------  ----    ----       ----
Balance at October 15, 1997.............. 102,602  $103    $622       $725
                                          =======  ====    ====       ====


    The accompanying notes are an integral part of these combined financial statements.

                         MONTEREY BAY BOUQUET, INC. AND
                            BAY AREA BOUQUETS, INC.

                        COMBINED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                  YEAR ENDED     JANUARY 1, 1997
                                                 DECEMBER 31,        THROUGH
                                                 --------------    OCTOBER 15,
                                                  1995    1996        1997
                                                 ------  ------  ---------------
Cash flows from operating activities
 Net income....................................  $   20  $   48      $  496
 Adjustments to reconcile net income to cash
  provided by operating activities:
   Depreciation................................      64      87          53
   Change in deferred income taxes.............       1      (3)        --
   Change in operating assets and liabilities:
    Accounts receivable........................    (157)   (236)         23
    Inventory..................................     (51)     12         (95)
    Prepaid expense and other current assets...      (6)     (1)        (61)
    Income taxes payable.......................       6      12         367
    Accounts payable and accrued expenses......     180     278        (340)
    Grower contract............................     --       (8)         (6)
                                                 ------  ------      ------
     Net cash provided by operating activities.      57     189         437
                                                 ------  ------      ------
Cash flows from investing activities:
 Purchases of property and equipment...........     (97)    (63)        (68)
 Cash surrender value of life insurance........     --      --          (17)
 Increase in officer receivable................     (30)    (30)        --
 Increase in intangibles.......................     (12)     (3)        --
                                                 ------  ------      ------
     Net cash used in investing activities.....    (139)    (96)        (85)
                                                 ------  ------      ------
Cash flows from financing activities:
 Advances to stockholder.......................     (28)    (37)        (49)
 Proceeds from issuance of common stock........      25     --          --
 Net borrowings (repayments) on line of credit.      19     (51)        (49)
 Repayments from related parties...............      14     --          --
 Proceeds from issuance of long-term debt......      40     --           38
 Repayments of long-term debt..................     (29)    (20)        (15)
 Proceeds from stockholder loans...............      75     --          --
 Repayment of stockholder loans................     --      --          (10)
                                                 ------  ------      ------
     Net cash (used in) provided by financing
      activities...............................     116    (108)        (85)
                                                 ------  ------      ------
Net increase (decrease) in cash and cash equiv-
 alents........................................      34     (15)        267
Cash and cash equivalents--beginning of period.     --       34          19
                                                 ------  ------      ------
Cash and cash equivalents--end of period.......  $   34  $   19      $  286
                                                 ======  ======      ======
Supplemental disclosure of cash flow informa-
 tion:
 Cash paid during the period for interest......  $   13  $   15      $   13
 Cash paid during the period for income taxes..  $    4  $   14      $  --

    The accompanying notes are an integral part of these combined financial statements.

                        MONTEREY BAY BOUQUET, INC. AND
                            BAY AREA BOUQUETS, INC.

                    NOTES TO COMBINED FINANCIAL STATEMENTS
                                (IN THOUSANDS)

NOTE 1 BUSINESS ORGANIZATION

  Founded in 1993, Monterey Bay Bouquet, Inc. and Bay Area Bouquets, Inc. (together the "Company") is a manufacturer of fresh cut flower bouquets operating from one location in California. The Company purchases flowers from importers and domestic growers and distributes them to a supermarket and a discount retailer, each of which has locations throughout the southwestern United States. The flower bouquets produced by the Company consist primarily of specialty California-grown flowers.

  The balance sheets and operating results for Monterey Bay Bouquet, Inc. and Bay Area Bouquets, Inc. have been combined, as both companies have common ownership and management. All intercompany sales and balances between the two companies have been eliminated from these financial statements.

  Effective October 16, 1997, the Company merged with and into U.S.A. Floral Products, Inc. ("USA Floral") (the "Merger"). All outstanding shares of the Company were exchanged for cash and shares of USA Floral common stock concurrent with the consummation of an initial public offering of the common stock of USA Floral. These financial statements are those of the Company prior to the Merger and do not reflect any purchase accounting adjustments or other transactions related to the Merger (see Note 9).

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Use of estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue recognition

  Income is recognized when flower bouquets are delivered to the customer.

 Cash equivalents

  For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of approximately three months or less at date of purchase to be cash equivalents.

 Inventory

  Inventory is stated at the lower of cost or market, with costs determined on a first-in, first-out basis (FIFO). Inventory consists of fresh flowers and miscellaneous bouquet supplies.

 Property and equipment

  Property and equipment are carried at cost. Depreciation is provided using the double-declining balance method over the estimated useful lives of the related assets (five to seven years). Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life.

 Intangibles

  Intangible assets include the costs incurred for the start-up and incorporation of both Monterey Bay Bouquet, Inc. and Bay Area Bouquets, Inc. and are being amortized over five years. Accumulated amortization of intangible assets at December 31, 1996 was $25.

                        MONTEREY BAY BOUQUET, INC. AND
                            BAY AREA BOUQUETS, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

 Fair value of financial instruments

  The carrying amount of cash and cash equivalents, accounts receivable/payable, notes receivable/payable, insurance receivable, accrued expenses and short-term debt approximates fair value because of the short maturity of these instruments. The estimated fair value of long-term debt and other long-term liabilities approximates its carrying value. Additionally, interest rates on outstanding debt are at rates which approximate market rates for debt with similar terms and average maturities.

 Concentration of credit risk

  Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. Receivables are not collaterialized and accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss.

 Income taxes

  The Company is a C Corporation for federal and state income tax purposes. The Company accounts for income taxes using the liability method under the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes."

NOTE 3 PROPERTY AND EQUIPMENT

  Property and equipment consist of the following:

                                                                    DECEMBER 31,
                                                                        1996
                                                                    ------------
   Leasehold improvements..........................................    $  59
   Equipment.......................................................      127
   Vehicles........................................................      130
                                                                       -----
                                                                         316
   Accumulated depreciation and amortization.......................     (172)
                                                                       -----
                                                                       $ 144
                                                                       =====

  Depreciation and amortization expense for the years ended December 31, 1995 and 1996, and for the period January 1, 1997 through October 15, 1997, was $58, $78 and $53, respectively.

NOTE 4 CREDIT FACILITIES

 Short-term debt

  The Company's unsecured revolving line of credit, which expired in July 1997, provided for borrowings of up to $100 and bore interest at the prime rate plus 1% (8% at December 31, 1996). The outstanding balance on this line of credit was $49 at December 31, 1996.

                        MONTEREY BAY BOUQUET, INC. AND
                            BAY AREA BOUQUETS, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

 Long-term debt

  Outstanding long-term debt consists of the following capital leases:

                                                                   DECEMBER 31,
                                                                       1996
                                                                   ------------
   Car lease; monthly principal and interest payments of $.5
    through July 1997, interest at 7.9%...........................     $ 3
   Car lease; monthly principal and interest payments of $.4
    through February 1999, interest at 8.5%.......................       8
   Car lease; monthly principal and interest payments of $1
    through June 1999; interest at 12.5%..........................      19
   Car lease; monthly principal and interest payments of $.6
    through January 2000, interest at 9.75%.......................     --
   Car lease; monthly principal and interest payments of $.5
    through February 2000, interest at 9.5%.......................     --
                                                                       ---
                                                                        30
   Less: current maturities.......................................      (6)
                                                                       ---
                                                                       $24
                                                                       ===

  Principal maturities on capital leases over the next five years are as follows:

   For the period October 16, 1997 to December 31, 1997.................... $ 4
   For the year ending December 31, 1998...................................  27
    1999...................................................................  20
    2000...................................................................   2
                                                                            ---
     Total................................................................. $53
                                                                            ===

NOTE 5 INCOME TAXES

  The provision for income taxes is as follows:

                                                                     JANUARY 1,
                                                      YEAR ENDED        1997
                                                     DECEMBER 31,      THROUGH
                                                     --------------  OCTOBER 15,
                                                      1995    1996      1997
                                                     ------  ------  -----------
   Current expense:
   State...........................................  $    3  $    7     $ 89
   Federal.........................................       7      17      324
                                                     ------  ------     ----
   Total income tax provision......................  $   10  $   24     $413
                                                     ======  ======     ====

  The provision for income taxes differs from the U.S. statutory federal income tax rate for the following reasons:

                                                         YEAR
                                                         ENDED       JANUARY 1,
                                                       DECEMBER         1997
                                                          31,          THROUGH
                                                       -----------   OCTOBER 15,
                                                       1995   1996      1997
                                                       ----   ----   -----------
   Statutory federal tax rate......................... 34.0%  34.0%     34.0%
   State taxes, net of federal benefit................  1.4%   1.4%      6.5%
   Rate differentials................................. (2.0)% (2.2)%     4.9%
                                                       ----   ----      ----
                                                       33.4%  33.2%     45.4%
                                                       ====   ====      ====

  Composition of deferred taxes has not been presented as amounts are not material.

                        MONTEREY BAY BOUQUET, INC. AND
                            BAY AREA BOUQUETS, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS-- (CONTINUED)

NOTE 6 RELATED PARTY TRANSACTIONS

  The Company has leased its operating premises from the three stockholders of the Company since April 1996. Rent paid to these stockholders was $70 for the year ended December 31, 1996 and $132 for the period January 1, 1997 through October 15, 1997.

  There was a net loan payable to the three stockholders in the amount of $10 at December 31, 1996. Interest was at a rate of 10% per annum and is due upon demand.

  Consulting fees were paid to the stockholders in the amounts of $92 and $182 for the years ended December 31, 1995 and 1996, respectively.


NOTE 7 COMMITMENTS AND CONTINGENCIES

  Minimum lease payments under noncancellable operating leases at October 15, 1997 are as follows:

   For the period October 16, 1997 to December 31, 1997................... $ 12
   For the year ending December 31,
    1998..................................................................  144
    1999..................................................................  144
                                                                           ----
     Total minimum lease payments......................................... $300
                                                                           ====

 Legal matters

  The Company is involved in various legal matters in the normal course of business. In the opinion of the Company's management, these matters are not anticipated to have a material adverse effect on the financial position, results of operations or cash flows of the Company.

 Grower contract

  The Company had entered into a contract with a grower who was also a stockholder of the Company. The stockholder gave the Company cash in exchange for a commitment from the Company to purchase product from the stockholder. The contract, although due to expire in 2005, was terminated in 1997. Income realized for the years ended December 31, 1995 and 1996 was $8 and $8, respectively, and $6 for the period January 1, 1997 through October 15, 1997.

NOTE 8 SIGNIFICANT CUSTOMERS AND CONCENTRATIONS OF CREDIT RISK

  Sales to customers that exceeded 10% of total revenues were as follows:

                                                                     JANUARY 1,
                                                      YEAR ENDED        1997
                                                     DECEMBER 31,      THROUGH
                                                     --------------  OCTOBER 15,
                                                      1995    1996      1997
                                                     ------  ------  -----------
   Customer A.......................................   65.0%   58.0%    50.0%
   Customer B.......................................   33.0%   39.0%    46.0%

                        MONTEREY BAY BOUQUET, INC. AND
                            BAY AREA BOUQUETS, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

  Additionally, these customers represented 97% of accounts receivable at December 31, 1996. Both customers are national publicly traded companies with multiple purchase divisions.

NOTE 9 SUBSEQUENT EVENTS

  In conjunction with the Merger, all amounts due from related parties and all amounts due from stockholders were repaid to the Company. The lease described in Note 6 remains in effect, and the consulting arrangement described in Note 6 has been terminated.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Flowtrad Corporation, N.V.
 d/b/a Flower Trading Corporation

  In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Flowtrad Corporation, N.V. ("Flower Trading Corporation" or the "Company") at December 31, 1996, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1996 and for the period January 1, 1997 through October 15, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ Price Waterhouse LLP

Price Waterhouse LLP
Washington, DC
December 16, 1997

                           FLOWER TRADING CORPORATION

                           CONSOLIDATED BALANCE SHEET
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                   DECEMBER 31,
                                                                       1996
                                                                   ------------
ASSETS
Current assets:
 Cash and cash equivalents........................................    $   70
 Accounts receivable, net.........................................     2,747
 Officers, employees and related party receivables................        38
 Other receivables................................................        10
 Inventory........................................................        52
 Prepaid expenses and other current assets........................       171
                                                                      ------
  Total current assets............................................     3,088
Property and equipment, net.......................................       330
Cash surrender value of life insurance............................        44
Deferred income taxes.............................................        79
Other assets......................................................       110
                                                                      ------
  Total assets....................................................    $3,651
                                                                      ======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Bank line of credit..............................................    $  200
 Notes payable-current............................................       112
 Trade accounts payable...........................................       669
 Trade accounts payable due to affiliates.........................       532
 Other accounts payable and accrued expenses......................       277
 Income taxes payable.............................................       --
                                                                      ------
  Total current liabilities.......................................     1,790
Notes payable, net of current maturities..........................       391
                                                                      ------
  Total liabilities...............................................     2,181
                                                                      ------
Commitments and contingencies
Stockholders' equity:
 Common stock, $1.00 par value; 150,000 shares authorized, issued
  and outstanding.................................................       150
 Additional paid-in capital.......................................       128
 Retained earnings................................................     1,192
                                                                      ------
  Total stockholders' equity......................................     1,470
                                                                      ------
  Total liabilities and stockholders' equity......................    $3,651
                                                                      ======



  The accompanying notes are an integral part of these consolidated financial statements.

                           FLOWER TRADING CORPORATION

                      CONSOLIDATED STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                                  YEAR ENDED      JANUARY 1, 1997
                                                 DECEMBER 31,         THROUGH
                                                ----------------    OCTOBER 15,
                                                 1995     1996         1997
                                                -------  -------  ---------------
 Net sales....................................  $20,335  $20,313      $17,509
 Cost of sales (including purchases from af-
  filiated farms of $4,451, $3,921 and
  $3,050).....................................   15,921   15,914       13,602
                                                -------  -------      -------
   Gross profit...............................    4,414    4,399        3,907
 Selling, general and administrative expenses.    4,068    4,142        3,240
                                                -------  -------      -------
  Operating income............................      346      257          667
 Other (income) expense:
  Interest expense............................        9       32           48
  Interest income.............................      (18)      (5)         (16)
  Write off of investment.....................      181      129
  Other, net..................................      (51)      (9)         (32)
                                                -------  -------      -------
 Income before provision for income taxes.....      225      110          667
 Provision for income taxes...................       95       48          270
                                                -------  -------      -------
 Net income...................................  $   130  $    62      $   397
                                                =======  =======      =======





  The accompanying notes are an integral part of these consolidated financial statements.

                           FLOWER TRADING CORPORATION

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                 COMMON STOCK  ADDITIONAL              TOTAL
                                --------------  PAID-IN   RETAINED STOCKHOLDERS'
                                SHARES  AMOUNT  CAPITAL   EARNINGS    EQUITY
                                ------- ------ ---------- -------- -------------
 Balance at December 31, 1994.. 160,000  $150     $128     $1,716     $1,994
  Net income...................     --    --       --         130        130
                                -------  ----     ----     ------     ------
 Balance at December 31, 1995.. 160,000   150      128      1,846      2,124
  Net income...................     --    --       --          62         62
  Distribution to shareholders
   for investment in
   subsidiary..................     --    --       --        (716)      (716)
                                -------  ----     ----     ------     ------
 Balance at December 31, 1996.. 160,000   150      128      1,192      1,470
  Net income...................     --    --       --         397        397
                                -------  ----     ----     ------     ------
 Balance at October 15, 1997... 160,000  $150     $128     $1,589     $1,867
                                =======  ====     ====     ======     ======







  The accompanying notes are an integral part of these consolidated financial statements.

                           FLOWER TRADING CORPORATION

                            STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                        YEAR ENDED    JANUARY 1,
                                                         DECEMBER        1997
                                                            31,         THROUGH
                                                        ------------  OCTOBER 15,
                                                        1995   1996      1997
                                                        -----  -----  -----------
 Cash flows from operating activities:
  Net income..........................................  $ 130  $  62     $ 397
  Adjustments to reconcile net income to net cash pro-
   vided by operating activities:
   Depreciation and amortization......................    216    202       161
   Loss on investment.................................    181    129       --
   Loss on disposal of fixed assets...................    --      40       --
   Change in operating assets and liabilities:
    Accounts receivable...............................     63    (53)      654
    Inventory.........................................     (7)   (29)       47
    Prepaid expenses and other assets.................    (15)  (176)      105
    Accounts payable..................................    (27)  (144)     (719)
    Accrued expenses..................................     59    191        72
    Income taxes payable..............................    (69)    (9)      213
    Deferred taxes asset and other assets.............    (91)    41        (4)
                                                        -----  -----     -----
     Net cash provided by operating activities........    440    254       926
                                                        -----  -----     -----
 Cash flows from investing activities
  Purchase of investment..............................   (181)  (129)      --
  Purchases of property and equipment.................    --     (83)     (110)
  Proceeds from disposal of property and equipment....   (162)   --        --
  Cash surrender value of life insurance..............      4     (5)
  Advances to related parties.........................     28    --        --
                                                        -----  -----     -----
     Net cash used in investing activities............   (311)  (217)     (110)
                                                        -----  -----     -----
 Cash flows from financing activities:
  Proceeds from issuance of long-term debt............    --   1,100       --
  Repayments of long-term debt........................    (74)  (648)      (87)
  Distribution to stockholders for investment in sub-
   sidiary............................................    --    (745)      --
  Borrowings (repayments) under line of credit agree-
   ment, net..........................................    --     200      (207)
                                                        -----  -----     -----
     Net cash used in financing activities............    (74)   (93)     (294)
                                                        -----  -----     -----
 Net increase (decrease) in cash and cash equivalents.     55    (56)      522
 Cash and cash equivalents--beginning of period.......     71    126        70
                                                        -----  -----     -----
 Cash and cash equivalents--end of period.............  $ 126  $  70     $ 592
                                                        =====  =====     =====
 Supplemental disclosure of cash flow information:
  Cash paid during the period for interest............  $   9  $  32     $  48
  Cash paid during the period for income taxes........  $ 189  $ 189     $  52


  The accompanying notes are an integral part of these consolidated financial statements.

                          FLOWER TRADING CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                (IN THOUSANDS)

NOTE 1 BUSINESS ORGANIZATION

  Founded in 1977, Flower Trading Corporation is an importer and distributor of perishable floral products which are imported from farms located primarily in Colombia and Ecuador and distributed to wholesale florists throughout the United States.

 Basis of Presentation

  These consolidated financial statements represent the financial position, results of operations and net cash flows of Flowtrad Corporation N.V. and its wholly owned subsidiary, Flower Trading Corporation ("Flower Trading" or the "Company"). All significant intercompany accounts have been eliminated in consolidation.

  Effective October 16, 1997, the Company merged with and into U.S.A Floral Products, Inc. ("USA Floral") (the "Merger"). All outstanding shares of the Company were exchanged for cash and shares of USA Floral Common Stock concurrent with the consummation of the initial public offering of the Common Stock of USA Floral. These financial statements are those of the Company prior to the Merger and do not reflect any purchase accounting adjustments or other transactions related to the Merger (see Note 10).

  Flower Trading also holds a 75 percent interest in a subsidiary, UltraFlora Corporation, which owns a 99.62 percent interest in UltraFlora Corporation Limited, a subsidiary in Colombia. UltraFlora Corporation and its subsidiary were not included in the Merger. Accordingly, these financial statements do not reflect the financial position, results of operations or net cash flows of UltraFlora Corporation and its subsidiary.

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  Revenue is recognized upon shipment of product.

 Cash Equivalents

  For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less at date of purchase to be cash equivalents.

 Inventory

  Inventory is stated at the lower of cost or market. A significant portion of inventory is purchased on a consignment basis. Cost is determined by the specific identification method.

 Property and Equipment

  Property and equipment are carried at cost less accumulated depreciation. Depreciation is provided using accelerated methods over the estimated useful lives of the related assets (three to seven years).

                          FLOWER TRADING CORPORATION

 Fair Value of Financial Instruments

  The carrying amount of cash and cash equivalents, accounts receivable/payable, notes receivable/payable, insurance receivable, accrued expenses and short-term debt approximates fair value because of the short maturity of these instruments. The estimated fair value of long-term debt and other long-term liabilities approximates its carrying value. Additionally, interest rates on outstanding debt are at rates which approximate market rates for debt with similar terms and average maturities.

 Concentration of Credit Risk

  Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. Receivables are not collateralized and accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss.

 Income Taxes

  The Company is a C Corporation for federal and state income tax purposes. The Company accounts for income taxes using the liability method under the provisions on the Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes."

 Other (Income) Expense

  In 1995 and 1996 the Company loaned a start-up company $181 and $129, respectively. As the collectibility of these loans was considered uncertain, these loans were written off in each of the respective years.

NOTE 3 ALLOWANCE FOR DOUBTFUL ACCOUNTS

                                                          CHARGE         BALANCE
                                                BALANCE  TO COSTS        AT END
                                               BEGINNING   AND    WRITE-   OF
                                               OF PERIOD EXPENSES  OFFS  PERIOD
                                               --------- -------- ------ -------
   Year ended December 31, 1995...............    $--      $96     $18    $ 78
   Year ended December 31, 1996...............    $78      $21     $21    $ 78
   January 1, 1997 through October 15, 1997...    $78      $59     $--    $137

NOTE 4 PROPERTY AND EQUIPMENT

  Property and equipment consist of the following:

                                                                    DECEMBER 31,
                                                                        1996
                                                                    ------------
   Machinery and equipment.........................................    $  596
   Computer equipment and software.................................       408
   Furniture, fixtures and equipment...............................       245
   Vehicles........................................................        81
                                                                       ------
                                                                        1,330
   Accumulated depreciation and amortization.......................    (1,000)
                                                                       ------
                                                                       $  330
                                                                       ======

  Depreciation expense for the years ended December 31, 1996 and the period January 1, 1997 through October 15, 1997 was $202 and $153, respectively.

                          FLOWER TRADING CORPORATION

NOTE 5 CREDIT FACILITIES

 Line of Credit

  At December 31, 1996 the Company had a $750 revolving line of credit with a bank which was due on demand and expired on June 30, 1997. This line of credit was renewed through June 30, 1998 and increased to $1,500. Advances on the credit line are payable on demand and bear interest at 1 percent above the prime rate with interest payable monthly (9.25% at December 31, 1996). The credit line was secured by all of the Company's personal property, which included but was not limited to, the Company's accounts, inventory and fixed assets. Outstanding balances on the line were $200 as of December 31, 1996 (see Note 10).

 Long-Term Debt

  Long-term debt consists of the following:

                                                                   DECEMBER 31,
                                                                       1996
                                                                   ------------
   Note payable to bank, due in monthly installments of $9, bear-
    ing interest at bank's prime rate plus 1% (9.25% at December
    31, 1996 and October 15, 1997, due September 6, 2001; secured by assets of the Company and real property owned by affili-
    ate).........................................................      $495
   Note payable to financial corporation, due in monthly install-
    ments of $1, including interest, through March 1997 and one final payment of $5; secured by a vehicle with a net book
    value of $10 in 1996.........................................         8
                                                                       ----
                                                                        503
   Less: Current maturities......................................      (112)
                                                                       ----
   Long-term debt, excluding current maturities..................      $391
                                                                       ====

  Principal maturities on notes payable are as follows:

   For the period October 16, 1997 to December 31, 1997..........      $ 22
   For the year ending December 31,:
     1998........................................................       104
     1999........................................................       104
     2000........................................................       104
     2001........................................................        79
                                                                       ----
       Total.....................................................      $413
                                                                       ====

                          FLOWER TRADING CORPORATION

NOTE 6 INCOME TAXES

  The provision for income taxes is as follows:

                                                       YEAR ENDED
                                                      DECEMBER 31,
                                                      -------------- OCTOBER 15,
                                                       1995    1996     1997
                                                      ------  ------ -----------
   Current expense:
    State............................................ $   19  $   4     $ 39
    Federal..........................................    166     32      225
                                                      ------  -----     ----
     Total income tax provision...................... $  185  $  36     $264
                                                      ======  =====     ====
   Deferred expense:
    State............................................ $   (9) $   1     $  1
    Federal..........................................    (81)    11        5
                                                      ------  -----     ----
     Total income tax provision...................... $  (90) $  12     $  6
                                                      ======  =====     ====

  The provision for income taxes differs from the U.S. statutory federal income tax rate for the following reasons:

                                                      YEAR ENDED
                                                     DECEMBER 31,
                                                     --------------  OCTOBER 15,
                                                      1995    1996      1997
                                                     ------  ------  -----------
   Statutory federal tax rate.......................   34.0%   34.0%    34.0%
   State taxes, net of federal benefit..............    3.7     3.7      4.4
   Meals and entertainment..........................    3.1     4.5      0.3
   Other............................................    1.4     1.4      1.7
                                                     ------  ------     ----
                                                       42.2%   43.6%    40.4%
                                                     ======  ======     ====

  Deferred tax assets were comprised of the following:

                                                                    DECEMBER 31,
                                                                        1996
                                                                    ------------
   Allowance for doubtful accounts.................................     $23
   Accruals........................................................      56
                                                                        ---
                                                                        $79
                                                                        ===

NOTE 7 EMPLOYEE BENEFIT PLAN

  In 1995, the Company established an employee savings plan ("Plan") under the provisions of section 401(k) of the Internal Revenue Code. Virtually all employees are eligible to participate in the Plan. Employees can contribute up to 5% of their gross salary to the Plan. The Company is liable for matching contributions of 30% of participants' contributions up to a certain amount per participant. Company contributions to the Plan were approximately $19, $22 and $18 for the years ended December 31, 1995 and 1996 and the period January 1, 1997 through October 15, 1997, respectively.

NOTE 8 RELATED PARTY TRANSACTIONS

  The Company pays a representative fee to a related entity for flowers shipped from Colombia. This related entity ensures that the Company has a reliable source of fresh-cut flowers in Colombia. This entity also provides

                          FLOWER TRADING CORPORATION
each of the Company's suppliers with technical expertise to improve and maintain the yield, quality and durability of the fresh-cut flowers. In addition, due to the large number of suppliers in Colombia, the Company requires the service of this entity to consolidate the shipments of flowers with a common carrier, and to generate the paperwork necessary to complete the shipment of flowers. Representative fees paid for the years ended December 31, 1995 and 1996 and the period January 1, 1997 through October 15, 1997 were $793, $675 and $480, respectively, (see Note 10).

  The Company purchases flowers from a related entity. Total purchases were approximately $3,658, $3,246 and $3,050 for the years ended December 31, 1995 and 1996 and the period January 1, 1997 through October 15, 1997, respectively.

  The Company leases office and warehouse space from a related entity. Total lease payments were approximately $223, $230 and $188 for the years ended December 31, 1995, 1996 and for the period January 1, 1997 through October 15, 1997, respectively.

  The Company charges a related entity a monthly fee for the handling of floral products. Total handling fees were $279, $225 and $258 for the years ended December 31, 1995 and 1996 and the period January 1, 1997 through October 15, 1997, respectively. Also included in other income for December 31, 1995 and 1996 and the period January 1, 1997 through October 15, 1997 is $66, $54 and $15, respectively, representing administrative fees received by the Company from this related party. At December 31, 1996 the Company had receivables from this entity of $41.

  The Company guarantees two lines of credit a related entity maintains with a bank up to a total of $750. These lines expire on May 31, 1998.

NOTE 9 COMMITMENTS AND CONTINGENCIES

 Lease Commitments

  The Company leases its warehouse and office facilities from a related party under a noncancelable operating lease expiring in 1998. Rental payments include minimum rentals adjusted annually for changes in the consumer price index. The aggregate future minimum rentals are as follows:

   From October 16, 1997 to December 31, 1997............................. $ 48
   For the year ending December 31, 1998..................................  230
                                                                           ----
                                                                           $278
                                                                           ====

 Antidumping Duty

  In 1986, the U.S. Department of Commerce ("DOC") imposed an antidumping duty deposit ("ADD") on the importation of certain flowers, pending the imposition of a final duty rate based on annual reviews of the flower growers' margins. Since that time, the DOC has undertaken ten reviews. As a result of those reviews, the Company's importation of flowers from its suppliers has been subject to antidumping duties. Final determinations have been published for the second through ninth reviews but judicial appeals are pending. The eighth review was liquidated at the cash-deposit rate. The tenth and eleventh reviews are in process. All other reviews have been resolved.

  Included in accrued expenses at December 31, 1996 is approximately $150 of estimated antidumping duty imposed by the Department of Commerce. The duty is based on rates imposed on certain products from certain growers in Colombia and Ecuador. The antidumping duty is subject to change upon the Department of Commerce's final review of all open antidumping periods as well as various legal appeals.

                          FLOWER TRADING CORPORATION

 Legal Matters

  The Company is involved in various legal matters in the normal course of business. In the opinion of the Company's management, these matters are not anticipated to have a material adverse effect on the financial position or results of operations or cash flows of the Company.

NOTE 10 SUBSEQUENT EVENTS

  Upon consummation of the Merger, certain of the Company's related party agreements as outlined in Note 8 were amended. The Company will continue to pay a representative fee in connection with flowers shipped from Colombia, however, the fee will be reduced from $3.50 per box to $0.50 per box due to a significant reduction in the services provided. In addition, the Company's guarantee of the two lines of credit of a related entity has been discontinued as has the guarantee of the Company's debt by such related party.

  The Company will continue to lease office and warehouse space under the current lease agreement, and will also continue to provide handling and administrative services to a related entity for a monthly fee. Additionally, the Company will continue to purchase flowers from a related entity.

  The line of credit (Note 5) has been terminated and all long-term debt (Note
5) was repaid subsequent to the Merger.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of United Wholesale Florists, Inc. and
 United Wholesale Florists of America, Inc.

  In our opinion, the accompanying combined balance sheets and the related combined statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of United Wholesale Florists, Inc. and United Wholesale Florists of America, Inc. (the "Company") at June 30, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1997 and for the period July 1, 1997 through October 15, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ Price Waterhouse LLP

Price Waterhouse LLP
Washington, DC
December 31, 1997

                      UNITED WHOLESALE FLORISTS, INC. AND
                   UNITED WHOLESALE FLORISTS OF AMERICA, INC.

                            COMBINED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                    JUNE 30,
                                                                  -------------
                                                                   1996   1997
                                                                  ------ ------
ASSETS
Current assets:
 Cash and cash equivalents....................................... $  434 $  625
 Accounts receivable, net........................................  1,062  1,186
 Inventory.......................................................  1,799  1,963
 Advances to affiliates..........................................    --   1,240
 Advances to stockholders........................................    --     389
 Prepaid expenses and other current assets.......................     41    127
                                                                  ------ ------
  Total current assets...........................................  3,336  5,530
Property and equipment, net......................................  1,802  1,886
Advances to affiliates...........................................  1,059    --
Advances to stockholders.........................................    221    --
Goodwill.........................................................    233    222
Deferred income taxes............................................      6    --
Other assets.....................................................    132    114
                                                                  ------ ------
  Total assets................................................... $6,789 $7,752
                                                                  ====== ======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Line of credit.................................................. $1,283 $1,683
 Current maturities of long-term debt............................     96    104
 Current maturities of notes payable to stockholders.............    222    558
 Current obligations under capital leases........................    145    200
 Accounts payable................................................  2,127  2,179
 Accrued expenses and other current liabilities..................    163    211
 Income taxes payable............................................    --     210
                                                                  ------ ------
  Total current liabilities......................................  4,036  5,145
Long-term debt...................................................    194     62
Obligations under capital leases.................................    195    294
Notes payable to stockholders....................................    572    --
Other liabilities................................................     84     61
                                                                  ------ ------
  Total liabilities..............................................  5,081  5,562
Commitments and contingencies
Stockholders' equity:
 Common stock....................................................     11     11
 Retained earnings...............................................  1,697  2,179
                                                                  ------ ------
  Total stockholders' equity.....................................  1,708  2,190
                                                                  ------ ------
  Total liabilities and stockholders' equity..................... $6,789 $7,752
                                                                  ====== ======

   The accompanying notes are an integral part of these financial statements.

                      UNITED WHOLESALE FLORISTS, INC. AND
                   UNITED WHOLESALE FLORISTS OF AMERICA, INC.

                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                    JULY 1, 1997
                                           YEAR ENDED JUNE 30,        THROUGH
                                         -------------------------  OCTOBER 15,
                                          1995     1996     1997        1997
                                         -------  -------  -------  ------------
Net sales..............................  $17,985  $19,030  $19,673     $5,024
Cost of sales..........................   11,556   12,563   12,862      3,173
                                         -------  -------  -------     ------
  Gross margin.........................    6,429    6,467    6,811      1,851
Selling, general and administrative ex-
 penses................................    5,926    6,101    6,046      1,827
                                         -------  -------  -------     ------
  Operating income.....................      503      366      765         24
Other (income) expense:
 Interest expense......................      227      236      231         70
 Interest income.......................      (91)     (95)    (133)       (25)
 Other, net............................        9      (14)     (20)        12
                                         -------  -------  -------     ------
Income (loss) before income taxes......      358      239      687        (33)
Provision for income taxes.............      171       95      205         10
                                         -------  -------  -------     ------
Net income (loss)......................  $   187  $   144  $   482     $  (43)
                                         =======  =======  =======     ======
Unaudited pro forma information:
 Pro forma net income (loss) before
  provision for income taxes...........  $   358  $   239  $   687     $  (33)
 Provision (benefit) for income taxes..      143       96      275        (13)
                                         -------  -------  -------     ------
Pro forma income (loss) (see Note 2)...  $   215  $   143  $   412     $  (20)
                                         =======  =======  =======     ======


   The accompanying notes are an integral part of these financial statements.

                      UNITED WHOLESALE FLORISTS, INC. AND
                   UNITED WHOLESALE FLORISTS OF AMERICA, INC.

             COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                            COMMON STOCK               TOTAL
                                            ------------- RETAINED STOCKHOLDERS'
                                            SHARES AMOUNT EARNINGS    EQUITY
                                            ------ ------ -------- -------------
Balance at June 30, 1994................... 2,000   $11    $1,366     $1,377
 Net income................................   --    --        187        187
                                            -----   ---    ------     ------
Balance at June 30, 1995................... 2,000    11     1,553      1,564
 Net income................................   --    --        144        144
                                            -----   ---    ------     ------
Balance at June 30, 1996................... 2,000    11     1,697      1,708
 Net income................................   --    --        482        482
                                            -----   ---    ------     ------
Balance at June 30, 1997................... 2,000    11     2,179      2,190
 Net loss..................................   --    --        (43)       (43)
                                            -----   ---    ------     ------
Balance at October 15, 1997................ 2,000   $11    $2,136     $2,147
                                            =====   ===    ======     ======


   The accompanying notes are an integral part of these financial statements.

                      UNITED WHOLESALE FLORISTS, INC. AND
                   UNITED WHOLESALE FLORISTS OF AMERICA, INC.

                        COMBINED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                               YEAR ENDED JUNE      JULY 1, 1997
                                                     30,              THROUGH
                                              --------------------  OCTOBER 15,
                                               1995   1996   1997       1997
                                              ------  -----  -----  ------------
Cash flows from operating activities:
 Net income (loss)..........................  $  187  $ 144  $ 482     $ (43)
 Adjustments to reconcile net income (loss)
  to net cash provided by
  operating activities:
   Depreciation and amortization............     341    410    442       119
   Deferred income taxes....................      17     26      6       --
   Loss on disposal of fixed assets.........      18    --     --        --
   Provision for doubtful accounts..........      26     16     25        25
   Change in operating assets and liabili-
    ties:
    Accounts receivable.....................     (30)  (149)  (149)     (139)
    Inventory...............................      74    (99)  (164)     (137)
    Prepaid expenses and other current as-
     sets...................................      (6)   (18)   (86)       34
    Accounts payable and accrued expenses...    (266)   881    100        52
    Income taxes payable....................      66   (153)   210      (135)
    Changes in other assets.................      (6)   (12)   (12)      (14)
    Changes in other liabilities............     (19)   (21)   (23)       (7)
                                              ------  -----  -----     -----
  Net cash provided by (used in) operating
   activities...............................     402  1,025    831      (245)
                                              ------  -----  -----     -----
Cash flows from investing activities:
 Purchases of property and equipment........    (304)  (295)  (107)        7
 Proceeds from disposal of property and
  equipment.................................       8    --       1       --
 Advances to stockholders...................     (30)  (155)  (168)      (25)
 Advances to affiliates.....................    (151)   (19)  (181)      553
                                              ------  -----  -----     -----
  Net cash provided by (used in) investing
   activities...............................    (477)  (469)  (455)      535
                                              ------  -----  -----     -----
Cash flows from financing activities:
 Net borrowings on line of credit...........     300    383    400      (233)
 Principal payments on capital lease obliga-
  tions.....................................    (207)  (202)  (225)      (55)
 Proceeds from long-term debt...............     470     57     18       --
 Repayments on long-term debt...............    (990)  (323)  (142)      (32)
 Proceeds from notes payable to stockhold-
  ers.......................................   1,192      2    --        --
 Repayments of notes payable to stockhold-
  ers.......................................    (849)  (274)  (236)      (11)
                                              ------  -----  -----     -----
  Net cash used in financing activities.....     (84)  (357)  (185)     (331)
                                              ------  -----  -----     -----
Net increase (decrease) in cash and cash
 equivalents................................    (159)   199    191       (41)
Cash and cash equivalents--beginning of pe-
 riod.......................................     394    235    434       625
                                              ------  -----  -----     -----
Cash and cash equivalents--end of period....  $  235  $ 434  $ 625     $ 584
                                              ======  =====  =====     =====
Supplemental disclosure of cash flow infor-
 mation:
 Cash paid during the period for interest...  $  216  $ 231  $ 246     $  70
 Cash paid during the period for income tax-
  es........................................  $   84  $ 242  $  57     $  70
Supplemental disclosure of non-cash transac-
 tions:
 Acquisition of vehicles under capital
  leases....................................  $  174  $ 219  $ 379     $  84

   The accompanying notes are an integral part of these financial statements.

                      UNITED WHOLESALE FLORISTS, INC. AND
                  UNITED WHOLESALE FLORISTS OF AMERICA, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 1 BUSINESS ORGANIZATION

  Founded in 1947, United Wholesale Florists, Inc. and United Wholesale Florists of America, Inc. (together the "Company") compose a wholesale distributor of perishable floral products and floral related hardgoods, operating from 13 locations in Arkansas, Alabama, Mississippi, Oklahoma, Tennessee and Texas. The Company purchases floral products from domestic growers, importers, brokers and shippers and sells them to retail florists and mass marketers.

  The accompanying combined financial statements include the accounts of United Wholesale Florists, Inc. ("UWF") and United Wholesale Florists of America, Inc. ("UWFA") which are affiliated through common ownership and management. All intercompany transactions have been eliminated in these financial statements.

  The Company and its stockholders entered into a definitive agreement with U.S.A. Floral Products, Inc. ("USA Floral") pursuant to which the Company merged with USA Floral effective October 16, 1997 (the "Merger"). All outstanding shares of the Company were exchanged for cash and shares of USA Floral Common Stock concurrent with the consummation of the initial public offering of the Common Stock of USA Floral. These financial statements are those of the Company prior to the Merger and do not reflect any purchase accounting adjustments or other transactions related to the Merger (see Note
10).

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  Income is recognized upon shipment of goods to the customer.

 Cash Equivalents

  For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of approximately three months or less at date of purchase to be cash equivalents.

 Inventories

  Inventories consist of fresh-cut flowers and floral supplies and are valued at the lower of cost or market. Cost is determined using the first-in, first-out basis.

 Property and Equipment

  Property and equipment are stated at cost, including the cost of additions and improvements which materially increase the useful lives or values of the assets. Depreciation is provided using straight-line and accelerated methods over the estimated useful lives of the respective assets. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life. Average useful lives are as follows: buildings and improvements 8 to 30 years; and furniture and equipment 5 to 7 years. Amortization on vehicles under capital leases is computed on a straight-line basis over the estimated useful life of the vehicles (5 years).

                      UNITED WHOLESALE FLORISTS, INC. AND
                  UNITED WHOLESALE FLORISTS OF AMERICA, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

 Goodwill

  Goodwill is being amortized on the straight-line method over a period of 40 years. Accumulated amortization was $213 and $224, at June 30, 1996 and 1997, respectively.

  At each balance sheet date, the Company assesses whether there has been an impairment in the value of long-lived assets by determining whether projected undiscounted future cash flows from operations of each facility (as defined in Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of") exceeds its net book value as of the assessment date. At October 15, 1997, there were no impairments of the Company's assets.

 Other Assets

  Other assets includes organizational costs with a net value of $5 and $0 at June 30, 1996 and 1997, respectively, and a non-compete agreement with a net value of $57 and $31 as of June 30, 1996 and 1997, respectively. These amounts are amortized on a straight-line basis over a five and six year period, respectively. Amortization expense was $31 for each of the years ended June 30, 1995, 1996 and 1997, and $8 for the period July 1, 1997 through October 15, 1997.

 Fair Value of Financial Instruments

  The carrying amount of cash and cash equivalents, accounts receivable/payable, notes receivable/payable, insurance receivable, accrued expenses and short-term debt approximates fair value because of the short maturity of these instruments. The estimated fair value of long-term debt and other long-term liabilities approximates its carrying value. Additionally, interest rates on outstanding debt are at rates which approximate market rates for debt with similar terms and average maturities.

 Concentration of Credit Risk

  Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, trade accounts receivable and amounts due from related parties. The Company limits the amounts of cash that is deposited in any one bank to ensure balances do not exceed amounts insured by the Federal Deposit Insurance Corporation. Trade receivables are not collateralized and accordingly, the Company performs ongoing credit evaluations of its customers to minimize the risk of loss.

 Stockholders' Equity

  UWF has 200 shares of Class A voting common stock, $11 par value, authorized, issued and outstanding. There are also 800 shares of Class B, nonvoting common stock, $9.75 par value, authorized, issued and outstanding.

  UWFA has 1,000 shares of voting common stock, no par value, issued and outstanding (2,000 shares authorized).

 Income Taxes

  UWF accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Deferred income taxes are provided for the tax effects of temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities.

  UWFA has elected to be treated as an S Corporation for federal and state income taxes and, accordingly, any liabilities for income taxes are the direct responsibility of the stockholders. UWFA reports earnings for tax purposes with a fiscal year ending on December 31. UWF is organized as a C Corporation and maintains its financial records on a fiscal year ending on June 30.

                      UNITED WHOLESALE FLORISTS, INC. AND
                   UNITED WHOLESALE FLORISTS OF AMERICA, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

  The unaudited pro forma income tax information included in the Combined Statement of Operations is presented in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as if the Company had been subject to federal income taxes for the entire periods presented.

NOTE 3 ALLOWANCE FOR DOUBTFUL ACCOUNTS

                                         BALANCE AT CHARGED TO         BALANCE
                                         BEGINNING  COSTS AND  WRITE-  AT END
                                         OF PERIOD   EXPENSES   OFFS  OF PERIOD
                                         ---------- ---------- ------ ---------
   Year-ended June 30, 1995.............    $21        $26      $(10)    $37
   Year-ended June 30, 1996.............    $37        $16      $(37)    $16
   Year-ended June 30, 1997.............    $16        $25      $(11)    $30
   July 1, 1997 through October 15,
    1997................................    $30        $25      $ (9)    $46

NOTE 4 INVENTORY

  Inventory consists of the following finished goods:

                                                                     JUNE 30,
                                                                   -------------
                                                                    1996   1997
                                                                   ------ ------
   Perishables...................................................  $  138 $  143
   Hardgoods.....................................................   1,661  1,820
                                                                   ------ ------
                                                                   $1,799 $1,963
                                                                   ====== ======

NOTE 5 PROPERTY AND EQUIPMENT

  Property and equipment consist of the following:

                                                                   JUNE 30,
                                                                 --------------
                                                                  1996    1997
                                                                 ------  ------
   Land........................................................  $  157  $  157
   Buildings and leasehold improvements........................   1,414   1,426
   Automobiles and delivery vehicles...........................   1,253   1,321
   Furniture, fixtures and equipment...........................   1,349   1,438
                                                                 ------  ------
                                                                  4,173   4,342
   Accumulated depreciation and amortization...................  (2,371) (2,456)
                                                                 ------  ------
                                                                 $1,802  $1,886
                                                                 ======  ======

  Depreciation and amortization expense for the years ended June 30, 1995, 1996 and 1997 and the period July 1, 1997 through October 15, 1997 was $299, $368, $401 and $108, respectively.

                      UNITED WHOLESALE FLORISTS, INC. AND
                  UNITED WHOLESALE FLORISTS OF AMERICA, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 6 CREDIT FACILITIES

  Short-term debt consists of the following:

                                                                    JUNE 30,
                                                                  -------------
                                                                   1996   1997
                                                                  ------ ------
   Line of credit arrangement collateralized by accounts receiv-
    able and inventory, due May 1998, including interest at a
    variable rate (8.5% at June 30, 1997).......................  $1,283 $1,683
                                                                  ====== ======

  In connection with the line of credit arrangement, the Company must maintain a minimum net worth of $1,500, working capital of $500 and a ratio of earnings before interest, taxes and depreciation to interest expense of 2 to 1. Additionally, if the Company is not in compliance with the restrictive covenants or any other requirements contained in this debt instrument, the Company is prohibited from making payments on obligations to its stockholders (see Note 10).

 Long-Term Debt

  Long-term debt consists of:

                                                                    JUNE 30,
                                                                    ----------
                                                                    1996  1997
                                                                    ----  ----
   Various secured fixed payment notes payable to banks at inter-
    est rates ranging from 7.5% to 12%, payments ranging from $1
    to $5 monthly; maturing from May 1996 to November 1999........   100  $ 33
   Various secured notes payable to banks; interest payable
    monthly at rates ranging from 9.25% to 10%; principal due at
    maturity; maturing from June 1996 to November 1997............   124    96
   Unsecured notes payable to individuals arising from non-compete
    agreements due 1998...........................................    66    37
   Less: Current maturities.......................................   (96) (104)
                                                                    ----  ----
                                                                    $194  $ 62
                                                                    ====  ====

  Notes payable to stockholders of $794 and $558 at June 30, 1996 and 1997, respectively, are discussed in Note 8 (also see Note 10).

NOTE 7 INCOME TAXES

  The provision for income taxes consists of the following:

                                        CURRENT            DEFERRED
                                  ------------------- -------------------
   YEAR ENDED JUNE 30,            FEDERAL STATE TOTAL FEDERAL STATE TOTAL TOTAL
   -------------------            ------- ----- ----- ------- ----- ----- -----
   1995..........................  $130    $24  $154   $ 14   $  3  $ 17  $171
   1996..........................  $ 59    $11  $ 70   $ 21   $  4  $ 25  $ 95
   1997..........................  $168    $31  $199   $  5   $  1  $  6  $205
   July 1, 1997 through October
    15, 1997.....................  $  7    $ 3  $ 10   $--    $--   $--   $ 10

                      UNITED WHOLESALE FLORISTS, INC. AND
                  UNITED WHOLESALE FLORISTS OF AMERICA, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

  Net deferred income tax asset (liability) is comprised of the following:

                                                                     JUNE 30,
                                                                     ----------
                                                                     1996  1997
                                                                     ----  ----
   Allowance for doubtful accounts.................................  $  6  $ 11
   Inventory reserves..............................................     8     8
                                                                     ----  ----
    Current deferred income tax assets                                 14    19
   Deferred compensation...........................................    32    23
   Depreciation....................................................   (40)  (42)
                                                                     ----  ----
    Noncurrent deferred income tax asset (liability)...............    (8)  (19)
                                                                     ----  ----
    Net deferred income tax assets.................................  $  6  $--
                                                                     ====  ====

  A reconciliation of the federal statutory tax rate to the effective tax rate is as follows:

                                                                   JULY 1, 1997
                                       YEAR ENDED JUNE 30,           THROUGH
                                    -----------------------------  OCTOBER 15,
                                      1995     1996       1997         1997
                                    --------  --------  ---------  --------------
   Income taxes at the statutory
    rate..........................  $125  35% $84   35% $240   35% $  (12)    35%
   (Income) loss of S-Corporation.    22   6   (7)  (3)  (58)  (8)    --     --
   State income tax, net of fed-
    eral benefit..................    18   5   10    4    21    3      (2)     6%
   Non-deductible goodwill amorti-
    zation........................     4   1    4    2     4    1     --     --
   Other..........................     2   1    4    2    (2)  (1)     24    (71%)
                                    ---- ---  ---  ---  ----  ---  ------  -----
                                    $171  48% $95   40% $205   30% $   10    (30%)
                                    ==== ===  ===  ===  ====  ===  ======  =====

NOTE 8 RELATED PARTY TRANSACTIONS

  The Company makes advances to affiliates in the ordinary course of business. Receivables from affiliates totaled $1,059 and $1,240 at June 30, 1996 and 1997, respectively. The advances bear interest at a rate of 8.5% per annum; no formal repayment terms exist. Interest income related to these receivables for the years ended June 30, 1995, 1996 and 1997 and the period July 1, 1997 through October 15, 1997 were $87, $89, $80 and $5, respectively (See Note
10).

  The Company makes advances to the stockholders. Receivables from stockholders totaled $221 and $389 at June 30, 1996 and 1997, respectively. The advances bear interest at a rate of 8.5% per annum; no formal repayment terms exist. Interest income related to these receivables for the years ended June 30, 1995, 1996 and 1997, and for the period July 1, 1997 through October 15, 1997 were $5, $12, $24 and $9, respectively (See Note 10).

  The Company leases eight of its thirteen facilities from an affiliated partnership, United Properties. Total rent expense related to these leases was $206 in 1995, $221 in both 1996 and 1997, and $65 for the period July 1, 1997 through October 15, 1997.

  During 1995, the Company entered into a lease for its corporate headquarters from a partnership which is 50% owned by United Properties. Total lease payments were $27 in 1995, $81 in both 1996 and 1997 and $24 for the period July 1, 1997 through October 15, 1997.

  At June 30, 1996 and 1997 the Company had $794 and $558, respectively, payable to the stockholders of the Company. These obligations bear interest at rates from 8% to 9.25%. Included in interest expense for the years ended June 30, 1995, 1996 and 1997 and the period July 1, 1997 through October 15, 1997 was $102, $106, $54 and $15, respectively, of interest related to this obligation (see Note 10).

                      UNITED WHOLESALE FLORISTS, INC. AND
                  UNITED WHOLESALE FLORISTS OF AMERICA, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 9 COMMITMENTS AND CONTINGENCIES

 Lease Commitments

  The Company leases its land sites and buildings for most of its stores and office space for corporate operations under operating leases. These leases are primarily with related party lessors (Note 8). Rent expense under all operating leases was $245 for the year ended June 30, 1995, $334 for each of the years ended June 30, 1996 and 1997, and $99 for the period July 1, 1997 through October 15, 1997.

  The Company leases its vehicle fleet under capital leases. The leases generally include renewal options at varying terms. The book value and corresponding accumulated depreciation for the vehicles under capital lease were: June 30, 1996--$1,186 and $768, respectively; June 30, 1997--$1,252 and
$675, respectively. Depreciation expense of vehicles under capital lease for the years ended June 30, 1995, 1996 and 1997 and for the period July 1, 1997 through October 15, 1997 was approximately $184, $218, $220 and $65, respectively.

  Minimum lease payments under the noncancelable portion of capital and operating leases at October 15, 1997 are as follows:

                                                               OPERATING CAPITAL
                                                                LEASES   LEASES
                                                               --------- -------
   For the year ending June 30,:
     1998....................................................   $  340    $255
     1999....................................................      340     206
     2000....................................................      313     116
     2001....................................................      259      14
     2002....................................................      259     --
                                                                ------    ----
   Future minimum lease payments.............................   $1,511     591
                                                                ======
   Imputed interest..........................................              (97)
                                                                          ----
   Present value of minimum lease payments...................              494
   Current portion...........................................             (200)
                                                                          ----
   Long-term portion.........................................             $294
                                                                          ====

 Litigation

  The Company is involved in various legal matters in the normal course of business. In the opinion of the Company's management, these matters are not anticipated to have a material adverse effect on the financial position or results of operations of the Company.

NOTE 10 SUBSEQUENT EVENTS

  In conjunction with the Merger, all amounts due from related parties and due from stockholders were repaid to the Company; amounts due to stockholders were repaid by the Company. Additionally, borrowings under the line of credit and all other debt discussed in Note 6, except the unsecured note, was repaid.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of American Florist Supply, Inc.

  In our opinion, the accompanying balance sheet and the related statements of operations, of stockholder's equity and of cash flows present fairly, in all material respects, the financial position of American Florist Supply, Inc. at December 31, 1996, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1996 and for the period January 1, 1997 through October 15, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ Price Waterhouse LLP

Price Waterhouse LLP
Washington, DC
January 6, 1998

                         AMERICAN FLORIST SUPPLY, INC.

                                 BALANCE SHEET
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                   DECEMBER 31,
                                                                       1996
                                                                   ------------
ASSETS
Current assets:
 Cash and cash equivalents........................................    $    4
 Accounts receivable, net.........................................     1,460
 Inventory........................................................        65
 Notes receivable--stockholder....................................       231
 Prepaid expenses and other current assets........................        30
                                                                      ------
  Total current assets............................................     1,790
Property and equipment, net.......................................       278
Goodwill and intangibles, net.....................................       298
Restricted investments............................................        26
Other assets......................................................        46
                                                                      ------
  Total assets....................................................    $2,438
                                                                      ======
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
 Line of credit...................................................    $  302
 Accounts payable.................................................       709
 Accrued expenses.................................................       147
 Income taxes payable.............................................        29
                                                                      ------
  Total current liabilities.......................................     1,187
Long-term debt....................................................       598
Other long-term liabilities.......................................        25
                                                                      ------
  Total liabilities...............................................     1,810
                                                                      ------
Commitments and contingencies (Note 11)
Stockholder's equity:
 Common stock, no par value; 5,000 shares authorized; 1,000 shares
  issued and outstanding..........................................       400
 Retained earnings................................................       228
                                                                      ------
  Total stockholder's equity......................................       628
                                                                      ------
  Total liabilities and stockholder's equity......................    $2,438
                                                                      ======



   The accompanying notes are an integral part of these financial statements.

                         AMERICAN FLORIST SUPPLY, INC.

                            STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                                      YEAR ENDED      JANUARY 1,
                                                     DECEMBER 31,        1997
                                                    ----------------    THROUGH
                                                                      OCTOBER 15,
                                                     1995     1996       1997
                                                    -------  -------  -----------
 Net sales........................................  $10,783  $11,679    $10,051
 Cost of sales....................................    7,788    8,268      6,845
                                                    -------  -------    -------
   Gross margin...................................    2,995    3,411      3,206
 Selling, general and administrative expenses.....    2,531    2,723      2,490
                                                    -------  -------    -------
   Operating income...............................      464      688        716
 Other (income) expense:
  Interest expense................................       42       43         37
  Interest income.................................       (4)     (11)       (62)
  Other, net......................................      (14)     (64)         1
                                                    -------  -------    -------
   Income before income taxes.....................      440      720        740
 Provision for income taxes.......................       17       37         41
                                                    -------  -------    -------
 Net income.......................................  $   423  $   683    $   699
                                                    =======  =======    =======
 Unaudited pro forma information:
  Pro forma net income before provision for income
   taxes..........................................  $   440  $   720    $   740
  Provision for income taxes......................      176      288        296
                                                    -------  -------    -------
  Pro forma income (see Note 2)...................  $   264  $   432    $   444
                                                    =======  =======    =======





   The accompanying notes are an integral part of these financial statements.

                         AMERICAN FLORIST SUPPLY, INC.

                       STATEMENT OF STOCKHOLDER'S EQUITY
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                              COMMON STOCK               TOTAL
                                              ------------- RETAINED STOCKHOLDERS'
                                              SHARES AMOUNT EARNINGS    EQUITY
                                              ------ ------ -------- -------------
 Balance at December 31, 1994...............  1,000   $400   $  92       $ 492
  Net income................................    --     --      423         423
  Dividends paid............................    --     --     (265)       (265)
                                              -----   ----   -----       -----
 Balance at December 31, 1995...............  1,000    400     250         650
  Net income................................    --     --      683         683
  Dividends paid............................    --     --     (705)       (705)
                                              -----   ----   -----       -----
 Balance at December 31, 1996...............  1,000    400     228         628
  Net income................................    --     --      699         699
  Dividends paid............................    --     --     (739)       (739)
                                              -----   ----   -----       -----
 Balance at October 15, 1997................  1,000   $400   $ 188       $ 588
                                              =====   ====   =====       =====







   The accompanying notes are an integral part of these financial statements.

                         AMERICAN FLORIST SUPPLY, INC.

                            STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                      YEAR ENDED      JANUARY 1,
                                                     DECEMBER 31,        1997
                                                    ----------------    THROUGH
                                                                      OCTOBER 15,
                                                     1995     1996       1997
                                                    -------  -------  -----------
 Cash flows from operating activities:
  Net income......................................  $   423  $   683     $ 699
  Adjustments to reconcile net income to net cash
   provided by operating
   activities:
   Depreciation and amortization..................       89       91        54
   Loss on disposal of fixed assets...............       32        8       --
   Changes in operating assets and liabilities:
    Accounts receivable...........................     (126)    (121)      155
    Inventory.....................................      (39)     (26)      (52)
    Prepaid expenses and other assets.............       (1)      (2)      (41)
    Due from related parties......................      (16)    (210)      231
    Accounts payable and accrued expenses.........      (85)      94      (110)
    Other long-term liabilities...................      --       --         21
    Income taxes payable..........................       16        8        (2)
                                                    -------  -------     -----
     Net cash provided by operating activities....      293      525       955
                                                    -------  -------     -----
 Cash flows from investing activities:
  Purchases of property and equipment.............       (7)     (45)      (38)
  Equipment sale proceeds.........................                 2        --
  Purchases of investments........................       (2)      (1)      (17)
                                                    -------  -------     -----
     Net cash used in investing activities........       (9)     (44)      (55)
                                                    -------  -------     -----
 Cash flows from financing activities:
  Proceeds from issuance of long-term debt........    1,576    1,861
  Repayments on note payable......................   (1,595)  (1,636)     (165)
  Stockholder dividends...........................     (265)    (705)     (739)
                                                    -------  -------     -----
     Net cash used in financing activities........     (284)    (480)     (904)
                                                    -------  -------     -----
 Net increase (decrease) in cash and cash equiva-
  lents...........................................      --         1        (4)
 Cash and cash equivalents--beginning of period...        3        3         4
                                                    -------  -------     -----
 Cash and cash equivalents--end of period.........  $     3  $     4     $ --
                                                    =======  =======     =====
 Supplemental disclosure of cash flow information:
  Cash paid during the period for interest........  $    42  $    43     $  37
  Cash paid during the period for taxes...........  $    15  $    17     $  29



   The accompanying notes are an integral part of these financial statements.

                         AMERICAN FLORIST SUPPLY, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                (IN THOUSANDS)

NOTE 1 BUSINESS ORGANIZATION

  American Florist Supply, Inc. (the "Company") is a wholesale distributor of perishable floral products and floral related hardgoods, operating from one location in Massachusetts. The Company purchases floral products from domestic growers, brokers and importers and sells them to retail florists and mass marketers in Maine, Massachusetts, Vermont and New Hampshire. The Company also manufactures fresh cut floral bouquets and distributes them to supermarkets. The Company was incorporated on April 11, 1994, as a result of the acquisition of certain assets and certain liabilities of the distribution business of Johnson's Roses, Inc.

  Effective October 16, 1997, the Company merged with and into U.S.A. Floral Products, Inc. ("USA Floral") (the "Merger"). All outstanding shares of the Company were exchanged for cash and shares of USA Floral Common Stock concurrent with the consummation of an initial public offering of the Common Stock of USA Floral. These financial statements are those of the Company prior to the Merger and do not reflect any purchase accounting adjustments or other transactions related to the Merger (see Note 12).

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

 Revenue Recognition

  The Company recognizes revenue upon shipment of product.

 Cash Equivalents

  For purposes of the statement of cash flows, the Company considers all highly liquid short-term investments with maturities of three months or less at date of purchase to be cash equivalents.

 Inventory

  Inventory consists of plants and supplies to be sold and is stated at the lower of cost or market. Cost is determined on a first-in, first-out basis.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets (five to seven years). Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life.

                         AMERICAN FLORIST SUPPLY, INC.

 Intangible Assets

Goodwill and other intangible assets and related amortization are as follows:

                                                               OTHER
                                                     --------------------------
                                                     GOODWILL INTANGIBLES TOTAL
                                                     -------- ----------- -----
   Balance, December 31, 1994.......................  $ 330       $26     $ 356
    Amortization....................................    (21)       (8)      (29)
                                                      -----       ---     -----
   Balance, December 31, 1995.......................    309        18       327
    Amortization....................................    (21)       (8)      (29)
                                                      -----       ---     -----
   Balance, December 31, 1996.......................    288        10       298
    Amortization....................................    (17)       (1)      (18)
                                                      -----       ---     -----
   Balance at October 15, 1997......................  $ 271       $ 9     $ 280
                                                      =====       ===     =====

  Goodwill represents the excess of the cost of the acquired business over the fair market value of the net tangible assets. Goodwill is being amortized on the straight-line method over a period of 15 years. Other intangibles are stated at cost and amortized on the straight-line method over a period of five years. Management periodically evaluates the recoverability of goodwill, which would be adjusted for a permanent decline in value, if any, by comparing anticipated undiscounted future cash flows from operations to net book value.

 Restricted Investments

  The Company has set aside certain equity investments in an educational fund for one of its key employees. The principal and all earnings on this investment will be used to fund the Company's recorded obligation to pay educational expenses for the employee's children in the future. The Company has classified these investments as available-for-sale. The amounts presented at December 31, 1996 approximate fair value of the underlying investments (See
Note 12).

 Fair Value of Financial Instruments

  The carrying amount of cash and cash equivalents, accounts receivable/payable, notes receivable/payable, insurance receivable, accrued expenses and short-term debt approximates fair value because of the short maturity of these instruments. The estimated fair value of long-term debt and other long-term liabilities approximates its carrying value. Additionally, interest rates on outstanding debt are at rates which approximate market rates for debt with similar terms and average maturities.

 Concentration of Credit Risk

  Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. Receivables are not collateralized and accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss.

 Income Taxes

  The Company has elected to be treated as an S Corporation for federal and state income taxes and accordingly, any liabilities for income taxes are the direct responsibility of the stockholder. No provision for federal income tax is required. The Commonwealth of Massachusetts, which is the Company's principal place of business, imposes a corporate level state income tax on certain S Corporations for which provisions have been made.

                         AMERICAN FLORIST SUPPLY, INC.

  There are no material differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

  The unaudited pro forma income tax information included in the Statement of Operations is presented in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as if the Company had been subject to applicable federal and state income taxes for the entire periods presented.

NOTE 3 ALLOWANCE FOR DOUBTFUL ACCOUNTS

                                         BALANCE AT CHARGED TO        BALANCE AT
                                         BEGINNING  COSTS AND  WRITE-   END OF
                                         OF PERIOD   EXPENSES   OFFS    PERIOD
                                         ---------- ---------- ------ ----------
   Year ended December 31, 1995.........    $48        $58      $(58)    $48
   Year ended December 31, 1996.........    $48        --        --      $48
   Period ended October 15, 1997........    $48        $44      $(26)    $66

NOTE 4 ACQUISITION

  The Company acquired certain assets and liabilities of the distribution business of Johnson's Roses, Inc. on April 11, 1994 under the terms defined in an Asset Purchase Agreement (the "Seller"). The final purchase price, payable to the Seller was $1,284 and consisted of $686.5 in cash and a subordinated promissory note for principal of $597.5. The acquisition was accounted for under the purchase method of accounting and the results of operations have been included from the date of acquisition. Subsequent to October 15, 1997, in connection with the Merger, the outstanding balance of the note payable was paid in full (see Note 12).

  As part of the Agreement with the Seller, the Company has the exclusive right and obligation to buy the Seller's domestically graded roses at fixed prices through December 1998 (see Note 11).

NOTE 5 INVENTORY

  Inventory consists of the following finished goods:

                                                                    DECEMBER 31,
                                                                        1996
                                                                    ------------
   Perishables.....................................................     $19
   Hardgoods.......................................................      46
                                                                        ---
                                                                        $65
                                                                        ===

NOTE 6 PROPERTY AND EQUIPMENT

  Property and equipment consist of the following:

                                                                    DECEMBER 31,
                                                                        1996
                                                                    ------------
   Machinery and equipment.........................................    $ 255
   Office equipment................................................      127
   Furniture, fixtures and equipment...............................       38
   Rose bushes.....................................................      --
                                                                       -----
                                                                         420
   Accumulated depreciation and amortization.......................     (142)
                                                                       -----
                                                                       $ 278
                                                                       =====

                         AMERICAN FLORIST SUPPLY, INC.

  Depreciation expense for the years ended December 31, 1995 and 1996 and the period January 1, 1997 through October 15, 1997 was $65, $67 and $36, respectively.

NOTE 7 RELATED PARTIES

  Notes receivable--stockholder consists of the following at :

                                                                    DECEMBER 31,
                                                                        1996
                                                                    ------------
   Unsecured note, due on demand, with interest at 8.5%............     $186
   Unsecured note, due on demand, with no state interest rate......       42
                                                                        ----
                                                                        $228
                                                                        ====

 Related Party Purchases

  The Company's stockholder's spouse is the sole stockholder of Farm Direct Flowers, Inc. Farm Direct Flowers, Inc. has a direct interest in Meadow Flower-Meflor C. LTDA (Meadow Flowers), a rose farm in Ecuador. The Company's stockholder is also a Director of Meadow Flowers. The Company purchased $2 and $135 of merchandise from Meadow Flowers during 1995 and 1996, respectively, and $203 during the period January 1, 1997 through October 15, 1997. These transactions were at prices that the Company believes to be comparable to those that would be paid to unrelated parties. This relationship provides the Company with the opportunity for access to roses as well as other various types of flowers.

NOTE 8 CREDIT FACILITIES

 Line of Credit

  The Company has a revolving line of credit with a commercial bank for borrowings up to $600. Interest accrues at 1/4% over the bank's base rate (9% at December 31, 1996) and is payable quarterly in arrears. The note matures on April 30, 1998 and provides for a commitment fee payable quarterly, computed as 1/4% of the average unused facility during the quarter. The Company's credit facility contains financial and operating covenants which, among other things, requires the Company to maintain prescribed levels of tangible net worth and ratios of liabilities to net worth. The note is secured by a first priority perfected security interest in all assets of the Company. The outstanding balance on the line was $302 as of December 31, 1996. Subsequent to October 15, 1997, in connection with the Merger, the outstanding balance on the line of credit was paid in full.

 Long-Term Debt

  The Company has a promissory note payable to Johnson's Roses, Inc. due May 2, 1999 in the amount of $597.50, on which interest accrues at 6% and is payable quarterly in arrears. The note is secured by a subordinated security interest in all of the assets of the Company. Subsequent to October 15, 1997, in connection with the Merger, the outstanding balance of the note payable was paid in full.

NOTE 9 EMPLOYEE BENEFIT PLAN

  The Company has established an employee savings plan under the provisions of section 401(k) of the Internal Revenue Code. All employees are eligible to participate in the plan subject to certain requirements. Employees can contribute up to 15% of their gross salary to the plan. In addition, the plan provides for discretionary Company contributions. Company contributions to the plan for the year ended December 31, 1996 and for the period January 1, 1997 to October 15, 1997 were $76 and $75, respectively.

                         AMERICAN FLORIST SUPPLY, INC.

NOTE 10 LEASES

  The Company leases office space, computers and trucks used in the delivery of orders to customers under various agreements classified as operating leases. Rent expense under these operating leases for 1995, 1996 and for the period January 1, 1997 to October 15, 1997 was approximately $230, $267 and $297, respectively. The leases expire in years 1997 through 2001.

  The aggregate future minimum rentals under these operating leases are as follows:

   For the period October 16, 1997 to December 31, 1997................... $ 49
   For the year ending December 31,:
     1998.................................................................  196
     1999.................................................................   73
     2000.................................................................   37
     2001.................................................................    9
                                                                           ----
                                                                           $364
                                                                           ====

NOTE 11 COMMITMENTS AND CONTINGENCIES

 Purchase Commitment

  The Company is committed to pay the actual costs of Johnson's Roses, Inc. rose growing operations in return for the exclusive rights to their roses. The term of the contract is from November 1, 1995 to December 31, 1998; however, the Company may cancel the contract earlier, provided that six months prior written notification is given to Johnson's Roses, Inc. Costs paid to Johnson's Roses, Inc. were approximately $1,000 for each of the years ended 1995 and 1996 and approximately $800 for the period January 1, 1997 to October 15, 1997. Prices paid under this contract may be higher than those obtainable from other suppliers.

 Deferred Compensation Plan

  The Company has a deferred compensation plan for one of the key executives. The deferred compensation plan stipulates that if the executive remains in continuous employment of the Company until age 65, then upon retirement the Company shall pay the executive the cash surrender value of a life insurance policy. Payments of the sum specified shall be made in 120 equal monthly payments. The cash surrender value of the life insurance policy is approximately $40 as of December 31, 1996 and is reflected on the Company's balance sheet within other assets.

NOTE 12 SUBSEQUENT EVENTS

  Upon consummation of the Merger, the unrestricted assets were given to an employee in satisfaction of the Company's obligation (Note 1). In addition, all amounts due under the line of credit and the long-term debt were repaid (Note 8). The purchase commitment described in Note 11 and the related party purchase arrangement described in Note 7 remain in effect.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of CFX, Inc.

  In our opinion, the accompanying balance sheet and the related statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of CFX, Inc. at December 31, 1996 and the results of its operations and its cash flows for the year then ended and for the period January 1, 1997 through October 15, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above. The financial statements of CFX, Inc. for the year ended December 31, 1995 were audited by other independent accountants whose report dated March 8, 1996, expressed an unqualified opinion on those statements.

/s/ Price Waterhouse LLP
Price Waterhouse LLP
Washington DC
January 9, 1998

                         INDEPENDENT AUDITORS' REPORT

Board of Directors

CFX, Inc.

Miami, Florida

  We have audited the accompanying statements of operations, of stockholders' equity, and of cash flows of CFX, Inc. for the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of CFX, Inc. for the year ended December 31, 1995 in conformity with generally accepted accounting principles.

/s/ Madsen, Sapp, Mena, Rodriguez & Co., P.A.

Madsen, Sapp, Mena, Rodriguez & Co., P.A.
Plantation, Florida
March 8, 1996

                                   CFX, INC.

                                 BALANCE SHEET
                                 (IN THOUSANDS)

                                                                   DECEMBER 31,
                                                                       1996
                                                                   ------------
ASSETS
Current assets:
 Cash and cash equivalents........................................    $1,385
 Accounts receivable, net.........................................     3,242
 Due from related parties.........................................       397
 Prepaid expenses and other current assets........................        78
 Advances to growers..............................................       145
                                                                      ------
   Total current assets...........................................     5,247
Property and equipment, net.......................................       402
Other assets:
 Due from related parties.........................................       --
 Cash surrender value of life insurance...........................       207
 Deposits.........................................................        13
 Advances to stockholders.........................................       428
 Advances to growers..............................................       175
 Other............................................................         2
                                                                      ------
   Total assets...................................................    $6,474
                                                                      ======
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
 Line of credit...................................................    $    1
 Current maturities of notes payable..............................        16
 Accounts payable.................................................       548
 Accrued expenses.................................................     1,835
 Due to related party growers.....................................       316
                                                                      ------
   Total current liabilities......................................     2,716
                                                                      ------
Notes payable, net of current maturities..........................        21
                                                                      ------
   Total liabilities..............................................     2,737
                                                                      ------
Commitments and contingencies
Stockholder's equity:
 Common stock $5.00 par value; 1000 shares authorized; 600 shares
  issued and outstanding..........................................         3
 Additional paid-in capital.......................................        57
 Retained earnings................................................     3,677
                                                                      ------
   Total stockholder's equity.....................................     3,737
                                                                      ------
   Total liabilities and stockholder's equity.....................    $6,474
                                                                      ======

   The accompanying notes are an integral part of these financial statements.

                                   CFX, INC.

                            STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                                    YEAR ENDED      JANUARY 1,
                                                   DECEMBER 31,        1997
                                                  ----------------    THROUGH
                                                                    OCTOBER 15,
                                                   1995     1996       1997
                                                  -------  -------  -----------
Net sales (include sales to related parties of
 $3,121 $3,859 and $2,670)....................... $32,096  $35,684    $31,436
Cost of sales (includes purchases from related
 parties of $9,644, $12,263 and $13,428).........  24,328   28,190     24,378
                                                  -------  -------    -------
  Gross margin...................................   7,768    7,494      7,058
Selling, general and administrative expenses.....   6,773    8,956      6,517
                                                  -------  -------    -------
  Operating income (loss)........................     995   (1,462)       541
Other (income) expense:
 Interest income.................................    (173)    (115)       (59)
 Other, net......................................    (370)    (100)       --
                                                  -------  -------    -------
  Net income (loss).............................. $ 1,538  $(1,247)   $   600
                                                  =======  =======    =======
Unaudited pro forma information:
 Pro forma net income (loss) before provision for
  income taxes................................... $ 1,538  $(1,247)   $   600
 Provision (benefit) for income taxes............     615     (499)       240
                                                  -------  -------    -------
 Pro forma income (loss) (see Note 2)............ $   923  $  (748)   $   360
                                                  =======  =======    =======


   The accompanying notes are an integral part of these financial statements.

                                   CFX, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)


                                 COMMON STOCK  ADDITIONAL               TOTAL
                                 -------------  PAID-IN   RETAINED  STOCKHOLDERS'
                                 SHARES AMOUNT  CAPITAL   EARNINGS     EQUITY
                                 ------ ------ ---------- --------  -------------
Balance at December 31, 1994....  600    $ 3      $ 57    $ 3,722      $ 3,782
 Net income.....................  --     --        --       1,538        1,538
 Dividends paid.................  --     --        --         (40)         (40)
                                  ---    ---      ----    -------      -------
Balance at December 31, 1995....  600      3        57      5,220        5,280
 Net loss.......................  --     --        --      (1,247)      (1,247)
 Dividends paid.................  --     --        --        (296)        (296)
                                  ---    ---      ----    -------      -------
Balance at December 31, 1996....  600      3        57      3,677        3,737
 Net income.....................  --     --        --         600          600
                                  ---    ---      ----    -------      -------
Balance at October 15, 1997.....  600    $ 3      $ 57    $ 4,277      $ 4,337
                                  ===    ===      ====    =======      =======


   The accompanying notes are an integral part of these financial statements.

                                   CFX, INC.

                            STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                    YEAR ENDED      JANUARY 1,
                                                   DECEMBER 31,        1997
                                                  ----------------    THROUGH
                                                                    OCTOBER 15,
                                                   1995     1996       1997
                                                  -------  -------  -----------
Cash flows from operating activities
 Net income (loss)..............................  $ 1,538  $(1,247)   $   600
Adjustments to reconcile net income (loss) to
 net cash provided by operating activities:
  Depreciation and amortization.................      265      264        179
  Unrealized/realized gainon marketable trading
   securities...................................     (336)     (92)       --
  Gain on disposal of property, plant and equip-
   ment.........................................       (8)      (1)        (1)
  Purchase of marketable trading securities.....      (14)     --         --
  Proceeds on sale of marketable trading securi-
   ties.........................................      603      966        --
  Change in operating assets and liabilities:
   Accounts receivable..........................      (50)     (99)      (954)
   Prepaid expense and other current assets.....      (13)      34        219
   Long-term receivables........................       12        4        (24)
   Other assets.................................      (42)      67        (12)
   Accounts payable and accrued expenses........     (231)   1,231        666
   Due from/to related parties..................     (383)    (518)    (1,052)
                                                  -------  -------    -------
    Net cash provided by (used in) operating ac-
     tivities...................................    1,341      609       (817)
                                                  -------  -------    -------
Cash flows from investing activities:
 Advances to growers............................       72     (243)       103
 Decrease in certificate of deposit.............      180      --         --
 Purchases of property and equipment............     (287)    (179)      (179)
 Proceeds from sale of equipment................        8        1          1
 Advances to related parties....................     (450)    (126)   (15,229)
 Repayments from related parties................       24    1,269     14,862
 Advances to stockholders.......................     (258)  (1,557)
 Repayments from stockholders...................             1,802        428
                                                  -------  -------    -------
    Net cash used in investing activities.......     (711)     967        (14)
                                                  -------  -------    -------
Cash flows from financing activities:
 Borrowings/payments on bank line of credit.....     (810)     --          (1)
 Repayments of long-term debt...................      (81)     --         (13)
 Repayments of stockholders' notes payable......     (100)     --         --
 Repayments of life insurance loan Stockholder
  dividends.....................................      (40)    (296)       --
                                                  -------  -------    -------
    Net cash used in financing activities.......   (1,031)    (296)       (14)
                                                  -------  -------    -------
Net increase (decrease) in cash and cash equiva-
 lents..........................................     (401)   1,280       (845)
Cash and cash equivalents--beginning of period..      506      105      1,385
                                                  -------  -------    -------
Cash and cash equivalents--end of period........  $   105  $ 1,385    $   540
                                                  =======  =======    =======
Supplemental disclosure of cash flow informa-
 tion:
 Cash paid during the period for interest.......  $    21  $     2    $     2
Supplemental disclosure of noncash investing and
 financing activities Debt
 incurred for the acquisition of equipment......  $   --   $    37    $   --
  Acquired grower advance asset by assuming re-
   lated liability..............................  $   --   $    16    $   --
  Reclassification from accounts payable to due
   to related parties...........................  $   816  $   --     $   --

                                   CFX, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                (IN THOUSANDS)

NOTE 1 BUSINESS ORGANIZATION

  Founded in 1974, CFX, Inc. (the "Company") is an importer and distributor of perishable floral products operating from one location in Florida. The Company imports flowers from farms located primarily in Columbia and Ecuador, and distributes them throughout the United States to wholesale distributors and mass markets.

  Effective October 16, 1997, the Company merged with and into U.S.A. Floral Products, Inc. ("USA Floral") (the "Merger"). All outstanding shares of the Company were exchanged for cash and shares of USA Floral Common Stock concurrent with the consummation of the initial public offering of the Common Stock of USA Floral. These financial statements are those of the Company prior to the Merger and do not reflect any purchase accounting adjustments or other transactions related to the Merger (see Note 11).

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates used in preparing these financial statements include those assumed in computing the antidumping duty liability.

 Revenue Recognition

  Revenue is recognized upon shipment of product.

 Cash Equivalents

  For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of approximately three months or less at date of purchase to be cash equivalents.

 Advances to Growers

  Advances to growers consist of cash advances to unrelated growers for working capital purposes. The advances are usually to be repaid by sales of flowers by the Company, on behalf of the growers.

 Investments

  Investments in debt and equity securities are categorized as trading securities. Unrealized holding gains and losses are included in earnings. Cost of investments are determined on a specific identification basis.

 Property and Equipment

  Property and equipment are carried at cost. Depreciation is provided using straight-line and accelerated methods over the estimated useful lives of the related assets (three to seven years). Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life.

 Fair Value of Financial Instruments

  The carrying amount of cash and cash equivalents, accounts receivable/payable, notes receivable/payable, insurance receivable, accrued expenses and short-term debt approximates fair value because of the short maturity

                                   CFX, INC.

of these instruments. The estimated fair value of long-term debt and other long-term liabilities approximates their carrying value. Additionally, interest rates on outstanding debt are at rates which approximate market rates for debt with similar terms and average maturities.

 Concentration of Credit Risk

  Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, marketable trading securities, trade accounts receivable and amounts due from related parties and related and unrelated growers. The Company extends unsecured credit to wholesale florists primarily throughout the United States. The Company, from time to time, advances funds to related parties and related and unrelated growers on an unsecured basis. Receivables are not collateralized and accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss.

  The Company receives a significant portion of its fresh-cut flowers from Colombia.

 Income Taxes

  The Company has elected to be treated as an S Corporation for federal and state income taxes and accordingly, any liability for income taxes are the direct responsibility of the stockholders.

  The unaudited pro forma income tax information included in the Statement of Operations is presented in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as if the Company had been subject to applicable federal and state income taxes for the entire periods presented.

  There are no material differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

NOTE 3 ALLOWANCE FOR DOUBTFUL ACCOUNTS

                                        BALANCE AT CHARGED TO        BALANCE AT
                                        BEGINNING  COSTS AND  WRITE-   END OF
                                        OF PERIOD   EXPENSES   OFFS    PERIOD
                                        ---------- ---------- ------ ----------
Year ended December 31, 1995...........    $90        $15      $(15)    $90
Year ended December 31, 1996...........    $90        $32      $(32)    $90
January 1, 1997 through October 15,
 1997..................................    $90        $ 6      $ (6)    $90

NOTE 4 PROPERTY AND EQUIPMENT

  Property and equipment consist of the following:

                                                                    DECEMBER 31,
                                                                        1996
                                                                    ------------
   Leasehold improvements..........................................   $   729
   Equipment.......................................................     1,547
   Vehicles........................................................       491
   Furniture and fixtures..........................................       138
                                                                      -------
                                                                        2,905
   Accumulated depreciation and amortization.......................    (2,503)
                                                                      -------
                                                                      $   402
                                                                      =======

                                   CFX, INC.

  Depreciation expense for the years ended December 31, 1995 and 1996, and for the period January 1, 1997 through October 15, 1997, was $265, $264 and $179, respectively.

NOTE 5 CREDIT FACILITIES

 Bank Lines of Credit

  The Company maintained a line of credit and an overline facility which provided for borrowings of up to $2,000 and $500, respectively, and bore interest at prime plus 1/2 percent (9.5% and 8.75% at December 31, 1995 and 1996, respectively). These facilities technically expired on May 31, 1997; however, the parties continued the credit line through October 15, 1997 (see
Note 11). The borrowings are collateralized by all of the Company's personal property and place restrictions on among other matters, indebtedness, capital expenditures, the payment of dividends, the sale of assets and mergers and acquisitions. In addition, the loan agreement required certain ratios and other financial covenants. The Company was in compliance with these restrictions as of December 31, 1996 with the exception of the covenants relating to tangible net worth, indebtedness and payment of dividends. Appropriate waivers were obtained for those covenants that were in default.

 Note Payable to Bank

  During 1996, the Company incurred a $37 note payable with a bank requiring monthly installments of approximately $2 due through January 1999 plus interest at prime (8.25% at December 31, 1996). This note is collateralized by automotive equipment, with a carrying value of approximately $37 at December 31, 1996.

  Principal maturities on the note payable at December 31, 1997 are as follows:

   For the period October 16, 1997 to December 31, 1997..................... $16
   For the year ending December 31,:
    1998....................................................................  19
    1999....................................................................   2
                                                                             ---
       Total................................................................ $37
                                                                             ===

NOTE 6 PROFIT SHARING PLAN

  The Company has a contributory profit sharing plan covering substantially all its employees. Participant contributions may not exceed 15% of eligible compensation. Employer contributions, if any, are determined annually by the Board of Directors and may not exceed the amount deductible for Federal income tax purposes. The Company's contributions to this plan were $100 for the years ended December 31, 1995 and 1996, and the period January 1, 1997 through October 15, 1997.

NOTE 7 RELATED PARTY TRANSACTIONS

  The Company receives flowers from farms partially owned by the Company's majority stockholders. Total purchases from these related party farms were $9,644, $11,993 and $13,354 in cost of sales for the years ended December 31, 1995 and 1996, and the period January 1, 1997 through October 15, 1997, respectively.

  The Company sells flowers to, and purchases flowers from, a bouquet manufacturer affiliate owned by its majority stockholders. Sales were approximately $3,121, $3,859 and $2,670 to this affiliate for the years ended December 31, 1995 and 1996, and the period January 1, 1997 through October 15, 1997, respectively. Related accounts receivable balances were $0 and $283 at December 31, 1996, and October 15, 1997, respectively. The financial statements include cost of sales of $117, $270 and $74 for the years ended December 31, 1995 and 1996, and the period January 1, 1997 through October 15, 1997, respectively (see Note 11).

                                   CFX, INC.

  The Company also provides services to, receives services from, and loans cash to and borrows from the bouquet manufacturer affiliate mentioned above. Net management fee income for such services was approximately $518, $570 and $404 for the years ended December 31, 1995 and 1996 and the period January 1, 1997 through October 15, 1997, respectively. At December 31, 1996, and October 15, 1997, the outstanding receivable balance resulting from such transactions was approximately $388 and $876, respectively. The entire 1996 balance is included in due from related parties current.

  The Company uses a related party agent corporation to handle certain business activities in Colombia. Administrative expenses paid to the agent corporation were approximately $205, $308 and $184 for the years ended December 31, 1995 and 1996, and the period January 1, 1997 through October 15, 1997, respectively. At December 31, 1996, the outstanding balance resulting from such transactions was approximately $11 and is included in accounts payable. In addition, a long-term receivable exists from the related party agent of approximately $8 as of December 31, 1996 and is included in due from related parties - current at December 31, 1996.

  The accompanying financial statements include interest income from related parties of approximately $112, $61 and $27 for the years ended December 31, 1995 and 1996, and the period January 1, 1997 through October 15, 1997, respectively.

  Advances to stockholders represent non-interest bearing funds advanced to the Company's majority stockholders for the purpose of acquiring an interest in a farm in Central America and initial capitalization of an agent corporation located in South America. Official terms of the advances have not been determined. (See note 11).

NOTE 8 COMMITMENTS AND CONTINGENCIES

 Lease Commitments

  The Company and its bouquet manufacturer affiliate jointly lease office and warehouse space from a partnership owned by the Company's majority shareholders. Lease payments in 1997 were allocated 33% to the Company and 67% to the affiliate based on square footage of lease space utilized.

  The lease expires December 31, 2006 and requires basic rent of an amount equal to principal and interest payments on the bond and second mortgage and other expenses of the partnership.

  As of October 15, 1997, the Company's allocable share of the future minimum rent under the current terms of the above office and warehouse lease were as follows:

   For the period October 16, 1997 to December 31, 1997................  $   54
   For the year ending December 31,:
   1998................................................................     266
   1999................................................................     266
   2000................................................................     266
   2001................................................................     266
   2002................................................................     266
   Thereafter..........................................................   1,066
                                                                         ------
     Total.............................................................  $2,450
                                                                         ======

  Rent expense was $203, $213 and $211 for the years ended December 31, 1995 and 1996, and the period January 1, 1997 through October 15, 1997, respectively.

                                   CFX, INC.

 Guarantees

  During 1996 an affiliated partnership owned by the Company's majority stockholders extended the terms of an Industrial Development Bond and entered into an interest rate swap as a hedge. The bond has an outstanding balance of approximately $3,760 and $3,549 at December 31, 1996 and October 15, 1997, respectively, and matures in January 2002. The affiliated partnership also entered into a variable rate second mortgage during 1996. The mortgage has an outstanding balance of approximately $1,080 at October 15, 1997 and matures in October 2006. The bond and mortgage are collateralized by land and a building which are leased by the Company and its wholesale affiliate. The Company has pledged all of its assets as collateral and has guaranteed the bond and mortgage. The bond agreement places restrictions on indebtedness, liens, the payment of dividends, the sale of assets, mergers and acquisitions and contains other restrictions. In addition, the bond agreement requires the Company and its wholesale affiliate to maintain certain combined ratios and other financial statistics (see Note 11).

  During 1995, a related party farm obtained a loan to purchase a vehicle which the Company has guaranteed. The loan matures in August 1998 and had an outstanding balance at December 31, 1996 of approximately $29.

  At December 31, 1996 the Company had three outstanding uncollateralized letters of credit totaling approximately $195, which were used for the borrowings of related farms. The letters of credit reduce the borrowings allowed under the line of credit discussed in Note 5.

 Legal Matters

  The Company is involved in various legal matters in the normal course of business. In the opinion of the Company's management, these matters are not anticipated to have a material adverse effect on the financial position or results of the Company.

 Antidumping Duty

  In 1986 the U.S. Department of Commerce ("DOC") imposed an antidumping duty deposit ("ADD") on the importation of certain flowers, pending the imposition of a final duty rate based on annual reviews of the flower growers' margins. Since that time, the DOC has undertaken ten reviews, the last one for the period ended February 28, 1997. As a result of those reviews, the Company's importation of flowers from its suppliers has been subject to antidumping duties. The ADDs from the second and fourth reviews are awaiting final liquidation from the DOC. Final rate determinations have been published for the fifth through seventh and the ninth reviews but judicial appeals are pending. The eighth review was liquidated at the cash-deposit rate. The tenth review is in process. All other reviews have been resolved.

  Included in accrued expenses is approximately $1,248 and $919 as of December 31, 1996, and October 15, 1997, respectively, of estimated antidumping duty imposed by the Department of Commerce. The duty is based on rates imposed on certain products from certain growers in Columbia and Ecuador. The antidumping duty is subject to change upon the Department of Commerce's final review of all open antidumping periods as well as various legal appeals.

                                   CFX, INC.

NOTE 9 OTHER INCOME

  Significant components of other income (expense) are as follows:

                                                                        YEAR
                                                                        ENDED
                                                                      DECEMBER
                                                                         31,
                                                                      ---------
                                                                      1995 1996
                                                                      ---- ----
   Realized gains on trading securities.............................. $ 14 $ 92
   Unrealized gains (losses) on trading securities...................  265
   Gain on sale of property and equipment............................   65
   Other.............................................................   26    8
                                                                      ---- ----
                                                                      $370 $100
                                                                      ==== ====

NOTE 10 SIGNIFICANT CUSTOMERS

  Sales to the Company's bouquet manufacturing affiliate approximated 10%, 11% and 9% of revenues for 1995 and 1996, and the period January 1, 1997 through October 15, 1997, respectively.

NOTE 11 SUBSEQUENT EVENTS

  All related party agreements, understandings and arrangements as outlined in
Note 7 were amended upon consummation of the Merger described in Note 1 such that all continuing obligations thereunder are intended to be no greater than they would be under agreements with unaffiliated third parties. In addition, all advances to stockholders were paid to the Company upon the consummation of the initial public offering of Common Stock of USA Floral on October 16, 1997, and all bank debt of the Company was repaid in full. Further, the Company was released from those guarantees discussed in note 8.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Partners of
 Continental Farms Limited and
 Atlantic Bouquet Company Limited

  In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholders' equity and partners' capital and of cash flows present fairly, in all material respects, the consolidated financial position of Continental Farms Limited and Atlantic Bouquet Company Limited (the "Partnerships") at December 31, 1996 and 1997, and the results of their consolidated operations and cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnerships' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ Price Waterhouse LLP

Price Waterhouse LLP
Miami, Florida
February 27, 1998

         CONTINENTAL FARMS LIMITED AND ATLANTIC BOUQUET COMPANY LIMITED

                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                 DECEMBER 31,
                                                                ---------------
                                                                 1996    1997
                                                                ------- -------
ASSETS
Current assets:
 Cash and cash equivalents..................................... $ 8,669 $ 8,124
 Investment....................................................     --       63
 Accounts receivable, net......................................   6,106   6,165
 Inventory.....................................................     737     693
 Prepaid expenses..............................................      80      34
 Miscellaneous receivables.....................................     149      41
 Advances to growers...........................................     406     123
                                                                ------- -------
  Total current assets.........................................  16,147  15,243
Property and equipment, net....................................   4,343   4,031
Deposits.......................................................      28      31
                                                                ------- -------
  Total assets................................................. $20,518 $19,305
                                                                ======= =======
LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
 Notes payable--current........................................ $   763 $   100
 Accounts payable--related growers.............................   1,013     798
 Accounts payable--unrelated growers...........................   1,936   2,278
 Accrued expenses and other payables...........................   3,409   3,218
 Due to related parties........................................       1      66
                                                                ------- -------
  Total current liabilities....................................   7,122   6,460
Notes payable, net of current maturities.......................   1,000     900
                                                                ------- -------
  Total liabilities............................................   8,122   7,360
Commitments and contingencies
Partners' capital..............................................  12,396  11,945
                                                                ------- -------
  Total liabilities and partners' capital...................... $20,518 $19,305
                                                                ======= =======

   The accompanying notes are an integral part of these financial statements.

         CONTINENTAL FARMS LIMITED AND ATLANTIC BOUQUET COMPANY LIMITED

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                     YEAR ENDED DECEMBER 31,
                                                     -------------------------
                                                      1995     1996     1997
                                                     -------  -------  -------
Net sales .......................................... $65,240  $64,349  $62,494
Cost of sales.......................................  47,802   47,093   44,774
                                                     -------  -------  -------
  Gross profit......................................  17,438   17,256   17,720
Selling, general and administrative expenses........  13,945   13,133   12,820
                                                     -------  -------  -------
  Operating income..................................   3,493    4,123    4,900
Other (income) expense:
 Interest expense...................................     120      115       57
 Interest income....................................    (708)    (503)    (458)
 Other, net.........................................    (293)    (138)     (58)
                                                     -------  -------  -------
  Income before income taxes........................   4,374    4,649    5,359
Provision for income taxes..........................   1,552      --       --
                                                     -------  -------  -------
  Net income........................................ $ 2,822  $ 4,649  $ 5,359
                                                     =======  =======  =======
Unaudited pro forma information:
 Pro forma net income before provision for income
  taxes.............................................          $ 4,649  $ 5,359
 Provision for income taxes.........................            1,860    2,144
                                                              -------  -------
 Pro forma income (see Note 2)......................          $ 2,789  $ 3,215
                                                              =======  =======


   The accompanying notes are an integral part of these financial statements.

         CONTINENTAL FARMS LIMITED AND ATLANTIC BOUQUET COMPANY LIMITED

     CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY AND PARTNERS' CAPITAL
                                 (IN THOUSANDS)

                         COMMON STOCK
                         -------------
                                        ADDITIONAL               TOTAL       TOTAL
                                         PAID-IN   RETAINED  STOCKHOLDERS' PARTNERS'
                         SHARES AMOUNT   CAPITAL   EARNINGS     EQUITY      CAPITAL
                         ------ ------  ---------- --------  ------------- ---------
Balance at December 31,
 1994...................   300  $ 300      $ 95    $  9,318    $  9,713     $   --
 Net income for 1995....                              2,822       2,822         --
 Distributions to stock-
  holders...............   --     --        --         (316)       (316)        --
                          ----  -----      ----    --------    --------     -------
Balance at December 31,
 1995...................   300    300        95      11,824      12,219         --
 Reorganization (Note
  1)....................  (300)  (300)      (95)    (11,824)    (12,219)     12,219
                          ----  -----      ----    --------    --------     -------
Balance at January 1,
 1996...................   --   $ --       $--     $    --     $    --       12,219
                          ====  =====      ====    ========    ========
 Net income for 1996....                                                      4,649
 Partner distributions..                                                     (4,472)
                                                                            -------
Balance at December 31,
 1996...................                                                     12,396
 Net income for 1997....                                                      5,359
 Partner distributions..                                                     (5,821)
 Unrealized gain on se-
  curities..............                                                         11
                                                                            -------
Balance at December 31,
 1997...................                                                    $11,945
                                                                            =======


   The accompanying notes are an integral part of these financial statements.

         CONTINENTAL FARMS LIMITED AND ATLANTIC BOUQUET COMPANY LIMITED

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                      1995     1996     1997
                                                     -------  -------  -------
Cash flows from operating activities:
 Net income......................................... $ 2,822  $ 4,649  $ 5,359
 Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation and amortization.....................     622      552      448
  Changes in operating assets and liabilities:
   Accounts receivable..............................    (152)     438      (59)
   Inventory........................................     (29)     244       44
   Prepaid expenses.................................      15       61       46
   Miscellaneous receivables........................    (299)     184      108
   Advances to growers..............................    (345)      46      283
   Other assets.....................................      22       88       (3)
   Due from related parties.........................     --         1       65
   Accounts payable and accrued expenses............  (1,063)     173      (64)
                                                     -------  -------  -------
    Net cash provided by operating activities.......   1,593    6,436    6,227
                                                     -------  -------  -------
Cash flows from investing activities:
 Purchases of property and equipment................    (286)    (187)    (136)
 Purchase of investment.............................     --       --       (52)
                                                     -------  -------  -------
    Net cash used in investing activities...........    (286)    (187)    (188)
                                                     -------  -------  -------
Cash flows from financing activities:
 Repayments of notes payable........................    (140)    (140)    (763)
 Stockholders' dividends............................    (316)     --       --
 Partners' distributions............................     --    (4,472)  (5,821)
                                                     -------  -------  -------
    Net cash used in financing activities...........    (456)  (4,612)  (6,584)
                                                     -------  -------  -------
Net increase (decrease) in cash and cash equiva-
 lents..............................................     851    1,637     (545)
Cash and cash equivalents, beginning of period......   6,181    7,032    8,669
                                                     -------  -------  -------
Cash and cash equivalents, end of period............ $ 7,032  $ 8,669  $ 8,124
                                                     =======  =======  =======
Supplemental disclosure of cash flow information:
 Cash paid during the period for interest........... $   118  $   115  $    67
 Cash paid during the period for income taxes....... $ 1,714  $   --   $   --

   The accompanying notes are an integral part of these financial statements.

        CONTINENTAL FARMS LIMITED AND ATLANTIC BOUQUET COMPANY LIMITED

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                (IN THOUSANDS)

NOTE 1 BUSINESS ORGANIZATION

 Basis of Consolidation

  The consolidated financial statements include the accounts of Continental Farms Limited and Atlantic Bouquet Company Limited (the "Partnerships"), which are commonly owned and managed. All intercompany transactions have been eliminated in these financial statements.

 Reorganization

  Continental Farms, Inc. and its wholly-owned subsidiary, Atlantic Bouquet Company, were the predecessor entities of the Partnerships. These entities were organized in 1987 and 1989, respectively, were headquartered in Miami, Florida and were engaged in the business of importation and distribution of flowers and bouquets throughout the United States and Canada.

  These entities were reorganized as limited partnerships as of January 1, 1996. Under a plan of liquidation, the assets, liabilities and equity of Atlantic Bouquet Company were combined with Continental Farms, Inc.'s assets, liabilities and equity. Certain holders of restricted stock of Continental Farms, Inc. had their shares redeemed and then liquidating distributions were made to the remaining shareholders. The prior shareholders of Continental Farms, Inc. then contributed certain assets, liabilities and capital to Continental Farms Limited. Continental Farms Limited contributed a portion of these certain assets and liabilities to Atlantic Bouquet Company Limited. This reorganization did not result in a change in the carrying amount of the net assets of the Partnerships.

 Management Agreements

  Each Partnership has a management agreement dated January 1, 1996 with its general partner, Continental Farms Management, Inc. Each agreement provides, among other things, that the general partner will function as the manager and sole general partner of the Partnership. The manager shall be responsible for the day-to-day management of the business. The manager is reimbursed for actual costs, including salaries, bonuses and certain other related costs, incurred in connection with the management of the Partnership.

  The terms of the agreements were initially for twelve months with automatic renewal on each agreement's anniversary date unless the Partnerships give the manager (general partner) written notice at least sixty days prior to expiration of the current term.

  The general partner for the Partnerships has employment contracts with three executive employees. These contracts have severance benefits which are payable under certain conditions after the second year of the contract. These employment contracts are guaranteed by the Partnerships.

  Each of the executives, who are shareholders in the general partner and are limited partners in the Partnerships, have entered into Rights Agreements dated January 1, 1996 with the general partner and the Partnerships. The Rights Agreements restrict the transfer of partnership units and shares of the general partner. In addition, the units/shares cannot be pledged, hypothecated or disposed of without written authorization by the Board of Directors of the general partner.

  In the event of death, disability or termination of employment by persons under contract, partnership units and equity (in the Partnerships and the general partner, respectively) will be redeemed at a contractually agreed price.

        CONTINENTAL FARMS LIMITED AND ATLANTIC BOUQUET COMPANY LIMITED

  Continental Farms Limited: The partners of Continental Farms Limited entered into a partnership agreement effective January 1, 1996. The partnership structure is composed of Class A units and Class B units. Class A units may be transferred, sold or pledged, in whole or in part, to any transferee under certain conditions. Class B units cannot be transferred, pledged or hypothecated or disposed of unless authorized in writing by the Board of Directors of the general partner.

  Atlantic Bouquet Company Limited: The partners entered into a limited partnership agreement effective January 1, 1996. The sole general partner is Continental Farms Management, Inc. The limited partner is Continental Farms Limited. The partnership structure is composed of Class A units. Class A units may be transferred, sold or pledged, in whole or in part, to any transferee under certain conditions.

 Partners' Capital

   The following units were issued and outstanding as of December 31, 1996 and 1997:

   Continental Farms Limited:
    Class A Units.......................................................   784
    Class B Units.......................................................   216
                                                                         -----
     Total.............................................................. 1,000
                                                                         =====
   Atlantic Bouquet Limited:
    Class A Units....................................................... 1,000
                                                                         =====

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates used in preparing these financial statements include those assumed in computing the antidumping duty liability (see Note 10).

 Revenue Recognition

  Revenue is recognized upon shipment of product to the customer.

 Cash Equivalents

  For purposes of the statement of cash flows, the Partnerships consider all highly liquid short-term investments purchased with a maturity of approximately three months or less at date of purchase to be cash equivalents.

 Investment

  The Partnerships own common stock of USA Floral Products, Inc. at December 31, 1997. This investment is classified as an available-for-sale security with unrealized holding gains being recorded as a separate component of equity. At December 31, 1997 an unrealized gain on this investment of $11 is recorded in partners' capital.

        CONTINENTAL FARMS LIMITED AND ATLANTIC BOUQUET COMPANY LIMITED

 Inventory

  Inventory maintained by Continental Farms Limited is on consignment.

  Continental Farms Limited primarily obtains products from growers on a consignment basis. The Partnership periodically remits sales proceeds to growers less sales commissions, duties, freight and other miscellaneous selling expenses. Inventory used by the Partnerships for its own behalf is considered a sale for purposes of remittances to growers. Inventory on consignment which is unsold as of December 31, 1996 and 1997 is not recorded in the accompanying consolidated balance sheets.

  Inventory of Atlantic Bouquet Company Limited is recorded at average cost, which does not exceed market value.

 Advances to Growers

  Advances to growers consist of cash advances to unrelated growers for working capital purposes. The advances are usually to be repaid by sales of flowers by the Partnerships, on behalf of the growers under the consignment agreement.

 Property and Equipment

  Property and equipment are carried at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets (three to thirty-two years). Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life.

 Fair Value of Financial Instruments

  The carrying amount of cash and cash equivalents, accounts receivable/payable, notes payable, accrued expenses and the current portion of long-term debt approximates fair value because of the short maturity of these instruments. The estimated fair value of the non-current portion of long-term debt approximates its carrying value, because interest rates on outstanding debt are at rates which approximate market rates for debt with similar terms and maturities.

 Concentration of Credit Risk

  Financial instruments that potentially subject the Partnerships to concentrations of credit risk consist principally of cash and cash equivalents, trade accounts receivable and amounts due from related parties and related and unrelated growers. The Partnerships extend unsecured credit to wholesale florists primarily throughout the United States. The Partnerships, from time to time, advance funds to related parties and related and unrelated growers on an unsecured basis. Receivables are not collateralized and accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss. Customers are geographically dispersed throughout the North American continent and sales to any one customer are not significant enough to expose the Partnerships to additional credit risk.

  The Partnerships receive a significant portion of their fresh-cut flowers from Colombia.

 Income Taxes

  The Partnerships are not tax paying entities for federal or state income tax purposes, and therefore no income tax expense is recorded in the consolidated financial statements for the years ended December 31, 1996 and 1997. The income from the Partnerships is taxed to the partners in accordance with income allocations under

        CONTINENTAL FARMS LIMITED AND ATLANTIC BOUQUET COMPANY LIMITED the partnership agreements. The predecessor entities were incorporated and subject to federal and state income tax. For 1995, income taxes were computed using the liability method under the provisions of the Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes."

  The unaudited pro forma income tax information included in the Consolidated Statement of Operations is presented in accordance with SFAS No. 109 as if the Partnerships had been subject to applicable federal and state income taxes for each of the two years in the period ended December 31, 1997.

NOTE 3 ALLOWANCE FOR DOUBTFUL ACCOUNTS

                                         BALANCE AT CHARGED TO          BALANCE
                                         BEGINNING  COSTS AND  WRITE-   AT END
                                         OF PERIOD   EXPENSES   OFFS   OF PERIOD
                                         ---------- ---------- ------  ---------
   Year ended December 31, 1995.........    $241       $51     $ (59)    $233
   Year ended December 31, 1996.........    $233       $78     $ (98)    $213
   Year ended December 31, 1997.........    $213       $ 9     $(105)    $117

NOTE 4 INVENTORY

   Inventory consists of the following:

                                                                       DECEMBER
                                                                          31,
                                                                       ---------
                                                                       1996 1997
                                                                       ---- ----
   Supplies........................................................... $663 $623
   Flowers............................................................   71   64
   Finished goods.....................................................    3    6
                                                                       ---- ----
                                                                       $737 $693
                                                                       ==== ====

NOTE 5 PROPERTY AND EQUIPMENT

   Property and equipment consist of the following:

                                                                 DECEMBER 31,
                                                                 --------------
                                                                  1996    1997
                                                                 ------  ------
   Buildings and improvements................................... $3,495  $3,495
   Office equipment.............................................  1,503   1,636
   Refrigeration equipment......................................  1,471   1,471
   Machinery and equipment......................................  1,283   1,286
   Furniture and fixtures.......................................    585     585
   Automobiles and trailers.....................................    284     284
                                                                 ------  ------
   Total depreciable assets at cost.............................  8,621   8,757
   Accumulated depreciation and amortization.................... (5,244) (5,692)
                                                                 ------  ------
   Net depreciable assets.......................................  3,377   3,065
   Land.........................................................    966     966
                                                                 ------  ------
                                                                 $4,343  $4,031
                                                                 ======  ======

  Depreciation and amortization expense for the years ended December 31, 1995, 1996 and 1997 was $622, $552 and $448, respectively.

         CONTINENTAL FARMS LIMITED AND ATLANTIC BOUQUET COMPANY LIMITED

NOTE 6 ACCRUED EXPENSES AND OTHER PAYABLES

   Accrued expenses and other payables consist of the following:

                                                                  DECEMBER 31,
                                                                  -------------
                                                                   1996   1997
                                                                  ------ ------
   Accrued antidumping fees...................................... $1,962 $1,613
   Accounts payable--non-growers.................................    760    816
   Accrued payroll and related benefits..........................    515    542
   Customer rebates..............................................    141    217
   Miscellaneous accrued expenses................................     31     30
                                                                  ------ ------
                                                                  $3,409 $3,218
                                                                  ====== ======

NOTE 7 CREDIT FACILITIES

                                                          DECEMBER 31,
                                                  ----------------------------
                                                       1996          1997
                                                  -------------- -------------
                                                          LONG-          LONG-
                                                  CURRENT  TERM  CURRENT TERM
                                                  ------- ------ ------- -----
   DADE COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY
   Mandatory principal repayments of $100 due on
    December 1, 1992-2002 (inclusive); balloon
    payment of $500 due December 1, 2003; inter-
    est payable monthly at a rate which approxi-
    mates the issuing bank's demand note index
    for high quality short-term tax-exempt obli-
    gations (approximately 3%); loan is collat-
    eralized by property with a net book value
    of $1,833...................................   $100   $1,000  $100   $900
   NATIONSBANK--MORTGAGE
   Principal of $3 payable monthly; balloon pay-
    ment of $643 due August 1997; interest pay-
    able monthly at prime rate; loan is collat-
    eralized by property with a net book value
    of $972.....................................    663      --    --     --
                                                   ----   ------  ----   ----
                                                   $763   $1,000  $100   $900
                                                   ====   ======  ====   ====

  Interest expense for the years ended December 31, 1995, 1996 and 1997 was $120, $115 and $57, respectively.
   Principal maturities on the note payable are as follows:

   Year ending December 31:
    1998................................................................ $  100
    1999................................................................    100
    2000................................................................    100
    2001................................................................    100
    2002................................................................    100
    Thereafter..........................................................    500
                                                                         ------
                                                                         $1,000
                                                                         ======

        CONTINENTAL FARMS LIMITED AND ATLANTIC BOUQUET COMPANY LIMITED

NOTE 8 EMPLOYEE BENEFIT PLAN

  The Partnerships established an employee savings plan under the provisions of section 401(k) of the Internal Revenue Code on July 1, 1997. Prior to this date, the Partnerships maintained a profit sharing plan and trust with terms consistent with those of the 401(k) plan. For each of the three years ended December 31, 1997, the Partnerships contributed $72 to these plans. Employees are eligible to participate in the plan subject to certain requirements. Qualified employees may contribute, on a pre-tax basis, up to the maximum amount permitted by law. The Partnerships' contributions to the plan are discretionary.

NOTE 9 RELATED PARTY TRANSACTIONS

 Purchases

  Continental Farms Limited, in the normal course of business, purchases inventory for resale and holds inventory on consignment from related parties. Purchases from related entities amounted to approximately $10,496, $10,558 and $10,112 for the years ended December 31, 1995, 1996 and 1997, respectively. Fees paid to Continental Farms Management, Inc. for salaries, bonuses and certain other related management costs were approximately $1,890, $2,070 and $1,836 for the years ended December 31, 1995, 1996 and 1997, respectively. The Partnerships pay a related party for the handling of flower shipment arrangements. The related party negotiates fixed shipping rates with a third party carrier and receives a fee for this service. Fees paid by the Partnership to the related party for the three years ended December 31, 1995, 1996, and 1997 were $1,152, $1,318 and $1,301, respectively.

NOTE 10 COMMITMENTS AND CONTINGENCIES

 Lease Commitments

  The Partnerships lease office space, equipment, and vehicles under operating leases. Future minimum lease payments under these leases at December 31, 1997 are as follows:

   1998.................................................................... $190
   1999....................................................................  138
   2000....................................................................   69
   2001....................................................................   15
                                                                            ----
    Total.................................................................. $412
                                                                            ====

  Rent expense for the years ended December 31, 1995, 1996 and 1997 was approximately $227, $194 and $220, respectively.

 Legal Matters

  The Partnerships are involved in various legal matters in the normal course of business. In the opinion of the Partnerships' management, these matters are not anticipated to have a material adverse effect on the financial position, results of operations or cash flows of the Partnerships.

 IRS Audits

  Predecessor entities are currently under IRS audit for the final period of their operations. Any additional taxes, penalties and interest assessed will be borne by the stockholders of the predecessor entities in accordance with the USA Floral Products, Inc. Purchase Agreement, dated January 20, 1998 (see
Note 11).

 Antidumping Duty

  In 1986, the U.S. Department of Commerce ("DOC") imposed an antidumping duty deposit ("ADD") on the importation of certain flowers, pending the imposition of a final duty rate based on annual reviews of the

        CONTINENTAL FARMS LIMITED AND ATLANTIC BOUQUET COMPANY LIMITED flower growers' margins. Since that time, the DOC has undertaken ten reviews, the last one for the period ended February 28, 1997. As a result of those reviews, the Company's importation of flowers from its suppliers has been subject to antidumping duties. The ADDs from the second and fourth reviews are awaiting final liquidation from the DOC. Final rate determinations have been published for the fifth through seventh reviews but judicial appeals are pending. The eighth review was liquidated at the cash-deposit rate. The ninth review is pending final rate determination. The tenth and eleventh reviews are in process. All other reviews have been resolved.

  Included in accrued expenses is approximately $1,962 and $1,613 as of December 31, 1996 and 1997, respectively, of estimated antidumping duty imposed by the DOC. The antidumping duty is based on rates imposed on certain products from certain growers in Colombia and Ecuador. The duty is subject to change upon the DOC final review of all open antidumping periods as well as various legal appeals.

NOTE 11 SUBSEQUENT EVENT

  Effective January 28, 1998, all of the Partnerships' outstanding Class A and Class B units were sold to U.S.A. Floral Products, Inc. ("USA Floral") for an aggregate of $55,000, comprised of cash and USA Floral Common Stock. The price is subject to adjustment for net worth requirements as of the date of closing. No effect has been given by USA Floral to adjustments that have or will take place as a result of the purchase of the Partnerships.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of XL Group Inc.

  In our opinion, the accompanying balance sheet and the related statements of operations, of stockholder's equity and of cash flows present fairly, in all material respects, the financial position of XL Group, Inc. at December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

  XL Group, Inc., as disclosed in the financial statements, has extensive transactions and relationships with related parties. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.

/s/ Price Waterhouse LLP

Price Waterhouse LLP
Miami, Florida
February 9, 1998

                                 XL GROUP INC.

                                 BALANCE SHEET
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                   DECEMBER 31,
                                                                       1997
                                                                   ------------
ASSETS
Current assets:
 Cash and cash equivalents........................................    $1,200
 Accounts receivable, net.........................................     2,858
 Prepaid expenses.................................................        47
 Advances to related parties......................................     2,693
 Advances to related party grower.................................       705
 Advances to stockholder..........................................     1,260
                                                                      ------
  Total current assets............................................     8,763
Property and equipment, net.......................................       692
Other assets......................................................        13
                                                                      ------
  Total assets....................................................    $9,468
                                                                      ======
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
 Accounts payable.................................................    $  129
 Accrued expenses.................................................       157
 Due to related party growers.....................................     3,364
                                                                      ------
  Total current liabilities.......................................     3,650
Commitments and contingencies
Stockholder's equity:
 Common stock $1.00 par value; 100 shares authorized; 100 shares
  issued and outstanding..........................................       --
 Additional paid-in capital.......................................       200
 Retained earnings................................................     5,618
                                                                      ------
  Total stockholder's equity......................................     5,818
                                                                      ------
  Total liabilities and stockholder's equity......................    $9,468
                                                                      ======

   The accompanying notes are an integral part of these financial statements.

                                 XL GROUP, INC,

                            STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                                       1997
                                                                   ------------
Net sales and other revenues......................................   $32,329
Cost of sales (includes purchases from related parties of
 $24,216).........................................................    24,443
                                                                     -------
  Gross profit....................................................     7,886
Selling, general and administrative expenses......................     7,284
                                                                     -------
  Operating income................................................       602
Other (income):
 Interest income..................................................       (40)
 Gain on disposal of equipment....................................        (4)
                                                                     -------
  Net income......................................................   $   646
                                                                     =======
Unaudited pro forma information:
 Pro forma net income before provision for income taxes...........   $   646
 Provision for income taxes.......................................       258
                                                                     -------
 Pro forma income (see Note 2)....................................   $   388
                                                                     =======



   The accompanying notes are an integral part of these financial statements.

                                 XL GROUP, INC.

                       STATEMENT OF STOCKHOLDER'S EQUITY
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                 COMMON STOCK  ADDITIONAL              TOTAL
                                 -------------  PAID-IN   RETAINED STOCKHOLDER'S
                                 SHARES AMOUNT  CAPITAL   EARNINGS    EQUITY
                                 ------ ------ ---------- -------- -------------
Balance at December 31, 1996      100    $--      $200     $4,972     $5,172
 Net income.....................  --      --       --         646        646
                                  ---    ----     ----     ------     ------
Balance at December 31, 1997....  100    $--      $200     $5,618     $5,818
                                  ===    ====     ====     ======     ======




   The accompanying notes are an integral part of these financial statements.

                                 XL GROUP INC.

                            STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                                       1997
                                                                   ------------
Cash flows from operating activities:
 Net income.......................................................   $   646
 Adjustments to reconcile net income to net cash provided by oper-
  ating activities:
  Depreciation and amortization...................................       308
  Gain on disposal of property and equipment......................         4
  Changes in operating assets and liabilities:
   Accounts receivable............................................        14
   Prepaid expenses...............................................        13
   Accounts payable and accrued expenses..........................      (228)
   Advances to/due to related party growers.......................     1,317
                                                                     -------
    Net cash provided by operating activities.....................     2,074
Cash flows from investing activities:
 Purchase of property and equipment...............................      (399)
 Proceeds from sale of equipment..................................        20
 Advances to related parties......................................      (508)
 Repayments from related parties..................................       --
 Advances to stockholder..........................................    (3,317)
 Repayments from stockholder......................................     1,912
                                                                     -------
    Net cash used in investing activities.........................    (2,292)
Net decrease in cash and cash equivalents.........................      (218)
Cash and cash equivalents, beginning of period....................     1,418
                                                                     -------
Cash and cash equivalents, end of period..........................   $ 1,200
                                                                     =======




   The accompanying notes are an integral part of these financial statements.

                                XL GROUP, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 BUSINESS ORGANIZATION

  Founded in 1986, XL Group, Inc. (the "Company") is an importer and distributor of perishable floral products operating from one location in Florida. The Company imports flowers from related party farms located in Colombia, Costa Rica and Ecuador, and distributes them throughout the United States to wholesale distributors and mass markets. Flowers are received on consignment from these farms.

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  Revenue is recognized upon shipment of product.

 Cash Equivalents

  For purposes of the statement of cash flows, the Company considers all highly liquid short-term investments purchased with a maturity of approximately three months or less at date of purchase to be cash equivalents.

 Inventory

  The Company obtains products from growers on a consignment basis. Upon sale, the Company remits to growers the sales proceeds for the period less sales commissions, duties, freight and other miscellaneous selling expenses. Inventory on consignment which is unsold at December 31, 1997 is not recorded in the accompanying balance sheet.

 Property and Equipment

  Property and equipment are carried at cost. Depreciation is provided using accelerated methods over the estimated useful lives of the related assets (three to seven years). Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life.

 Fair Value of Financial Instruments

  The carrying amount of cash and cash equivalents, accounts receivable/payable and accrued expenses approximates fair value because of the short maturity of these instruments.

 Concentration of Credit Risk

  Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, trade accounts receivable and amounts due from related parties and related growers. The Company, from time to time, advances funds to related parties and related growers on an unsecured basis. Receivables are not collateralized and accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss.

                                XL GROUP, INC.

  The Company receives a significant portion of their fresh-cut flowers from the countries of Colombia, Costa Rica and Ecuador.

  Income Taxes

  The Company has elected to be treated as an S Corporation for federal and state income taxes and accordingly, any liability for income taxes is the direct responsibility of its stockholder.

  The unaudited pro forma income tax information included in the Statement of Operations is presented in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as if the Company had been subject to applicable federal or state income taxes for the entire periods presented.

NOTE 3 ALLOWANCE FOR DOUBTFUL ACCOUNTS

                                        BALANCE AT CHARGED TO        BALANCE AT
                                        BEGINNING  COSTS AND  WRITE-   END OF
                                        OF PERIOD   EXPENSES   OFFS    PERIOD
                                        ---------- ---------- ------ ----------
   Year ended December 31, 1997........    $168       $--      $(88)    $80

NOTE 4 PROPERTY AND EQUIPMENT

  Property and equipment consist of the following:

                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------
   Leasehold improvements..........................................    $1,388
   Equipment.......................................................     1,641
   Vehicles........................................................       422
   Furnitures and fixtures.........................................       417
                                                                       ------
                                                                        3,868
   Accumulated depreciation and amortization.......................    (3,176)
                                                                       ------
                                                                       $  692
                                                                       ======

  Depreciation and amortization expense for the year ended December 31, 1997 was $308.

NOTE 5 CREDIT FACILITY

  The Company maintained a $500 revolving line of credit with a bank which was due on demand. Advances, if any, on the credit line were payable upon demand and the interest rate was determined at the date of borrowing. The credit line was secured by the Company's assets. There were no borrowings outstanding on the credit line as of December 31, 1997. The credit line was cancelled on January 28, 1998.

NOTE 6 EMPLOYEE BENEFIT PLAN

  The Company has established an employee savings plan ("Plan") under the provisions of section 401(k) of the Internal Revenue Code. All employees are eligible to participate in the Plan subject to certain requirements. Qualified employees may contribute, on a pretax basis, up to the maximum amount allowable by law. The Company makes a matching contribution to the Plan not to exceed 6% of employees compensation. Company contributions to the Plan in 1997 were $100.

                                XL GROUP, INC.

NOTE 7 RELATED PARTY TRANSACTIONS

  The Company receives flowers on consignment from farms owned by the Company's stockholder. In 1997, total purchases from these farms were $24,216. At December 31, 1997 the amount due to these farms was $3,364. The Company advanced one farm cash for working capital purposes. The Company intends to offset future purchases from this farm against these advances. At December 31, 1997 the Company had advanced this farm $705.

  The Company receives freight service from a cargo airline owned by the Company's stockholder. In 1997, total freight service was $4,175 of which $2,515 was paid to this cargo airline on behalf of the farms and charged to them. At December 31, 1997 the Company had advanced the cargo airline $1,698. These advances are to be applied against future air cargo costs.

  The Company provides management and administrative services and pays expenses on behalf of a company owned by its stockholder. Reimbursement for such services and expenses of $80 reduced selling, general and administrative expenses in 1997. In addition, the Company advances this company cash for working capital purposes. At December 31, 1997, $995 was due from this company.

  The Company leases office and warehouse space from the Company's stockholder. In 1997, total lease payments were $806.

  The Company advances money to, borrows money from, and pays certain expenses for its stockholder. At December 31, 1997, the Company had non-interest bearing advances to its stockholder of $1,260.

NOTE 8 COMMITMENTS

  The Company leases its office and warehouse facilities from the Company's stockholder under an operating lease expiring in 2000. The Company has entered into agreements to sublease a portion of its office space to unrelated parties. In addition, the Company leases computer equipment under several leases classified as operating leases which expire in the years 2000 and 2001.

  Future minimum lease payments and receipts under such leases at December 31, 1997 are as follows:

                                                                          NET
                                                       LEASE   SUBLEASE  LEASE
                                                      PAYMENTS  INCOME  PAYMENTS
                                                      -------- -------- --------
   1998..............................................  $  871    $149    $  722
   1999..............................................     861     144       717
   2000..............................................     420      72       348
                                                       ------    ----    ------
                                                       $2,152    $365    $1,787
                                                       ======    ====    ======

  Rental expense under operating leases in 1997 was $851. Sublease income in 1997 was $149 and is netted against rental expense for financial reporting purposes.

  During 1997, a related party company, owned solely by the Company's stockholder, obtained a $3,500 loan which the Company guaranteed. On January 28, 1998, the Company was released from the guarantee by the lender.

                                XL GROUP, INC.

NOTE 9 SUBSEQUENT EVENT

  Effective January 29, 1998, the stockholder sold all the outstanding shares of the Company to U.S.A. Floral Products, Inc. ("USA Floral") for $22 million. All outstanding shares of the Company were exchanged for cash of $11 million and shares of USA Floral Common Stock equivalent to $11 million. The Company's stockholder may receive additional consideration of up to a maximum of $4 million in cash and additional shares of USA Floral's Common Stock based upon the 1998 earnings of the surviving entity.

  In conjunction with the sale of the Company, advances to related parties, advances to related party grower, and advances to stockholder were repaid to the Company. Additionally, amounts due to related party growers were repaid by the Company.

  The Company will continue to lease office and warehouse space under the current lease agreement. Additionally, the Company will continue to purchase flowers from related party growers and freight services from a related party airline.

  No effect has been given to these financial statements for adjustments that have or will take place as a result of the USA Floral purchase of the Company.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Koehler & Dramm, Inc.

  In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Koehler & Dramm, Inc. and its subsidiary at July 31, 1997 and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ Price Waterhouse LLP

Price Waterhouse LLP
St. Louis, Missouri
March 3, 1998

                             KOEHLER & DRAMM, INC.

                           CONSOLIDATED BALANCE SHEET
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                            JULY 31, OCTOBER 31,
                                                              1997      1997
                                                            -------- -----------
                                                                     (UNAUDITED)
ASSETS
Current assets:
 Cash and cash equivalents.................................  $  297    $  211
 Marketable securities.....................................     297       302
 Accounts receivable, net..................................   1,831     2,278
 Inventory.................................................   1,836     1,835
 Prepaid expenses and other current assets.................      11        28
 Deferred income taxes.....................................     117       117
                                                             ------    ------
  Total current assets.....................................   4,389     4,771
                                                             ------    ------
Property and equipment, net................................     623       629
Deferred income taxes......................................      47        47
Advances to stockholder....................................     367       373
                                                             ------    ------
  Total assets.............................................  $5,426    $5,820
                                                             ======    ======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Bank line of credit.......................................  $   80    $  110
 Accounts payable..........................................   1,168     1,506
 Accrued expenses..........................................      90       182
 Taxes payable.............................................     171        43
 Other current liabilities.................................      23        19
                                                             ------    ------
  Total current liabilities................................   1,532     1,860
Other liabilities..........................................     166       166
                                                             ------    ------
  Total liabilities........................................   1,698     2,026
                                                             ------    ------
Commitments and contingencies
Stockholders' equity:
 Common stock, $1 par value; 100,000 shares
  authorized; 69,547 shares issued and outstanding.........      70        70
 Additional paid-in capital................................      21        29
 Retained earnings.........................................   3,637     3,695
                                                             ------    ------
  Total stockholders' equity...............................   3,728     3,794
                                                             ------    ------
  Total liabilities and stockholders' equity...............  $5,426    $5,820
                                                             ======    ======

  The accompanying notes are an integral part of these consolidated financial statements.

                             KOEHLER & DRAMM, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                      THREE MONTHS ENDED
                           YEAR ENDED     OCTOBER 31,
                            JULY 31,  --------------------
                              1997       1996       1997
                           ---------- ---------  ---------
                                          (UNAUDITED)
Net sales.................  $21,249   $   4,513  $   5,346
Cost of sales.............   14,894       3,215      3,962
                            -------   ---------  ---------
  Gross margin............    6,355       1,298      1,384
Selling, general and ad-
 ministrative expenses....    5,473       1,144      1,291
                            -------   ---------  ---------
  Operating income........      882         154         93
Other (income) expense:
 Interest expense.........        4           1          1
 Dividend and interest in-
  come....................     (159)        (22)       (31)
 Other, net...............      (42)          8         17
                            -------   ---------  ---------
Income before provision
 for income taxes.........    1,079         167        106
Provision for income tax-
 es.......................      428          63         48
                            -------   ---------  ---------
Net income................  $   651   $     104  $      58
                            =======   =========  =========


  The accompanying notes are an integral part of these consolidated financial statements.

                             KOEHLER & DRAMM, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                COMMON STOCK  ADDITIONAL              TOTAL
                                -------------  PAID-IN   RETAINED STOCKHOLDERS'
                                SHARES AMOUNT  CAPITAL   EARNINGS    EQUITY
                                ------ ------ ---------- -------- -------------
Balance at July 31, 1996....... 69,547  $70      $21      $2,986     $3,077
 Net income....................    --   --       --          651        651
                                ------  ---      ---      ------     ------
Balance at July 31, 1997....... 69,547   70       21       3,637      3,728
 Net income (unaudited)........                               58         58
 Stock issued (unaudited)......    554  --         8         --           8
                                ------  ---      ---      ------     ------
Balance at October 31, 1997
 (unaudited)................... 70,101  $70      $29      $3,695     $3,794
                                ======  ===      ===      ======     ======




  The accompanying notes are an integral part of these consolidated financial statements.

                             KOEHLER & DRAMM, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                THREE MONTHS
                                                                    ENDED
                                                     YEAR ENDED  OCTOBER 31,
                                                      JULY 31,  --------------
                                                        1997     1996    1997
                                                     ---------- ------  ------
                                                                 (UNAUDITED)
Cash flow from operating activities:
 Net income.........................................   $ 651    $  104  $   58
 Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation......................................     198        30      26
  Net unrealized gain on marketable securities......     (23)
  Proceeds from issuance of common stock............                         8
  Gain on disposal of fixed assets..................     (10)      (10)     (1)
  Change in operating assets and liabilities:
   Accounts receivable, net.........................    (187)     (375)   (447)
   Inventory........................................    (744)     (149)      1
   Prepaid expenses and other current assets........      18        (2)    (17)
   Advances to stockholder..........................      69        (1)     (6)
   Deferred income taxes............................     (18)
   Accounts payable.................................     176       270     338
   Accrued liabilities..............................     (11)       91      88
   Taxes payable....................................     171         8    (128)
                                                       -----    ------  ------
    Net cash provided by (used in) operating activi-
     ties...........................................     290       (34)    (80)
Cash flows from investing activities:
 Purchases of property and equipment................    (220)      (31)    (32)
 Proceeds from sale of securities...................      35        41
 Proceeds from disposal of property and equipment...      24        10       1
 Purchase of securities.............................                        (5)
                                                       -----    ------  ------
    Net cash used in investing activities...........    (161)       20     (36)
Cash flows from financing activities:
 Proceeds from bank line of credit..................      80                30
                                                       -----    ------  ------
    Net cash provided by financing activities.......      80       --       30
                                                       -----    ------  ------
Net increase (decrease) in cash and cash equiva-
 lents..............................................     209       (14)    (86)
Cash and cash equivalents, beginning of period......      88        88     297
                                                       -----    ------  ------
Cash and cash equivalents, end of period............   $ 297    $   74  $  211
                                                       =====    ======  ======
Supplemental disclosure of cash flow information:
 Cash paid during the period for interest...........   $   4    $  --   $    1
                                                       =====    ======  ======
 Cash paid during the period for income taxes.......   $ 275    $   55  $  176
                                                       =====    ======  ======

  The accompanying notes are an integral part of these consolidated financial statements.

                             KOEHLER & DRAMM, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                (IN THOUSANDS)

1. BUSINESS ORGANIZATION

  Founded in 1955, Koehler & Dramm, Inc. (the "Company") is a distributor of perishable floral products and floral related hardgoods, operating from its headquarters in Minneapolis, Minnesota and from Kansas City, Missouri. The Company purchases floral products from importers, brokers and shippers and sells them to retail florists and mass marketers in the upper Midwest United States.

  The Company and its stockholders entered into a definitive agreement with U.S.A. Floral Products, Inc. ("USA Floral") pursuant to which the Company merged with USA Floral on January 16, 1998. All outstanding shares of the Company were exchanged for cash and stock of USA Floral. These financial statements and footnotes do not reflect any purchase accounting adjustments.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Principles of consolidation

  These consolidated financial statements represent the financial position, results of operations and net cash flows of the Company and its wholly-owned subsidiary, Koehler & Dramm of Kansas City, Inc. All significant intercompany accounts have been eliminated in consolidation.

 Use of estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue recognition

  Revenue is recognized upon shipment of product.

 Marketable securities

  The Company's marketable securities are classified as trading securities. The securities are recorded at fair value, with any change in fair value during the period included in earnings.

 Inventory

  Inventory is stated at the lower of cost or market; cost is determined on a first-in, first-out basis. Inventories are reduced for any excess, slow moving or obsolete items.

 Property and equipment

  Property and equipment are carried at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized over the shorter of their respective lease terms or estimated useful lives.

 Fair value of financial instruments

  The carrying amount of cash and cash equivalents, accounts receivable, accounts payable accrued expenses and bank line of credit approximates fair value because of the short-term nature of these instruments.

                             KOEHLER & DRAMM, INC.

 Concentration of credit risk

  Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. Receivables are not collateralized and accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss.

 Income taxes

  The Company is a C corporation for federal and state income tax purposes. The Company accounts for income taxes using the liability method in accordance with the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

3. ALLOWANCE FOR DOUBTFUL ACCOUNTS

                                                             YEAR ENDED JULY 31,
                                                                    1997
                                                             -------------------
   Balance at beginning of period...........................       $  150
   Changes to costs and expenses............................          250
   Write-offs...............................................         (252)
                                                                   ------
   Balance at end of period.................................       $  148
                                                                   ======

4. INVENTORY

  Inventory consists of the following finished goods at July 31, 1997:

   Perishables..............................................       $  256
   Hardgoods................................................        1,580
                                                                   ------
                                                                   $1,836
                                                                   ======

5. PROPERTY AND EQUIPMENT

  Property and equipment consist of the following at July 31, 1997:

   Leasehold improvements...................................       $  167
   Computer equipment.......................................          126
   Furniture, fixtures and equipment........................          650
   Vehicles.................................................          586
                                                                   ------
                                                                    1,529
   Accumulated depreciation.................................         (906)
                                                                   ------
                                                                   $  623
                                                                   ======

6. BANK LINE OF CREDIT

  Amounts available and outstanding under bank lines of credit were $750 and $80, respectively. Advances on the credit line bear interest at the bank's reference rate (8.5% as of July 31, 1997). The credit line is secured by accounts receivable, equipment and a personal guarantee by its principal stockholder. The Company terminated the line of credit agreement in January 1998.

                             KOEHLER & DRAMM, INC.

7. INCOME TAXES

  The provision for income taxes at July 31, 1997 is as follows:

   Current expense:
    State................................................................ $  67
    Federal..............................................................   379
                                                                          -----
     Total current tax provision.........................................   446
                                                                          -----
   Deferred expense:
    State................................................................    (2)
    Federal..............................................................   (16)
                                                                          -----
     Total deferred tax provision........................................   (18)
                                                                          -----
     Total income tax provision.......................................... $ 428
                                                                          =====

  The provision for income taxes at July 31, 1997 differs from the U.S. Statutory federal income tax rate for the following reasons:

   Statutory federal tax rate............................................  34.0%
   State taxes, net of federal benefit...................................   6.0
   Other.................................................................  (0.3)
                                                                          -----
                                                                           39.7%
                                                                          =====
  Deferred tax assets (liabilities) at July 31, 1997 were comprised of the following:

   Allowance for doubtful accounts....................................... $  59
   Inventory reserves....................................................    40
   Accrued expenses......................................................    18
                                                                          -----
     Current deferred tax assets.........................................   117
   Deferred retirement benefit...........................................    73
   Depreciation..........................................................   (17)
   Unrealized gain on marketable securities..............................    (9)
                                                                          -----
     Noncurrent deferred tax asset.......................................    47
                                                                          -----
     Net deferred tax assets............................................. $ 164
                                                                          =====

8. EMPLOYEE BENEFIT PLAN

  The Company has established an employee savings plan under the provisions of section 401(k) of the Internal Revenue Code. Substantially all employees are eligible to participate in the plan. Employees can contribute up to 15% of their gross wages to the plan. The Company is liable for matching contributions of up to 5% of participants' contributions. For the year ended July 31, 1997, Company contributions to the plan were approximately $52.

9. RETIREMENT BENEFIT

  Upon retirement of a previous owner, the Company entered into an agreement in which it committed to pay $18 annually to the previous owner and his spouse as long as either of them is living. A liability of $184 has been recorded in the financial statements based on the net present value of the total payments anticipated.

                             KOEHLER & DRAMM, INC.

10. RELATED PARTY TRANSACTIONS

  The Company advanced $342 to its principal stockholder under a note due on July 31, 2000 and which bears interest at 7.5%. At July 31, 1997, the accrued interest totaled $25. Interest income related to the advance was $17 for the year ended July 31, 1997. The principal portion of the note was repaid in January 1998.

11. COMMITMENTS AND CONTINGENCIES

 Lease commitments

  The Company leases its warehouse and office facilities in Minneapolis and Kansas City under noncancelable operating leases. The aggregate future minimum rentals (exclusive of real estate taxes and expenses) are as follows:

   Five months ended December 31, 1997................................... $  95
   Year ended December 31,
    1998.................................................................   229
    1999.................................................................   229
    2000.................................................................   185
                                                                          -----
                                                                          $ 738
                                                                          =====

 Legal matters

  The Company is involved in various legal matters in the normal course of business. In the opinion of the Company's management, these matters are not anticipated to have a material adverse effect on the financial position or results of operations or cash flows of the Company.

12. UNAUDITED INTERIM FINANCIAL STATEMENTS

  In the opinion of management, the Company has made all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position of the Company at October 31, 1997 and the results of its operations and its cash flows for the three months ended October 31, 1996 and 1997, as presented in the accompanying unaudited interim financial statements.

                         INDEPENDENT AUDITOR'S REPORT

Board of Directors
H&H Flowers, Inc. d/b/a La Fleurette
Miami, Florida

  We have audited the accompanying balance sheet of H&H Flowers, Inc. d/b/a/ La Fleurette, as of June 30, 1997, and the related statements of income and accumulated deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of H&H Flowers, Inc. d/b/a La Fleurette as of June 30, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ Madsen, Sapp, Mena, Rodriguez & Co., P.A.

Madsen, Sapp, Mena, Rodriguez & Co., P.A.

Plantation, Florida

August 28, 1997

                     H & H FLOWERS, INC. D/B/A LA FLEURETTE

                               BALANCE SHEET

                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                          JUNE 30, DECEMBER 31,
                                                            1997       1997
                                                          -------- ------------
                                                                   (UNAUDITED)
ASSETS
CURRENT ASSETS
  Accounts receivable (net of allowance for doubtful ac-
   counts
   of approximately $49 and $49, respectively)...........   $ 994     $1,316
  Inventories............................................     579        529
  Other current assets...................................      29         46
                                                           ------     ------
    Total Current assets.................................   1,602      1,891
PROPERTY AND EQUIPMENT, at cost
  Net of accumulated depreciation of $1,355 and $1,383,
   respectively).........................................     197        161
OTHER ASSETS
  Other (principally cash surrender value of life insur-
   ance).................................................     229        409
                                                           ------     ------
    Total assets.........................................  $2,028     $2,461
                                                           ======     ======
LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
  Bank overdraft.........................................  $  652     $  560
  Accounts payable.......................................     507        991
  Accrued expenses.......................................     326        221
  Payable to related parties.............................     476      1,086
  Current portion of capital lease obligation............      10         36
  Current portion of note payable........................      20        --
                                                           ------     ------
    Total current liabilities............................   1,991      2,894
                                                           ------     ------
LONG-TERM LIABILITIES
  Long-term portion of capital lease obligation..........      27         25
  Long-term portion of note payable......................      12        --
                                                           ------     ------
    Total long-term liabilities..........................      39         25
                                                           ------     ------
    Total liabilities....................................   2,030      2,919
                                                           ------     ------
STOCKHOLDERS' DEFICIT
  Common stock--$1.00 par value; 100 shares authorized,
   issued and outstanding................................     --         --
  Paid-in capital........................................       1          1
  Accumulated deficit....................................      (3)      (459)
                                                           ------     ------
    Total stockholders' deficit..........................      (2)      (458)
                                                           ------     ------
    Total liabilities and stockholders' deficit..........  $2,028     $2,461
                                                           ======     ======

                            See accompanying notes.

                     H & H FLOWERS, INC. D/B/A LA FLEURETTE

               STATEMENTS OF INCOME AND ACCUMULATED DEFICIT

                              (IN THOUSANDS)

                                                                SIX MONTHS
                                                                   ENDED
                                                   YEAR ENDED  DECEMBER 31,
                                                    JUNE 30,  ----------------
                                                      1997     1996     1997
                                                   ---------- -------  -------
                                                                (UNAUDITED)
Sales.............................................  $20,021   $ 7,534  $ 8,289
Cost of sales.....................................   17,876     6,841    7,597
                                                    -------   -------  -------
  Gross margin....................................    2,145       693      692
General and administrative expenses...............   (2,082)   (1,151)  (1,148)
                                                    -------   -------  -------
  Net income......................................       63      (458)    (456)
Accumulated deficit, beginning of period..........      (66)     (524)      (3)
                                                    -------   -------  -------
Accumulated deficit, end of period................  $    (3)  $  (982) $  (459)
                                                    =======   =======  =======



                            See accompanying notes.

                     H & H FLOWERS, INC. D/B/A LA FLEURETTE

                            STATEMENT OF CASH FLOWS

                              (IN THOUSANDS)

                                                             SIX MONTHS ENDED
                                                               DECEMBER 31,
                                                             -------------------
                                                  YEAR ENDED
                                                   JUNE 30,
                                                     1997       1996      1997
                                                  ---------- ---------  --------
                                                                (UNAUDITED)
Cash flows from operating activities:
 Net income (loss)..............................    $  63    $    (458) $  (456)
 Adjustments to reconcile net income (loss) to
  net cash provided by operating activities:
   Depreciation and amortization................       90           39       36
   Change in operating assets and liabilities:
    Accounts receivable.........................      (85)        (270)    (322)
    Inventory...................................     (127)         (45)      50
    Prepaid expenses and other assets...........      (38)         135     (197)
    Due to related parties......................       51         (280)     610
    Accounts payable and accrued expenses.......      157          247      379
                                                    -----    ---------  -------
     Net cash provided by operating activities..      111         (632)     100
                                                    -----    ---------  -------
Cash flows used in investing activities:
 Purchase of property and equipment.............      (88)        (122)     --
                                                    -----    ---------  -------
Cash flows used in financing activities:              --          (122)     --
 Repayments of note payable and capital lease...      (17)         (35)      (8)
                                                    -----    ---------  -------
Net increase (decrease) in cash and cash equiva-
 lents:                                                 6         (789)      92
Cash and cash equivalents--beginning of period..     (658)        (659)    (652)
                                                    -----    ---------  -------
Cash and cash equivalents--end of period........    $(652)     $(1,448)   $(560)
                                                    =====    =========  =======
Presented in the accompanying balance sheet as
 follows:
 Cash...........................................    $ --                $   --
 Bank overdraft.................................      652                   560
                                                    -----               -------
     Total cash and cash equivalents............    $ 652                  $560
                                                    =====               =======
Supplemental disclosure of cash flow informa-
 tion:
 Cash paid during the period for interest.......    $  52    $      34  $    33
                                                    =====    =========  =======
 Debt incurred for the acquisition of equipment.    $  40
                                                    =====

  The accompanying notes are an integral part of these financial statements..

                    H & H FLOWERS, INC. D/B/A/ LA FLEURETTE

                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 1997

                              (IN THOUSANDS)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Nature of Operations:

  The Company is in the business of selling manufactured floral bouquets, arrangements, and cut flowers primarily to supermarket chains throughout the United States.

 Use of Estimates in the Preparation of Financial Statements:

  The preparation of financial statements in conformity with generally accepted auditing principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Inventories:

  Inventories are stated principally at the lower of cost (on a first-in, first-out basis) or market and consist of the following at June 30, 1997:

   Flowers and supplies................................................... $519
   Arrangements and floral bouquets.......................................   60
                                                                           ----
                                                                           $579
                                                                           ====

 Property and Equipment:

  Property and equipment is stated at cost and depreciation is computed using straight-line and accelerated methods over the estimated useful lives.

 Income Taxes:

  The Company has elected to be treated as a Small Business Corporation under the applicable provisions of the Internal Revenue Code. Accordingly, no liability has been accrued for income taxes since this is a direct responsibility of the stockholders.

NOTE 2. CONCENTRATION OF CREDIT RISK

  The Company sells floral products at wholesale primarily to supermarkets and other retail outlets. The Company grants unsecured credit to its customers, substantially all of whom are domestic corporations. Approximately 79% of accounts receivable at June 30, 1997, is due from four customers. Included in accounts receivable are amounts due from an affiliated company (see Note 5) of approximately $7.

  Cash is concentrated as follows:

                                                             FINANCIAL
                                                            INSTITUTION CARRYING
                                                              BALANCE    AMOUNT
                                                            ----------- --------
   Bank A..................................................    $157      $(652)
                                                               ====      =====

                    H & H FLOWERS, INC. D/B/A LA FLEURETTE

                                 JUNE 30, 1997

                              (IN THOUSANDS)


NOTE 3. PROPERTY AND EQUIPMENT

  Property and equipment consist of the following:

                                                                       ESTIMATED
                                                                        USEFUL
                                                                         LIVES
                                                                       IN YEARS
                                                                       ---------
   Cold rooms and equipment.................................. $ 1,151     5-7
   Leasehold improvements....................................      65       7
   Vehicles..................................................      19       5
   Furniture and fixtures....................................     157     5-7
   Computer equipment........................................     160     3-5
                                                              -------
                                                                1,552
   Accumulated depreciation..................................  (1,355)
                                                              -------
                                                              $   197
                                                              =======

  Depreciation expense of $90 (including $12 related to assets under capital lease) was recorded for the year ended June 30, 1997.

NOTE 4. PROFIT SHARING PLAN

  The Company has a non-contributory profit sharing plan for all qualified employees which is fully funded annually. The plan does not require minimum contributions; however, the maximum contribution is 15% of qualified employees' compensation. The Company contributed $38 for the year ended June 30, 1997.

NOTE 5. RELATED PARTY TRANSACTIONS

  The Company purchased a substantial portion of its inventory from affiliated companies. An affiliated company also pays certain expenses on behalf of the Company which are subsequently reimbursed and provides management, sales and accounting services to the Company. As a result of these transactions for the year ended June 30, 1997, approximately $4,417 is included in cost of sales, $445 in general and administrative expenses, and $339 is included in payable to related parties. In addition, included in sales is approximately $88 of sales to an affiliate, and approximately $30 is included in other income for services provided to an affiliate (see also Note 8).

  As needed, monies are advanced between the Company and an affiliated company for working capital purposes. Interest on outstanding advances is charged at the rate of prime plus 1/2 percent and resulted in interest expense to the Company of approximately $44. At June 30, 1997, the Company had an outstanding balance due to the affiliate of approximately $137 which is included in payable to related parties.

NOTE 6. CAPITAL LEASE

  Capital lease obligation at June 30, 1997 consisted of the following:

   A capital lease obligation with monthly payments of $1, including interest at 12.46% through August 2000, collateralized by office equipment with a carrying value of approximately $31 (approximately
    $54 original cost).................................................... $37
     Less current maturities..............................................  10
                                                                           ---
                                                                           $27
                                                                           ===

                    H & H FLOWERS, INC. D/B/A LA FLEURETTE

                                 JUNE 30, 1997

                              (IN THOUSANDS)

  Interest expense related to the lease for 1997 was approximately $5.

  Annual maturities of the capital lease obligation are as follows:

   1998..................................................................... $10
   1999.....................................................................  11
   2000.....................................................................  13
   2001.....................................................................   3
                                                                             ---
     Total.................................................................. $37
                                                                             ===

NOTE 7. LONG-TERM DEBT

  Long-term debt at June 30, 1997 consisted of the following:

   Note payable to bank in monthly installments of $2, including interest at 8.25% through January 1999, collateralized by equipment with a carrying value of approximately $38..................................  $32
     Less current maturities.............................................   20
                                                                           ---
                                                                           $12
                                                                           ===

  Interest expense related to the long-term debt for 1997 was approximately
$2.

  Annual maturities of the long-term debt are as follows:

   1998..................................................................... $20
   1999.....................................................................  12
                                                                             ---
     Total.................................................................. $32
                                                                             ===

NOTE 8. COMMITMENTS AND CONTINGENCIES

  During the current year, an affiliated partnership controlled by the Company's stockholders extended the terms and converted to a variable interest rate an Industrial Development Bond. The bond has an outstanding balance of approximately $3,630 at June 30, 1997 and matures in January 2002. The affiliated partnership also entered into a variable rate second mortgage during the current year. The mortgage has an outstanding balance of approximately $1,120 at June 30, 1997 and matures in October 2006. The bond and mortgage are collateralized by land and building which are leased by the Company and an affiliated company. The Company has pledged all of its assets as collateral and guaranteed the bond and mortgage. The bond agreement places restrictions on indebtedness and liens, the payment of dividends, the sale of assets, mergers and acquisitions and other restrictions. In addition, the bond agreement requires the Company and its affiliate to maintain certain combined ratios and other financial statistics. In conjunction with the bond and mortgage, the affiliated partnership has entered into an interest rate swap as a hedge against a rise in interest rates.

  The Company and its affiliate jointly lease office and warehouse space from the above partnership. Lease payments during the year ended June 30, 1997, were divided 67% to the Company and 33% to the affiliate based on square footage of lease space utilized. The lease expires December 31, 2006 and requires basic rent in an amount equal to principal and interest payments on the bond and second mortgage and other expenses of the affiliate. The rent is a variable monthly amount and was $44 at June 30, 1996. Total rent paid by the Company for the year June 30, 1997 was approximately $506.

                    H & H FLOWERS, INC. D/B/A LA FLEURETTE

                       JUNE 30, 1997 (IN THOUSANDS)

  Based on the June 30, 1997 variable amount, the future minimum rent under the terms of the office and warehouse lease are as follows:

    YEAR
   ENDED                                                                  AMOUNT
   -----                                                                  ------
   1998.................................................................. $  527
   1999..................................................................    527
   2000..................................................................    527
   2001..................................................................    527
   2002..................................................................    527
   Thereafter............................................................  2,374
                                                                          ------
     Total............................................................... $5,009
                                                                          ======

  The Company guarantees a $2,000 line of credit and a $500 overline loan of an affiliate. At June 30, 1997, the line had an outstanding balance of $1. There was no outstanding balance under the overline loan. The line and overline matured on May 31, 1997, and are in the process of being renegotiated.

NOTE 9. CONCENTRATIONS

  Two customers represent over 75% of the Company sales. In addition, the Company purchases a significant portion of their fresh-cut flowers from the South American country of Colombia.

NOTE 10. UNAUDITED INTERIM FINANCIAL STATEMENTS

  In the opinion of management, the Company has made all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position of the Company at December 31, 1997 and the results of its operations and its cash flows for the six months ended December 31, 1996 and 1997, as presented in the accompanying unaudited interim financial statements.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Venturers of Elite Farms:

  We have audited the accompanying balance sheet of Elite Farms (a Florida general partnership) as of December 31, 1997, and the related statements of income, changes in venturers' capital and cash flows for the year then ended. These financial statements are the responsibility of the Venture's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Elite Farms as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP Arthur Andersen LLP Miami, Florida,
January 30, 1998, (except with respect to the matter
 discussed in Note 9, as to which the date is April 3, 1998).

                                  ELITE FARMS

                               BALANCE SHEET


                                                       DECEMBER 31,  MARCH 31,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (UNAUDITED)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...........................  $  246,495     404,536
  Trade receivables, net of allowance for doubtful ac-
   counts of $27,400 and $76,700, respectively........   1,208,219   1,595,854
  Other current assets................................      54,383      38,246
                                                        ----------  ----------
    Total current assets..............................   1,509,097   2,038,636
PROPERTY AND EQUIPMENT, net...........................     203,502     196,634
DEPOSITS..............................................      11,165      11,165
                                                        ----------  ----------
    Total assets......................................  $1,723,764  $2,246,435
                                                        ==========  ==========
LIABILITIES AND VENTURERS' CAPITAL
CURRENT LIABILITIES:
  Payable to farms....................................  $  498,099  $  834,262
  Accounts payable and accrued expenses...............     113,696     287,399
  Current portion of note payable.....................      33,499         --
  Current portion of lease obligations................       8,541       6,646
                                                        ----------  ----------
    Total current liabilities.........................     653,835   1,128,307
NOTE PAYABLE, net of current portion..................      33,703         --
LEASE OBLIGATIONS.....................................         661         --
                                                        ----------  ----------
    Total liabilities.................................     688,199   1,128,307
COMMITMENTS AND CONTINGENCIES (Note 7)
VENTURERS' CAPITAL....................................   1,035,565   1,118,128
                                                        ----------  ----------
    Total liabilities and venturers' capital..........  $1,723,764  $2,246,435
                                                        ==========  ==========


  The accompanying notes to financial statements are an integral part of these balance sheets.

                                  ELITE FARMS

                              STATEMENTS OF INCOME

                              (IN THOUSANDS)

                                                          THREE MONTHS ENDED
                                              YEAR ENDED       MARCH 31,
                                             DECEMBER 31, --------------------
                                                 1997        1997       1998
                                             ------------ ---------  ---------
                                                              (UNAUDITED)
Net sales...................................   $12,017    $   3,870  $   3,938
Cost of sales...............................     9,121        2,983      2,993
                                               -------    ---------  ---------
 Gross margin...............................     2,896          887        945
Selling, general and administrative ex-
 penses.....................................     2,117          562        701
                                               -------    ---------  ---------
 Operating income...........................       779          325        244
Other (income) expense:
 Interest expense...........................        14            5          1
 Interest income............................        (2)         --         --
 Other, net.................................       (34)          (4)       (12)
                                               -------    ---------  ---------
Income before provision for income taxes....       801          324        255
Provision for income taxes..................       --           --         --
                                               -------    ---------  ---------
Net income..................................   $   801    $     324  $     255
                                               =======    =========  =========


  The accompanying notes to financial statements are an integral part of these statements.

                                  ELITE FARMS

                  STATEMENTS OF CHANGES IN VENTURERS' CAPITAL

                                           ANVACU, INC. TALENT, INC.   TOTAL
                                           ------------ ------------ ----------
Venturers' capital, December 31, 1996....   $ 415,772     $ 68,099   $  483,871
  Receipt of contribution receivable.....         --        15,096       15,096
  Distributions..........................    (220,500)     (44,100)    (264,600)
  Net income.............................     667,638      133,560      801,198
                                            ---------     --------   ----------
Venturers' capital, December 31, 1997....     862,910      172,655    1,035,565
  Distributions (unaudited)..............    (143,333)     (28,667)    (172,000)
  Net income (unaudited).................     212,127       42,436      254,563
                                            ---------     --------   ----------
Venturers' capital, March 31, 1998 (unau-
 dited)..................................   $ 931,704     $184,424   $1,118,128
                                            =========     ========   ==========



  The accompanying notes to financial statements are an integral part of these statements.

                                  ELITE FARMS

                            STATEMENTS OF CASH FLOWS

                                                              THREE MONTHS
                                                                  ENDED
                                                YEAR ENDED      MARCH 31,
                                               DECEMBER 31, ------------------
                                                   1997       1997      1998
                                               ------------ --------  --------
                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..................................   $801,198   $324,400  $254,563
   Adjustments to reconcile net income to net
    cash provided by operating activities:
    Depreciation and amortization.............     73,514     18,915    14,669
    Provision for doubtful accounts...........     35,195     40,809    53,772
    Reversal of property and equipment provi-
     sion.....................................     (8,000)       --        --
  Decrease (increase) in trade receivables....    121,739     55,199  (441,407)
  Decrease (increase) in other current assets.     (2,109)     4,570    16,137
  Decrease in deposits........................      3,760      2,910       --
  Increase (decrease) in payables to affili-
   ated farms.................................   (257,978)  (100,497)  336,163
  Increase (decrease) in accounts payable and
   accrued expenses...........................   (107,729)    57,743   173,703
                                                 --------   --------  --------
    Net cash provided by operating activities.    659,590    404,049   407,600
                                                 --------   --------  --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures........................    (47,227)    (5,819)   (7,801)
                                                 --------   --------  --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Capital contributions.......................     15,096        --        --
  Repayment of line of credit.................    (90,956)       --        --
  Principal payments under capital lease obli-
   gations....................................     (9,488)    (2,267)   (2,556)
  Principal payments under note payable.......    (30,396)    (7,326)  (67,202)
  Distributions...............................   (264,600)   (43,100) (172,000)
                                                 --------   --------  --------
    Net cash used in financing activities.....   (380,344)   (52,693) (241,758)
                                                 --------   --------  --------
NET INCREASE IN CASH AND CASH EQUIVALENTS.....    232,019    345,537   158,041
CASH AND CASH EQUIVALENTS, beginning of peri-
 od...........................................     14,476     14,476   246,495
                                                 --------   --------  --------
CASH AND CASH EQUIVALENTS, end of period......   $246,495   $360,013  $404,536
                                                 ========   ========  ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMA-
 TION:
  Cash paid during the period for interest....   $ 15,082   $  4,847  $  2,122
                                                 ========   ========  ========

  The accompanying notes to financial statements are an integral part of these statements.

                                  ELITE FARMS

                         NOTES TO FINANCIAL STATEMENTS

                            DECEMBER 31, 1997

1. ORGANIZATION AND SUMMARY OF BUSINESS

  Elite Farms (the "Venture") was organized on August 31, 1992 as a joint venture, in the form of a general partnership, pursuant to the Uniform Partnership Act as in effect in the State of Florida. The Venture was formed pursuant to the terms and conditions of a joint venture agreement entered into by and between Talent, Inc. ("Talent"), a Florida corporation, Cheldi, Inc. ("Cheldi"), a Florida corporation, and Anvacu, Inc. ("Anvacu"), a Florida corporation (collectively, the "Venturers"). Pre-organization activities commenced on June 1, 1992. Operations commenced on October 12, 1992. The interest of Cheldi was acquired by the Venture during July 1993.

  The Venture was established to purchase, import, process, sell and distribute flowers and related products and services, and to engage in any and all activities related or incidental thereto. The flowers are primarily imported on consignment from farms located in Colombia, which are owned and/or operated by the shareholders of Anvacu. The Venture shall dissolve on December 31, 2012, or upon the earlier of any of the following events:

  .  The sale of all or substantially all of the assets of the Venture;

  .  The approval of the Venturers to terminate the Venture; or

  .  Otherwise by operation of law.

  The net profits and losses of the Venture shall be allocated among the Ventures on a pro-rata basis in accordance with their capital contribution percentages, as calculated on a weighted average basis during the year. The capital account allocation percentages at December 31, 1997 and 1996, which are identical to the weighted average allocation percentages used to allocate the net income of the Venture for the years then ended, are as follows:

                                                                      ALLOCATION
      VENTURER                                                        PERCENTAGE
      --------                                                        ----------
      Anvacu.........................................................   83.33%
      Talent.........................................................   16.67%

  The allocation percentages of the Venturers changed effective January 1, 1996 in accordance with the Amended and Revised Joint Venture Agreement. To effect this change in allocation percentages, Talent was required to contribute an additional $15,096, which was paid in 1997.

  Distributions are made to the Venturers on a pro-rata basis, in accordance with the Venturers' respective ownership interests at the time of distribution, at such times as may be determined by the management committee. Prior to the dissolution and liquidation of the Venture, no Venturer shall be entitled, without the consent of the other Venturers, to withdraw any part of its capital contribution.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Cash equivalents

  The Venture considers all highly liquid instruments with original maturities of three months or less when purchased to be cash equivalents.

 Property and equipment

  Property and equipment are recorded at cost. Depreciation and amortization is computed using the straight-line method over the estimated useful lives (2 to 10 years) of the related assets. Property acquired under capital

                                  ELITE FARMS

                            DECEMBER 31, 1997

leases are depreciated over the life of the respective lease or the estimated remaining useful life of the asset, whichever is shorter. Maintenance and repair costs are charged to operations as incurred, whereas the cost of significant additions and betterments are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is recognized in the statement of income.

 Organization costs

  Costs incurred for the organization of the Venture were capitalized and have been amortized on a straight-line basis over a five-year period. At December 31, 1997, all previously capitalized organization costs were fully amortized.

 Income taxes

  Under the provisions of the Internal Revenue Code and applicable state tax laws, the Venture is not subject to taxation. The tax consequences of Venture profits and losses accrue to the Venturers. Certain items, principally depreciation and start-up costs, may be treated differently on the Venture's informational income tax return than for financial statement purposes. Therefore, net income or loss according to the financial statements may not be the same as that reported on the informational tax return.

 Revenue recognition

  Revenues and fuel charges are recognized upon shipment of product to customers, with the appropriate provision for uncollectible amounts recorded at the time when management deems the balance to be uncollectible.

 Use of estimates in the preparation of financial statements

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Fair value of financial instruments

  As of December 31, 1997, the carrying amount of cash and cash equivalents, trade receivables, accounts payable, note payable, lease obligations and the line of credit approximates fair value due to the short-term nature of these accounts.

                                  ELITE FARMS

                            DECEMBER 31, 1997

3. PROPERTY AND EQUIPMENT

  Property and equipment consist of the following at December 31, 1997:

                                                                        1997
                                                                      ---------
Equipment:
  Warehouse.......................................................... $ 160,209
  Computers..........................................................   228,867
  Office.............................................................    33,130
                                                                      ---------
                                                                        422,206
                                                                      ---------
Vehicles.............................................................   127,154
Furniture and fixtures...............................................    11,433
Leasehold improvements...............................................    14,169
                                                                      ---------
                                                                        574,962
Less--accumulated depreciation and amortization......................  (371,460)
                                                                      ---------
                                                                      $ 203,502
                                                                      =========

4. LINE OF CREDIT

  In October 1996, the Venture refinanced its existing $150,000 bank line of credit with a new $100,000 line of credit and a $100,000 note payable from another bank. The line of credit requires the payment of an annual fee of $1,000 as long as the line of credit is in force. The bank waived this fee for the year ended December 31, 1997. Advances under this line of credit bear interest at the bank's prime rate (8.5% at December 31, 1997) plus 1.5%. Such interest is payable monthly. The advances are due in 24 equal monthly installments 30 days after the cancellation of the line of credit by the bank or on demand, at the option of the bank, if the Venture is in default, as defined, under the line of credit agreement. There was no balance outstanding at December 31, 1997.

  Advances under the line of credit are secured by the inventory, accounts receivable, intangibles and property and equipment of the Venture. Repayment of the advances has been guaranteed by the Venturers and has been guaranteed personally by the President of the Venture, who is also a shareholder of Talent.

5. NOTE PAYABLE

  The Venture executed a note payable in the amount of $100,000. The note bears interest at 9.75% and is payable in 36 equal monthly installments of $3,215, commencing December 1996. Principal payments due under the note payable are as follows:

      1998.............................................................. $33,499
      1999..............................................................  33,703
                                                                         -------
                                                                         $67,202
                                                                         =======

  The note payable is secured by the inventory, accounts receivable, intangibles and property and equipment of the Venture. Repayment of the note payable has been guaranteed by the Venturers and by the President of the Venture, who is also a shareholder of Talent. Subsequent to December 31, 1997, the above note payable was paid in full.

                                  ELITE FARMS

                            DECEMBER 31, 1997

6. RELATED PARTY TRANSACTIONS

  As discussed in Note 1, the majority of flowers are imported on a consignment basis and the resulting payables to affiliated farms for the sale of such flowers are with related parties.

  During 1997, the Venture recorded management fees due to a shareholder of Anvacu totaling $72,000.

  Included in other current assets are receivables due from employees totaling $24,914 at December 31, 1997.

7. COMMITMENTS AND CONTINGENCIES

  In 1997, the Venture entered into an operating lease for its existing office and warehouse facility. Minimum lease payments under such lease are as follows:

      1998............................................................. $ 73,044
      1999.............................................................   75,983
      2000.............................................................   58,641
                                                                        --------
                                                                        $207,668
                                                                        ========

  Rent expense was $83,374 for 1997.

  The Venture entered into capital leases for certain computer equipment. The minimum lease payments under such leases are as follows:

   1998................................................................. $9,121
   1999.................................................................    677
                                                                         ------
     Total minimum lease obligations....................................  9,798
   Less--amount representing interest...................................   (596)
                                                                         ------
   Present value of minimum obligations.................................  9,202
   Less--current portion of lease obligations........................... (8,541)
                                                                         ------
     Lease obligations.................................................. $  661
                                                                         ======

  The Venture had an operating lease for a vehicle that expired during 1997. The Venture acquired the vehicle by exercising the purchase option under such lease.

  In July 1996, a complaint was filed against the Venture in the United States District Court, Southern District of Florida, by a former sales representative employee for compensation and other relief under the Fair Labor Standards Act ("FLSA"), as amended. The action was brought to recover alleged unpaid overtime and an additional amount as liquidated damages, costs and reasonable attorney's fees. During a prescribed opt-in period, which has closed, five additional former sales representative employees joined the complaint.

                                  ELITE FARMS

                            DECEMBER 31, 1997


  In March 1997, the Venture reached a settlement of this complaint with the former employee who brought the action and four of the five opt-in plaintiffs. The Settlement Agreement and General Release (the "Settlement Agreement") provides for the payment of $12,000 to the former employees who settled plus $9,300 for legal fees and costs. These amounts were paid in April 1997. The accrual for these expenses was recorded in the 1996 financial statements.

  After execution of the Settlement Agreement, a motion was filed in April 1997 to dismiss the complaint relating to the plaintiffs who settled with the Venture and to file an amended complaint against the Venture in the name of the opt-in plaintiff from the original complaint who did not agree to settle. The amended complaint against the Venture was settled in August 1997 by payment of $10,000 to the remaining opt-in plaintiff, plus payment of $5,000 for legal fees and costs.

  In December 1996, the Venture received a subpoena from the Florida Attorney General's office. The purpose of the subpoena was to investigate the Venture's business practices in accordance with Florida's Deceptive and Unfair Trade Practices Act. The Florida Attorney General's office terminated its investigation of the Venture's practices in July 1997 after the Venture executed an Assurance of Voluntary Compliance (the "Assurance"). The Assurance was entered into by the Venture for settlement purposes only and without any admission by the Venture that the Venture violated the law. The Venture paid $5,000 to the office of the Attorney General, such payment representing reimbursement of the costs and investigative fees of that office.

8. YEAR 2000 (UNAUDITED)

  The Venture has assessed and continues to assess the impact of the Year 2000 Issue on its reporting systems and operations. The Year 2000 issue exists because many computer systems and applications currently use two digit date fields to designate a year. As the century date occurs, date sensitive systems will recognize the year 2000 as 1900 or not at all. This inability to recognize or properly treat the year 2000 may cause the Venture's systems to process critical financial and operational information incorrectly.

  During the current year, the Venture incurred no costs to modify existing computer systems and applications. The Venture anticipates that costs to be incurred in 1998 and 1999 to modify or update existing computer systems and/or applications will not have a significant impact on the financial position or results of operations of the Venture and should not exceed $5,000.

  If the Venture assesses that a negative impact on its reporting systems and operations exist and management takes no action to remedy the negative impact, there could be a significant disruption of the Venture's ability to transact business with its major customers and suppliers. Such lack of action could result in a possible shutdown of certain computer dependent operations.

9. SUBSEQUENT EVENT

  On April 3, 1998, the Venturers entered into a definitive agreement and plan of reorganization with USA Floral Products, Inc. ("USA Floral") and EFTA Acquisition Corp., a wholly owned subsidiary of USA Floral ("EFTA"), pursuant to which the Venturers merged with and into EFTA. All capital contributions made by the Venturers were exchanged for cash and shares of USA Floral common stock.

10. UNAUDITED INTERIM FINANCIAL STATEMENTS

  In management's opinion, the accompanying unaudited financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial position of the Venture as of March 31, 1998, and the results of its operations and its cash flows for the three months ended march 31, 1998 and 1997. The results of operations and cash flows for the three months ended March 31, 1998 and 1997 are not necessarily indicative of the results of operations or cash flows which may be reported for the remainder of 1998 and 1997.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholder of Everflora, Inc. and Everflora Miami, Inc.

  In our opinion, the accompanying combined balance sheet and the related statements of operations, of stockholder's equity and of cash flows present fairly, in all material respects, the financial position of Everflora, Inc. and Everflora Miami, Inc. (the "Company") at December 31, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ Price Waterhouse LLP Price Waterhouse LLP Miami, Florida
March 27, 1998

                   EVERFLORA, INC. AND EVERFLORA MIAMI, INC.

                          COMBINED BALANCE SHEET
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------
ASSETS
Current assets:
 Cash and cash equivalents.........................................    $  102
 Accounts receivable, net..........................................     2,632
 Inventory.........................................................       131
 Due from related parties..........................................       929
 Prepaid expenses and other current assets.........................       382
                                                                       ------
  Total current assets.............................................     4,176
Property and equipment, net........................................       871
Other assets.......................................................       494
                                                                       ------
  Total assets.....................................................    $5,541
                                                                       ======
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
 Accounts payable and accrued expenses.............................     1,443
 Bank line of credit...............................................       751
                                                                       ------
  Total current liabilities........................................     2,194
                                                                       ------
Commitments and contingencies
Stockholder's equity:
 Common stock......................................................        35
 Additional paid-in capital........................................       385
 Retained earnings.................................................     3,044
 Less: Treasury stock..............................................      (117)
                                                                       ------
  Total stockholder's equity.......................................     3,347
                                                                       ------
  Total liabilities and stockholder's equity.......................    $5,541
                                                                       ======


    The accompanying notes are an integral part of these combined financial statements.

                   EVERFLORA, INC. AND EVERFLORA MIAMI, INC.

                        COMBINED STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------
Net Sales..........................................................   $20,693
Cost of Sales......................................................    15,091
                                                                      -------
  Gross margin.....................................................     5,602
Selling, general and administrative expenses.......................     4,575
                                                                      -------
  Operating income.................................................     1,027
Other expenses:
 Interest expense..................................................        11
                                                                      -------
Income before provision for income taxes...........................     1,016
Provision for income taxes.........................................       --
                                                                      -------
Net income.........................................................   $ 1,016
                                                                      =======
Unaudited pro forma information:
 Pro forma net income before provision for income taxes............   $ 1,016
 Provision for income taxes........................................       406
                                                                      -------
 Pro forma income (see Note 2).....................................   $   610
                                                                      =======



    The accompanying notes are an integral part of these combined financial statements.

                   EVERFLORA, INC. AND EVERFLORA MIAMI, INC.

                   COMBINED STATEMENT OF STOCKHOLDER'S EQUITY
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                         COMMON STOCK  ADDITIONAL
                         -------------  PAID IN   TREASURY RETAINED STOCKHOLDER'S
                         SHARES AMOUNT  CAPITAL    STOCK   EARNINGS    EQUITY
                         ------ ------ ---------- -------- -------- -------------
Balance at December 31,
 1996................... 3,352   $35      $385     $(117)   $2,465     $2,768
 Net income.............                                     1,016      1,016
 Distributions to stock-
  holder................                                      (437)      (437)
                         -----   ---      ----     -----    ------     ------
Balance at December 31,
 1997................... 3,352   $35      $385     $(117)   $3,044     $3,347
                         =====   ===      ====     =====    ======     ======





    The accompanying notes are an integral part of these combined financial statements.

                   EVERFLORA, INC. AND EVERFLORA MIAMI, INC.

                        COMBINED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                                       1997
                                                                   ------------
Cash flows from operating activities:
 Net income.......................................................    $1,016
 Adjustments to reconcile net income to net cash provided by oper-
  ating activities:
  Depreciation and amortization...................................       175
  Change in operating assets and liabilities:
   Accounts receivable............................................       (19)
   Inventory......................................................       (33)
   Prepaid expenses and other current assets......................      (199)
   Due from related parties.......................................         6
   Accounts payable and accrued expenses..........................      (231)
                                                                      ------
    Net cash provided by operating activities.....................       715
                                                                      ------
Cash flows from investing activities:
 Purchases of property and equipment..............................      (240)
 Proceeds from disposal of property and equipment.................        (6)
                                                                      ------
    Net cash used in investing activities.........................      (246)
                                                                      ------
Cash flows from financing activities:
 Repayments of the bank lines of credit...........................       (50)
 Stockholder distributions........................................      (437)
                                                                      ------
    Net cash used in financing activities.........................      (487)
                                                                      ------
Net decrease in cash and cash equivalents.........................       (18)
Cash and cash equivalents--beginning of period....................       120
                                                                      ------
Cash and cash equivalents--end of period..........................    $  102
                                                                      ======
Supplemental disclosure of cash flow information:
 Cash paid during the period for interest.........................    $   11
                                                                      ======


    The accompanying notes are an integral part of these combined financial statements.

                   EVERFLORA, INC. AND EVERFLORA MIAMI, INC.

                               DECEMBER 31, 1997
                                (IN THOUSANDS)

NOTE 1--BUSINESS ORGANIZATION

  Everflora, Inc. and Everflora Miami, Inc. (together the "Company"), were formed in 1986 for the purpose of importing and selling flowers. Everflora, Inc. is located in Cresskill, New Jersey. Everflora Miami, Inc. is located in Miami, Florida.

  Everflora, Inc. and Everflora Miami, Inc. are commonly owned and managed by a single stockholder. Accordingly, the financial statements have been presented on a combined basis. All material intercompany transactions have been eliminated in these financial statements.

  The Company and its stockholder entered into a definitive agreement with U.S.A. Floral Products, Inc. ("USA Floral") pursuant to which the Company merged with USA Floral effective January 19, 1998 (the "Merger"). All outstanding shares of the Company were exchanged for cash and stock. These financial statements and footnotes are those of the Company prior to the Merger and do not reflect any purchase accounting adjustments or other transactions related to the Merger (see Note 10).

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  Revenue is recognized upon shipment of product.

 Cash Equivalents

  For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less at date of purchase to be cash equivalents.

 Inventory

  Inventory is stated at the lower of cost or market. Cost is determined on a first-in, first-out basis (FIFO).

 Property and Equipment

  Property and equipment are carried at cost. Depreciation is provided using accelerated methods over the estimated useful lives of the related assets (five to seven years). Leasehold improvements are amortized over the shorter of their respective lease terms or estimated useful lives.

 Fair Value of Financial Instruments

  The carrying amount of cash and cash equivalents, accounts receivable/payable, accrued expenses and short-term debt approximates fair value because of the short term nature of these instruments.

                   EVERFLORA, INC. AND EVERFLORA MIAMI, INC.

                               DECEMBER 31, 1997
                                (IN THOUSANDS)


 Concentration of Credit Risk

  Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. Receivables are not collateralized and accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss.

 Income Taxes

  The Company has elected to be treated as an S Corporation for federal and state income taxes and, accordingly, any liabilities for income taxes are the direct responsibility of the stockholder.

  There are differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. At December 31, 1997, the tax bases of the Company's net assets exceed their respective financial reporting bases by approximately $266.

  The unaudited pro forma income tax information included in the Statement of Operations is presented in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as if the Company had been subject to federal and state income taxes for the entire periods presented.

NOTE 3--ALLOWANCE FOR DOUBTFUL ACCOUNTS

                                          BALANCE AT CHARGED TO         BALANCE
                                          BEGINNING  COSTS AND  WRITE-  AT END
                                          OF PERIOD   EXPENSES   OFFS  OF PERIOD
                                          ---------- ---------- ------ ---------
   Year ended December 31, 1997..........    $203       $61      $(19)   $245

NOTE 4--INVENTORY

  Inventory consists of the following finished goods:

                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------
   Perishables.....................................................     $ 68
   Hardgoods.......................................................       63
                                                                        ----
                                                                        $131
                                                                        ====

NOTE 5--PROPERTY AND EQUIPMENT

  Property and equipment consist of the following:

                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------
   Leasehold improvements..........................................   $   589
   Computer equipment..............................................        90
   Furniture, fixtures and equipment...............................     1,517
   Vehicles........................................................       421
                                                                      -------
                                                                        2,617
   Accumulated depreciation and amortization.......................    (1,746)
                                                                      -------
                                                                      $   871
                                                                      =======

  Depreciation expense for the year ended December 31, 1997 was $175.

                   EVERFLORA, INC. AND EVERFLORA MIAMI, INC.

                               DECEMBER 31, 1997
                                (IN THOUSANDS)


NOTE 6--CREDIT FACILITIES

 Lines of Credit

  The Company had two credit facilities aggregating $1,800, of which $751 was outstanding at December 31, 1997. Advances on the lines of credit are payable on demand and bear interest at prime plus .25% (9.25% as of December 31, 1997) and are secured by the Company's assets. In connection with these credit facilities, the Company needs to maintain various financial covenants throughout the term of the loan. Upon consummation of the Merger, all outstanding borrowings on the credit lines were paid in full (See Note 10).

NOTE 7--EMPLOYEE BENEFIT PLAN

  The Company established an employee savings plan (the "Plan") under the provisions of section 401(k) of the Internal Revenue Code on June 15, 1997. Prior to this date, the Company maintained a non-contributory profit sharing plan for all qualified employees. All profit sharing plan assets were transferred into the Plan as of July 1, 1997. Substantially all employees are eligible to participate in the Plan. For the year ended December 31, 1997, the Company contributed approximately $17 to the Plan. No contributions to the profit sharing plan occurred in 1997. Contributions to the profit sharing plan were discretionary.

NOTE 8--RELATED PARTY TRANSACTIONS

  The Company purchased flowers from three related companies partially owned by the Company's stockholder. Total purchases from the related companies were approximately $481 for the year ended December 31, 1997. At December 31, 1997, there is no outstanding payable balance due to the related parties.

  The Company sold flowers to three related companies partially owned by the Company's stockholder. Total sales to the related companies were approximately $272 for the year ended December 31, 1997. At December 31, 1997, the outstanding receivable balance from the related companies was approximately $29.

  Additionally, the Company advanced cash to entities partially owned by the Company's stockholder. At December 31, 1997, the outstanding receivable balance from the related companies was approximately $910.

  Upon consummation of the Merger, all outstanding related party receivable balances were collected in full (See Note 10).

NOTE 9--COMMITMENTS AND CONTINGENCIES

 Lease Commitments

  The Company leases office and warehouse space from an entity owned by the Company's stockholder. The lease expires December 31, 2002. Rent expense was $427 for the year ended December 31, 1997.

  As of December 31, 1997, the Company's allocable share of future minimum rent under the lease is as follows:

   1998.................................................................. $  392
   1999..................................................................    392
   2000..................................................................    392
   2001..................................................................    392
   2002..................................................................    392
                                                                          ------
     Total............................................................... $1,960
                                                                          ======

                   EVERFLORA, INC. AND EVERFLORA MIAMI, INC.

                               DECEMBER 31, 1997
                                (IN THOUSANDS)


 Legal Matters

  The Company is involved in various legal matters in the normal course of business. In the opinion of the Company's management, these matters are not anticipated to have a material adverse effect on the financial position, results of operations or cash flows of the Company.

NOTE 10--SUBSEQUENT EVENTS

  As discussed in Note 1, the Company merged with USA Floral effective January 19, 1998. The stockholder sold all of his outstanding shares of the Company to USA Floral for $8 million. All outstanding shares of the Company were exchanged for cash of $4 million and shares of USA Floral Common Stock equivalent to $4 million.

  In connection with the sale of the Company, advances to related parties were repaid to the Company. Additionally, the outstanding bank lines of credit were repaid on behalf of the Company by USA Floral.

  The Company will continue to lease office and warehouse space under the current lease agreement described in Note 9.

  No effect has been given to these financial statements for adjustments that have taken or will take place as a result of the USA Floral purchase of the Company.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors of
 UltraFlora Corporation

  In our opinion, the accompanying balance sheet and the related statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of UltraFlora Corporation (the "Company") at December 31, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ Price Waterhouse LLP Price Waterhouse LLP Miami, Florida
March 13, 1998

                             ULTRAFLORA CORPORATION

                                 BALANCE SHEET
                                 (IN THOUSANDS)

                                                                   DECEMBER 31,
                                                                       1997
                                                                   ------------
ASSETS
Current assets:
 Cash and cash equivalents........................................    $  447
 Accounts receivable, net.........................................     2,506
 Notes receivable--related party..................................        25
 Inventory........................................................       320
 Prepaids and other current assets................................        44
 Deferred tax assets..............................................        21
                                                                      ------
  Total current assets............................................     3,363
Property and equipment, net.......................................       276
Other assets......................................................         2
                                                                      ------
  Total assets....................................................    $3,641
                                                                      ======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable--Trade..........................................    $  499
 Accounts payable--Farms..........................................       170
 Accounts payable--Related party..................................       500
 Accrued expenses and other liabilities...........................       262
 Income taxes payable.............................................       405
                                                                      ------
  Total current liabilities.......................................     1,836
Deferred tax liability............................................         6
                                                                      ------
  Total liabilities...............................................     1,842
                                                                      ------
Commitments and contingencies
Stockholders' equity:
 Common stock, $1.00 par value; 5,000 shares authorized, issued
  and outstanding.................................................         5
 Additional paid-in capital.......................................       382
 Retained earnings................................................     1,412
                                                                      ------
  Total stockholders' equity......................................     1,799
                                                                      ------
  Total liabilities and stockholders' equity......................    $3,641
                                                                      ======


   The accompanying notes are an integral part of these financial statements.

                             ULTRAFLORA CORPORATION

                            STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------
Net sales..........................................................   $17,140
Cost of sales......................................................    13,399
                                                                      -------
  Gross profit.....................................................     3,741
Selling, general and administrative expenses.......................     2,328
                                                                      -------
  Operating income.................................................     1,413
Other (income) expense:
 Interest income...................................................       (23)
 Interest expense..................................................         3
                                                                      -------
Income before provision for income taxes...........................     1,433
Provision for income taxes.........................................       558
                                                                      -------
Net income.........................................................   $   875
                                                                      =======




   The accompanying notes are an integral part of these financial statements.

                             ULTRAFLORA CORPORATION

                       STATEMENT OF STOCKHOLDER'S EQUITY
                                 (IN THOUSANDS)

                                 COMMON STOCK  ADDITIONAL              TOTAL
                                 -------------  PAID-IN   RETAINED STOCKHOLDERS'
                                 SHARES AMOUNT  CAPITAL   EARNINGS    EQUITY
                                 ------ ------ ---------- -------- -------------
Balance at December 31, 1996....    5    $ 5      $362     $  537     $  904
 Gain on sale of UFL............                    20                    20
 Net income.....................                              875        875
                                  ---    ---      ----     ------     ------
Balance at December 31, 1997....    5      5      $382     $1,412     $1,799
                                  ===    ===      ====     ======     ======




   The accompanying notes are an integral part of these financial statements.

                             ULTRAFLORA CORPORATION

                            STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------
Cash flows from operating activities:
 Net income.......................................................    $   875
 Adjustments to reconcile net income to net cash provided by oper-
  ating activities:
  Depreciation and amortization...................................         95
  Deferred income taxes...........................................         20
  Change in operating assets and liabilities:
   Accounts receivable............................................     (1,232)
   Inventory......................................................       (176)
   Prepaid expenses and other current assets......................         38
   Accounts payable...............................................        380
   Accrued expenses and other liabilities.........................         (7)
   Income taxes payable...........................................        532
                                                                      -------
    Net cash provided by operating activities.....................        525
                                                                      -------
Cash flows used in investing activities--purchases of property and
 equipment........................................................       (137)
                                                                      -------
Cash flows from financing activities:
 Collection of note receivable--related party.....................         75
 Repayments under line of credit agreement, net...................       (150)
                                                                      -------
    Net cash used in financing activities.........................        (75)
                                                                      -------
Net increase in cash and cash equivalents.........................        313
Cash and cash equivalents--beginning of period....................        134
                                                                      -------
Cash and cash equivalents--end of period..........................    $   447
                                                                      =======
Supplemental disclosure of cash flow information:
 Cash paid during the period for interest.........................    $     5
 Cash paid during the period for income taxes.....................    $     5
 Note receivable from sale of subsidiary..........................    $   100



   The accompanying notes are an integral part of these financial statements.

                            ULTRAFLORA CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
                                (IN THOUSANDS)

1. BUSINESS ORGANIZATION

  UltraFlora Corporation (the "Company") was formed in 1986 for the purpose of importing fresh cut floral products primarily from Colombia and distributing them to retail stores throughout the United States. The Company's former foreign subsidiary, UltraFlora Limitada ("UFL"), coordinates orders with the Colombian growers, performs quality control and coordinates shipment of goods to the United States.

  Effective October 1, 1997, Flower Trading Corporation, a Florida corporation, sold its seventy-five percent ownership interest in the Company to Seacross Trading, Inc., a British Virgin Islands corporation.

 Basis of Presentation

  The financial statements represent the financial position, results of operations, and net cash flows of UltraFlora Corporation.

  Effective January 16, 1998, the Company merged with and into U.S.A. Floral Products, Inc. ("USA Floral") (the "Merger"). All outstanding shares of the Company were exchanged for cash and shares of USA Floral common stock. These financial statements are those of the Company prior to the Merger and do not reflect any purchase accounting adjustments or other transactions related to the Merger (see Note 13).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  Revenue is recognized upon shipment of product.

 Cash Equivalents

  For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less at date of purchase to be cash equivalents.

 Inventory

  Inventory includes perishable floral products and hard goods such as sleeves, picks, boxes, etc. Since the Company does not purchase speculative floral inventory, floral products included in inventory generally represent shipments in-transit from growers. Cost for the floral products is determined by the specific identification method.

  The hard goods inventory used for packaging is held on consignment at UFL. Cost for hard goods inventory is determined on a first-in, first-out (FIFO) basis.

  All inventory components are stated at the lower of cost or market.

                            ULTRAFLORA CORPORATION

                                (IN THOUSANDS)


 Property and Equipment

  Property and equipment are carried at cost less accumulated depreciation. Depreciation is computed using the straight line method over the estimated useful lives of the related assets which range from three to seven years.

 Fair Value of Financial Instruments

  The carrying amount of cash and cash equivalents, accounts receivable/payable, notes receivable and accrued expenses approximates fair value because of the short maturity of these instruments.

 Concentration of Credit Risk

  Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. Receivables are not collateralized and accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss. At December 31, 1997, 72% of the Company's accounts receivable balance was from sales to two major U.S. retailers. These two customers also accounted for 71% of the Company's sales in 1997. Any adverse change in the credit worthiness of the Company's customers as well as general economic conditions could affect the Company's estimate of bad debt.

 Concentration from Supplies

  The Company purchases substantially all of its floral product from three flower farms in Colombia. Two farms are owned by shareholders of the Company and the third farm is owned by a former shareholder of the Company. Since the Company's primary source of supply comes from farms in a concentrated geographic region, adverse weather conditions or poor harvest results, combined with the Company's historical lack of relationships with other growers could result in an interruption in supply and/or increased costs.

 Income Taxes

  The Company is a C Corporation for federal and state income tax purposes. The Company accounts for income taxes using the asset and liability method under the provisions on the Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes."

3. ALLOWANCE FOR DOUBTFUL ACCOUNTS

                                             BALANCE  CHARGE TO         BALANCE
                                            BEGINNING COSTS AND WRITE-  AT END
                                            OF PERIOD EXPENSES   OFFS  OF PERIOD
                                            --------- --------- ------ ---------
   Year ended December 31, 1997............    $87       $36     $71      $52

4. INVENTORY

  Inventory consists of the following:

                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------
   Floral products.................................................     $ 64
   Hard goods......................................................      256
                                                                        ----
                                                                        $320
                                                                        ====

                            ULTRAFLORA CORPORATION

                                (IN THOUSANDS)

5. PROPERTY AND EQUIPMENT

  Property and equipment consist of the following:

                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------
   Furniture, fixtures and equipment...............................    $ 100
   Computer equipment and software.................................      522
   Leasehold improvements..........................................       66
                                                                       -----
                                                                         688
   Accumulated depreciation and amortization.......................     (412)
                                                                       -----
                                                                       $ 276
                                                                       =====

  Depreciation expense for the year ended December 31, 1997 was $95.

6. ACCRUED EXPENSES

  Accrued expenses and other liabilities include the following:

                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------
   Anti-dumping duties payable.....................................     $143
   Payroll and payroll taxes.......................................       81
   Royalty payable.................................................       17
   Accrued professional fees.......................................        6
   Other...........................................................       15
                                                                        ----
                                                                        $262
                                                                        ====

7. LINE OF CREDIT

  At December 31, 1997, the Company had an available $750 line of credit with a financial institution which is due on demand and expires on May 31, 1998. This line of credit agreement requires monthly interest payments at prime plus 1%. The $750 total line of credit available to the Company is secured by all of the Company's assets and is equally guaranteed by an affiliated company and a former affiliated company.

  The line of credit has certain affirmative covenants with requirements as to tangible net worth, operational profitability, and maintained banking relationship. The line of credit also has certain negative covenants which prevent the Company from making or guaranteeing loans; declaring or paying dividends; consolidating or merging; incurring or assuming indebtedness; and incurring or assuming liens. At December 31, 1997, there were no amounts outstanding under the Company's line of credit. On January 2, 1998, the Company and the financial institution mutually agreed to cancel this line of credit agreement and the Company was released from the related guarantees.

                            ULTRAFLORA CORPORATION

                                (IN THOUSANDS)


8. INCOME TAXES

  The provision for income taxes is as follows:

                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------
   Current expense:
    Federal........................................................     $453
    State..........................................................       85
                                                                        ----
                                                                        $538
                                                                        ====
   Deferred expense:
    Federal........................................................     $ 17
    State..........................................................        3
                                                                        ----
                                                                          20
                                                                        ----
                                                                        $558
                                                                        ====

  The provision for income taxes differs from the U.S. Statutory federal income tax rate for the following reasons:

                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------
   Statutory federal tax rate......................................     34.0%
   State taxes, net of federal benefit.............................      4.0%
   Meals and entertainment.........................................       .8%
   Other...........................................................       .1%
                                                                        ----
                                                                        38.9%
                                                                        ====

  Net deferred tax assets were comprised of the following:

                                                                   DECEMBER 31,
                                                                       1997
                                                                   ------------
   Deferred tax asset--allowance for doubtful accounts............     $21
   Deferred tax liability--accumulated depreciation and
    amortization..................................................      (6)
                                                                       ---
                                                                       $15
                                                                       ===

9. EMPLOYEE BENEFIT PLAN

  In 1995, the Company established an employee savings plan (the "Plan") under the provisions of section 401(k) of the Internal Revenue Code. Employees who meet certain minimum service and age requirements are eligible to participate in the Plan. The Plan calls for the Company to match 20% of participant's contributions up to 5%. Company contributions to the Plan were approximately $8 for the year ended December 31, 1997.

                            ULTRAFLORA CORPORATION

                                (IN THOUSANDS)


10. RELATED PARTY TRANSACTIONS

  The Company purchases substantially all of its product from three flower farms in Colombia. Two of these farms are owned by shareholders of the Company and a third farm was owned by a shareholder until the end of 1996. Total floral purchases from these affiliates totaled $5,104 for the year ended December 31, 1997.

  Additionally, the Company is charged a fee by the affiliated farms to cover certain packaging costs of the suppliers. Related fees were $1,422 for the year ended December 31, 1997. Due to affiliates was $450 at December 31, 1997.

  The Company leases its office space from a related entity. Total rent expense was $30 for the year ended December 31, 1997.

  The Company is charged a monthly fee from a related entity for handling of floral products. For the year ended December 31, 1997, these fees amounted to $340. Additionally, the Company is charged an administrative fee representing a monthly overhead charge that amounted to $117 for the year ended December 31, 1997. The Company purchased $145 in flowers from this related entity for the year ended December 31, 1997.

  The Company paid UFL $4,628 for the year ended December 31, 1997 for services provided as discussed in Note 1.

  The Company has a $25 unsecured note outstanding from a related party at December 31, 1997. The note bears interest at 9% annually with principal and accrued interest due on September 29, 2000.

  The Company paid its President, who is also a shareholder in the Company, a salary of $147 for the year ended December 31, 1997. The President also was paid a bonus of $25 for the year ended December 31, 1997.

  On December 31, 1993, the Company and its two partners in a general partnership signed a Dissolution, Liquidation, and Royalty Agreement (the "Agreement"). Under the terms of the Agreement, the Partnership was dissolved and terminated, and all of the Partnership's assets were transferred to the Company. In consideration for the transfer of the Partnership's assets to the Company and to induce the ex-partners to agree to the "no compete" provisions of the Agreement, the Company agreed to pay certain royalties to its ex-partners. The royalties are determined as a percentage of the Company's net sales of floral products to a major retailer and to third parties that resell such floral products to the major retailer. The Agreement establishes that the percentage would be 1 percent for the period from January 1, 1996 through December 31, 1998. However, per the Agreement, the aggregate amount of royalties in any year shall not exceed $100. During the year ended December 31, 1997, the expense related to these royalties amounted to $92.

11. COMMITMENTS AND CONTINGENCIES

 Lease Commitments

  The Company leases its office facilities from a related party under an operating lease expiring on January 1, 1999. Rental payments include minimum rentals adjusted for sales tax. The aggregate future minimum rentals are as follows:

   FOR THE YEAR ENDING DECEMBER 31,
   --------------------------------
       1998.................................................................. $22
       1999..................................................................   2
                                                                              ---
                                                                              $24
                                                                              ===

                            ULTRAFLORA CORPORATION

                                (IN THOUSANDS)

  The Company entered into an agreement to lease equipment under a noncancelable operating lease expiring on September 30, 2001. Future minimum rental payments including scheduled maintenance charges are as follows:

   FOR THE YEAR ENDING DECEMBER 31,
   --------------------------------
       1998.................................................................. $ 4
       1999..................................................................   4
       2000..................................................................   4
       2001..................................................................   3
                                                                              ---
                                                                              $15
                                                                              ===

 Antidumping Duty

  In 1986, the U.S. Department of Commerce ("DOC") imposed an antidumping duty deposit on the importation of certain flowers, pending the imposition of a final duty rate based on annual reviews of the flower growers' margins. Since that time, the DOC has undertaken eleven reviews. As a result of those reviews, beginning in 1996, the Company's importation of flowers from its suppliers has been subject to antidumping duties. Of the periods under review, the results of the review for periods five through eleven could result in additional liability for the Company. Final determinations have been published for the fifth, sixth, seventh and ninth reviews, but judicial appeals are pending. The eighth review liquidated at the cash-deposit rate which was zero for the Company. The tenth and eleventh reviews are in process.

  Included in accrued expenses is approximately $143 as of December 31, 1997 of estimated antidumping duties which may be imposed by the Department of Commerce. The duty is based on rates imposed on certain products from certain growers in Columbia and Ecuador. The antidumping duty is subject to change upon the Department of Commerce's final review of all open antidumping periods.

12. SALE OF ULTRAFLORA LIMITADA

  The Company sold its 99.62% owned foreign subsidiary, UFL, to Venosa Holdings, Inc. ("Venosa Holdings"), a holding company owned by shareholders of the Company on October 1, 1997. In exchange for all of the stock of UFL, the Company received a $100 unsecured note receivable from Venosa Holdings. The Company recognized a gain of $20 on the sale of its subsidiary and such gain has been recorded as a contribution to capital at December 31, 1997. The note receivable from Venosa Holdings bears interest at 9% annually with principal and accrued interest due on September 29, 2000. At December 31, 1997, the balance outstanding under this note receivable amounted to $25.

13. SUBSEQUENT EVENTS

  All related party agreements, understandings and arrangements as outlined in
Note 10 were amended, as necessary, upon consummation of the Merger described in Note 1 such that all continuing obligations thereunder are intended to be no greater than they would be under agreements with unaffiliated third parties.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth fees payable to the Commission and the National Association of Securities Dealers, Inc., and other estimated expenses expected to be incurred in connection with issuance and distribution of securities being registered. All such fees and expenses shall be paid by the Company.

Securities and Exchange Commission Registration Fee.................. $ 66,965*
Nasdaq National Market Listing Fee...................................   17,500*
Legal Fees and Expenses..............................................   50,000**
Accounting Fees and Expenses.........................................  150,000**
Miscellaneous........................................................   45,000**
                                                                      --------
  Total.............................................................. $329,465**
                                                                      ========

--------
*  Previously paid
** Estimated

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit.
Article 10 of the registrant's Certificate of Incorporation provides that the personal liability of directors of the registrant is eliminated to the fullest extent permitted by Section 102(b)(7) of the DGCL.

  Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of being a director or officer of the corporation if it is determined that the director or officer acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article 7 of the registrant's Bylaws provides that the registrant will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another entity, against certain liabilities, costs and expenses. Article 7 further permits the registrant to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another entity, against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the registrant would have the power to indemnify such person against such liability under the DGCL. The registrant maintains directors' and officers' liability insurance.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

  On April 22, 1997 the registrant sold 1,000,000 shares of its common stock to Robert J. Poirier in an organizational subscription for aggregate cash consideration of $1,000. The transaction was intended to be exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof.

  On April 22, 1997 the registrant sold 1,000,000 shares of its common stock to Jonathan Ledecky in an organizational subscription for aggregate cash consideration of $1,000. The transaction was intended to be exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof.

  On April 23, 1997, the registrant sold 100,000 shares of its common stock to Jonathan Ledecky in an organizational subscription for aggregate cash consideration of $100,000. The transaction was intended to be exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof.

  On April 23, 1997, the registrant sold 100,000 shares of its common stock to Dewey K. Shay in an organizational subscription for aggregate cash consideration of $100,000. The transaction was intended to be exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof.

  On April 23, 1997, the registrant sold 100,000 shares of its common stock to Edward J. Mathias in an organizational subscription for aggregate cash consideration of $100,000. The transaction was intended to be exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof.

  On May 8, 1997, the registrant sold 25,000 shares of its common stock to Mark Ein in an organizational subscription for aggregate cash consideration of $25,000. The transaction was intended to be exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof.

  On May 10, 1997, the registrant sold 25,000 shares of its common stock to John A. Quelch in an organizational subscription for aggregate cash consideration of $25,000. The transaction was intended to be exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof.

  On May 25, 1997, the registrant sold 50,000 shares of its common stock to Joanne C. McClure in an organizational subscription for aggregate cash consideration of $50,000. The transaction was intended to be exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof.

  As of August 5, 1997, the registrant entered into an Amended and Restated Agreement and Plan of Contribution with CFX, Inc. ("CFX"), Floral Acquisition Corporation and Dwight Haight, James A. Hill and Michael Grover, pursuant to which the registrant issued 250,000 shares of its Common Stock, as partial consideration for the merger of a wholly-owned subsidiary of the registrant with and into CFX. Pursuant to the Agreement and Plan of Contribution, the Company granted options to purchase that number of shares of Common Stock equal to 6.25% of the Consideration (as defined in the Agreement and Plan of Contribution) to certain employees of CFX following consummation of the merger. The transaction was intended to be exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof.

  As of August 6, 1997, the registrant entered into an Amended and Restated Agreement and Plan of Contribution with Bay State Florist Supply ("Bay State"), and BSF Acquisition Corp., pursuant to which the registrant issued 495,550 shares of its Common Stock, as partial consideration for the merger of a wholly-owned subsidiary of the registrant with and into Bay State. Pursuant to the Agreement and Plan of Contribution, the Company granted options to purchase that number of shares of Common Stock equal to 6.25% of the Consideration (as defined in the Agreement and Plan of Contribution) to certain employees of Bay State following consummation of the merger. The transaction was intended to be exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof.

  As of August 5, 1997, the registrant entered into an Amended and Restated Agreement and Plan of Contribution with Alpine Gem Flower Shippers, Inc. ("Alpine Gem"), AGFS Acquisition Corp. and John Q. Graham, Jr. and Diane Lizotte-Graham, pursuant to which the registrant issued 160,000 shares of its Common Stock, as partial consideration for the merger of a wholly-owned subsidiary of the registrant with and into Alpine Gem. Pursuant to the Agreement and Plan of Contribution, the Company granted options to purchase that number of shares of Common Stock equal to 6.25% of the Consideration (as defined in the Agreement and Plan of

Contribution) to certain employees of Alpine Gem following consummation of the merger. The transaction was intended to be exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof.

  As of August 4, 1997, the registrant entered into an Agreement and Plan of Contribution with United Wholesale Florists, Inc., United Wholesale Florists of America, Inc., UWF Acquisition Corp., UWFA Acquisition Corp. and G. Warren Stephenson and Raymond R. Ashmore, pursuant to which the registrant issued 268,500 shares of its Common Stock as partial consideration for the merger of wholly-owned subsidiaries of the registrant with and into "United Wholesale" (as defined in the Prospectus). Pursuant to the Agreement and Plan of Contribution, the Company granted options to purchase that number of shares of Common Stock equal to 6.25% of the Consideration (as defined in the Agreement and Plan of Contribution) to certain employees of United Wholesale following consummation of the merger. The transaction was intended to be exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof.

  As of August 5, 1997, the registrant entered into an Amended and Restated Agreement and Plan of Contribution with The Roy Houff Company ("Houff"), RHI Acquisition Corp. and Roy O. Houff, pursuant to which the registrant granted options to purchase that number of shares of Common Stock equal to 6.25% of the Consideration (as defined in the Agreement and Plan of Contribution) to certain employees of Houff following consummation of the merger. The transaction was intended to be exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof.

  As of August 5, 1997, the registrant entered into an Agreement and Plan of Contribution with American Florist Supply, Inc. ("American Florist"), AFS Acquisition Corp. and John T. Dickinson, pursuant to which the registrant granted options to purchase that number of shares of Common Stock equal to 6.25% of the Consideration (as defined in the Agreement and Plan of Contribution) and (ii) to issue up to that number of shares of Common Stock with an aggregate value of up to $2,400,000 pursuant to an earn-out arrangement, all of which shares (totaling 141,749 shares) were issued on February 27, 1998. The transaction was intended to be exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof.

  As of August 5, 1997, the registrant entered into an Amended and Restated Agreement and Plan of Contribution with Monterey Bay Bouquet, Inc. ("Monterey Bay"), Bay Area Bouquets, Inc., USA Floral Acquisition Co. and Jeffrey Brothers, Philip Buran and Douglas Anderson, pursuant to which the registrant granted options to purchase that number of shares of Common Stock equal to 6.25% of the Consideration (as defined in the Agreement and Plan of Contribution) to certain employees of Monterey Bay following consummation of the merger and agreed to issue up to that number of shares of Common Stock with an aggregate value of up to $3,000,000 pursuant to an earn-out arrangement, all of which shares (totaling 177,185 shares) were issued on February 27, 1998. The transaction was intended to be exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof.

  As of August 4, 1997, the registrant entered into an Agreement and Plan of Contribution with Flower Trading Corporation, Flowtrad Corporation N.V., FT Acquisition Corp., Gustavo Moreno, Seacross Trading, Inc. and Alvaro McAllister, pursuant to which the registrant issued 160,000 shares of its Common Stock as partial consideration for the merger of a wholly-owned subsidiary of the registrant with and into "Flower Trading" (as defined in the Prospectus). Pursuant to the Agreement and Plan of Contribution, the Company has granted options to purchase that number of shares of Common Stock equal to 6.25% of the Consideration (as defined in the Agreement and Plan of Contribution) to certain employees of Flower Trading following consummation of the merger. The transaction was intended to be exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof.

  On August 6, 1997, the registrant granted Jonathan Ledecky an option to purchase 110,000 shares of Common Stock at an exercise price equal to the initial public offering price. The transaction was intended to be exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof.

  On October 9, 1997 the registrant sold 110,000 shares of its common stock to Jonathan Ledecky for aggregate cash consideration of $1,430,000, upon exercise of the above-described option. The transaction was intended to be exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) The following exhibits are filed as part of this registration statement. Where so indicated by footnote, exhibits which were previously filed are incorporated by reference. For exhibits incorporated by reference, the location of the exhibit in the previous filing is indicated parenthetically.

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
  2.01   Amended and Restated Agreement and Plan of Contribution by and among
         U.S.A. Floral Products, Inc., RHI Acquisition Corp., The Roy Houff
         Company and Roy O. Houff, dated as of August 5, 1997. (Exhibit
         10.01)/1/
  2.02   Amended and Restated Agreement and Plan of Contribution by and among
         U.S.A. Floral Products, Inc., Floral Acquisition Corp., CFX, Inc. and
         Dwight Haight, James A. Hill and Michael Grover, dated as of August 5,
         1997. (Exhibit 10.02)/1/
  2.03   Amended and Restated Agreement and Plan of Contribution by and among
         U.S.A. Floral Products, Inc., BSF Acquisition Corp. and Bay State
         Florist Supply, dated as of August 6, 1997. (Exhibit 10.03)/1/
  2.04   Amended and Restated Agreement and Plan of Contribution by and among
         U.S.A. Floral Products, Inc., USA Floral Acquisition Co., Monterey Bay
         Bouquet, Inc. and Bay Area Bouquets, Inc., and Jeffrey Brothers,
         Philip Buran and Douglas Anderson, dated as August 5, 1997. (Exhibit
         10.04)/1/
  2.05   Amended and Restated Agreement and Plan of Contribution by and among
         U.S.A. Floral Products, Inc., AGFS Acquisition Corp., Alpine Gem
         Flower Shippers, Inc., John Q. Graham, Jr. and Diane Lizotte-Graham,
         dated as of August 5, 1997. (Exhibit 10.05)/1/
  2.06   Agreement and Plan of Contribution by and among U.S.A. Floral
         Products, Inc., United Wholesale Florists, Inc., United Wholesale
         Florists of America, Inc., UWF Acquisition Corp., UWFA Acquisition
         Corp. and G. Warren Stephenson and Raymond R. Ashmore, dated as of
         August 4, 1997. (Exhibit 10.06)/1/
  2.07   Amended and Restated Agreement and Plan of Contribution by and among
         U.S.A. Floral Products, Inc., American Florist Supply, Inc., AFS
         Acquisition Corp. and John T. Dickinson, dated as of August 5, 1997.
         (Exhibit 10.07)/1/
  2.08   Agreement and Plan of Contribution by and among U.S.A. Floral
         Products, Inc., FT Acquisition Corporation, Flower Trading
         Corporation, Flowtrad Corporation N.V. and the stockholders of
         Flowtrad Corporation N.V., dated as of August 4, 1997. (Exhibit
         10.08)/1/
  2.09   Purchase Agreement by and among U.S.A. Floral Products, Inc., CFL
         Acquisition Corp., ABCL Acquisition Corp., Continental Farms Limited,
         Atlantic Bouquet Company Limited, Continental Farms Management, Inc.
         and the Limited Partners named therein made effective as of January
         20, 1998./2/
  2.10   Agreement and Plan of Reorganization by and among U.S.A. Floral
         Products, Inc., XLG Acquisition Corp., XL Group, Inc. and Peter F.
         Ullrich dated as of January 20, 1998./2/

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
  2.11    Agreement and Plan of Reorganization by and among U.S.A. Floral
          Products, Inc., EFI Acquisition Corp., EFM Acquisition Corp.,
          Everflora, Inc., Everflora Miami, Inc. and the Stockholder named therein dated January 16, 1998.**
  2.12    Agreement and Plan of Reorganization by and among U.S.A. Floral
          Products, Inc., LF Acquisition Corp., H&H Flowers, Inc. and the
          Stockholders named therein made effective as of January 16, 1998.**
  2.13    Agreement and Plan of Reorganization by and among U.S.A. Floral
          Products, Inc., UF Acquisition Corp., Ultraflora Corporation and the
          Stockholders named therein made effective as of January 16, 1998.**
  2.14    Agreement and Plan of Reorganization by and among U.S.A. Floral
          Products, Inc., KDI Acquisition Corp., Koehler & Dramm, Inc. and the
          Stockholders named therein made effective as of January 16, 1998.**
  2.15    Stock Purchase Agreement by and among U.S.A. Floral Products, Inc.,
          Maxima Farms, Inc., Maxima Farms, Ltd. and the principal beneficial owner of Maxima Farms, Ltd. made effective as of April 3, 1998.*
  2.16    Share Purchase Agreement by and among U.S.A. Floral Products, Inc.,
          David L. Jones Wholesale, Ltd. and the Shareholder named therein made effective as of April 3, 1998.*
  2.17    Agreement and Plan of Reorganization by and among U.S.A. Floral
          Products, Inc., EFTA Acquisition Corp., Elite Farms, Talent, Inc.,
          Anvacu, Inc., the Stockholders named therein and the beneficial owners named therein made effective as of April 3, 1998.*
  2.18    Agreement and Plan of Reorganization by and among U.S.A. Floral
          Products, Inc., Selecta Farms, Inc., Saint Ann Trading Corporation,
          Juecla Investment Corporation and persons named therein made effective as of April 3, 1998.*
  2.19    Agreement and Plan of Reorganization by and among U.S.A. Floral
          Products, Inc., SAB Acquisition Corp., Master Flowers Inc. and the
          Stockholders named therein made effective April 3, 1998.*
  2.20    Agreement and Plan of Reorganization by and among U.S.A. Floral
          Products, Inc., FFI Acquisition Corp., Edfrancar, Inc. and the
          Stockholders named therein made effective as of April 3, 1998.*
  2.21    Agreement and Plan of Reorganization by and among U.S.A. Floral
          Products, Inc., ASG Acquisition Corp., AFB Marketing, Inc. and the
          Stockholders named therein made effective as of April 3, 1998.*
  2.22    Agreement and Plan of Reorganization by and among U.S.A. Floral
          Products, Inc., PFW Acquisition Corp., RCF Acquisition Corp., Pacific
          Floral Wholesale, Inc., Rose City Floral, Inc. and the Stockholder
          named therein made effective as of April 3, 1998.*
  3.01    Certificate of Incorporation of U.S.A. Floral Products, Inc., as
          amended. (Exhibit 3.01)/1/
  3.02    Amended and Restated Bylaws of U.S.A. Floral Products, Inc. (Exhibit
          3.02)/1/
  4.01    Credit Agreement among U.S.A. Floral Products, Inc., various Lending
          Institutions and Bankers Trust Company, as Agent, dated as of October
          16, 1997. (Exhibit 10.23)**
  4.01(a) Consent to Credit Agreement among U.S.A. Floral Products, Inc., various Lending Institutions and Bankers Trust Company, as Agent,
          dated as of January 26, 1998.**
  5.01    Opinion of Morgan, Lewis & Bockius LLP as to the legality of the securities being registered.**
 10.01    U.S.A. Floral Products, Inc. 1997 Long-Term Incentive Plan. (Exhibit
          10.10)/1/
 10.02    U.S.A. Floral Products, Inc. 1997 Non-Employee Directors' Stock Plan.
          (Exhibit 10.11)/1/
 10.03    U.S.A. Floral Products, Inc. 1997 Employee Stock Purchase Plan.
          (Exhibit 10.12)/1/

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
 10.04(a) Employment Agreement between U.S.A. Floral Products, Inc. and Robert
          Poirier, dated as of April 22, 1997. (Exhibit 10.09(a))/1/
 10.04(b) Amendment No. 1 to Employment Agreement between U.S.A. Floral
          Products, Inc. and Robert Poirier, dated August 6, 1997. (Exhibit
          10.09(b))/1/
 10.05    Employment Agreement between U.S.A. Floral Products, Inc. and Raymond
          C. Anderson, dated October 9, 1997. (Exhibit 10.13)/1/
 10.06    Employment Agreement between The Roy Houff Company and Roy O. Houff, dated October 16, 1997. (Exhibit 10.14)/1/
 10.07    Employment Agreement between CFX, Inc. and Dwight Haight, dated
          October 16, 1997. (Exhibit 10.15)/1/
 10.08    Employment Agreement between Bay State Florist Supply, Inc. and
          William W. Rudolph, dated October 16, 1997. (Exhibit 10.16)/1/
 10.09    Employment Agreement between Monterey Bay Bouquet, Inc. and Jeffrey
          Brothers, dated October 16, 1997. (Exhibit 10.17)/1/
 10.10    Employment Agreement between Alpine Gem Flower Shippers, Inc. and
          John Q. Graham, Jr., dated October 16, 1997. (Exhibit 10.18)/1/
 10.11    Employment Agreement between United Wholesale Florists, Inc. and
          Raymond R. Ashmore, dated October 16, 1997. (Exhibit 10.19)/1/
 10.12    Employment Agreement between American Florist Supply, Inc. and John
          T. Dickinson, dated October 16, 1997. (Exhibit 10.20)/1/
 10.13    Employment Agreement between Flower Trading Corporation and Gustavo
          Moreno, dated October 16, 1997. (Exhibit 10.21)/1/
 10.14    Registration Rights Agreement, dated as of July 25, 1997, among
          U.S.A. Floral Products, Inc. and certain stockholders named therein.
          (Exhibit 10.22)/1/
 23.01    Consent of Price Waterhouse LLP.*
 23.02    Consent of Madsen, Sapp, Mena, Rodriguez & Co., P.A.*
 23.03    Consent of Arthur Andersen LLP.*
 23.04    Consent of Morgan, Lewis & Bockius LLP (included in opinion filed as
          Exhibit 5.01).**
 24.01    Power of Attorney.**
 27.01    Financial Data Schedule.*

--------
(1) Incorporated by reference. Previously filed as an exhibit to the Registrant's Registration Statement on Form S-1 (Registration No. 333-33131) filed with the Commission on October 9, 1997.

(2) Incorporated by reference. Previously filed as an exhibit to the Registrant's Current Report on Form 8-K filed with the Commission on February 9, 1998.

*  Filed herewith.

** Previously filed.

  (b) Financial statement schedules have been omitted because they are inapplicable, are not required under applicable provisions of Regulation S-X, or the information that would otherwise be included in such schedules is contained in the registrant's financial statements or accompanying notes.

ITEM 17. UNDERTAKINGS.

  The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on May 8, 1998.

                                          U.S.A Floral Products, Inc.

                                          By: /s/ Robert J. Poirier
                                             ---------------------------------
                                             Robert J. Poirier
                                             Chairman of the Board, President
                                             and Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated:

              SIGNATURE                        CAPACITY                 DATE
              ---------                        --------                 ----
       /s/ Robert J. Poirier         Chairman of the Board,          May 8, 1998
------------------------------------  President
         Robert J. Poirier            and Chief Executive Officer
                                      and a Director (Principal
                                      Executive Officer)
                 *                   Chief Financial Officer         May 8, 1998
------------------------------------  (Principal
        Raymond C. Anderson           Financial and Accounting
                                      Officer)
                 *                   Director                        May 8, 1998
------------------------------------
        Jonathan J. Ledecky
                 *                   Director                        May 8, 1998
------------------------------------
          Vincent W. Eades
                 *                   Director                        May 8, 1998
------------------------------------
         Edward J. Mathias
                 *                   Director                        May 8, 1998
------------------------------------
           John A. Quelch
                 *                   Director                        May 8, 1998
------------------------------------
         Raymond R. Ashmore
                 *                   Director                        May 8, 1998
------------------------------------
          Jeffrey Brothers
                 *                   Director                        May 8, 1998
------------------------------------
         John T. Dickinson
                 *                   Director                        May 8, 1998
------------------------------------
        John Q. Graham, Jr.
                 *                   Director                        May 8, 1998
------------------------------------
           Dwight Haight

              SIGNATURE                        CAPACITY                 DATE
              ---------                        --------                 ----
                 *                   Director                        May 8, 1998
____________________________________
            Roy O. Houff
                 *                   Director                        May 8, 1998
____________________________________
           Gustavo Moreno
                 *                   Director                        May 8, 1998
____________________________________
         William W. Rudolph
                 *                   Director                        May 8, 1998
____________________________________
            John Vaughan

By: /s/ Robert J. Poirier
  ____________________________
  Robert J. Poirier,
  Attorney-In-Fact, pursuant
  to powers of attorney
  previously filed as part
  of this registration
  statement